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ANNEX A Table of Contents

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
HYPERSPACE COMMUNICATIONS, INC.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock and Warrants to Purchase Common Stock
	(2)	Aggregate number of securities to which transaction applies: 3,670,716 Shares of Common Stock and 5,548,750 Warrants to Purchase Common Stock
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined: $3.98
	(4)	Proposed maximum aggregate value of transaction: $25,300,000
	(5)	Total fee paid: $2,977.81
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Dear HyperSpace Shareholders:	, 2005

        Enclosed are proxy materials with important facts about the proposed acquisition of GTG PC Holdings, LLC, the parent company of MPC Computers, LLC, by HyperSpace Communications, Inc., and why we believe the merger is the right decision for HyperSpace. Since completion of the acquisition requires the approval of HyperSpace shareholders of three proposals, which together are referred to as the "Merger Proposals," YOUR VOTE IS IMPORTANT. We urge you to read the enclosed materials carefully and to promptly vote via the Internet, telephone or mail by following the instructions shown on the enclosed proxy card.

        The acquisition is a substantial step forward in our growth and will create a significant full service manufacturer of hardware and IT software solutions company. MPC had approximately $428 million in revenue in 2004. MPC makes available to HyperSpace an installed customer-base and sales channel that we believe is synergistic with HyperSpace's existing target markets. HyperSpace makes available to MPC software for network acceleration and security that is complementary to MPC's existing hardware offerings and its movement towards becoming an IT solutions provider. We are excited about the prospects of combining these two companies and making further strategic investments to achieve growth for our shareholders.

        We believe that this combination offers significant achievable benefits and the HyperSpace board of directors has concluded that this combination is in the best interests of our shareholders. The board recommends that you vote FOR the Merger Proposals. The Merger Proposals are:

  •
  to approve and adopt the merger agreement, as amended, and the issuance of HyperSpace common stock and warrants in the merger;

  •
  to approve an amendment to our Articles of Incorporation to increase the number of shares of common stock we are authorized to issue; and

  •
  to approve an amendment to our 2004 Equity Incentive Plan to increase the number of shares of common stock that can be issued under that plan.

        You are also being asked to vote on the re-election of two directors to our current board of directors, although such directors are expected to resign if the merger is consummated and will be replaced with certain designees of GTG PC Holdings.

        We urge you to vote FOR the merger by promptly submitting your proxy—via the Internet or telephone. If you prefer, you can also submit your proxy via mail by signing, dating and returning the enclosed proxy card. Returning the proxy does not deprive you of your rights to attend the annual meeting and vote your shares in person. Thank you for your consideration in this matter and your continued support.

Sincerely,

John P. Yeros
Chairman

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy of accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

        This proxy statement is dated                        , 2005 and is first being mailed to HyperSpace shareholders on or about                        , 2005.

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
To Be Held on                        ,                         , 2005

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of HyperSpace Communications, Inc., will be held at Glenmoor Country Club, 110 Glenmoor Drive, Cherry Hills Village, Colorado, 80113-7124, at 9:00 a.m. local time, on                        ,             , 2005. Only shareholders who owned stock at the close of business on the record date,                        , 2005, can vote at the Annual Meeting or any adjournments of the Annual Meeting that may take place. At the Annual Meeting you will vote on three proposals, which together are referred to as the "Merger Proposals," since they all must be approved or the merger cannot be closed. Additionally, you will be asked to vote on a fourth proposal to elect directors. The four proposals are:

          1.     A proposal to approve and adopt the merger agreement, as amended, and the issuance of HyperSpace common stock and warrants in the merger;

          2.     A proposal to amend our Articles of Incorporation to increase the number of shares of common stock we can issue from 15,000,000 shares to 50,000,000 shares;

          3.     A proposal to amend our 2004 Equity Incentive Plan to increase the number of shares of common stock that can be issued under the plan from 700,000 to 5,000,000; and

          4.     A proposal to elect two directors, each to serve for terms more fully described in this proxy statement until his or her successor is elected and qualified.

        Pursuant to the terms of the merger agreement, as amended, if the merger is consummated, four of our directors will resign and will be replaced with 3 designees of GTG PC Holdings.

        If the merger is consummated, we will issue approximately 3.7 million shares to the current owners of GTG PC Holdings. In addition, we will issue to the current owners of GTG PC Holdings an aggregate of approximately 4.27 million warrants to acquire our common stock with an exercise price of $3.00 per share and warrants to acquire an aggregate of approximately 1.28 million shares of our common stock with an exercise price of $5.50 per share. These warrants will have a ten year life.

        After the merger, as part of an overall incentive and retention plan for MPC management and to settle certain liabilities of MPC with respect to its Equity Participation and Retention Plan and employment agreements with MPC's chief executive officer and executive vice president, we will issue an aggregate of approximately 629,000 restricted shares of our common stock to MPC's management and ten year options to acquire an aggregate of approximately 951,000 shares of our common stock, of which options to acquire approximately 732,000 shares of our common stock will have an exercise price of $3.00 per share and options to acquire approximately 220,000 shares of our common stock will have an exercise price of $5.50 per share. Of the stock and options issued in satisfaction of the Equity Participation and Retention Plan, one third will be immediately vested and the remaining amounts will vest in two equal six-month periods commencing after the consummation of the merger. Any members of MPC management who leave the combined entity before the stock and options issued in satisfaction of the Equity Participation and Retention Plan become vested will forfeit such unvested stock and options and such unvested stock and options will revert back to us. The stock and options issued to MPC's chief executive officer and executive vice president pursuant to their employment agreements will not be subject to vesting requirements.

        Our board of directors has determined that the merger is fair to and in the best interests of our shareholders. Accordingly, the board of directors has approved the merger agreement, as amended, the issuance of the shares and warrants, the amendment to the articles of incorporation to increase the number of authorized shares, and the amendment to our 2004 Equity Incentive Plan to increase the number of shares of common stock that can be issued under that plan. Our board of directors has also recommended the election of the two individuals nominated by it as directors.

        The merger cannot occur unless shareholders holding a majority of HyperSpace's outstanding shares of common stock as of the record date vote to approve it. Under Colorado law, our shareholders who do not approve the merger are not entitled to dissenters' or appraisal rights with respect to the merger.

        YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the shareholder meeting in person, we urge you to vote FOR the merger by promptly submitting your proxy—via the Internet or telephone. If you prefer, you can also submit your proxy via mail by signing, dating and returning the enclosed proxy card. A postage-prepaid envelope is enclosed for that purpose. Your proxy is revocable and will not affect your right to vote in person if you decide to attend the meeting. Simply attending the meeting, however, will not revoke your proxy. Returning your proxy card without indicating how you want to vote will have the same effect as a vote FOR each of the four proposals. Failure to return a properly executed proxy card or vote in person at the meeting will have the same effect as a vote AGAINST the proposal to approve the merger and the issuance of HyperSpace shares in the merger. This proxy statement provides you with detailed information about the Merger Proposals and the election of directors. We encourage you to read this entire document carefully.

        All shareholders are cordially invited to attend the Annual Meeting in person.

By order of the Board of Directors,

Mark A. Pougnet Chief Financial Officer and Secretary
, 2005

        Please note that attendance at our Annual Meeting will be limited to shareholders who owned stock at the close of business on the record date of                        , 2005, or their authorized representatives, and guests.

YOUR VOTE IS IMPORTANT.
TO VOTE YOUR SHARES, PLEASE FOLLOW THE INSTRUCTIONS FOR INTERNET OR TELEPHONE VOTING FOUND ON THE ENCLOSED PROXY CARD. IF YOU PREFER, YOU CAN VOTE VIA MAIL. TO DO THAT COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
RISK FACTORS
ANNUAL MEETING
General
Purpose of the Meeting
Recommendation of the Board of Directors
Record Date and Shares Entitled to Vote
Quorum
Votes Required
Revocability of Proxies
Solicitation of Proxies
Voting of Proxies
THE MERGER
The Participants
Background of the Merger
Reasons for the Merger
Opinion of Neidiger
Summary of Analysis Procedure
Structure of the Merger and Conversion of GTG PC Holdings Interests
Interests of Certain Persons in the Merger
Completion and Effectiveness of the Merger
Business Relationship Between HyperSpace and MPC
Accounting Treatment of the Merger
Board of Directors and Management Following the Merger
Regulatory Filings and Approvals Required to Complete the Merger
Registration Rights and Restrictions on Sales of Shares Issued in the Merger
Dissenters' Rights
Preemptive Rights
Voting Agreement
THE MERGER AGREEMENT
General
Issuance of Shares, Warrants and Options in the Merger
Representations and Warranties
Conduct of Business Before Completion of the Merger
HyperSpace and GTG PC Holdings are Prohibited from Soliciting Other Offers
Consideration of Other Acquisition Proposals
American Stock Exchange Listing
Registration Rights Agreement
Termination of Management Agreement
Conditions to Completion of the Merger
Termination of the Merger Agreement
Effect of Termination
Payment of Termination Fee by HyperSpace
Payment of Termination Fee by GTG PC Holdings
Extension, Waiver and Amendment of the Merger Agreement
INFORMATION ABOUT HYPERSPACE

INFORMATION ABOUT MPC COMPUTERS
SELECTED FINANCIAL DATA OF GTG PC HOLDINGS, LLC
MPC COMPUTERS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
MATTERS BEING SUBMITTED TO THE VOTE OF OUR SHAREHOLDERS
Proposal 1: Approval of Merger Agreement, as Amended, the Merger and Issuance of Shares of Common Stock and Warrants Pursuant to the Merger Agreement
Proposal 2: Approval of an Amendment to our Articles of Incorporation to Increase the Number of Authorized Shares of Capital Stock
Proposal 3: Amendment to our 2004 Equity Incentive Plan
Proposal 4: Election of Directors
ELECTION OF DIRECTORS
Nominees for Election of Class I Directors Whose Terms Expire in 2008 Pursuant to Proposal 4
Directors Continuing In Office
Expected GTG PC Holdings Designees to our Board of Directors
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
MANAGEMENT—HYPERSPACE
MANAGEMENT—MPC COMPUTERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF OUR AUDIT COMMITTEE
INDEPENDENT PUBLIC ACCOUNTANTS
Independent Auditor Fees
Audit and Corporate Governance Committee Pre-Approval Policy
UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION
PRICE RANGE OF COMMON STOCK AND DIVIDENDS
SHAREHOLDER PROPOSALS
OTHER BUSINESS
ANNUAL REPORT AND FINANCIAL STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO GTG PC HOLDINGS, LLC AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS
Annex A Agreement and Plan of Merger
Annex B Opinion of Neidiger Tucker Bruner, Inc.
Annex C Registration Rights Agreement
Annex D Irrevocable Proxy and Voting Agreement
Annex E Audit and Corporate Governance Committee Charter

QUESTIONS AND ANSWERS ABOUT THE MERGER

        When we use the term "merger" throughout this document, it means the transactions contemplated by the agreement and plan of merger and the other documents referred to in the agreement and plan of merger. We sometimes use the term "HyperSpace," "the Company," "we" or "us," to refer to HyperSpace Communications, Inc. We sometimes refer to the post-merger company of HyperSpace with GTG PC Holdings, LLC and its subsidiaries, including MPC Computers, LLC, as the "combined company." GTG PC Holdings, LLC is generally referred to as "GTG PC Holdings" and MPC Computers is generally referred to as "MPC Computers" or "MPC".

Q:
What is the proposed transaction?

A:
HyperSpace, through a newly formed wholly-owned subsidiary, and GTG PC Holdings, LLC, an entity controlled by an affiliate of Gores Technology Group, LLC and the parent of MPC Computers, LLC, have agreed to merge under the terms of a merger agreement that is described in this proxy statement. Immediately following the merger, HyperSpace's current shareholders will hold approximately 50.4% of the outstanding stock of the combined company.

  This proxy statement contains important information about the merger and the annual meeting of HyperSpace shareholders. You should read it carefully. The enclosed voting materials allow you to vote your shares of HyperSpace common stock without attending the shareholders' meeting.

  YOUR VOTE IS IMPORTANT. We encourage you to return your completed proxy as soon as possible.

Q:
Why is HyperSpace proposing to merge with GTG PC Holdings?

A:
In the prospectus for our initial public offering in October 2004 we said that we intended to seek strategic acquisitions of other businesses which we believed would help us by adding technological value and expanding geographical reach and additional sales or research and development capabilities. Accordingly, in November 2004 we retained Bathgate Capital Partners LLC to assist us in that search.

  We initially considered several small businesses that we considered to be complementary to ours, but of those that were willing to be acquired, none appealed to us due to excessive valuations relative to revenues and profitability levels or limitations in perceived benefits of the acquisitions. In February 2005 we began discussing a possible combination with GTG PC Holdings, the parent company of MPC, which we believed would add seasoned sales and marketing channels to our business and provide us with access to larger markets. In March 2005 we reached an agreement in principal with GTG PC Holdings to merge the two entities and on March 20, 2005, we entered into the merger agreement with GTG PC Holdings, which was subsequently amended effective May 13, 2005.

  We believe that a combination of HyperSpace and MPC will provide substantial strategic and financial benefits to HyperSpace shareholders. We also believe that the combined company will benefit from a stronger balance sheet, have greater access to capital, and provide us the opportunity of selling our products to MPC's customers.

Q:
What will happen in the merger?

A:
The businesses of HyperSpace and MPC will be merged. At the closing, Spud Acquisition Corp., a newly formed, wholly-owned subsidiary of HyperSpace, will merge with GTG PC Holdings, with GTG PC Holdings surviving the merger as a wholly-owned subsidiary of HyperSpace.

  If the merger is consummated, we will issue approximately 3.7 million shares to the current owners of GTG PC Holdings. In addition, we will issue to the current owners of GTG PC Holdings an aggregate of approximately 4.27 million warrants to acquire our common stock with an exercise

i

  price of $3.00 per share and warrants to acquire an aggregate of approximately 1.28 million shares of our common stock with an exercise price of $5.50 per share. These warrants will have a ten year life.

  After the merger, as part of an overall incentive and retention plan for MPC management and to settle certain liabilities of MPC with respect to its Equity Participation and Retention Plan and employment agreements with MPC's chief executive officer and executive vice president, we will issue an aggregate of approximately 629,000 restricted shares of our common stock to MPC's management and ten year options to acquire an aggregate of approximately 952,000 shares of our common stock, of which options to acquire approximately 732,000 shares of our common stock will have an exercise price of $3.00 per share and options to acquire approximately 220,000 shares of our common stock will have an exercise price of $5.50 per share. Of the stock and options issued in satisfaction of the Equity Participation and Retention Plan, one third will be immediately vested and the remaining amounts will vest in two equal six-month periods commencing after the consummation of the merger. Any members of MPC management who leave the combined entity before the stock and options issued in satisfaction of the Equity Participation and Retention Plan become vested will forfeit such unvested stock and options and such unvested stock and options will revert back to us. The stock and options issued to MPC's chief executive officer and executive vice president pursuant to their employment agreements will not be subject to vesting requirements.

Q:
What will our shareholders receive if the merger occurs?

A:
After the merger, our shareholders will continue to hold the shares of HyperSpace common stock that they own immediately before the merger. However, those shares will represent a smaller proportion of our total outstanding shares. As a result of the merger, the current HyperSpace shareholders will own approximately 50.4% of the outstanding common stock of the combined company following the merger, and approximately 55% computed on a fully-diluted basis, assuming a per share stock price greater than the exercise or conversion price of all outstanding options, warrants and convertible promissory notes and the exercise and conversion of all such securities.

Q:
What vote of HyperSpace shareholders is required to approve the merger agreement?

A:
The merger agreement must be approved by the affirmative vote of a majority of the outstanding shares of HyperSpace common stock as of the record date. Certain executive officers, directors and shareholders of HyperSpace, representing approximately 26.4% of the shares of HyperSpace common stock outstanding as of the date of the merger agreement, have agreed to vote their shares in favor of the merger agreement and the transactions contemplated thereby.

Q:
How does the board of directors recommend that I vote?

A:
Our board of directors recommends that shareholders vote "FOR" each of the proposals included in this proxy statement by following the instructions on the enclosed proxy card to file your vote via the Internet or Telephone. If you prefer, you can also follow the instructions on the card to vote via mail.

Q:
When do you expect the merger to be completed?

A:
If HyperSpace shareholders vote to approve the merger, we expect to complete the transaction promptly following the annual meeting of shareholders, although we cannot be sure of a specific date at this time.

Q:
Will I owe any federal income tax as a result of the merger?

A:
Because you will continue to hold your shares of HyperSpace common stock and will not be asked to exchange it for anything, we expect that the merger will not be a taxable event for you for federal income tax purposes.

Q:
What do I need to do now?

A:
Carefully read and consider the information contained in this proxy statement, including the Annexes. There are several ways your shares can be represented at the annual meeting of shareholders. You can attend the annual meeting in person, you can vote over the Internet or over the telephone or, if you prefer, you can indicate on the enclosed proxy card how you want to vote and return it in the accompanying pre-addressed postage paid envelope. It is important that you vote as soon as possible. You may choose to vote in person even if you have previously voted via Internet or telephone or sent in your proxy card.

Q:
How do I cast my vote?

A:
If you are a holder of record, you may vote in person at the annual meeting of shareholders or by granting a proxy for the annual meeting. You can grant your proxy by following the instructions for Internet or telephone voting found on the enclosed proxy card. You can also vote by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope.

Q:
If my broker holds my shares in "street name," will my broker vote my shares?

A:
If you hold shares in a stock brokerage account or if your shares are held by a bank or nominee (in "street name"), you must provide the record holder of your shares with instructions on how to vote your shares. You should follow the directions provided by your broker or nominee regarding how to instruct your broker to vote your shares.

Q:
Can I change my vote or voting instructions after I have delivered my proxy or voting instructions?

A:
Yes. You can change your vote or voting instructions at any time before a vote is taken at the annual meeting of shareholders. You can do this one of three ways:

•
first, you can send a written notice of revocation;

•
second, you can grant a new, valid proxy or voting instructions; or

•
third, if you are a holder of record, you can attend the annual meeting of shareholders and vote in person; however, your attendance alone will not revoke your proxy or voting instructions.

  If you choose either of the first two methods, you must submit your notice of revocation or your new proxy or voting instructions to the corporate secretary of HyperSpace before the annual meeting. However, if your shares are held in a street name at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.

Q:
What if I do not indicate how to vote on my proxy card or in my voting instructions?

A:
If you sign, date and mail your proxy card or voting instructions without indicating how you want to vote, your proxy will be counted as a vote "FOR" the proposals.

Q:
What if I do not vote or give instructions?

A:
If you do not vote over the Internet or telephone or return your proxy card, or if you do not instruct your broker how to vote any shares held for you in street name, the effect will the same as a vote against the proposal to approve and adopt the merger agreement, as amended. Abstentions and broker non-votes have no effect on the vote for the proposal to approve any adjournment of the annual meeting. A broker non-vote occurs when a broker submits a proxy card with respect to the shares held in street name but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner of the shares.

Q:
Are our shareholders entitled to dissenters' rights in the merger?

A:
No. Under Colorado law you are not entitled to dissenters' rights because our common stock is listed on the American Stock Exchange.

Q:
Who can help answer my questions?

A:
If you have additional questions about the matters described in this proxy statement or how to submit your proxy, or if you need additional copies of this proxy statement, you should contact:

  HyperSpace Communications, Inc.
  8480 E. Orchard Road
  Suite 6600
  Greenwood Village, CO 80111
  Attn: Investor Relations
  (303) 566-6500

SUMMARY

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. We encourage you to read carefully the remainder of this proxy statement, including the attached Annexes, and the other documents to which we have referred you, because this section does not provide all the information that might be important to you with respect to the merger and the other matters being considered at the annual meeting of shareholders. See also "Where You Can Find More Information" on page     of this proxy statement. We have included references to other portions of this proxy statement to direct you to a more complete description of the topics presented in this summary.

The Participants (see page     )

HyperSpace Communications, Inc.
8480 E. Orchard Road
Suite 6600
Greenwood Village, CO 80111
(303) 566-6500

        HyperSpace, a Colorado corporation, is a developer, producer and worldwide marketer of network acceleration and data compression software that increases the performance and efficiency of computer networks. HyperSpace has been publicly traded on the American Stock Exchange since October 2004. You can also find information about HyperSpace and our business in our Annual Report on Form 10-KSB, a copy of which is enclosed in the package you received with this proxy statement, as well as at the United States Securities and Exchange Commission's website at http://www.sec.gov.

Spud Acquisition Corp.

        Spud Acquisition Corp., a newly formed Delaware corporation and a wholly-owned subsidiary of HyperSpace, was organized solely for the purpose of entering into the merger agreement with GTG PC Holdings and completing the merger. It has not conducted any business operations. If the merger is completed, Spud Acquisition Corp. will cease to exist following its merger with and into GTG PC Holdings.

GTG PC Holdings, LLC
6260 Lookout Road
Boulder, CO 80301
(303) 531-3100

        GTG PC Holdings, a Delaware limited liability company, is the parent holding company of MPC Computers, LLC. GTG PC Holdings is controlled by an affiliate of Gores Technology Group, LLC, a private investment firm focused on investments in the technology and telecommunications sectors.

MPC Computers, LLC
906 East Karcher Road
Nampa, ID 83687
(208) 893-3434

        MPC Computers, a Delaware limited liability company, together with its wholly-owned subsidiaries, is a provider of computing solutions to customers in the federal government, state and local government and education and mid-market enterprise markets. It manufactures desktop and notebook personal computers and servers and storage solutions, and provides PC-related support and information technology consultative services.

The Merger

Structure of the Transaction (see page    )

        HyperSpace proposes to merge Spud Acquisition Corp., its wholly-owned subsidiary, with and into GTG PC Holdings, the parent of MPC. GTG PC Holdings will survive the merger as a wholly-owned subsidiary of HyperSpace. We have attached the merger agreement and the May 2005 amendment thereto as Annex A to this proxy statement. We encourage you to read the merger agreement, as amended, in its entirety as it is the legal document that governs the merger.

        If the merger is consummated, we will issue approximately 3.7 million shares to the current owners of GTG PC Holdings. In addition, we will issue to the current owners of GTG PC Holdings an aggregate of approximately 4.27 million warrants to acquire our common stock with an exercise price of $3.00 per share and warrants to acquire an aggregate of approximately 1.28 million shares of our common stock with an exercise price of $5.50 per share. These warrants will have a ten year life.

        After the merger, as part of an overall incentive and retention plan for MPC management and to settle certain liabilities of MPC with respect to its Equity Participation and Retention Plan and employment agreements with MPC's chief executive officer and executive vice president, we will issue an aggregate of approximately 629,000 restricted shares of our common stock to MPC's management and ten year options to acquire an aggregate of approximately 952,000 shares of our common stock, of which options to acquire approximately 732,000 shares of our common stock will have an exercise price of $3.00 per share and options to acquire approximately 220,000 shares of our common stock will have an exercise price of $5.50 per share. Of the stock and options issued in satisfaction of the Equity Participation and Retention Plan, one third will be immediately vested and the remaining amounts will vest in two equal six-month periods commencing after the consummation of the merger. Any members of MPC management who leave the combined entity before the stock and options issued in satisfaction of the Equity Participation and Retention Plan become vested will forfeit such unvested stock and options and such unvested stock and options will revert back to us. The stock and options issued to MPC's chief executive officer and executive vice president pursuant to their employment agreements will not be subject to vesting requirements.

        The merger is subject to, among other things, the approval and adoption of the merger agreement, as amended, and the merger by our shareholders and other customary closing conditions. We expect the merger to be completed in the third quarter of 2005.

Consequences of the Merger to HyperSpace Shareholders (see page     )

        As a result of the merger, our current shareholders will incur substantial dilution in their aggregate ownership percentage of the combined company as compared to their ownership percentage of HyperSpace. The shareholders of HyperSpace as they exist immediately before the effective time of the merger will own approximately 51% of the total shares of the combined company's common stock outstanding immediately after the effective time of the merger. However, the combined company will be substantially larger than HyperSpace is today. Our current shareholders will not receive any additional shares or other consideration in connection with the merger.

Conditions to Completion of the Merger (see page     )

        Completion of the merger depends upon the satisfaction or waiver, where permitted by the merger agreement, of a number of customary closing conditions, including but not limited to the following:

  •
  Approval and adoption of the merger agreement, as amended, and the merger by the members of GTG-Micron, the parent holding company of GTG PC Holdings;

  •
  Approval of the transactions contemplated by the merger agreement, as amended, by our shareholders;

  •
  Absence of any law, regulation or court order prohibiting the merger;

  •
  Authorization by the American Stock Exchange for listing of the shares of common stock to be issued in the merger;

  •
  Approval of any third parties whose consent or approval is required;

  •
  Entry into a Registration Rights Agreement between the Company, certain affiliates of Gores Technology Group and certain officers and directors of HyperSpace;

  •
  Minimum levels of cash and net working capital for HyperSpace as of the effective time of the merger.

Each of HyperSpace and GTG PC Holdings can terminate the merger agreement, as amended, if the merger has not closed by November 30, 2005.

Dissenters' Rights (see page     )

        Our shareholders are not entitled to dissenters' or appraisal rights in connection with the merger.

Our Reasons for the Merger and Recommendations to Shareholders (see page     )

        Our board of directors considered numerous factors in reaching its decision to approve the merger agreement. For a complete list of the factors considered by our board of directors in reaching its decision, see "The Merger—Our Reasons for the Merger" beginning on page    of this proxy statement.

        Our board of directors believes that the merger and the transactions contemplated by the merger agreement are advisable, fair to and in the best interest of HyperSpace and our shareholders and recommends that shareholders vote FOR the each of the proposals set forth herein.

Board of Directors and Management Following the Merger (see page    )

        Our current board of directors is made up of 8 members, Rina Delmonico, Mark Endry, James Gumina, Lawrence Firestone, John P. Yeros, David E. Girard, Kent Swanson and Eric D. Murphy. We have agreed that, following the merger, our board of directors will have seven members. We expect that John P. Yeros, David E. Girard, Kent Swanson and Eric D. Murphy will continue to serve as HyperSpace directors. Rina Singer Delmonico, James M. Gumina, Mark J. Endry and Lawrence D. Firestone are expected to resign from our board of directors if the merger is consummated. We expect that Jordan W. Katz, David A. Young and Angela Blatteis will be designated by GTG PC Holdings as nominees to our board of directors. Our current nominating committee will appoint the individuals designated by GTG PC Holdings to fill the vacancies.

        Upon consummation of the merger, John P. Yeros, Mark A. Pougnet and Michael S. Adkins will be the officers of HyperSpace and the current management of MPC will remain the management of MPC as a subsidiary of HyperSpace. Patricia M. Lee, our chief operating officer, and Mark J. Endry, our chief executive officer, will resign their positions with HyperSpace.

Restrictions on Alternative Transactions (see page     )

        The merger agreement contains restrictions on the ability of each of HyperSpace and GTG PC Holdings to solicit or engage in discussions or negotiations with a third party with respect to a proposal to acquire a significant interest in the applicable company. Notwithstanding these restrictions, the merger agreement provides that if either party receives an acquisition or takeover proposal from a third party that is a superior proposal, as defined in the merger agreement, it may, under limited circumstances, furnish non-public information to that third party, engage in negotiations regarding the superior proposal with that third party and change its recommendation with respect to the merger.

Termination Fee and Expenses (see page     )

        The merger agreement provides that, under specified circumstances, HyperSpace or GTG PC Holdings may be required to pay the other party a substantial termination fee in the event that the merger agreement is terminated. HyperSpace could be required to pay a termination fee of $500,000 plus reimbursement of up to $325,000 in fees and expenses to GTG PC Holdings, and GTG PC Holdings could be required to pay a termination fee of $3,500,000 to HyperSpace.

Amendment to our Articles of Incorporation—Increase of Authorized Capital Stock (see page     )

        In connection with the merger, at the annual meeting our shareholders will be asked to approve an amendment to our articles of incorporation increasing the number of authorized shares of common stock from 15,000,000 to 50,000,000. The proposed amendment will not change the number of authorized shares of preferred stock. Approval by our shareholders of the amendment to our articles of incorporation is a condition to closing under the merger agreement. If the amendment is approved by our shareholders and the merger is to be completed, we plan to file the amendment to our articles of incorporation immediately prior to the merger. If the merger cannot be completed, we do not intend to file the amendment. We reserve the right to abandon or modify the proposed amendment at any time prior to the filing of the amendment with the Secretary of State of the State of Colorado, including after the approval of shareholders has been obtained, upon approval of our board of directors and as permitted by the merger agreement.

Amendment to our 2004 Equity Incentive Plan (see page     )

        After the consummation of the merger, as part of an overall incentive and retention plan, we will issue additional options under our 2004 Equity Incentive Plan to certain employees of MPC who were participants in the MPC equity participation plan. In order to issue those options, we need to amend the 2004 Equity Incentive Plan to increase the number of shares available for issuance under the plan.

Opinion of Financial Advisor (see page     )

        In connection with its consideration of the merger, our board of directors received an opinion of our financial advisor, Neidiger Tucker Bruner, Inc. ("Neidiger"). Neidiger delivered its written opinion, dated as of March 18, 2005, to our board of directors that, as of that date and based upon and subject to the factors and assumptions set forth in the opinion, the terms of the merger agreement were fair, from a financial point of view, to HyperSpace shareholders.

        The full text of Neidiger's written opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken with the opinion, is contained in Annex B to this proxy statement. We urge you to read the opinion in its entirety. Neidiger provided its opinion for the information and assistance of our board of directors in connection with its consideration of the merger. The Neidiger opinion is not a recommendation of how any shareholder should vote or act on any matter relating to the merger.

Treatment of Interests of MPC Employees (see page     )

        Certain employees of MPC have been deemed to be entitled to participate in the proceeds received by the holders of equity interests of GTG PC Holdings in connection with the merger. These contractual rights to participate in the proceeds received in connection with the merger of GTG PC Holdings with Spud Acquisition Corp. arise both pursuant to the MPC Computers 2002 Equity

Participation and Retention Plan and employment agreements between MPC and each of Mr. Adkins and Mr. Lerner. These agreements will be assumed by HyperSpace and the liabilities associated therewith will be discharged by HyperSpace by granting shares of our common stock subject to restrictions on transferability, and options to purchase our common stock subject to certain vesting requirements. We will issue an aggregate of approximately 629,000 restricted shares of our common stock to MPC's management and ten year options to acquire an aggregate of approximately 952,000 shares of our common stock, of which options to acquire approximately 732,000 shares of our common stock will have an exercise price of $3.00 per share and options to acquire approximately 220,000 shares of our common stock will have an exercise price of $5.50 per share. Of the stock and options issued in satisfaction of the Equity Participation and Retention Plan, one third will be immediately vested and the remaining amounts will vest in two equal six-month periods commencing after the consummation of the merger. Any members of MPC management who leave the combined entity before the stock and options issued in satisfaction of the Equity Participation and Retention Plan become vested will forfeit such unvested stock and options and such unvested stock and options will revert back to us. A significant portion of the stock and options issued to Mr. Adkins and Mr. Lerner pursuant to their employment agreements will not be subject to further vesting requirements.

Accounting Treatment (see page     )

        HyperSpace intends to account for the merger as a purchase transaction for financial reporting and accounting purposes under SFAS 141, where HyperSpace is considered to be the acquiror. After the merger, the results of operations of MPC will be included in the consolidated financial statements of HyperSpace.

Annual Meeting of Shareholders (see page     )

Date, Time and Place

        The meeting will be held on            ,                         , 2005, at 9:00 a.m., local time, at Glenmoor Country Club, 110 Glenmoor Drive, Cherry Hills Village, CO 80113-7124-7124.

Matters to be Considered at the Annual Meeting

        At the annual meeting, shareholders will be asked to vote on four proposals:

          1.     A proposal to approve and adopt the merger agreement, as amended, and the issuance of HyperSpace common stock and warrants in the merger;

          2.     A proposal to amend our Articles of Incorporation to increase the number of shares of common stock we can issue from 15,000,000 shares to 50,000,000 shares;

          3.     A proposal to amend our 2004 Equity Incentive Plan to increase the number of shares of common stock that can be issued under the plan from 700,000 to 5,000,000; and

          4.     A proposal to elect two directors, each to serve for terms more fully described in this proxy statement until his or her successor is elected and qualified.

        Proposals 1, 2 and 3 above are referred to herein as the "Merger Proposals".

        We do not expect to ask shareholders to vote on any other matters at the annual meeting. However, if any other matters are properly presented for consideration at the annual meeting, the persons named by the shareholders to be their proxies will have discretion to vote on such matters in accordance with their best judgment. Proxies voting against a specific proposal may not be used by such persons to vote for adjournment of the annual meeting for the purpose of giving management additional time to solicit votes in favor of such proposal.

Record Date; Voting Power

        At the meeting, you will be entitled to one vote for each share of common stock you hold of record as of the record date of                        , 2005. As of the record date, there were            shares of our common stock outstanding that are entitled to vote at the annual meeting.

        Proposal 1 must be approved by the affirmative vote of the holders of at least a majority of our outstanding shares of common stock as of the record date. Proposals 2 and 3 must be approved by the holders of a majority of the total votes cast at the annual meeting, so long as a majority of the common stock outstanding is represented at the annual meeting, either in person or by proxy. With respect to Proposal 4, if a quorum is present and voting, the two nominees for director receiving the highest number of votes will be elected as directors. Abstentions and broker non-votes have no effect on the vote for directors.

        Certain of our officers and directors holding approximately 26.4% of our outstanding common stock as of the date of the merger agreement have entered into an Irrevocable Proxy and Voting Agreement pursuant to which such officers and directors have agreed to vote their shares of HyperSpace common stock in favor of approval of the Merger Proposals. Those persons have delivered to Mr. Alec Gores, the chairman of Gores Technology Group, LLC, their irrevocable proxies to vote for the Merger Proposals.

HYPERSPACE COMMUNICATIONS, INC.

SUMMARY HISTORICAL FINANCIAL DATA

        Set forth below are highlights from HyperSpace's audited historical consolidated financial statements and related notes as of and for each of the years ended December 31, 2002 through 2004. HyperSpace's consolidated financial statements as of, and for the years ended December 31, 2002 through 2004 and were audited by Ehrhardt Keefe Steiner & Hottman, PC.

        You should read the following information together with HyperSpace's consolidated financial statements, the notes related thereto and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in HyperSpace's annual report on Form 10-KSB for the fiscal year ended December 31, 2004, which is incorporated by reference in this proxy statement and has been previously mailed to shareholders.

	Years Ended December 31
	2004	2003	2002
	(In Thousands)
Statement of Operations Data:
Revenues	$458	$983	$651
Expenses	$(3,579)	$(2,822)	$(2,723)

Net Loss	$(3,121)	$(1,839)	$(2,072)
Accretion of Preferred Stock Dividends	$(72)	$(16)	$—

Net Loss Available to Common Shareholders	$(3,193)	$(1,855)	$(2,072)

Loss per Common Share	$(1.59)	$(1.42)	$(1.73)
Balance Sheet Data:
Cash and Cash Equivalents	$5,875	$27
Current Assets	$6,141	$333
Total Assets	$6,550	$913
Current Liabilities	$1,158	$1,733
Non-current Liabilities	$425	$—
Total Liabilities	$1,583	$1,733
Shareholders' Equity	$4,967	$(820)

GTG PC HOLDINGS, LLC

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

        GTG PC Holdings maintains a 52-or 53-week fiscal year ending on the Saturday closest to December 31. For simplicity of presentation, GTG PC Holdings uses the following terminology for its fiscal periods: Fiscal 2004 is the 52-week fiscal year ended January 1, 2005; Fiscal 2003 is the 53-week fiscal year ended January 3, 2004; and Fiscal 2002 is the 52-week fiscal year ended December 28, 2002. The historical consolidated financial statements of GTG PC Holdings for Fiscal 2004, Fiscal 2003 and Fiscal 2002 have been audited by KPMG LLP and are included within this proxy statement and are qualified in their entirety by reference to, and should be read in conjunction with, such consolidated financial statements and the notes thereto included elsewhere in this proxy statement and the section entitled "GTG PC Holdings—Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in this proxy statement at page    .

        The following table sets forth summary consolidated financial data as of and for the Fiscal 2004, Fiscal 2003 and Fiscal 2002 periods.

	Years Ended
	Fiscal 2004	Fiscal 2003	Fiscal 2002
	(In Thousands)
Statement of Operations Data:
Net Sales	$428,016	$372,038	$341,460
Expenses	$(434,191)	$(380,599)	$(340,312)

Net Income (Loss)	$(6,175)	$(8,561)	$1,148

Balance Sheet Data:
Cash and Cash Equivalents	$2,240	$231
Current Assets	$98,488	$114,888
Total Assets	$108,981	$124,412
Current Liabilities	$113,868	$125,965
Non-current Liabilities	$15,068	$11,391
Total Liabilities	$128,936	$137,356
Members' Deficit	$(19,955)	$(12,944)

SUMMARY UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL DATA

        The following selected unaudited pro forma condensed consolidated financial data were prepared using the purchase method of accounting. Our historical condensed consolidated statement of operations is combined with GTG PC Holdings' historical consolidated statement of operations data for the year ended December 31, 2004, giving effect to the merger as if it had occurred on January 1, 2004. The condensed combined Balance Sheet at December 31, 2004 assumes that the merger occurred on December 31, 2004.

        The selected unaudited pro forma condensed consolidated financial data is based on estimates and assumptions that are preliminary. The data are presented for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of HyperSpace that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of future consolidated results of operations or financial condition of HyperSpace.

        This selected unaudited pro forma condensed consolidated financial data should be read in conjunction with the summary selected historical consolidated financial data and the unaudited pro forma condensed consolidated financial statements and accompanying notes contained elsewhere in this proxy statement and the separate historical consolidated financial statements and accompanying notes of HyperSpace incorporated by reference into this proxy statement and the historical consolidated financial statements and accompanying notes of GTG PC Holdings contained in this proxy statement. See the section entitled "Where You Can Find More Information" beginning on page            of this proxy statement.

December 31, 2004
(In Thousands)
Statement of Operations Data:
Revenues	$428,474
Expenses	$(438,955)

Net Loss	$(10,481)
Accretion of Preferred Stock Dividends	$(72)

Net Loss Available to Common Shareholder	$(10,553)
Balance Sheet Data:
Cash and Cash Equivalents	$8,115
Current Assets	$105,028
Total Assets	$155,762
Current Liabilities	$116,971
Non-current Liabilities	$14,614
Total Liabilities	$131,585
Shareholders' Equity	$24,177

RISK FACTORS

        In addition to the other information included and incorporated by reference in this proxy statement, you should carefully consider the following risk factors in deciding whether to vote to approve and adopt the merger agreement, as amended, and the transactions contemplated thereby.

Risks Related to HyperSpace

        There are a number of risks associated with our business. Please refer to our Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005 for a description of the risks related to our business.

Risks Related to MPC

MPC's liquidity constraints could negatively impact its business and results of operations.

        In late 2004 and early 2005, MPC has operated with limited borrowing availability under its line of credit. MPC's liquidity depends on the timing of collections of accounts receivable, operating margins obtained on sales, and borrowing availability. MPC has a secured, asset-based revolving line of credit facility with Wells Fargo Foothill providing for loan advances and standby letters of credit. The availability of funding under MPC's credit facility is determined by a borrowing base calculation based on MPC's eligible receivables and inventory. Payment of all of MPC accounts receivable passes through lock-boxes controlled by Wells Fargo Foothill, and it releases funds to MPC on a daily basis only up to the amount of remaining borrowing availability. On a daily basis, the Company has in recent periods typically borrowed the maximum amount available under its line of credit and believes that trend will continue for the foreseeable future. MPC was in violation of certain of its financial covenants under its line of credit, and secured a waiver on May 10, 2005. MPC is exploring alternatives to increase its liquidity, including the possibility of securing additional liquidity from alternate financing sources. MPC's management believes that access to alternate sources of funding may result in increased availability of funds as compared with its existing credit facility, but there can be no assurance that MPC will be able to secure alternate sources of financing on terms acceptable to it or at all or that any new credit facility would offer increased availability of funds. In addition, MPC no longer pays management fees to its affiliate. If MPC is unable to obtain additional liquidity from third party financing sources, it will be difficult for MPC to increase its liquidity in the short term since the PC industry is characterized by low operating margins. Continuing liquidity constraints could negatively impact MPC's business and results of operations in particular its relationships with suppliers and ability to fund capital expenditures.

MPC faces intense competition from the leading PC manufacturing companies in the world as well as from other hardware and information technology service companies. If MPC is unable to compete effectively, it may not be able to achieve sufficient market penetration while achieving or sustaining profitability.

        The PC industry is highly competitive and is characterized by aggressive pricing by several large branded and numerous generic competitors, short product life cycles, declining year-on-year average sale prices for personal computers and price sensitivity by customers. MPC's most significant PC hardware competitors, Dell, Gateway, Hewlett-Packard and IBM (now operated by the Lenovo Group), have substantially greater market presence and greater financial, technical, sales and marketing, manufacturing, distribution and other resources; longer operating histories; greater name recognition and a broader offering of products and services. Many of the above competitors who are international based or manufacture offshore enjoy lower labor costs than MPC. Many of its competitors have greater resources to devote to the development, promotion and sale of PC products than MPC does and, as a result, may be able to offer products and services that provide significant price or other advantages over those offered by it.

        MPC competes primarily on the basis of:

  •
  customer service and support;

  •
  features and functionality of its products;

  •
  product customization;

  •
  product performance;

  •
  product price;

  •
  product quality and reliability; and

  •
  maintaining customer and supplier relationships.

        To the extent MPC is unable to compete successfully in any of the foregoing categories, its revenues and business prospects would be affected adversely. MPC expects competitive pressures to continue into the foreseeable future, particularly as Dell and Hewlett-Packard have from time to time announced intentions to expand their market share through price reductions. The effects on the marketplace of the sale of IBM's PC business to Lenovo, a Chinese company, are unpredictable. Therefore, MPC also expects that average sales prices for PCs will continue to decline. If MPC continues to reduce PC prices in response to competition, is unable to reduce its overall cost structure at the same rate or greater than its declining average selling prices, or is unable to diversify into higher margin areas like software and services, it may be unable to maintain or improve gross margins which will also affect liquidity and cash flows.

MPC's overall profitability may not meet expectations if its product mix and service offerings are substantially different than anticipated.

        MPC's realized profit margins vary among its products and services offered. Consequently, if MPC's mix of products and services is substantially different from what it anticipates in any particular period, MPC's earnings could be less than expected. If MPC is unable to increase sales of higher margin products, software and services, or if margins decline in the current products and services it offers, its results of operations and financial condition will be adversely affected. For example, in recent periods, the revenues generated from third party products sold by MPC, which do not provide as high a margin as MPC-branded products, have increased as a percentage of MPC's overall sales from 26.9% of net sales in Fiscal 2003 to 34.6% of net sales in Fiscal 2004. If this trend continues, this could have a negative impact on MPC's overall margins.

MPC has several large customers who represent a significant portion of its revenues. If MPC were to lose or experience a substantial decline in sales to one or more of these customers, its revenues may decline substantially.

        Historically, MPC has derived a substantial portion of its revenues from different agencies within the U.S. federal government, including agencies within the Department of Defense and civilian departments, as well as state and local government and educational customers. MPC expects to continue to derive a substantial portion of its revenues from these markets for the foreseeable future. For the fiscal year ended January 1, 2005, MPC derived 51.4% of its net revenues from agencies of the federal government, including 18.6% from agencies within the Department of Defense and 32.9% from agencies within the civilian departments. However, there is no guarantee that MPC's net revenues from these customers will continue in future periods.

        MPC is currently working to diversify its customer base by marketing its products to other agencies within the federal government and other customers within the state and local government and educational and the mid-market enterprise markets. MPC cannot provide assurances that it will achieve a sufficient level of customer diversification to mitigate the risks associated with high customer concentration within the federal government market.

If governmental agencies consolidate their purchasing or if federal and state government customers reduce IT purchases in response to budget deficits, MPC may not be able to meet profit expectations or sell products to its customers at historic levels which could have an adverse impact on its financial condition.

        While federal agencies have tended to purchase on a decentralized basis, in the last year several government customers such as the Air Force and the IRS have begun to centralize their purchasing power and aggregate agency-wide PC requirements to award to a single vendor. As a result, sales of MPC's products to the Air Force decreased from 14.9% of MPC's total sales for the fiscal year ended January 3, 2004 to 8.6% of its total sales for the fiscal year ended January 1, 2005. It is not clear whether this trend will expand to other agencies. Because of the highly competitive nature of large order opportunities, MPC is sometimes unable to successfully compete for these opportunities while maintaining sufficient gross margins. Accordingly, if consolidation of purchasing by MPC governmental customers at the agency level continues, it could result in lost sales or sales that would not meet MPC's profit expectations.

MPC's contracts with governmental agencies make it difficult to accurately predict its future revenues and non-compliance with their terms could have substantial adverse effects upon MPC.

        MPC's contracts with the federal, state and local governments do not guarantee revenues. These contracts merely authorize the sale of its products to various agencies within the government and are characterized as indefinite delivery/indefinite quantity contracts. Accordingly, MPC's customers within the public sector may choose not to continue purchasing its products. The uncertainties related to seasonality of government purchases based on budgetary cycles, future contract performance costs, product life cycles, quantities to be shipped and delivery dates, among other factors, make it difficult to predict the future sales and profits, if any, which may result from such contracts. Periodically, changes in budgetary priorities, contract and program modifications or curtailments are considered or enacted by applicable government bodies. Additionally, our government customers may elect not to continue or extend their contracts with us. No assurance can be given that changes in budgetary priorities, modifications, curtailments or terminations will not have a material adverse effect on MPC's financial condition or results of operations in the future. The seasonality and the unpredictability of MPC's public sector customers make MPC's quarterly and yearly financial results difficult to predict and subjects them to significant fluctuation.

        Compliance with contract provisions is subject to periodic audits; noncompliance with such contract provisions and government procurement regulations could result in termination of MPC's government contracts, substantial monetary fines or damages, suspension or debarment from doing business with the government and civil or criminal liability. During the term of any suspension or debarment by any government agency, the contractor could be prohibited from competing for or being awarded any contract or order. In addition, substantially all of MPC's government contracts are terminable at any time at the government's convenience or upon default. Upon termination of a government contract for default, the government may also seek to recover from the defaulting contractor the increased costs of procuring the specified goods and services from a different contractor.

        While MPC does not believe that the contemplated merger with Hyperspace would constitute a change of control or assignment requiring consent of governmental entities or state buying authorities, such entities could terminate the contract for convenience if they elect not to continue business with MPC after the transaction. The effect of any of these possible government actions could adversely affect MPC.

The estimated cost of providing product warranty is recorded at the time revenue is recognized, and if actual failure rates exceed the estimates, revisions to the estimated warranty liability would be required and could negatively affect earnings in the period that the adjustments are made.

        MPC provides standard warranties with the sale of its products. The estimated cost of providing the product warranty is recorded at the time revenue is recognized based on its historical experience. Estimated warranty costs are affected by ongoing product failure rates, specific product class failures outside of experience and material usage and service delivery costs incurred in correcting a product failure or in providing customer support. If actual product failure rates, material usage or service delivery costs exceed the estimates, revisions to the estimated warranty liability would be required and could negatively affect earnings in the period the adjustments are made. Actual financial claims for defects may be larger than expected and accrued warranty reserves.

MPC's operating results will likely fluctuate.

        MPC's operating results have varied greatly in the past and will likely vary in the future depending upon a number of factors. Many of these factors are beyond MPC's control. MPC's revenues, gross margins and operating results may fluctuate significantly and as a result potentially cause MPC to be unprofitable due to, among other things:

  •
  shortages and delays in delivery of critical components, including components from foreign suppliers;

  •
  competition;

  •
  business and economic conditions overall and in MPC's markets;

  •
  seasonality in the timing and amount of orders MPC receives from its customers that may be tied to budgetary cycles, product plans or equipment roll-out schedules;

  •
  cancellations or delays of customer product orders, or the loss of a significant customer;

  •
  an increase in operating expenses;

  •
  new product announcements or introductions;

  •
  MPC's ability to develop, introduce and market new products and product enhancements on a timely basis, if at all;

  •
  the sales volume, product configuration and mix of products;

  •
  technological changes in the market for MPC's products; and

  •
  reductions in the average selling prices that MPC is able to charge to its customers due to competition or other factors.

        Due to these and other factors, MPC's revenues may not increase or even remain at their current levels. Because a majority of MPC's operating expenses are fixed in the short-term, a small variation in its revenue can cause significant variations in MPC's earnings from quarter to quarter and its operating results may vary significantly in future periods. Therefore, MPC's historical results may not be a reliable indicator of its future performance.

General economic, business or industry conditions may adversely affect its future operating results and financial condition.

        Weak economic conditions in the United States may adversely affect MPC's product sales. If general economic and industry conditions deteriorate, customers or potential customers could reduce or delay their technology investments and demand for MPC's products and services could be adversely affected. For example, reductions in state and local budgets as a result of weak economic conditions have adversely affected MPC's sales to many of its customers in the public sector.

MPC's inability to properly anticipate customer demand or effectively manage its supply chain could result in higher inventory levels that could adversely impact its operating results and its balance sheet.

        By distributing products directly to its customers and employing "just-in-time" supply chain management techniques, MPC has historically been able to avoid the need to maintain high levels of finished goods and component inventory as compared to other manufacturers who do not sell directly to end users and employ just- in -time manufacturing techniques. This has minimized costs and allowed MPC to respond more quickly to changing customer demands, reducing its exposure to the risk of product obsolescence. However, customer concentration, seasonality within MPC's business and changing demands may all result in its inability to properly anticipate customer demand that could result in excess or insufficient inventory of certain products. In addition, MPC maintains certain component products in inventory. A decrease in market demand or a decision to increase supply, among other factors, could result in higher finished goods and component inventory levels and a decrease in value of this inventory could have a negative effect on MPC's results of operations and its balance sheet. Further, while MPC has generally been able to effectively manage its supply chain in the past, MPC may not be able to continue to do so in the future which could have a similar adverse effect on its results of operations.

MPC relies on third party suppliers to provide critical components of its products, some of which are available from only one source. If MPC's suppliers are unable to meet its demands or fail to deliver supplies because of its inability to meet payment terms, and alternative sources are not available, MPC could experience manufacturing interruptions, delays or inefficiencies.

        MPC requires a high volume of quality products and components for its PC offerings, substantially all of which it obtains from outside suppliers. For example, MPC relies on Intel for its processors and motherboards and Microsoft for its operating systems and other software on its computer systems. MPC also procures a number of components from international suppliers particularly from Asia. This carries potential political and foreign currency risk. MPC maintains several single-source supplier relationships primarily to increase its purchasing power with these suppliers. If shortages or delays arise, the prices of these components may increase or the components may not be available at all. MPC may not be able to secure enough components at reasonable prices or of acceptable quality to build new products to meet customer demand, which could adversely affect MPC's business and financial results. MPC currently does not have long-term supply contracts with any of its suppliers that would require them to supply products to MPC for any specific period or in any specific quantities, which could result in shortages or delays.

        Additionally, there are significant risks associated with MPC's reliance on these third party suppliers, including:

  •
  potential price increases, in particular, those that MPC may not be able to pass on to its customers;

  •
  inability to achieve price decreases in MPC's component costs;

  •
  inability of suppliers to increase production and achieve acceptable product yields on a timely basis;

  •
  delays caused by work stoppages or other disruptions related to the transport of components;

  •
  reduced control over delivery schedules, including unexpected delays and disruptions;

  •
  reduced control over product quality; and

  •
  changes in credit terms provided to MPC.

Any of these factors could curtail, delay or impede MPC's ability to deliver its products and meet customer demand.

        Due to its limited liquidity, MPC has extended payment to many of its suppliers beyond normal payment terms. MPC works diligently with suppliers to address concerns regarding late payments, and generally works to maintain good working relationships with key suppliers. In some instances, suppliers have placed MPC on credit hold, which has delayed delivery of components to MPC's manufacturing facility while the issues are resolved. MPC has also received notices of default from a few suppliers, but in each case has cured the defaults within applicable cure periods. If MPC cannot obtain additional sources of liquidity, then late payments to suppliers could recur, jeopardizing relationships and reducing MPC's ability to negotiate favorable pricing with suppliers. Further, recurring late payments could result in additional credit holds, refusal to deliver components or termination of supply arrangements, any of which could have a material adverse effect on MPC's financial condition or results of operations.

MPC's litigation with Omni Tech Corporation may have an adverse effect on its business.

        MPC is involved in litigation with Omni Tech Corporation relating to a dispute over the purchase price payable for MPC's acquisition of Omni Tech's end user division in 2003. Omni Tech has demanded payment of $2.7 million plus attorney's fees, expenses and interest, asserting that MPC failed to pay amounts due in consideration in the acquisition. The amounts that Omni Tech seeks to recover in the lawsuit are in addition to $2 million under a promissory note due in August 2006. The lawsuit arises from the parties' disagreement concerning calculation of the final net working capital adjustment (used to determine the total purchase price). MPC believes it has properly determined any amounts due to Omni Tech in accordance with the terms of the purchase agreement. If MPC suffers an adverse result in the proceeding, the requirement to make payments to Omni Tech would have an adverse effect on MPC's cash position.

Failure of any portion of MPC's infrastructure at its sole manufacturing facility could have a material adverse effect on its business.

        MPC is highly dependent on its manufacturing infrastructure to achieve its business objectives. If MPC experiences a problem that impairs its manufacturing infrastructure, such as a computer virus, intentional disruption of IT systems by a third party, a work stoppage, or manufacturing failure, including the occurrence of a natural disaster which affects its sole manufacturing facility in Nampa, Idaho, the resulting disruptions could impede MPC's ability to book or process orders, manufacture and ship in a timely manner or otherwise carry on its business in the ordinary course. Any such events could cause MPC to lose significant customers or revenue and could require MPC to incur significant expense to eliminate these problems and address related security concerns. Further, because of the seasonality of MPC's business, the potential adverse effect resulting from any such events or any other disruption to MPC's business could be accentuated if it occurs during a disproportionately heavy demand or shipping cycle during any fiscal year period.

MPC's failure to effectively manage product migration and increasingly short product life cycles may directly affect the demand for its products and its profitability.

        MPC's business model depends on being able to anticipate changing customer demands and effectively manage the migration from one PC product to another. The PC industry is characterized by rapid changes in technology and customer preferences, which result in the frequent introduction of new products, short product life cycles and continual improvement in product price for performance characteristics. Product migrations present some of the greatest challenges and risks for any technology company. MPC works closely with customers, product and component suppliers and other technology developers to evaluate the latest developments in PC products. The success of MPC's product introductions depends on many factors including the availability of new products, access to and rights to use proprietary technology, successful quality control and training of sales and support personnel. Furthermore, it is difficult to accurately forecast customer preferences, demands or market trends or transitions. Even if MPC is successful in developing or transitioning to new or enhanced products or techniques, there can be no assurance that these products will be met with customer acceptance or that MPC will be able to introduce them into the market on a timely basis, or at all. Accordingly, if MPC is unable to effectively manage a product migration, its business and results of operations could be negatively affected.

If third parties claim MPC is infringing upon their intellectual property rights, MPC could become subject to significant litigation, incur licensing expenses or be prevented from selling its products.

        From time to time, other companies and individuals assert patent, copyright, trademark or intellectual property rights to technologies or marks that are important to the technology industry in general or to MPC's business in particular. Any litigation or other dispute resolution regarding patents or other intellectual property could be time-consuming and divert MPC management and other key personnel from business operations. In some cases, MPC may be able to seek indemnification from suppliers of allegedly infringing components, but MPC cannot assure you that suppliers would agree to provide indemnification or be financially capable of covering potential damages or expenses. The complexity of technology and the uncertainty of intellectual property litigation increase the risks and potential costs associated with intellectual property infringement claims. Additionally, many of MPC's competitors have significantly larger patent portfolios, which may increase the probably that claims will be asserted against MPC and decrease MPC's ability to defend such claims. Claims of intellectual property infringement might also require MPC to enter into license agreements with costly royalty obligations, payments for past infringement or other unfavorable terms. If MPC is unable to obtain royalty or license agreements on terms acceptable to it then MPC may be subject to significant damages or injunctions against the development and sale of certain products.

MPC's continued business success may be dependent on its ability to obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms.

        MPC's product offerings are dependent upon obtaining patent and other intellectual property rights from third parties. There is no assurance that MPC will continue to have access to existing or new third party technology for use in its products. It may be necessary in the future to seek or renew licenses relating to various aspects of MPC's products and business methods. However, there is no assurance that the necessary licenses would be available on acceptable terms and obtaining licenses could be costly. If MPC or its suppliers are unable to obtain such licenses, MPC may be forced to market products without certain desirable technological features. MPC could also incur substantial costs to redesign its products around other parties' protected technology.

MPC's inability to maintain relationships with its existing third party lease financing partners may adversely affect demand for its products.

        Reduced availability of lease financing generally or tightening in credit policies from MPC's third party leasing partners or increased interest rates could materially and adversely affect MPC's operations and financial results. If one or more of MPC's third party leasing arrangements are terminated or reduced, without replacement or an increase in the amount of financing provided by the remaining lessors, MPC would likely have to develop alternative financing arrangements for its customers and MPC may experience a decrease in net sales from levels it might otherwise achieve.

If MPC discovers defects in its products after shipment, it could incur additional costs.

        MPC's products may contain undetected defects. MPC may discover defects in its products after shipment, resulting in a loss of or delay in market acceptance, which could reduce its product sales and revenues. In addition, these defects could result in claims by customers for damages against MPC. Any damage claim could distract management's attention from operating MPC's business and, if successful, result in significant losses that might not be covered by MPC's insurance. Even if such a claim were to prove unsuccessful, it could cause harm to MPC's reputation and goodwill and could damage MPC's relationship with actual and potential customers.

If MPC loses the services of one or more members of its executive management team or other key employees, it may not be able to execute its business strategy.

        MPC's future success depends in large part upon the continued service of its executive management team and other key employees. The loss of services of any one or more members of MPC's executive management team or other key employees could seriously harm MPC's business. MPC does not have any key-man life insurance policies on any of its executive management team members.

If MPC is unable to attract and retain qualified personnel, its ability to develop and successfully market its products could be harmed and its growth could be limited.

        MPC believes that its success depends largely on the talents and efforts of highly skilled individuals. As a result, MPC's future success is dependent on its ability to identify, attract, retain and motivate highly skilled research and development, sales and marketing, finance and customer service and support personnel. Any of MPC's current employees may terminate their employment at any time. The loss of any of MPC's key employees or MPC's inability to attract or retain qualified personnel could delay the development and introduction of, and harm its ability to sell, its products. Competition for hiring individuals with the skills applicable to MPC's business is intense. MPC may not be able to hire or retain the personnel necessary to execute its business plan.

Risks Related to the Merger and the Combined Company

        While we are acquiring MPC, it is likely that the primary business after the consummation of the merger will be the business of MPC. Thus, assuming the consummation of the merger, all of the risks applicable to MPC will become our risks. In addition, the following risks may be applicable in a combined entity.

We have significantly altered our business plan to monitor our cash, as required by the merger agreement, as amended. If we do not consummate the merger with GTG PC Holdings, we expect to have significant losses and we expect a drop in the price of our stock. We will also have consumed a large amount of our senior management's time and incurred significant costs.

        As described in this proxy statement, we have entered into an agreement to merge with the parent company of MPC. Certain members of our senior management team have spent a significant amount of time on the pending merger, and significantly less time running our core business. Moreover, we have certain financial closing conditions in the merger agreement, as amended, which require us to monitor cash, which in turn requires us to reduce expenses. We are, therefore, reducing a substantial portion of our marketing, sales and research and development expenses which in turn will prevent us from achieving our sales goals. We have also incurred certain fixed costs which will have to be paid regardless of the consummation of the merger. Even though there is a break-up fee which may be payable to us in certain circumstances, it is highly probable that we will have done significant harm to our business and reputation if the merger is not consummated. If the merger is not consummated, we expect the price of our stock to drop and it will be very difficult to continue to function as a viable entity.

We expect to lose the services of key personnel, will have a new executive management team and we may need to employ additional qualified executives.

        Our business plan relies heavily on the expertise of key personnel. Whether or not the merger occurs, we expect to lose the services of Mark J. Endry and Patricia M. Lee. If the merger is consummated, the combined company will have a new executive team who have not worked together in the past. Having executives with new leadership roles in a public company will be challenging and critical to our success. In addition, we may need to employ new executives as part of the management team. Recruting of such executives is time consuming, expensive and integration is often difficult. Furthermore, while we have not been advised that any of MPC's management intends to leave MPC, if they do we will face challenges in replacing them.

MPC's restatement of financial statements may indicate the existence of a material weakness in its internal controls.

        As disclosed in the audited financial statements for the fiscal year ended 2004, MPC has restated its 2003, 2002 and prior year financial statements. Such a restatement may be indicative of material weaknesses in MPC's internal control structure. Since MPC is a privately held company, it has not been required to, and has not completed all the requirements of, the Sarbanes-Oxley Act, including a review and analysis of its internal control environment. After the consummation of the merger, we, as MPC's parent, will be required to commence such steps, and will expend significant resources in doing so. We will have approximately one year from the consummation of the transaction to make MPC compliant with the relevant sections of the Sarbanes-Oxley Act, including taking the necessary steps to correct any material weaknesses in internal controls. Furthermore, until such time as any material weaknesses are remedied, we, as MPC's parent, may be susceptible to further restatements of our financial statements.

We incur significant costs as a result of being a public company, which costs will increase in the combined company, making it more difficult for us to achieve profitability.

        As a public company, we incur significant legal, accounting, compliance, board of directors, reporting, record keeping and other expenses. Rules and regulations of the Securities and Exchange Commission, Sarbanes-Oxley requirements and the American Stock Exchange significantly increase our general and administrative expenses and make some activities more time-consuming and costly. If the merger with MPC is consummated, we will be a much larger company and our internal systems and controls will become far more complicated, which will make the costs we incur as a result of being a public company even higher. These rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.

After consummation of the merger GTG-Micron will be our largest shareholder, will have substantial control over matters requiring shareholder approval and as such may approve actions that are adverse to your interests or negatively impact the value of your investment.

        Immediately after consummation of the merger GTG-Micron, an entity controlled by GTG, will own approximately 48% of our outstanding common stock. GTG-Micron may distribute approximately one half of this holding to another equity holder in GTG-Micron and may distribute its remaining potion to a number of individuals. Nevertheless, GTG-Micron, or some of these parties if acting together, may have the ability to materially influence matters submitted to our shareholders for approval. GTG-Micron and/or any of these entities or individuals may make decisions that are adverse to your interests.

Any future sales of our common stock may depress the prices of our securities and negatively impact the value of your investment.

        Sales of a substantial number of shares of our common stock into the public market, or the perception that these sales could occur, could adversely affect the prices of our securities or could impair our ability to obtain capital through an offering of equity securities. Concurrent with consummation of the merger, we will enter into a registration rights agreement with GTG-Micron, certain of its affiliates and certain officers and directors of HyperSpace. Pursuant to the terms of the registration rights agreement, a form of which is attached hereto as Annex C, we will be required to register for sale all HyperSpace common stock held by GTG-Micron. If GTG-Micron or any of the holders of our unregistered common stock opt to sell large blocks of our common stock into the public market, it could depress the price of our securities and make it difficult for us to raise capital through an offering of equity securities.

We may not be able to successfully integrate the business of HyperSpace and MPC following the merger or recognize the synergies we expect as a result of the merger.

        The success of the merger depends in part upon our ability to integrate our organizations, operations, systems and personnel. The integration of two previously independent companies is a challenging, time-consuming and costly process. MPC has historically been managed by executives based at its Boise, ID headquarters while we have been managed by executives based in our Denver, CO headquarters. We may face challenges with executives in geographically dispersed locations.

        We and MPC have operated and, until the effective date of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company's ongoing business or inconsistencies in standards, controls, procedures and policies that could adversely affect our ability to maintain relationships with suppliers, bankers, customers or employees or to achieve the anticipated benefits of the merger. In addition, successful integration of companies will require the dedication of significant management resources, which will temporarily detract attention from the day-to-day businesses of the combined company. If we are not able to integrate our organizations, systems, and personnel in a timely and efficient manner, the anticipated synergies and benefits of the merger, for example the ability to sell HyperSpace products to MPC customers, may not be realized fully or at all or may take longer than expected.

Our directors and executive officers have interests in the merger in addition to those of our shareholders.

        In considering the recommendations of the HyperSpace board of directors with respect to the merger agreement, as amended, you should be aware that HyperSpace's directors and executive officers have financial and other interests in the merger in addition to their interests as HyperSpace shareholders. The receipt of compensation or other benefits in connection with the merger (including severance payments and the accelerated vesting of stock options, restricted stock and deferred compensation, and registration rights) may have influenced those directors and executive officers in making their recommendations to adopt the merger agreement, as amended, and approve the merger and the other transactions contemplated by the merger agreement. You should consider these interests in connection with your vote on the merger, including whether these interests may have influenced these directors and executive officers to recommend to support the merger.

The costs of the merger and not securing additional financing could adversely affect the combined company's operating results.

        We estimate the total merger-related costs, exclusive of employee severance costs, to be approximately $3 million, primarily consisting of investment banking, legal and accounting fees, travel costs, filing fees and financial printing and other related charges. The foregoing estimate is preliminary and could be higher if we do not consummate this merger in the timeframe expected. In addition, the combined company will incur certain expenses in connection with severance for displaced executive staff and the integration of our products into those of MPC. If MPC is unable to increase its borrowing facility, obtain a new line of credit or raise additional equity, MPC may be forced to restructure and you may lose your entire investment.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

        The statements, other than statements of historical fact, included in this document are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," or "believe." For each of these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

        We believe that the expectations reflected in such forward-looking statements are accurate. However, we cannot be assured that such expectations will occur and the forward-looking statements are not guarantees of future performance. Our actual future performance could differ materially from such statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results and events to differ materially. For a detailed discussion of these risks and uncertainties please see the "Risk Factors" section of this document.

        These forward-looking statements apply only as of the date of this report; as such, they should not be unduly relied upon for current circumstances. Except as required by law, we are not obligated to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this report or those that might reflect the occurrence of unanticipated events.

ANNUAL MEETING

General

        This proxy statement is furnished in connection with the solicitation by the HyperSpace board of directors of proxies for use at the Annual Meeting of Shareholders to be held at Glenmoor Country Club, 110 Glenmoor Drive, Cherry Hills Village, Colorado, 80113-7124, at 9:00 a.m. local time, on            ,                         , 2005, or at any adjournment or postponement thereof. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about            , 2005.

Purpose of the Meeting

        At the annual meeting, shareholders will be asked to vote on four proposals:

          1.     A proposal to approve and adopt the merger agreement, as amended, and the issuance of HyperSpace common stock and warrants in the merger;

          2.     A proposal to amend our Articles of Incorporation to increase the number of shares of common stock we can issue from 15,000,000 shares to 50,000,000 shares;

          3.     A proposal to amend our 2004 Equity Incentive Plan to increase the number of shares of common stock that can be issued under the plan from 700,000 to 5,000,000; and

          4.     A proposal to elect two directors, each to serve for terms more fully described in this proxy statement until his or her successor is elected and qualified.

        Proposals 1, 2 and 3 are referred to herein as the "Merger Proposals."

        We do not expect to ask shareholders to vote on any other matters at the annual meeting. However, if any other matters are properly presented for consideration at the annual meeting, the persons named by the shareholders to be their proxies will have discretion to vote on such matters in accordance with their best judgment. Proxies voting against a specific proposal may not be used by such persons to vote for adjournment of the annual meeting for the purpose of giving management additional time to solicit votes in favor of such proposal.

Recommendation of the Board of Directors

        Our board of directors, after careful consideration, has determined that the merger, the merger agreement, as amended, and the other Merger Proposals are advisable, fair to and in the best interests of HyperSpace and our shareholders. Our board of directors recommends that shareholders vote "FOR" the proposal to approve the merger agreement, as amended, and authorize the issuance of securities in the merger, "FOR" the proposal to amend our articles of incorporation to increase the number of authorized shares of capital stock, "FOR" the proposal to amend our 2004 Equity Incentive Plan to increase the number of shares that can be issued under the plan, and "FOR" the election of the two directors nominated by the board, each to hold office for the term described herein until his or her successor is elected and qualified.

Record Date and Shares Entitled to Vote

        Only shareholders of record at the close of business on                        , 2005, the record date for the annual meeting of shareholders, will be entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements of the annual meeting.

        On the record date, there were            shares of common stock entitled to vote at the annual meeting of shareholders. Shareholders will have one vote for each share of common stock that they owned on the record date, exercisable in person or by properly executed and delivered proxy with respect to the meeting.

Quorum

        The presence of the holders of at least a majority of common stock outstanding on the record date, whether present in person or by properly executed and delivered proxy, will constitute a quorum for the transaction of business at the meeting. All shares of common stock represented at the meeting, but not voting, including abstentions and broker non-votes, will be treated as present for determining the presence or absence of a quorum for all matters for consideration at the meeting.

Votes Required

        Proposal 1 must be approved by the affirmative vote of the holders of at least a majority of our outstanding shares of common stock as of the record date. Proposals 2 and 3 must be approved by the holders of a majority of the total votes cast at the annual meeting, so long as a majority of the common stock outstanding is represented at the annual meeting, either in person or by proxy. With respect to Proposal 4, if a quorum is present and voting, the two nominees for director receiving the highest number of votes will be elected as directors. Abstentions and broker non-votes have no effect on the vote for directors. The annual meeting will be adjourned if a majority of the outstanding common stock outstanding is not represented at the meeting either in person or by proxy.

        As of the record date, our directors and executive officers and their affiliates owned and were entitled to vote approximately 995,000 shares of common stock, or approximately 27% of the shares of common stock outstanding on the record date. We currently expect that our directors and executive officers will vote their shares of HyperSpace common stock "FOR" the Merger Proposals. Certain of our officers and directors holding approximately 26.4% of our outstanding common stock as of the date of the merger agreement have entered into an Irrevocable Proxy and Voting Agreement pursuant to which such officers and directors have agreed to vote their shares of HyperSpace common stock in favor of approval of the Merger Proposals. Those persons have delivered to Alec Gores, the chairman of Gores Technology Group, LLC, their irrevocable proxies to vote for the Merger Proposals.

THE MERGER WILL NOT BE COMPLETED IF HYPERSPACE SHAREHOLDERS DO NOT APPROVE ALL OF THE MERGER PROPOSALS.

Revocability of Proxies

        You have the power to revoke your proxy at any time before your proxy is voted at the meeting. Your proxy can be revoked in one of three ways: (1) you can send a signed notice of revocation; (2) you can grant a new, valid proxy bearing a later date; or (3) if you are a holder of record, you can attend the meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given. If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to our corporate secretary no later than the beginning of the meeting.

Solicitation of Proxies

        This solicitation is made on behalf of our board of directors and we will pay the costs of soliciting and obtaining the proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals. Proxies may also be solicited, without extra compensation, by our officers, directors and employees by mail, telephone, fax, personal interviews or other methods of communication.

Voting of Proxies

        A proxy card is enclosed for your use. You can grant your proxy by following the instructions for Internet or telephone voting found on the enclosed proxy card. If you prefer to use the proxy card and vote by mail, we request that you complete and sign the accompanying proxy and return it promptly in the accompanying pre-addressed postage paid envelope. When the accompanying proxy is returned properly executed, the shares of common stock represented by it will be voted at the meeting in accordance with the instructions contained in the proxy.

        If a signed proxy is returned without an indication as to how the shares of common stock represented are to be voted, the common stock represented by the proxy will be voted in favor of each of the proposals. Unless you check the box on your proxy withholding discretionary authority, the proxy holders may use their discretion to vote on other matters relating to the meeting.

        Shareholders of record may vote by completing and returning the enclosed proxy card prior to the meeting, voting in person at the meeting or submitting a signed proxy card at the meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE FOLLOW THE INSTRUCTIONS FOR INTERNET OR TELEPHONE VOTING ON THE ENCLOSED PROXY CARD. IF YOU PREFER YOU CAN SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

THE MERGER

        This section of this proxy statement describes the principal aspects of the proposed merger. While we believe that this description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to shareholders. You can obtain a more complete understanding of the merger by reading the merger agreement, as amended, a copy of which is attached to this proxy statement as Annex A. You are encouraged to read the merger agreement, the May 2005 Amendment thereto and the other annexes to this proxy statement carefully and in their entirety.

The Participants

HyperSpace Communications, Inc.

        We develop, manufacture, and market worldwide network acceleration and data compression software. Our initial software product line HyperWeb™, was introduced in late 2001. In January 2004, we introduced our second product line, HyperTunnel™. These software products address the growing need for real-time application acceleration and improved business communications over wired and wireless networks. Our mission is to make purchasers of our products more efficient by increasing the performance of their internal and external mission-critical applications through deployment of network application acceleration software that is cost effective, easy to use and easy to install.

        Our HyperWeb™ and HyperTunnel™ software speed up the delivery of information over computer networks (including the Internet, wireless, broadband, private and dial-up networks). By speeding up the delivery of information over networks, we accelerate the applications running on networked computers. Accelerating the applications allows the users of the applications to get more work done in a shorter period of time, and, in some instances, can even allow a company to deploy slower, lower cost, communication circuits between computers on the network (i.e., reduce bandwidth requirements), reducing monthly bandwidth expenses. Further, our software products allow companies to deploy business applications over network connections that, without our software, would otherwise be too slow to effectively support the business applications deployed.

GTG PC Holdings, LLC and MPC Computers, LLC

        GTG PC Holdings, through its subsidiary MPC Computers, provides computing solutions to customers in the federal government, state/local government, education and mid-market enterprise markets. It offers a broad range of customized computing products and services, including hardware, software and related support services. MPC manufactures and markets desktop and notebook personal computers (PCs), NetFRAME® servers and DataFRAME™ storage solutions. Its suite of services includes both PC-related support (technical support, parts replacement, infrastructure deployment and recycling) as well as information technology (IT) consultative services such as security assessments. In addition to manufacturing PCs, servers and storage devices, MPC fulfills its customers' requirements for third party products, including peripherals and software solutions. Based on unit shipments in the fourth quarter of 2004, as measured by International Data Corporation, or IDC, it is ranked as one of the top ten PC companies in the U.S.

        MPC focuses on the federal government, state/local government and education, (collectively called the public sector), and mid-market enterprises. This focus enables MPC to tailor its operating model to better support the needs of these customers for customized products, services and programs. Within the federal government market, MPC sells directly to government agencies and is among the top five PC hardware suppliers to the federal government in terms of government spending, according to statistics compiled by the U.S. General Services Administration, or GSA. The state/local government and education market, (collectively called the SLE market), is MPC's fastest growing area of business within the public sector. MPC also sells directly to mid-market enterprises. In order to expand its market penetration in the SLE market and mid-market enterprise market, MPC acquired, during 2003, the

End User division of Omni Tech Corporation, a PC supplier and IT consultative services company focused on these markets.

        MPC uses a build-to-order manufacturing process that it believes is a more efficient means to provide customized computing solutions. Furthermore, MPC currently customizes a majority of its product shipments to the public sector by including non-standard, customer-specific software or components. This allows it to differentiate its products by providing customization and PC-related services and support that assists its customers' IT departments and reduces the costs of deployment and on-going maintenance of their computing infrastructures. MPC believes these efficiencies enable its customers to lower the total cost of ownership of their IT investment.

Spud Acquisition Corp.

        Spud Acquisition Corp. is a Delaware corporation and a wholly-owned subsidiary of HyperSpace. Spud Acquisition Corp. was organized solely for the purpose of entering into the merger agreement with GTG PC Holdings and completing the merger. It has not conducted any business operations. If the merger is completed, Spud Acquisition Corp. will cease to exist following its merger with and into GTG PC Holdings.

Background of the Merger

        As early as the third quarter of 2004, we began contemplating the prospects of merger and acquisition activity as a means of achieving various company goals. By the time we closed our initial public offering in October 2004, the role of a merger and acquisition strategy had grown to become a key component of our future growth and use of proceeds from the public offering. Our initial plans for mergers and acquisitions focused on smaller acquisitions of companies offering complementary products.

        Beginning in September of 2004, we began putting our merger and acquisition efforts into action by outlining specific goals and assigning personnel, both full-time and part-time, to the process. One full-time resource, Mr. Michael Lynch (vice president), was allocated to the overall management of the process while Messrs. John Yeros (chairman), Mark Endry (chief executive officer) and Mark Pougnet (chief financial officer) began allocating a significant portion of their respective time as well.

        Through September and October of 2004 we established criteria against which we measured potential merger and acquisition candidates, researched and analyzed competitors and potential complementary companies within our target markets and compiled a list of merger and acquisition candidates. Throughout this period, we built a list of candidates of over 80 companies.

        Given our limited resources, on November 17, 2004, we engaged Bathgate Capital Partners LLC ("BCP") to assist us in this matter. Immediately, BCP introduced additional candidate companies to our initial target list.

        From November 2004 through March 2005 we and BCP reviewed and researched well over 100 possible merger and acquisition candidates and entered preliminary due diligence and valuation discussions with a small number of companies we believed were strong candidates for acquisition by HyperSpace. As stated in our September 30th, 2004 prospectus, our initial primary targets for merger or acquisition were companies we believed would afford us complementary businesses, product lines, assets and/or technologies and offer us enhanced value, expanded geographical reach (i.e. marketing and distribution) and additional sales or development capabilities. The companies with whom we entered preliminary due diligence and valuation discussions during this early period were smaller companies. Of those companies that were willing to merge or be acquired, none appealed to us because of excessive valuations relative to revenues and profitability levels or because we found that these companies were mostly early-stage venture-backed companies with significant challenges including negative cash-flow, minimal revenues, minimal distribution capabilities and balance sheet liquidity constraints. Additionally, several competitors who were on our list of potential acquisition candidates, closed venture financing rounds that exceeded our IPO proceeds while other competitors consolidated and merged and still others from our target list were acquired by larger technology companies. Consequently, in January 2005, we began to shift our target company focus from smaller companies with only complementary technologies to larger companies with significantly more mature revenue, broad and established distribution channels (in particular through which our software products could be bundled with their products in sales they were already making), complementary target markets and customer-bases, and an overall "IT solution" offering to the marketplace.

        On February 10, 2005 we held a board of directors meeting with the following parties in attendance: Ms. Rina Singer Delmonico, Ms. Barbara Coy and Messrs. Lawrence Firestone, David Girard, James Gumina, Eric Murphy, Kent Swanson, John Yeros, Mark Endry, Mark Pougnet, Michael Lynch, Robert Taggart (McKim Capital; advisor to the board of directors) and Donald Salcito (Perkins Coie; counsel). During this meeting, Messrs. Endry, Pougnet and Lynch presented four specific candidates, which had been in development by this time, to our directors for consideration. Three of these companies were in our initial focus category of pure complementary technologies, but which suffered from the deficiencies listed above. A fourth company was a larger company with more mature revenue growth and complementary markets and distribution channels. After extensive discussion, the board agreed to recess in order to further evaluate the candidates and agreed to reconvene February 18th.

        During the recess between the February 10th board meeting and reconvention on February 18th, BCP introduced MPC, a private concern controlled by an affiliate of Gores Technology Group, LLC ("GTG"), as a target company for consideration on February 15th. BCP sought permission from Mr. Yeros to execute a confidentiality and non-disclosure agreement with MPC, the permission for which was granted and preliminary overview documentation was exchanged.

        After the initial exchange of documentation and information, the parties agreed to an introductory and exploratory conference call, which occurred on February 17th with Messrs. Yeros, Endry, Pougnet and Lynch from HyperSpace; two representatives from BCP; Mr. Michael Dudrear from Friedman, Billings, Ramsey & Co., Inc. ("FBR"), MPC's financial advisor; and Mr. Jordan Katz, a principal of GTG. Resulting from this call was an intention to proceed with further conversations and diligence with GTG regarding MPC. Additionally, the parties discussed hypothetical deal terms relevant to each party's perception of contributed value to a theoretical combined company. The parties agreed to meet in person at the GTG offices in Boulder, Colorado following our planned February 18th board meeting reconvention.

        On February 18th we reconvened the February 10th board of directors meeting with the following parties in attendance: Ms. Delmonico, Ms. Coy and Messrs. Endry, Firestone, Girard, Gumina, Murphy (via teleconference), Swanson, Yeros, Pougnet, Lynch, Taggart, Salcito, Dan Guilfoile (Pali Capital; banker) and Curtis Akey (BCP; financial advisor). During this meeting, Messrs. Endry, Pougnet, Lynch and Akey further presented and analyzed the leading candidate from the February 10th board meeting and Mr. Yeros introduced MPC as another company for consideration. After additional extensive discussion and analysis, the directors voted to move forward with the leading candidate from the February 10th board meeting and agreed to again recess the board meeting so that further information could be developed and analyzed. The directors left open the possibility of pursuing alternate acquisition candidates.

        On February 28th Messrs. Yeros, Endry and Pougnet along with a representative from BCP, acting as our financial advisor, met with Mr. James Bailey, President of Operations for GTG and Ms. Catherine Babon Scanlon, CFO of GTG, in their Boulder, Colorado office. The purpose of this meeting was to discuss and learn more about the MPC operation and its current business and financial condition. The outcome of this meeting was a mutual intention to continue with the discussions regarding a prospective business combination the following day with additional GTG personnel in Los Angeles, California.

        On March 1st Messrs. Yeros, Endry and Pougnet along with a representative from BCP, acting as our financial advisor, traveled to Los Angeles for a meeting with Messrs. Scott Honour and Jordan Katz from GTG and Mr. Michael Dudrear from FBR. At this meeting, the parties discussed the respective value and synergies of a combined HyperSpace and MPC as well as each party's expectations regarding deal terms. These discussions considered a number of factors relevant to determining appropriate respective ownership and control, including relative contributions of the two enterprises in terms of assets, management, earnings, and revenues. The outcome of this meeting was an intention to proceed with due diligence but with an immediate next step of HyperSpace management meeting in-person with members of the MPC management team in order to conduct further diligence on MPC and hear management's vision for MPC.

        On March 2nd Messrs. Yeros, Endry, Pougnet and Lynch met at the GTG office in Boulder, Colorado with Mr. James Bailey and Ms. Babon Scanlon from GTG, Mr. Derek Mattson from FBR, three representatives from BCP and Messrs. Adam Lerner, Executive Vice President and Robb Warwick, CFO, from MPC. MPC provided an overview presentation of the company and its current situation. Mutual interest in pursuing a form of business combination was affirmed, a timetable for due diligence and team-members from each company were agreed and full due diligence officially begun.

        Over the next few weeks from March 2nd through March 18th, the joint working group executed the agreed timetable in order to accomplish specific milestones so that a decision by both parties regarding the prospective business combination could be made by March 18th, 2005. Many of the tasks described below were executed in parallel.

        On March 3rd GTG submitted a draft term sheet, which began negotiations regarding the issuance of shares, board composition, management composition and other relevant terms that would reflect the value each party was bringing to the prospective combined company.

        On March 4th counsel for GTG and MPC delivered a first-draft merger agreement to HyperSpace for review, and continued a process of relative valuation discussions, drafting and redrafting that would be completed by March 20th. The merger agreement set forth the terms and conditions for the merger.

        Also, on March 4th, GTG and FBR made available to HyperSpace an extensive online data room repository to be used for detailed due diligence purposes, which contained crucial documentation covering most facets of MPC's business including, but not limited to, material contracts, sales and marketing information, financials, manufacturing and suppliers, litigation, intellectual property, regulatory compliance, employment benefits and other relevant business operational data. In addition to this resource, HyperSpace also prepared our own "master due diligence list." This list contained all the items we believed should be addressed during the due diligence phase in order to gain confidence that the merger contemplated was in the best interests of our shareholders.

        From March 7th through the 9th, Messrs. Endry, Pougnet and Lynch along with two representatives from BCP and Mr. James Gumina, an HyperSpace board member acting in the capacity of independent human resources expert, traveled to MPC's facility in Nampa, Idaho and performed detailed due diligence on-site with various members of the working group from MPC, FBR and GTG. During these due diligence investigations, the HyperSpace team reviewed documents in the online data room, including legal, financial and operations data, and the data requested from our own master due diligence list also was collected. Analysis of relevant data occurred during this time frame and continued upon the team's return to Colorado and up until March 18th.

        On March 7th, we entered an agreement with Neidiger to retain their services for the purposes of rendering a fairness opinion regarding the proposed business combination transaction.

        On March 11th, members of the working group from HyperSpace and BCP reviewed all the due diligence materials and findings in order to ascertain whether HyperSpace should continue with the prospective business combination. A decision was made that the due diligence did not discover any issues that would preclude proceeding as planned.

        On March 14th, counsel representing HyperSpace and MPC completed another full draft of the merger agreement, Neidiger delivered a draft fairness opinion to HyperSpace and draft pro forma financials for the prospective combined company were completed by BCP.

        From March 15th to 16th, a representative of GTG was at the HyperSpace offices in order to perform detailed due diligence on HyperSpace on behalf of GTG and MPC.

        On March 15th, in anticipation of the scheduled March 18th board meeting, we shipped to the HyperSpace board of directors certain materials including financial, accounting and legal due diligence materials.

        On March 16th, Messrs. Yeros and Endry visited MPC's facility in Nampa, Idaho with Mr. Honour from GTG. The purpose of this meeting was for Mr. Yeros to meet more of the MPC executive and middle management.

        On March 17th, another draft of the merger agreement was circulated between HyperSpace and MPC and their respective counsel. Also on March 17th, HyperSpace management and GTG confirmed mutual agreement on the proposed deal terms and these were prepared by BCP for presentation to the HyperSpace board of directors on March 18th.

        On March 18th, the HyperSpace board of directors convened to hear recommendations from several parties and take a decision on whether or not to proceed with the proposed business combination transaction. In attendance were the following parties:

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  HyperSpace: Ms. Barbara Coy and Messrs. Yeros, Endry, Pougnet and Lynch. Messrs. Yeros and Endry are directors as well.

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  HyperSpace board of directors (outside): Ms. Rina Singer Delmonico and Messrs. Kent Swanson, David Girard, Lawrence Firestone, James Gumina and Eric Murphy.

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  MPC: Mr. Michael Adkins, chief executive officer.

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  GTG: Messrs. Scott Honour and Jordan Katz.

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  FBR: Messrs. Michael Dudrear and Derek Mattson.

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  Neidiger: Mr. Anthony Petrelli.

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  BCP: Messrs. Akey, Kohler, Spitz and Steven Bathgate.

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  EKS&H: Messrs. David Steiner and Joseph Adams.

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  McKim Capital: Mr. Bob Taggart.

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  Pali Capital: Mr. Daniel Guilfoile.

        At this meeting, Mr. Adkins presented the direction of MPC and answered questions from our board of directors regarding the proposed business combination. Mr. Petrelli presented Neidiger's fairness opinion with respect to the transaction. Mr. Akey presented the terms of the proposed transaction and the merger agreement, reviewed summary findings on diligence, presented pro forma financial analyses of the combined entity, and answered questions posed by our board of directors. Following a discussion of such, our board of directors determined that the merger and the terms of the merger agreement were advisable, fair and in the best interests of HyperSpace and its shareholders and, therefore, passed a motion to approve the merger and the merger agreement and recommend that the shareholders of HyperSpace vote in favor of the merger agreement and the merger. The motion passed along a vote of seven in favor with Mr. Endry abstaining due to a personal conflict regarding on-going employment agreement negotiations. One of the seven in-favor votes was conditional upon a loan facility being put in place for the new combined company prior to the closing date of the transaction.

        During March 19th and 20th, counsel representing HyperSpace, MPC and GTG worked with the management of HyperSpace and GTG to finalize the last remaining open items with the merger agreement. In the evening March 20th, 2005, the parties executed the definitive merger agreement, which was subsequently amended as described herein.

Reasons for the Merger

        Certain statements made in the following paragraphs regarding the potential benefits that could result from the merger are forward-looking statements based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. We urge you to read "Risk Factors" set forth elsewhere in this proxy statement.

        As mentioned above, as early as the third quarter of 2004, our management and board of directors began contemplating the prospects of merger and acquisition activity as a means of achieving various company goals. We initially considered several small businesses that we considered to be complementary to ours, but of those that were willing to be acquired, none appealed to us due to excessive valuations relative to revenues and profitability levels or limitations in perceived benefits of the acquisitions. As a result, we adjusted our plans and began to focus on larger more established companies, which resulted in the proposed merger with GTG PC Holdings.

        Our board of directors, at a meeting held on March 18, 2005, determined that the merger, the merger agreement, the exchange ratio and the transactions contemplated by the merger agreement are fair to, and in the best interests of, us and our shareholders, authorized the merger agreement to be signed and resolved to recommend that our shareholders approve the Merger Proposals pursuant to the terms of the merger agreement, as amended.

        Without limiting the generality of the foregoing, our board of directors considered the following potentially positive factors, among others, in connection with its review and analysis of the merger.

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  the views of our management as to the prospective businesses, competitive position, financial condition, and results of operations of the combined company following the merger versus us as a stand-alone entity and, in particular, the view that, in light of (i) industry and market conditions, (ii) the potential to leverage MPC Computers' historical customer base of government organizations to increase sales of our products and services, (iii) the other synergies expected to be realized from the merger, and (iv) other relevant considerations, the prospective businesses, competitive position, financial condition, and results of operations of the combined company would be better than the prospective business, competitive position, financial condition, and results of our operations as a stand-alone entity;

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  the belief of our management and board of directors that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to the parties' respective obligations, are reasonable;

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  the analyses prepared by Neidiger and BCP and presented to the board of directors, and the opinion of Neidiger that confirmed in writing that, as of March 18, 2005, and based upon and subject to the factors and assumptions set forth in its opinion (the full text of which is attached as Annex B to this proxy statement), the terms of the merger agreement were fair, from a financial point of view, to the holders of the outstanding shares of our common stock;

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  historical and recent financial data concerning MPC's and our respective businesses and financial performance;

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  the fact that MPC's management has extensive industry experience and tenure with the company;

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  MPC has an established customer base and a recognized brand in its target market;

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  the belief that the merger with MPC would help us achieve significant revenue growth and would be less dilutive to our shareholders than would several smaller acquisitions.

        Our board of directors also considered a number of risks, uncertainties and potentially negative factors in its deliberations concerning the merger. The risks, uncertainties and potentially negative factors considered by our board of directors included:

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  MPC lacks sufficient liquidity and additional capital that may be necessary to operate the combined company and may not be available to the combined company on terms acceptable to us, or at all;

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  the computer hardware industry is highly competitive, is dominated by a few key players and is experiencing decreasing rates of revenue growth;

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  MPC may not be able to achieve its revenue targets, achieve profitability, or achieve positive cash flow;

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  the risk that the merger might not be completed in a timely manner or at all;

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  the challenges of integrating the management teams, strategies, cultures and organizations of the two companies, especially in light of the physical distance between our headquarters in Greenwood Village, Colorado and MPC's headquarters in Nampa, Idaho;

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  the diversion of management's time and attention from our existing business;

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  the risk of disruption of sales momentum as a result of uncertainties created by the announcement of the merger;

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  the substantial accounting charges and cash expenditures to be incurred in connection with the merger, including costs of integrating the businesses and transaction expenses arising from the merger;

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  the risk that the merger may not be well received by customers, suppliers or employees of the two companies;

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  the risk of bringing MPC into compliance with Sarbanes Oxley;

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  the risk that, despite the efforts of the combined company, key technical and management personnel might not remain employed by the combined company; and

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  the risk that the potential benefits sought in the merger may not be fully realized, if at all.

        Our board of directors concluded that the potential benefits of the merger outweighed these potentially negative factors.

        The foregoing discussion, information and factors considered by our board of directors is not intended to be exhaustive but is believed to include all material factors considered by our board of directors. In view of the wide variety of factors considered by our board of directors, our board of directors did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. In addition, our board of directors did not reach any specific conclusions on each factor considered, or any aspect of any particular factor, but instead conducted an overall analysis of these factors. Individual members of our board of directors may have given different weight to different factors. However, after taking into account all of the factors set forth above, our board of directors agreed that the merger agreement, the terms of the merger agreement were fair to, and in the best interests of, us and our shareholders and that we should proceed with the merger.

Opinion of Neidiger

        In a meeting of our board of directors on March 18, 2005, held to evaluate the proposed transaction, Neidiger delivered to our board of directors its oral opinion, subsequently followed by delivery of a written opinion, that, as of that date and based on the assumptions made, the matters considered and the limitations on the review undertaken and described orally to the board and in the written opinion, that the terms and conditions of the merger agreement and merger are fair and reasonable from a financial point of view to our shareholders.

        The full text of the Neidiger opinion, which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B. The summary of the Neidiger opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Neidiger opinion, and encourage you to read the Neidiger opinion in its entirety. The Neidiger opinion was prepared for the benefit and use of our board of directors in connection with its evaluation of the merger and is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote, or take any other action, with respect to the merger.

        Subsequently, Neidiger was provided with copies of the May 2005 amendment to the merger agreement and MPC's consolidated financial statements for the fiscal year ended January 1, 2005, and Neidiger affirmed that there were no changes to its opinion.

Summary of Analysis Procedure

        In connection with rendering its opinion, NTB has reviewed and relied upon, or carried out, among other things, the following:

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  the initial public offering Registration Statement dated September 30, 2004 and Form 10-QSB dated December 11, 2004 as filed with the Securities and Exchange Commission for Hyperspace;

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  the Draft of Form 10-KSB for the fiscal year ended December 31, 2004 for Hyperspace;

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  public information relating to the business, operations, financial performance and stock trading history of Hyperspace;

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  the financial conditions of Hyperspace and MPC, including but not limited to their respective capital structures;

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  Confidential Private Placement Memorandum for MPC dated October 29, 2004;

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  the Agreement and Plan of Merger by and Among Hyperspace and MPC dated March 18, 2005 which outlined, among other things, the terms, conditions and mechanics of the merger transaction;

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  various other documents and information regarding Hyperspace as provided;

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  various other documents and information regarding MPC as provided;

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  discussions held with the management of Hyperspace and MPC;

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  publicly available information regarding the computer and computer software industry and various companies within the respective industries.

        Neidiger was retained based on its experience as a financial advisor in connection with mergers and acquisitions and in securities valuations generally. As part of its investment banking business, Neidiger is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes.

        The engagement letter between Neidiger and us provides that, for its services, Neidiger received an engagement fee of $25,000 upon execution of the engagement letter and $25,000 payable upon delivery of its opinion regardless of the conclusion expressed. We have also agreed to reimburse Neidiger for certain of its out-of-pocket expenses, including legal fees, and to indemnify and hold harmless Neidiger and its affiliates and any director, employee or agent of Neidiger or any of its affiliates, or any person controlling Neidiger or its affiliates for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by Neidiger as our financial advisor. Neidiger owns 1,786 shares of our common stock and warrants to purchase another 40,000 shares at $9.08 per share. Despite such ownership, the terms of the fee arrangement with Neidiger, which we and Neidiger believe are customary in transactions of this nature, were negotiated at arm's length between us and Neidiger, and our board of directors was aware of such fee arrangements. In the ordinary course of its business, Neidiger may trade in our securities for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in our securities.

Structure of the Merger and Conversion of GTG PC Holdings Interests

        The merger agreement provides for the merger of Spud Acquisition Corp., a newly formed, wholly-owned subsidiary of HyperSpace, with and into GTG PC Holdings. Upon completion of the merger, GTG PC Holdings will be a wholly-owned subsidiary of HyperSpace and Spud Acquisition Corp. will cease to exist.

        If the merger is consummated, we will issue approximately 3.7 million shares to the current owners of GTG PC Holdings. In addition, we will issue to the current owners of GTG PC Holdings an aggregate of approximately 4.27 million warrants to acquire our common stock with an exercise price of $3.00 per share and warrants to acquire an aggregate of approximately 1.28 million shares of our common stock with an exercise price of $5.50 per share. These warrants will have a ten year life.

        After the merger, as part of an overall incentive and retention plan for MPC management and to settle certain liabilities of MPC with respect to its Equity Participation and Retention Plan and employment agreements with MPC's chief executive officer and executive vice president, we will issue an aggregate of approximately 629,000 restricted shares of our common stock to MPC's management and ten year options to acquire an aggregate of approximately 951,000 shares of our common stock, of which options to acquire approximately 732,000 shares of our common stock will have an exercise price of $3.00 per share and options to acquire approximately 220,000 shares of our common stock will have an exercise price of $5.50 per share. Of the stock and options issued in satisfaction of the Equity Participation and Retention Plan, one third will be immediately vested and the remaining amounts will vest in two equal six-month periods commencing after the consummation of the merger. Any members of MPC management who leave the combined entity before the stock and options issued in satisfaction of the Equity Participation and Retention Plan become vested will forfeit such unvested stock and options and such unvested stock and options will revert back to us. The stock and options issued to MPC's chief executive officer and executive vice president pursuant to their employment agreements will not be subject to vesting requirements.

Interests of Certain Persons in the Merger

        You should be aware that certain members of our management and board of directors have interests in the merger that may be in addition to or different from the interests of HyperSpace shareholders generally. These interests may create potential or actual conflicts of interest for these directors and officers. These interests include the following:

Continuing Directors and Management

        As a result of the merger, certain of our management and board of directors will remain in management positions and/or continue in service as members of our board of directors, while others will resign as directors and/or terminate their employment as management.

        As a result of the merger, we expect that John P. Yeros, David E. Girard, Kent Swanson and Eric D. Murphy will continue to serve as HyperSpace directors. Rina Singer Delmonico, James M. Gumina, Mark J. Endry and Lawrence D. Firestone are expected to resign from our board of directors. Mr. Yeros, Mr. Girard, and Mr. Swanson, none of whom shall serve as the chair of the Audit and Corporate Governance Committee, will continue to be entitled to the compensation and incentive payments received by directors as discussed subsequently on page     of this proxy statement, under the heading "Board of Directors Compensation."

        As a result of the merger, John P. Yeros and Mark A. Pougnet will continue as officers of HyperSpace. Patricia M. Lee, our chief operating officer, and Mark J. Endry, our chief executive officer, will terminate their employment and leave HyperSpace. Mr. Yeros will serve as the chief executive officer of HyperSpace and will continue to be entitled to the compensation arrangement set forth in his Amended & Restated Founder's Employment Agreement discussed subsequently on page    of this proxy statement. Mr. Pougnet will continue to serve as the chief financial officer, secretary and treasurer of HyperSpace, as an employee at will, and is entitled to a base compensation of approximately $180,000 per year, plus bonus and incentive compensation as may be determined by the board of directors from time to time.

Severance Arrangements

        We expect to enter into severance arrangements with our directors who are resigning from our board of directors. The terms of such severance arrangements have not yet been finalized.

Completion and Effectiveness of the Merger

        The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including the approval and adoption of the merger agreement, as amended, and merger by the members of GTG-Micron, the parent of GTG PC Holdings, and the approval of the Merger Proposals by our shareholders. The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware. We and GTG PC Holdings are working toward completing the merger as quickly as practicable and expect to complete the merger during the third calendar quarter of 2005 if the merger is approved by shareholders.

Business Relationship Between HyperSpace and MPC

        Effective as of March 20, 2005, in connection with the execution of the merger agreement, we entered into a one-year non-exclusive reseller agreement with MPC in order to permit MPC to sell our products in advance of the proposed merger. Under the terms of the Reseller Agreement, MPC will pay no commission to us for the first $750,000 of software licenses sold under the reseller agreement during the one-year term. Thereafter, MPC will pay to us a 75% commission on all software licenses sold under the reseller agreement.

Accounting Treatment of the Merger

        We intend to account for the merger as a purchase transaction for financial reporting and accounting purposes under SFAS 141 "Business Combinations". After the merger, the consolidated results of operations of GTG PC Holdings will be included in our consolidated financial statements and GTG PC Holdings will become our wholly-owned subsidiary. The purchase price is equal to the aggregate merger consideration of common stock and fair value of warrants issued to GTG PC Holdings' current owners plus deal costs. This will be allocated to the fair values of the GTG PC Holdings' assets acquired and its liabilities assumed by us. Any amount in excess of the fair values of GTG PC Holdings' assets and liabilities will be allocated to goodwill. These allocations will be based upon an independent third party valuation and other studies that have not yet been finalized.

        In terms of EITF 99-12 "Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination", we have used the price of $3.21 per share for the determination of the purchase price, which is the average closing price of our common stock on the American Stock Exchange over four business days from March 17 to March 22, 2005 being two days before and after the merger was announced.

        Proposed Merger Transaction:    We currently have 3,732,432 shares of common stock outstanding and 3.6 million outstanding warrants issued as part of our IPO. To consummate the merger we will issue 3,670,716 shares to the current owners of GTG PC Holdings. Accordingly, following the transaction, our current shareholders will own 50.4% and GTG PC Holdings' current owners will own 49.6% of the combined entity.

        In addition, we plan to issue warrants to acquire an aggregate of approximately 4.27 million shares of our common stock at an exercise price of $3.00 per share and warrants to acquire an aggregate of approximately 1.28 million shares of our common stock at $5.50 per share to the current owners of GTG PC Holdings. These warrants will have a ten year life. On a fully diluted basis, assuming the conversion of our debt, the exercise of all stock options and warrants and the exercise of warrants to acquire 3.6 million shares of our common stock issued in connection with our initial public offering of common stock, our current shareholders will own approximately 55% of the combined entity and the current owners of GTG PC Holdings will own approximately 38% of the combined entity.

        Board of Directors and Officers/Senior Management of the Merged Entity:    The post merger board of directors will consist of seven members, four of which will be held by certain of our existing board members. Three will be held by individuals proposed by GTG Micron. The board members proposed by GTG Micron will have to be accepted by our current nominating committee which consists of all of our independent directors. In addition, as per the proposed nomination of directors found elsewhere in this document, two of the directors nominated by GTG Micron will have a term which will expire in 2006. None of the terms of our remaining board members expire in 2006 and only two expire in 2007.

        The merged entity will have three officers. Two of our existing officers, our Chairman and chief executive officer who will retain their positions in the merged entity. Our Chairman will become the merged entity's chief executive officer and the chief executive officer of MPC will become the President of the combined entity. Our Chairman has an Employment Agreement which expires on December 31, 2005 and is renewable for one year terms. Our chief financial officer is currently employed under a letter agreement. The Compensation Committee intends to negotiate a formal Employment Agreement with the chief financial officer. MPC's chief executive officer is employed pursuant to an employment agreement which will be assumed by the combined entity.

        MPC Management Incentives:    After the merger, as part of an overall incentive and retention plan for MPC management and to settle certain liabilities of MPC with respect to its Equity Participation and Retention Plan and employment agreements with MPC's chief executive officer and executive vice president, we will issue an aggregate of approximately 629,000 restricted shares of our common stock to MPC's management and ten year options to acquire an aggregate of approximately 952,000 shares of our common stock, of which options to acquire approximately 732,000 shares of our common stock will have an exercise price of $3.00 per share and options to acquire approximately 220,000 shares of our common stock will have an exercise price of $5.50 per share. Of the stock and options issued in satisfaction of the Equity Participation and Retention Plan, approximately one third will be immediately vested and the remaining amounts will vest in approximately two equal six-month periods commencing after the consummation of the merger. Any members of MPC management who leave the combined entity before the stock and options issued in satisfaction of the Equity Participation and Retention Plan become unrestricted or vested will forfeit such stock and options and such stock and options will revert back to us. The stock and options issued to MPC's chief executive officer and executive vice president pursuant to their employment agreements will not be restricted or subject to vesting requirements.

        SFAS 141:    This accounting statement requires that one of the entities involved in the business combination be designated as the acquiring entity. We anticipate that HyperSpace will be the accounting acquirer in accordance with SFAS 141 paragraph 17. In reviewing the tests of paragraph 17, we believe that most of the four conditions are met:

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  The relative voting rights after the merger will be HyperSpace shareholders 50.4% to GTG Micron's 49.6%. On a fully diluted basis, our current shareholders will own 55% of the merged entity while the current owners of GTG PC Holdings will own 38% of the merged entity. Other than an agreement by certain members of our board of directors and executive officers to vote in favor of the proposed merger, there are no other voting agreements in place.

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  Of GTG Micron's membership interest in the combined entity, two owners will own 48.7% of the outstanding stock after the merger. Their ownership percentages of the 48.7% will be 24.8% and 23.9%. It is our understanding that these two shareholders would not vote as a block of stock. In addition, the larger of these two blocks is a limited liability company which intends to distribute the stock received to 20 to 30 individuals thereby significantly diluting the amount held by any one individual. Of the current HyperSpace shareholders, the current Chairman is expected to be the largest individual shareholder after the merger at approximately 10%. All directors and officers after the merger, and after the issuance of stock to MPC's management, will collectively own approximately 21% of the combined entity.

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  The composition of the governing body will be four HyperSpace board members to three nominated by GTG Micron. The four HyperSpace board members have longer terms that the non-HyperSpace board of director nominees.

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  The composition of the senior management will be primarily that of HyperSpace's senior management. The three officers are or will be covered by Employment Agreements.

Board of Directors and Management Following the Merger

        We have agreed that following the merger our board will have seven members. Four of the members were members of our board before the merger. The other three members will be designated by GTG PC Holdings and approved by our nominating committee.

        We expect that the following individuals will serve on our board of directors following completion of the merger and subject to approval by our shareholders at the annual meeting:

        John P. Yeros, David E. Girard, Kent Swanson and Eric D. Murphy.

        Rina Singer Delmonico, James M. Gumina, Mark J. Endry and Lawrence D. Firestone are expected to resign from the HyperSpace board of directors upon consummation of the merger.

        We believe that GTG PC Holdings will designate the following individuals to serve on our board of directors following completion of the merger:

        Angela Blatteis, Jordan W. Katz and David A. Young, who we expect to become the chairman of the audit and corporate governance committee. Ms. Blatteis and Mr. Katz are affiliated with GTG, while Mr. Young would meet the AMEX independence standards.

        Pursuant to our bylaws, our directors remaining in office, on the recommendation of our nominating committee, will fill the vacancies created by the expected resignations of Ms. Delmonico and Messrs. Gumina, Endry and Firestone by appointing the persons designated by GTG PC Holdings, each to serve the remaining term of the director he or she replaced.

Regulatory Filings and Approvals Required to Complete the Merger

        We are not aware of any material governmental or regulatory approval required for completion of the merger, other than the effectiveness of the registration statement of which this proxy statement is a part, and compliance with the Colorado Business Corporation Act, the Delaware General Corporation Law, and the Delaware Limited Liability Company Act.

Registration Rights and Restrictions on Sales of Shares Issued in the Merger

        The shares of our common stock to be issued in connection with the merger will not be registered under the Securities Act of 1933, or Securities Act. However, pursuant to the Registration Rights Agreement to be entered into at the closing of the merger, a form of which is attached to this proxy statement at Annex C, such shares, the common stock issuable upon exercise of the warrants issued in the merger and certain other shares of common stock held by certain existing shareholders (whether such shares are currently held or issuable upon conversion of our convertible securities (e.g., option or warrants)) must be registered under the Securities Act upon the occurrence of certain conditions specified in the Registration Rights Agreement.

        Upon completion of the merger, assuming the exercise of all warrants issued in the merger, and the exercise or conversion of convertible securities held by certain existing shareholders, the holders of an aggregate of approximately 980,000 shares of our common stock, as more specifically set forth in the Registration Rights Agreement, will be entitled to the certain rights with respect to the registration of such shares under the Securities Act. In summary, the Registration Rights Agreement gives certain holders of our common stock the following registration rights:

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  On or prior to December 31, 2005, holders obtaining their shares of common stock as a result of the merger, or upon the exercise of the warrants issued in the merger, can require, upon not less than 30 days written notice, that we use all commercially reasonable efforts to effect the registration of such shares (or a pro rata portion of such shares) pursuant to a registration statement filed with the SEC, on any available form. Subject to certain other limitations, we are required to make only one such demand registration.

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  After December 31, 2005, holders having registration rights under the Registration Rights Agreement may require, upon not less than 30 days written notice, that we use all commercially reasonable efforts to effect the registration of such shares (or a pro rata portion of such shares) pursuant to a registration statement filed with the SEC, on any available form. Subject to certain other limitations, we are required to make only two such demand registrations (or three if no demand registration was requested prior to December 31, 2005).

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  After December 31, 2005, if we determine to register any of our securities, we must notify the holders having registration rights under the Registration Rights Agreement of such registration at least 15 days prior to the filing of such registration statement with the SEC, and include in such registration the holders' shares (or a pro rata portion of such shares) requested to be registered.

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  After the one year anniversary of the merger, and subject to the availability to us of Form S-3, a majority of the holders having registration rights under the Registration Rights Agreement may require, upon not less than 15 days written notice, that we use all commercially reasonable efforts to effect the registration on Form S-3 if the reasonably anticipated aggregate price to the public of such offering would be not less than $750,000. Subject to certain other limitations, we are required to make only two such Form S-3 registrations.

        The registration rights granted pursuant to the Registration Rights Agreement, unless earlier terminated pursuant to the specific provisions of the Registration Rights Agreement, all terminate the earlier to occur of when the holders are able to sell their shares of common stock (i) pursuant to Rule 144(k), without restriction; or (ii) pursuant to other provisions of Rule 144 if the holders hold less than 1% of our voting securities. The registration rights granted pursuant to the Registration Rights Agreement are also subject to certain limited rights of our board of directors, or the underwriters involved in an underwritten offering, to delay the registration, or reduce (pro rata) the participation of the holders in any particular registration. We will bear most of the costs associated with any registered offering made in connection with the exercise by the holders of the registration rights granted under the Registration Rights Agreement.

Dissenters' Rights

        Because HyperSpace's common stock is listed on the American Stock Exchange, our shareholders are not entitled to dissenters' rights or rights of appraisal for their shares under the Colorado Business Corporation Act in connection with the merger.

Preemptive Rights

        HyperSpace's shareholders are not entitled to any preemptive rights with respect to the HyperSpace common stock to be issued in the merger.

Voting Agreement

        As an inducement to GTG-Micron and GTG PC Holdings to enter into the merger agreement with us, certain of our executive officers and directors, spouses of such executive officers and directors and entities controlled by them who collectively own approximately 26.4% of our outstanding shares of common stock entered into an Irrevocable Proxy and Voting Agreement dated as of March 21, 2005 with GTG-Micron and GTG PC Holdings, a form of which is attached to this proxy statement at Annex D. Pursuant to the Voting Agreement, those shareholders have agreed to vote all of the shares of common stock of HyperSpace owned by them at the time of the meeting in favor of the Merger Proposals and against any alternative transaction, and have granted an irrevocable proxy to vote their shares as such. On March 30, 2005, each of GTG-Micron and GTG PC Holdings assigned their rights under the Voting Agreement to Mr. Alec E. Gores, Chairman of GTG, for administrative convenience.

        Under the Voting Agreement (after giving effect to the assignment by each of GTG-Micron and GTG PC Holdings of their rights thereunder to Mr. Gores), the shareholders have agreed that, prior to the termination date of the Voting Agreement, at any meeting of the shareholders of HyperSpace, however called, and in any written action by consent of shareholders of HyperSpace, unless otherwise directed in writing by Mr. Gores, such shareholders shall cause the share held by them to be voted:

          (a)   in favor of the merger, the execution and delivery by us of the merger agreement and the adoption and approval of the merger agreement and the terms thereof, in favor of each of the other actions contemplated by the merger agreement and in favor of any action in furtherance of any of the foregoing;

          (b)   against any action or agreement that would result in a breach of any representation, warranty or covenant of ours in the merger agreement; and

          (c)   against the following actions (other than in connection with the merger and the transactions contemplated by the merger agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving us or any subsidiary we may create; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of our rights or other of our assets; (iii) any reorganization, recapitalization, dissolution or liquidation of HyperSpace; (iv) any change in a majority of our board of directors; (v) any amendment to our articles of incorporation or bylaws; (vi) any material change in our capitalization or our corporate structure or issuance of any shares by us; and (vii) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the merger or any of the other transactions contemplated by the merger agreement or the Voting Agreement.

        Additionally, prior to the termination of the Voting Agreement, each shareholder party thereto agreed that it would not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the foregoing.

        Furthermore, pursuant to the Voting Agreement, during the period from the date of the Voting Agreement through its termination, each of the shareholders party thereto has agreed that it shall not, directly or indirectly, cause or permit any transfer other than certain permitted transfers or by operation of law. Under the Voting Agreement, a shareholder shall be deemed to have effected a "transfer" of a security if such shareholder directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any person other than Mr. Gores; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any person other than Mr. Gores; or (iii) reduces such shareholder's beneficial ownership of, interest in or risk relating to such security other than by operation of law. Additionally, each shareholder agreed to give, immediately upon execution of the Voting Agreement, irrevocable instructions to any broker holding its shares owned by them under a 10b5-1 Plan to terminate sales under such plan.

        Each shareholder also agreed, during the period from the date of the Voting Agreement through its termination, that it would ensure that other than as contemplated by the Voting Agreement: (a) none of the shares held by such shareholder would be deposited into a voting trust; and (b) no proxy would be granted, and no voting agreement or similar agreement would be entered into, with respect to any of the shares held by such shareholder.

        Finally, each shareholder agreed that, during the period from the date of the Voting Agreement through its termination, such shareholder would not, in his or her capacity as a shareholder of HyperSpace, directly or indirectly, and such shareholder would ensure that such shareholder's representatives would not, directly or indirectly: (a) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal (as defined in the merger agreement) or take any action that could reasonably be expected to lead to an Acquisition Proposal; (b) furnish any information regarding the HyperSpace, Spud Acquisition Corp. or GTG PC Holdings to any person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could lead to an Acquisition Proposal; (c) engage in discussions or negotiations with any person with respect to any Acquisition Proposal; (d) approve, endorse or recommend any Acquisition Proposal; or (e) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Proposal. Each shareholder agreed to immediately cease and discontinue, and each shareholder agreed to ensure that its representatives would immediately cease and discontinue, any existing discussions with any person that relate to any Acquisition Proposal.

        The Voting Agreement terminates on the earlier to occur of: (i) the date upon which the merger agreement is validly terminated in accordance with section 9.1 of the merger agreement; or (ii) the date upon which the merger becomes effective.

THE MERGER AGREEMENT

        The following summary describes the material provisions of the merger agreement, as amended. The provisions of the merger agreement are complicated and not easily summarized. This summary may not contain all of the information about the merger agreement that is important to you. The merger agreement and the May 2005 Amendment thereto are attached to this proxy statement as Annex A and are incorporated by reference into this proxy statement. We encourage you to read the merger agreement and the amendment carefully in their entirety for a more complete understanding of the merger agreement. The merger agreement has been included to provide you with information regarding its terms. The merger agreement contains representations and warranties made by the parties to each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the merger agreement. While HyperSpace does not believe that the disclosure schedules contain information that it is required to disclosure pursuant to applicable securities laws, other than information that has already been publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached merger agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in HyperSpace's general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in HyperSpace's public disclosures.

General

        The merger agreement, as amended, provides for the merger of Spud Acquisition Corp., a newly formed, wholly-owned subsidiary of HyperSpace, with and into GTG PC Holdings. GTG PC Holdings will survive the merger and become a wholly-owned subsidiary of HyperSpace and Spud Acquisition Corp. will cease to exist.

Issuance of Shares, Warrants and Options in the Merger

        If the merger is consummated, we will issue approximately 3.7 million shares to the current owners of GTG PC Holdings. In addition, we will issue to the current owners of GTG PC Holdings an aggregate of approximately 4.27 million warrants to acquire our common stock with an exercise price of $3.00 per share and warrants to acquire an aggregate of approximately 1.28 million shares of our common stock with an exercise price of $5.50 per share. These warrants will have a ten year life.

        After the merger, as part of an overall incentive and retention plan for MPC management and to settle certain liabilities of MPC with respect to its Equity Participation and Retention Plan and employment agreements with MPC's chief executive officer and executive vice president, we will issue an aggregate of approximately 629,000 restricted shares of our common stock to MPC's management and ten year options to acquire an aggregate of approximately 951,000 shares of our common stock, of which options to acquire approximately 732,000 shares of our common stock will have an exercise price of $3.00 per share and options to acquire approximately 220,000 shares of our common stock will have an exercise price of $5.50 per share. Of the stock and options issued in satisfaction of the Equity Participation and Retention Plan, one third will be immediately vested and the remaining amounts will vest in two equal six-month periods commencing after the consummation of the merger. Any members of MPC management who leave the combined entity before the stock and options issued in satisfaction of the Equity Participation and Retention Plan become vested will forfeit such unvested stock and options and such unvested stock and options will revert back to us. The stock and options issued to

MPC's chief executive officer and executive vice president pursuant to their employment agreements will not be subject to vesting requirements.

Representations and Warranties

        The merger agreement, as amended, contains a number of customary representations and warranties made by us, on the one hand, and GTG PC Holdings, on the other, regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the merger. These representations and warranties relate to the following subject matters with respect to each party:

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  existence and qualification to conduct business and standing and power;

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  authority to enter into and perform obligations under the merger agreement and enforceability of the merger agreement;

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  that the execution, delivery, and performance by the parties will not violate any law or conflict with or violate and agreement or the parties, or constitute a breach of any contract of the parties;

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  that each of the parties has obtain the required consents to the merger agreement;

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  capital structure;

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  absence of certain changes or events;

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  ownership of subsidiaries;

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  organization and authority of subsidiaries;

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  accuracy of financial statements and maintenance of system of internal accounting and other controls;

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  absence of material undisclosed liabilities;

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  effectiveness of contracts;

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  ownership of property;

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  absence of litigation or any judgments, decrees or orders;

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  absence of restrictions on business activities;

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  tax matters;

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  governmental authorizations obtained and effectiveness;

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  intellectual property matters;

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  environmental matters;

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  compliance with laws;

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  employee benefits and labor matters;

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  insurance coverage;

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  transactions with affiliates;

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  payment of fees to finders or brokers in connection with the merger agreement;

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  absence of improper payments to government officials or other violations of other laws;

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  relationships with customers and suppliers;

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  completeness of representations and disclosures; and

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  accuracy of the information supplied for this proxy statement.

        We also represented and warranted to GTG PC Holdings regarding the accuracy and completeness of our filings with the Securities and Exchange Commission.

        The representations and warranties of HyperSpace and GTG PC Holdings contained in the merger agreement expire upon completion of the merger.

Conduct of Business Before Completion of the Merger

        Each of HyperSpace and GTG PC Holdings has agreed on behalf of itself and its subsidiaries that, until the earlier of the completion of the merger or termination of the merger agreement, or unless the other party consents in writing, it will, and it will cause its subsidiaries:

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  to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted;

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  to pay or perform its obligations in the ordinary course of business consistent with past practice;

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  to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve in all material respects its relationships with customers, suppliers, distributors, and others having business dealings with it;

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  to notify the other party of any material event or occurrence not in the ordinary course of its or its subsidiaries business and of any event that is reasonably expected to be materially adverse to its financial condition, results of operations, properties or assets, taken as a whole;

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  not to declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its securities, or split, combine or reclassify any of its securities;

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  not to grant any options or other rights to acquire capital stock or other securities or accelerate, amend or change the period of exercisability or vesting of any options issued under any of the option or incentive plans, or authorize cash payments in exchange for any such options issued under any of option, equity participation, or other incentive plans, or purchase any of its own securities;

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  not to issue, grant, deliver or sell, or authorize or propose the issuance, grant, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

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  not adjust, split, combine or reclassify, or take any other similar action with respect to, any of its securities;

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  not, directly or indirectly, repurchase, redeem or otherwise acquire an its own securities, or enter into any agreement, understanding or arrangement with respect to the sale or voting of any of its securities;

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  except in the ordinary course of business, not to make any material loans, advances or capital contributions to, or investments in, any other entity;

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  not acquire or agree to acquire by merging or consolidating with, or by purchasing any interest in or assets of, or by any other manner, any business or any entity, or otherwise acquire or agree to acquire any assets other than in the ordinary course of business;

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  not to sell, lease, license, mortgage or otherwise encumber or otherwise dispose of any of its material properties or assets, except as required to carry on its business in the usual, regular and ordinary course, consistent with past practices;

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  subject to certain exceptions, not to change any severance or termination pay to, or enter into any employment, termination or severance arrangement with, any director, officer, consultant or employee, other than in the ordinary course of business;

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  subject to certain exceptions, not to enter into any employment, deferred compensation or other similar agreement (or any amendment to any existing agreement) with any director, officer or employee, other than in the ordinary course of business;

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  not to enter into any employment agreement with an individual providing for annual compensation in excess of $100,000;

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  subject to certain exceptions, not to increase or decrease benefits payable under any existing severance or termination pay policies, except as required by law;

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  not to increase compensation, bonus or other benefits payable to directors, officers, consultant or employees, other than in the ordinary course of business;

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  not to adopt any new benefit arrangement;

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  not to otherwise amend or modify, any existing benefit arrangement, except to the extent required by applicable law;

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  not to amend or propose to amend its, or any of its subsidiaries' organization documents, except as contemplated by the merger agreement;

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  not to incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or entity other than pursuant to credit agreements in effect as of the date of the merger agreement;

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  not to initiate, compromise, or settle any material litigation or arbitration proceeding;

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  not to enter into, or otherwise modify, amend or violate in any material respect, or terminate any material contract or waive, release or assign any material rights or claims;

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  not to make or change any material tax election, settle, adopt or change any material accounting method in respect of taxes (except insofar as such adoption or change may be required by GAAP);

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  not to enter into any closing agreement, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any material taxes, or compromise any material tax liability or claim or amend any material tax return;

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  subject to certain exceptions, not to change any method of accounting or any accounting principle or practice, except for any such change required by reason of a change in GAAP;

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  not to make or commit to make any capital expenditures, except to the extent consistent with and within the limits of the capital expenditures budget delivered to the other party;

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  not to authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution, or any plan of division or share exchange involving either party or any of its subsidiaries;

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  not to materially change the amount of any insurance coverage provided by existing insurance policies; and

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  not take, or agree in writing or otherwise to take any of the actions described in above.

        In addition, HyperSpace has agreed on behalf of itself and its subsidiaries that, until the earlier of the completion of the merger or termination of the merger agreement, or unless the other party consents in writing, it will, and it will cause its subsidiaries:

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  not to adopt, implement or amend any shareholder rights plan that could have the effect of impeding or restricting the consummation of the transactions contemplated by the merger agreement; and

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  not to permit Spud Acquisition Corp. to have any operations or incur any liabilities, other than liabilities arising out of the organization of the respective companies and liabilities incurred in connection with the transactions contemplated by the merger agreement;

        In addition, GTG PC Holdings has agreed on behalf of itself and its subsidiaries that, until the earlier of the completion of the merger or termination of the merger agreement, or unless the other party consents in writing, it will, and it will cause its subsidiaries not to pay any amounts under the management agreement.

HyperSpace and GTG PC Holdings are Prohibited from Soliciting Other Offers

        Subject to certain exceptions described below, each of HyperSpace and GTG PC Holdings have agreed that it and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, employees or other agents of theirs to, directly or indirectly:

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  solicit, encourage, initiate, or otherwise facilitate any inquiries or the making of any proposal or offer with respect to or relating to an acquisition proposal;

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  conduct any discussions, enter into any negotiations, agreements, understandings or transactions, or provide any information to any person (other than to the other party hereto and its representatives) with respect to or relating to an acquisition proposal; or

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  provide any non-public financial or other confidential or proprietary information regarding it or any of its subsidiaries (other than to the other party hereto and its representatives).

        As defined in the merger agreement, an acquisition proposal is any bona fide offer or proposal, whether or not in writing, for the:

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  direct or indirect acquisition or purchase of a business or assets that constitutes 20% or more of the net revenues, net income or the assets (based on the fair market value thereof) of such party and its subsidiaries, taken as a whole;

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  direct or indirect acquisition or purchase of 20% or more of any class of equity securities or capital stock of such person or any of its subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of such party and its subsidiaries, taken as a whole, or

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  merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, exchange offer, recapitalization, stock repurchase program or other similar transaction that if consummated would result in any person or persons beneficially owning 20% or more of any class of equity securities of such party or any of its subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of such party and its subsidiaries, taken as a whole, other than the transactions contemplated by the merger agreement.

Consideration of Other Acquisition Proposals

        Prior to the approval by our shareholders or the members of GTG-Micron of the merger, each party may furnish information concerning its business, properties or assets to any person pursuant to appropriate confidentiality agreements (which shall be no more permissive than the confidentiality agreement we have entered into with GTG PC Holdings), and may negotiate and participate in discussions and negotiations with such entity or group concerning an acquisition proposal if:

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  such person has, on an unsolicited basis, submitted a bona fide acquisition proposal in writing to either ours or GTG PC Holdings' board of directors, which such board determines in good faith, consistent with advice of its financial advisors, (i) is capable of being and likely to be funded on the disclosed terms and (ii) is likely to be consummated in accordance with its terms; and

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  the board of directors of the applicable party determines in good faith that the failure to take such action could reasonably be expected to violate its fiduciary duties to its shareholders or members, as applicable, under applicable law after having consulted with its outside legal counsel, its financial advisor or another investment banking firm, that the acquisition proposal is superior, from a financial point of view, to the merger for its shareholders or members, as applicable.

        A party that receives an acquisition proposal must immediately notify the other party of the existence of any proposal, discussion, negotiation or inquiry in respect of an acquisition proposal, and must immediately communicate to the other party the material terms of any proposal, discussion, negotiation or inquiry which it, any of its subsidiaries or any of their respective representatives may receive and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation, and shall promptly communicate to the other party the status and details of such proposal, discussion or inquiry. The party considering an acquisition proposal will keep the other party fully informed, on a current basis, of the status and terms of any due diligence inquiry and related discussions in respect of an acquisition proposal, and will simultaneously provide to the other party any non-public information concerning it provided to any third party which was not previously provided to the other party.

        Except as set forth below, neither of the parties' boards of directors or any committee of such boards shall:

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  withdraw or modify, or propose to withdraw or modify, or take any action in furtherance of the withdrawal or modification, in a manner adverse to the other party, the approval or recommendation by such board of directors or any such committee, of the merger agreement or the merger;

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  approve or recommend or propose to approve or recommend or take any action in furtherance of approval or recommendation of, any acquisition proposal; or

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  enter into any agreement with respect to any acquisition proposal.

        Notwithstanding the foregoing, prior to the approval by our shareholders or the members of GTG-Micron of the merger, each of the parties' respective board of directors may withdraw or modify its approval or recommendation of the merger agreement or the merger, approve or recommend an unsolicited superior acquisition proposal, or enter into an agreement with respect to an unsolicited superior acquisition proposal if (i) the party receiving the unsolicited superior proposal first gives written notice to the other party stating that it has received a superior acquisition proposal which it intends to accept, specifying the terms and conditions of such superior proposal, and identifying the person making such superior proposal; and (ii) the party desiring to pursue the superior proposal shall have caused its financial and legal advisors to negotiate in good faith with the other party to make such adjustments in the terms and conditions set forth in the merger agreement as would enable the other party to proceed with the transactions contemplated hereby on such adjusted terms. An acquisition proposal is considered superior if it involves:

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  the direct or indirect acquisition or purchase of a business or assets that constitutes 50% or more of the net revenues, net income or the assets of such party and its subsidiaries, taken as a whole; or

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  the direct or indirect acquisition or purchase of 20% or more of any class of equity securities or capital stock of such person or any of its subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of such party and its subsidiaries, taken as a whole; or

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  the merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, exchange offer, recapitalization, stock repurchase program or other similar transaction that if consummated would result in any person or persons beneficially owning 20% or more of any class of equity securities of such party or any of its subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of such party and its subsidiaries, taken as a whole.

        Nothing in the merger agreement permits either party to enter into any agreement, arrangement or understanding with any third party providing for the payment of fees or reimbursement of expenses in the event the other party makes a proposal in response to such superior proposal. Neither party shall be entitled to enter into any agreement with respect to a superior acquisition proposal unless and until the merger agreement is terminated in accordance with its terms and such party has paid all amounts due to the other party pursuant to merger agreement. See "Merger Agreement—Termination of the Merger Agreement."

American Stock Exchange Listing

        We have agreed to use commercially reasonable efforts to cause the shares of our common stock issued to holders of limited liability company interests of GTG PC Holdings in connection with the merger to be authorized for listing on the American Stock Exchange before the completion of the merger, subject to official notice of issuance. In addition, the respective obligations of HyperSpace and GTG PC Holdings to complete the merger are subject to the shares of our common stock to be issued in connection with the merger having been authorized for listing on the American Stock Exchange.

Registration Rights Agreement

        On or prior to the date of Closing, we will enter into a registration rights agreement with GTG Micron Holding Company, its members, participants in the MPC equity participation plan and certain of our officers and directors, substantially in the form attached hereto as Annex C. The registration rights agreement is described more fully on page    of this proxy statement.

Termination of Management Agreement

        The management agreement between Gores Technology Group, GTG PC Holdings and its subsidiaries and MPC will be terminated at closing and all accrued but unpaid obligations since January 1, 2005 will be terminated and released.

Conditions to Completion of the Merger

        The obligations of each party to the merger agreement, as amended, to effect the merger and otherwise consummate the transactions contemplated by the merger agreement, as amended are subject to the satisfaction of the following conditions, any of which may be waived, in writing, by agreement of the parties:

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  The Merger Proposals shall have been approved by our shareholders and the merger agreement, as amended, and the transactions contemplated thereby shall have been approved by the members of GTG-Micron.

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  No governmental authority or federal, state or foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law that is in effect and that has the effect of making the merger illegal or otherwise prohibiting consummation of the merger.

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  The shares of our common stock issuable in connection with the merger and pursuant to certain employment agreements and the MPC equity participation plan, which will be assumed by HyperSpace, shall have been authorized for listing on the American Stock Exchange, upon official notice of issuance.

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  All of the authorizations, consents and approvals required to complete the merger shall have been obtained or waived.

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  The representations and warranties of the parties set forth in the merger agreement, as amended, shall be true and correct in all material respects as of the effective time of the merger; and the parties shall have received a certificate signed on behalf of the other party by the chief executive officer and the chief financial officer of the other party to such effect.

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  The parties shall have performed or complied in all material respects with all obligations required to be performed or complied with by it under the merger agreement, as amended, at or prior to the effective time of the merger; and the parties shall have received a certificate signed on behalf of the other party by the chief executive officer and the chief financial officer of the other party to such effect.

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  The parties shall have received a legal opinion from the other party's legal counsel providing customary legal opinions with respect to the merger.

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  The parties shall have received a certificate issued by the Secretary of State of the state in which the other party and its subsidiaries were organized as to their good standing.

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  All parties shall have entered into the registration rights agreement, a form of which is attached hereto as Annex C.

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  Each party shall have received from the other the opinion of such other party's auditors that their financial statements present fairly our financial position for the periods indicated in accordance with generally accepted accounting procedures.

        The obligations of GTG PC Holdings to effect the merger and otherwise consummate the transactions contemplated by the merger agreement are also subject to the satisfaction of each of the following conditions, any of which may be waived in writing by GTG PC Holdings:

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  The shares of our common stock and warrants shall have been issued to participants in the MPC Computer's equity participation plan.

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  Certain of our directors and officers shall have resigned as required by the merger agreement.

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  We must have minimum cash and net working capital in an amount determined by the following formula: (i) if the effective time of the merger occurs on or before July 31, 2005, at least $3,250,000 in cash and net working capital of at least $2,750,000, (ii) if the effective time of the merger occurs between August 1, 2005 and September 30, 2005, the requirements set forth in (i) above shall be reduced by $16,667 per day for each day after July 31, 2005, and (iii) if the effective time of the merger occurs October 1, 2005 or later, at least $2,000,000 in cash and net working capital of at least $1,500,000 with each requirement being reduced by $16,667 per day for every day after September 30, 2005. Additionally, the cash requirements shall be reduced dollar for dollar by the amount of cash payments we make on certain of our outstanding convertible promissory notes prior to the effective time of the merger.

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  We shall have amended our by-laws to provide for a board of directors composed of seven members and we shall have taken all actions necessary to have appointed the three designees of GTG PC Holdings to our board of directors.

Termination of the Merger Agreement

        The merger agreement, as amended, may be terminated and the transactions contemplated by the merger agreement may be abandoned at any time prior to the effective time of the merger (notwithstanding approval of the agreement by our shareholders) (i) by mutual written consent; (ii) by either party if the merger has not been consummated on or before November 30, 2005, unless fraud or breach of any provision of the merger agreement by the terminating party results in the failure of the merger to be consummated by such time; or (iii) by either party if there shall be (A) any statute, rule or regulation enacted or promulgated by any governmental authority which prohibits the consummation of the merger or otherwise prohibits the transactions contemplated by the merger agreement or (B) any order is in effect precluding the parties from consummating the merger is entered and such order shall have become final and non-appealable.

        In addition, either party may terminate the merger agreement if:

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  the other party's board of directors has failed to recommend or shall have withdrawn, or modified in a manner adverse to the terminating party its approval or recommendation of the merger agreement or the merger, approved or recommended a superior acquisition proposal, or resolved to do any of the foregoing;

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  the other party enters into, or publicly announces its intention to enter into, a definitive agreement or an agreement in principle with respect to a superior acquisition proposal;

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  the merger agreement, as amended, is not approved and adopted by our shareholders, on the one hand, or the members of GTC-Micron Holding Company, on the other hand, prior to November 30, 2005;

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  the other party breaches any representation, warranty, covenant or agreement on its part contained in the merger agreement, as amended, that it fails to cure within ten (10) business days after written notice thereof is given to the terminating party; or

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  the other party's board of directors authorizes such party, subject to complying with the terms of the merger agreement, to enter into an agreement concerning a superior acquisition proposal; provided, however, that such party complies with provisions in the merger agreement regarding such situation and it pays the other party the termination fee required to be paid pursuant to the terms of the merger agreement.

Effect of Termination

        In the event of the termination of the merger agreement by mutual agreement of the parties, the merger agreement shall become void and of no further force or effect with no liability on the part of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto, except for the payment of the termination fee described below.

Payment of Termination Fee by HyperSpace

        In the event that (1) GTG PC Holdings terminates the merger agreement because (a) our board has failed to recommend, or withdrawn or modified its recommendation or its approval of the merger agreement and the merger or approved or recommended a superior acquisition proposal; or (b) we have entered into or publicly announced our intention to enter into a definitive agreement with another entity pursuant to a superior acquisition proposal; or (2) we terminate the merger agreement because our board of directors authorizes us to enter into an agreement concerning a superior acquisition proposal, we must pay GTG PC Holdings a termination fee in the amount of $500,000, plus reimbursement for all reasonable fees and expenses of GTG PC Holdings (including, without limitation, expenses payable to all banks, investment banking firms and other financial institutions payable to all, and all reasonable fees and expenses of counsel, accountants, financial printers, experts and consultants to the GTG PC Holdings and its affiliates), whether incurred prior to, on or after the date of the merger agreement, up to a maximum of $325,000.

        Additionally, in the event that (1) GTG PC Holdings terminates the merger agreement because (a) our shareholders have not approved the merger agreement on or before November 30, 2005; (b) we have breached any of our representations, warranties or covenants set forth in the merger agreement and have not cured such breach within 10 business days after receiving written notice of such breach from GTG PC Holdings; or (c) we have breached any provisions in the merger agreement regarding the required procedure in the event a superior acquisition proposal is received, and (2) within 18 months after the date of the termination we enter into or publicly announce our intention to enter into an Acquisition Proposal (as defined in the merger agreement), we must pay GTG PC Holdings a termination fee as set forth in the preceding paragraph. Notwithstanding the foregoing, we are not obligated to pay any fee if we enter into a transaction solely for the purpose of acquiring other businesses, product lines, assets or technologies that are complementary to our business and we issue stock in connection therewith so long as no person who is a party to a voting agreement has any of our common stock converted to cash or other securities in such transaction.

Payment of Termination Fee by GTG PC Holdings

        In the event that (1) we terminate the merger agreement because (a) GTG PC Holdings' board of managers has failed to recommend, or withdrawn or modified its recommendation or its approval of the merger agreement and the merger or approved or recommended a superior acquisition proposal; (b) GTG PC Holdings has entered into or publicly announced its intention to enter into a definitive agreement with another entity pursuant to a superior acquisition proposal; or (c) GTC-Micron Holding Company does not approve and adopt the merger agreement by May 4, 2005; or (2) GTG PC Holdings terminates the merger agreement because its board of managers authorizes it to enter into an agreement concerning a superior acquisition proposal, GTC PC Holdings must pay us a termination fee. The termination fee payable to HyperSpace is $3,500,000.

        Additionally, in the event that (1) we terminate the merger agreement because (a) GTG PC Holdings has breached any of its representations, warranties or covenants set forth in the merger agreement and has not cured such breach within 10 business days after receiving written notice of such breach from us; or (b) GTG PC Holdings has breached any provisions in the merger agreement regarding the required procedure in the event a superior acquisition proposal is received, and (2) within 18 months after the date of the termination GTG PC Holdings enters into or publicly announces its intention to enter into an Acquisition Proposal (as defined in the merger agreement), GTG PC Holdings must pay us a termination fee as set forth in the preceding paragraph.

Extension, Waiver and Amendment of the Merger Agreement

        HyperSpace and GTG PC Holdings may amend or waive any provision of the merger agreement before completion of the merger by mutual written consent.

INFORMATION ABOUT HYPERSPACE

        We develop, manufacture, and market worldwide network acceleration and data compression software. Currently we offer two software product lines: HyperWeb™ and HyperTunnel™. Our HyperWeb™ and HyperTunnel™ software products address the growing need for real-time application acceleration and improved business communications over wired and wireless networks. Our mission is to make purchasers of our products more efficient and profitable by increasing the performance of their internal and external mission-critical applications through deployment of application acceleration software that is cost effective, easy to use and easy to install.

        Our HyperWeb™ and HyperTunnel™ software speed up the delivery of information over computer networks (including the Internet, wireless, broadband, private and dial-up networks). By speeding up the delivery of information over networks, we accelerate the applications running on networked computers. Accelerating the applications allows the users of the applications to get more work done in a shorter period of time, and, in some instances, can even allow a company to deploy slower, lower cost, communication circuits between computers on the network (i.e., reduce bandwidth requirements), reducing monthly bandwidth expenses. Further, our software products allow companies to deploy business applications over network connections that, without our software, would otherwise be too slow to effectively support the business applications deployed.

        You can find more complete information about us by reviewing the documents referenced in "Where You Can Find More Information" on page 113 of this proxy statement.

INFORMATION ABOUT MPC COMPUTERS

Overview

        MPC provides computing solutions to customers in the federal government, state, local government, education and mid-market enterprise markets. It offers a broad range of customized computing products and services, including hardware, software and related support services. MPC manufactures and markets desktop and notebook personal computers (PCs), NetFRAME® servers and DataFRAME™ storage solutions. Its suite of services includes both PC-related support (technical support, parts replacement, infrastructure deployment and recycling) as well as information technology (IT) consultative services such as security assessments. In addition to manufacturing PCs, servers and storage devices, MPC fulfills its customers' requirements for third party products, including peripherals and software solutions. Based on unit shipments in the fourth quarter of 2004, as measured by International Data Corporation, or IDC, it is ranked as one of the top ten PC companies in the U.S.

        MPC focuses on the federal government, state, local government and education, (collectively called the public sector), and mid-market enterprises. This focus enables MPC to tailor its operating model to better support the needs of these customers for customized products, services and programs. Within the federal government market, MPC sells directly to government agencies and is among the top five PC hardware manufacturers supplying its products to the federal government in terms of government spending, according to statistics compiled by the U.S. General Services Administration, or GSA. The state, local government and education market, (collectively called the SLE market), is MPC's fastest growing area of business within the public sector. MPC also sells directly to mid-market enterprises. In order to expand its market penetration in the SLE market and mid-market enterprise market, MPC acquired, during 2003, the End User division of Omni Tech Corporation, a PC supplier and IT consultative services company focused on these markets.

        MPC uses a build-to-order manufacturing process that it believes is a more efficient means to provide customized computing solutions. Furthermore, MPC currently customizes a majority of its product shipments to the public sector by including non-standard, customer-specific software or components. This allows it to differentiate its products by providing customization and PC-related services and support that assists its customers' IT departments and reduces the costs of deployment and on-going maintenance of their computing infrastructures. MPC believes these efficiencies enable its customers to lower the total cost of ownership of their IT investment.

Industry Overview

        IDC projects that the total U.S. market for PCs will grow from $59.4 billion in 2004 to $61.5 billion in 2009, a compound annual growth rate of 0.7%. Over this same period, IDC projects that sales of PC units in the U.S. will increase from 58.3 million units to 83.5 million units, a compound annual growth rate of 7.5%. Consistent with the industry's experience since the early 1990s, declining average selling prices account for the projection that unit growth will outpace revenue growth.

        MPC believes that one of the most significant factors influencing the current and projected growth within the U.S. PC industry is the overall performance of the U.S. economy. MPC believes that recent growth in the U.S. economy is contributing to the current desktop PC replacement cycle as well as new investment in mobile technology, both of which have been delayed during the weak economic environment of the past few years.

        Many organizations are still using computers purchased prior to the year 2000 that are now in need of replacement due to their lagging performance and security vulnerability. Gartner Dataquest estimates that more than 30% of the installed base of PCs is over three years old and approaching end-of-life. Gartner comments that the U.S. non-consumer PC market is experiencing a strong recovery as a result of increases in general IT spending as well as strong "Y2K replacement" demand. Gartner believes the need for PC replacement is being driven more by expiring operating system software support as opposed to hardware obsolescence. A significant number of aging PCs continue to rely on older versions of Windows operating systems, such as Windows 95, 98, NT and ME that are either no longer supported or require expensive fee-based support and do not offer the same level of network security protection as the more recent versions of Windows.

        Finally, Gartner believes that new advances in mobile and wireless technology are driving the purchases of notebook PCs and this trend is likely to drive faster growth rates for notebooks. Gartner expects notebook demand to remain robust, driven by increased penetration and by the trend among non-consumer PC users to replace aging desktop systems with new notebook systems.

        Desktops:    Desktop PCs have been the predominant end-user computing device for the last 20 years and still offer the best overall value for computing power. MPC believes that the primary factor driving the current unit growth in the desktop market is price, as price-sensitive customers choose new desktops to replace their older machines. In addition, the emergence of new desktop form factors, such as all-in-one designs and small form factors, are keeping desktops prominent in customer purchase decisions.

        IDC estimates that total desktop PC sales in the U.S. peaked in 2002 at $34.9 billion and will decline over time as the mix shifts to notebooks. Desktop unit growth however will continue through 2006, peaking at 40.1 million units sold in the U.S., before decreasing by 3 to 4% per year from 2007 though 2009. Desktop average selling prices are expected to decline on average 8.8% annually from 2004 through 2009.

        Notebooks:    IDC defines the "portables" category as encompassing both traditional notebook computers as well as ultraportables, notebook computers weighing less than 4 pounds. IDC believes that sales of portable units will exceed desktop unit sales in the U.S. by 2008. MPC believes that the factors driving this shift include improvements in portables' price-for-performance and wireless technology advancements, including faster connection speeds and a proliferation of high-speed wireless Internet access points (hot-spots) and the introduction of new form factors such as ultraportables and tablet PCs. IDC estimates that the U.S. market for ultraportables will grow from an estimated 1.7 million units in 2004 to 5.2 million units in 2009.

        IDC estimates that the U.S. portable PC market will grow from $18.5 billion in 2004 to $29.5 billion in 2009, a compound annual growth rate of 9.7%. IDC expects strong unit growth in the portable PC market to drive overall revenue growth despite an expectation of declining average selling prices per unit. Average selling prices for portable units are expected to decline on average 9.7% annually from 2004 through 2009.

        Servers:    MPC believes that an important trend in the U.S. server industry is that enterprises are favoring small, inexpensive, standards-based servers over large, expensive, proprietary models. IDC reports that organizations are increasingly deploying smaller servers in their data centers because they add incremental capacity at a low price. Another major trend in the low-end and mid-range server market is the emergence of high-density machines, with more computing power integrated into smaller chassis designs. During the last few years, MPC has seen that rack-mount servers in the thin, high-density form factor have grown in popularity relative to the pedestal chassis to become the most popular Intel x86 server configuration. IDC believes the trend toward these types of products is expected to continue in the future with the proliferation of blade servers, in which multiple server motherboards are loaded into a single rack-mounted chassis.

        IDC estimates that the Intel x86 server market in the U.S. will grow from an estimated $9.4 billion in 2004 to $14 billion in 2009, a compound annual growth rate of 8.3%. The corresponding unit growth during this period, IDC estimates, will be from 2.3 million units in 2004 to 3.7 million units in 2009, a compound annual growth rate of 10.0%. As with desktops and notebooks, average per unit selling prices are also generally declining in the server market.

        Storage:    Demand for data storage continues to increase, which MPC believes is driven by a number of factors including the growth in usage of the Internet and electronic messaging, the creation of digital content such as digital audio and images, the proliferation of new software applications and electronic databases and greater regulatory requirements for data storage in some industries. IDC reported that the worldwide market for external disk storage systems grew by 4.7% from 2003 to 2004, reaching a level of $14.2 billion.

        According to IDC, the iSCSI SAN storage market is one of the fastest growing areas in the storage industry. It reported that in 2004, the market for iSCSI SAN solutions eclipsed $100 million for the first time. MPC participates in the iSCSI SAN market with its DataFRAME 420 product.

        Third Party Peripherals:    The third party peripherals market consists of accessories for personal computers such as monitors, printers, scanners, projectors, input devices and external storage. Growth in this sector is mainly a function of PC sales, as these accessories are typically sold as part of a complete system or after the purchase of the computer. Euromonitor International, a global market research company, expects the U.S. peripherals market to grow from $26.6 billion in 2003 to $35.8 billion by 2008, a compound annual growth rate of 6.1%.

Customers

        MPC's customers include federal agencies (both civilian and Department of Defense end users), state and local governments, education accounts and small-to-medium businesses which are referred to as mid-market enterprises. Most of MPC's customers reside within the United States, with greater than 98% of its products and services sold domestically. Additionally, a small percentage of MPC's sales (less than 10%) are generated from direct mail resellers such as CDW and PC Connection. For the fiscal year ended January 1, 2005, MPC derived 51.4% of its net revenues from agencies of the federal government, including 18.6% from agencies within the Department of Defense and 32.9% from agencies within the civilian departments.

Federal

        The federal government market is comprised of approximately 75 agencies that fall under specific cabinets within the executive branch of the federal government (e.g. Department of Homeland Security, Department of Energy, Department of Defense, etc.). The federal government in aggregate is one of the largest consumers of IT products and services in the United States. According to INPUT, a government-focused market research firm, the top-ranked spenders among federal agencies are the Offices of the Secretary of Defense, Navy, Army, Air Force, Homeland Security, Transportation, Energy, Treasury, NASA and Health & Human Services.

        FedSources Inc., a government-focused market research firm, estimates that the federal IT budget will grow to $65.2 billion in fiscal year 2006. A four-year view shows a compound annual growth rate of 5.5% for the federal IT budget from fiscal year 2003 through fiscal year 2006.

        INPUT predicts that computer system procurements (defined as hardware and associated software/maintenance services) will reach $23 billion by fiscal year 2009, a 35% increase from fiscal year 2004. INPUT expects desktop and mobile PC spending to rise to $5 billion in fiscal year 2009 and server spending to reach $7.5 billion.

        MPC believes that the overall trends driving the federal IT budget are determined by the priority placed by the current administration on IT in meeting the objectives of each agency. The Department of Homeland Security, for example, has become a force for standardizing and integrating technology among agencies, while the Iraq conflict will continue to drive IT spending in the Department of Defense.

        Most federal IT purchases are made through schedule contracts with the government, such as the GSA, or agency specific blanket purchase agreements, or BPAs. A small percentage of overall federal IT procurement is done through open market sales, typically for products that a seller does not have on a qualified federal contract.

        Historically, MPC's federal customers have purchased at the agency level (e.g. Army, Air Force) rather than at the cabinet level (e.g. Department of Defense). The various agencies often enter into their own BPAs that are typically awarded to multiple IT suppliers within each category (e.g. PCs, printers, software, etc.). These BPAs are generally tied to a supplier's GSA Schedule and provide pre-negotiated pricing for specific products and offerings. While federal agencies have tended to purchase on a decentralized basis, recently several agencies such as the Air Force and the IRS have begun to aggregate agency-wide PC requirements to award to a single vendor. In MPC's experience, in these situations the business is typically awarded to the supplier offering the specified product at the lowest price with less consideration of quality, service, reliability and past performance. It is not clear whether this will expand to other agencies and become the rule rather than the exception.

        MPC currently has two GSA Schedule contracts. GSA Schedule contracts authorize the sale of products to agencies within the federal government. MPC's GSA Schedule contract for desktops, notebooks and servers is effective through February 2008 with three five-year extension options held by the GSA. MPC's GSA Schedule contract for third party peripherals is effective through April 2009. It holds BPAs with several federal agencies, including the Army and the Air Force, which are currently scheduled to expire in December 2005 and September 2009, respectively. MPC's Procurement of Computer Hardware and Software-2 contract (PCHS-2) with the Department of Veterans Affairs, or VA, is a single agency contract, which is currently extended until April 2006 and the VA has an additional one-year extension option. These contracts do not guarantee revenues and MPC's federal customers may choose not to continue purchasing MPC's products.

State, Local and Education

        The state, local government and education (SLE) market is generally comprised of the state and local governments as well as educational institutions, both public and private. Educational institutions encompass both elementary education from kindergarten through twelfth grade, along with secondary educational institutions such as colleges, universities and trade and specialty schools.

        INPUT projects that the state and local government IT market will grow from $48 billion in 2005 to $70 billion in 2010, a compound annual growth rate of 7.8%. IDC estimates that the U.S. education PC market will grow from $5.7 billion in 2004 to $5.9 billion in 2009, a compound annual growth rate of 0.8%. Units are projected to grow from 5.6 million in 2004 to 8.3 million in 2009. Declining average selling prices account for the differences in growth between units and revenue.

        Similar to the federal government, the majority of purchasing within the SLE market is driven by a schedule contract negotiated either individually with specific states or tied to a multi-state contract vehicle similar to the GSA.

        In the SLE market, the Western States Contracting Alliance (WSCA) contract has become one of the most important procurement vehicles for state government purchasing. Forty states have indicated an intent to participate in the WSCA purchasing cooperative. WSCA estimates that a total of over $4.5 billion in IT procurement was conducted through WSCA contracts in 2002, 2003 and the first half of 2004. MPC was awarded a three year WSCA contract that went into effect on September 1, 2004. Previously, MPC had relied on state-level contracts for sales of its products into state and local governments. WSCA and the other state-level contracts do not guarantee revenues and MPC's state, local and education customers may choose not to continue purchasing MPC's products.

Mid-Market Enterprises

        While there are several definitions for the "mid-market enterprise" market, MPC defines this market as all private, commercial businesses in the US which have at least 250 employees and less than 5,000 employees.

        IDC estimates that PC spending in the U.S. business market will grow from $31.1 billion in 2004 to $35 billion in 2009, a compound annual growth rate of 2.4%. PC unit sales are expected to grow from 27 million units to 39.7 million units during this same time period.

        MPC believes that mid-market enterprise customers tend to purchase directly from the manufacturer or through an authorized reseller of PC products and peripherals. In its experience, rarely do mid-market enterprise customers utilize formal purchase agreements or contracts and pricing is typically negotiated for each specific purchase. Purchasing decisions arc typically centralized within the customer's IT department for the organization.

MPC's Products

        MPC designs, develops, manufactures, markets, sells and supports a wide range of computing products and solutions that are customized to fit its customers' specific needs. These products and solutions include PC desktop products, notebook products, servers and storage products, as well as third party products such as printers, monitors and software.

        Desktop Products.    MPC offers two lines of desktop computer systems. The ClientPro® line of desktop systems provides stable and reliable solutions for customers who demand manageable and easy-to-service systems with long lifecycles in networked environments. The Millennia® line of desktop systems is designed to incorporate fast technology for small businesses and SOHO users requiring the latest in high-performance computing. Desktop products represented approximately 48.4% of MPC's net sales for the twelve months ended January 1, 2005.

        Notebook Products.    The TransPort® product line addresses a wide range of business and organizational needs, including powerful performance, portability and flexibility. TransPort® offerings range from wireless-ready, highly expandable, full-featured desktop-replacement models to "thin and light" models. Notebook products represented approximately 14.3% of MPC's net sales for the twelve months ended January 1, 2005.

        Server and Storage Products.    The NetFRAME® line of servers delivers the scalability, performance and reliability customers expect in an enterprise solution. Based on industry standards, the NetFRAME® product line includes options in high performance rack and tower configurations, as well as affordable tower and appliance servers for small organizations. Server and storage products represented approximately 3.5% of MPC's net sales for the twelve months ended January 1, 2005.

        MPC's DataFRAME™ storage products provide complete storage solutions for today's demanding IT departments—solutions that are highly reliable and cost effective. Utilizing an iSCSI IP SAN design, the DataFRAME™ 420 provides customers with a solution to help protect and grow their data investments as their organization grows.

        Third Party Products.    Many customers demand a single point of contact for all of their IT purchases and MPC offers a multitude of competitively priced software and peripheral products from leading manufacturers. Products offered include software, monitors, printers, handhelds, notebook accessories, networking and wireless products, memory, projectors and scanners. MPC offers products from leading manufacturers including Cisco, EMC, IBM, Hewlett Packard, Lexmark, Sony, Samsung

and Microsoft. Third party products represented approximately 33.8% of MPC's net sales for the twelve months ended January 1, 2005.

Customer Service and Support

        Customer service and support, including deployment, warranty and self-maintainer services, is a core element of MPC's value proposition. The cost of on-going maintenance of computing assets is a significant component of MPC's customers' overall total cost of ownership and MPC believes its service and support differentiates it from its competitors. MPC evaluates its performance with customer satisfaction surveys which customers fill out after their service experience. Furthermore, MPC's technical support team's compensation and performance goals are tied directly to the survey results and established performance metrics. MPC maintains two customer service call centers, one in Nampa, Idaho and one in Waukesha, Wisconsin.

        Deployment Services.    MPC's deployment services are tailored to the needs of each of its customers. Ranging from custom integration of hard drive images and components to bundling its product with numerous third party offerings, MPC's offerings are designed to be a customer's one-stop solution. MPC offers asset tagging and reporting; specialized shipping, storage and delivery; installation and deinstallation; data wiping and equipment recycling. MPC's project management personnel work closely with the customer to define deployment timelines, facility access, scheduling of personnel, special considerations and acceptance criteria.

        Warranty Support Services.    All of MPC's hardware products are backed by parts and technical support warranties ranging from one to five years. Technical support is available 24 hours a day, seven days a week, 365 days a year from its all-U.S. phone-based technical support team, each member of which is employed directly by MPC and MPC believes this level of service is a differentiator amongst our larger competitors. On-site service is generally subcontracted to a third party provider. Next business day on-site service is offered as a standard service with its desktop, server and storage products. Customers may choose no on-site service altogether or upgrade their on-site service response time from next business day to as quickly as two hours from dispatch.

        MPC's notebook products come standard with three-business day depot repair service. MPC's notebook and ClientPro® All-in-One desktop customers may upgrade to the Advanced Exchange service, which provides the customer with a replacement unit the next business day. Worldwide accidental damage protection is also available on these products.

        Self-Maintainer Services.    Customers who prefer to utilize their own technical support resources to diagnose problems and fulfill break-fix responsibilities for their end-users can participate in MPC's Self-Maintainer Program. Through a web interface, customers using this service can quickly view MPC's technical support knowledge base, look up system configurations by serial number, request replacement parts and download system updates. Customers using this service may bypass or utilize MPC's technical support if they choose and are not required to be certified on MPC's product in order to participate.

        MPC employs approximately 135 employees in its customer service and support functions.

Product Development

        MPC's product development activities are focused on delivering products that incorporate technologies and features that are critical to its customer base. MPC's product development philosophy is comprised of three key tenets:

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  Customers drive MPC's designs.  MPC's direct model allows it to interact with customers directly as they manage the many challenges within their IT infrastructures. Understanding and designing solutions to address these challenges is critical to a successful design effort. Recent product introductions, such as its X3000 desktop replacement notebook and the ClientPro® All-in-One desktop, were developed specifically to address unique customer requirements and enable MPC to differentiate its products from the competition.

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  Product development with industry standard components.  Products using non-proprietary, industry-standard components are critical to customers looking to attain the most flexibility during a product's life cycle. MPC's products are based on industry standards so that customers are not forced to a single fulfillment source for upgrades or parts replacements during the product's lifetime.

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  Cooperative relationships with key technology companies.  MPC partners with many key technology companies to drive the highest quality and latest technologies in its system designs. For its notebook, server and storage lines, it co-markets and co-develops products with leading original design manufacturers, or ODMs, such as Intel, Samsung and Uniwell. These relationships allow MPC to leverage the significant research and development investments these companies make in their products, affording MPC the ability to reduce the overall time and cost required to bring new products and technologies to market.

        MPC invests in research, development and engineering activities to develop and introduce customer-driven solutions and to support its continued goal of improving and developing efficient procurement, manufacturing and distribution processes.

        MPC employs approximately 60 employees in its product development efforts.

Sales and Marketing

        MPC has dedicated teams selling directly into the public sector and mid-market enterprise markets. Its sales and marketing efforts are driven by the needs, trends and characteristics of its customers. MPC's direct sales model provides direct and continuous feedback from its customers, thereby allowing it to develop and tailor its products, servers and marketing programs for specific customer sectors.

        As a direct manufacturer and distributor of PC products, services and related peripherals, the majority of MPC's sales are direct to its customers. It sells its products through a tightly coordinated field sales and telemarketing-based sales model. Currently, MPC employs approximately 115 sales people located in MPC's facilities and 52 field sales personnel situated in territories spread across the United States, with the balance residing in its Nampa, Idaho, or Waukesha, Wisconsin call centers. Field sales personnel are responsible for face-to-face visits with existing customers and new account prospects. Inside sales is responsible for customer support, price quoting and booking orders, as well as expanding the amount of business that MPC does with existing accounts. Sales personnel are organized by end-user customer market.

        MPC takes a tactical, return-on-investment-driven approach to promoting its brand and message. It employs approximately 20 people to focus on its marketing efforts. A significant portion of its marketing budget is dedicated to "customer facing" events, at which it can place an MPC sales person in front of a qualified decision maker within its target markets. Examples of such events include sector-specific trade shows such as Federal Office Supply Expo, or FOSE and speaking engagements targeted toward high-level executives such as the Gartner Mid-Size Enterprise Summit.

Manufacturing

        MPC manufactures its desktop, mobile, server and storage products in its manufacturing facility located in Nampa, Idaho. It utilizes a flexible assembly line architecture and proprietary tracking and controls system to support its build-to-order manufacturing model. MPC also offers value-added customization offerings from asset management and imaging to product revision control to customers requiring these additional services. Additionally, MPC utilizes "just-in-time" supply chain management techniques to control obsolete inventory exposure, while maintaining on-hand product supply to satisfy customer demand. MPC's supply chain management expertise decreases its exposure to the risk of declining inventory values, while enabling it to quickly incorporate new technologies or components into its product offerings and pass along cost savings directly to its customers.

        MPC's build-to-order manufacturing process is designed to allow it to significantly reduce cost while simultaneously providing the ability to customize its products to fit customer needs. This build-to-order model enables MPC to provide customized computing solutions by installing customer-requested options in desktop units including motherboard, processor, memory, removable media, hard drive, optical devices, network, video, controllers and sound components. Mobile computing products and server platforms arc assembled by installing customer-required options including processor, memory, hard drive, network, optical devices and video components into a base unit that is supplied to it by an original design manufacturer such as Intel, Samsung and Uniwell. This flexibility allows MPC to produce a virtually limitless number of unique configurations across its product lines to meet the unique needs of many of its customers. Approximately 34% of MPC's finished products are customized.

        MPC requires a high volume of quality products and components for its PC offerings, substantially all of which it obtains from outside suppliers. For example, MPC relies on Intel for its processors and motherboards and Microsoft for its operating systems and productivity software. MPC also maintains several single-source supplier relationships primarily to increase its purchasing power with these suppliers. MPC currently does not have long-term supply contracts with any of its suppliers that would require the supplier to supply products to MPC for any specific period or in any specific quantities.

        MPC employs approximately 200 employees in its manufacturing operations. Additionally, from time to time, it utilizes temporary workers in its manufacturing operations in order to have flexibility to meet seasonal or other fluctuations in demand. These temporary workers are provided and employed by third parties. Currently, MPC is operating significantly below its physically available manufacturing capacity. MPC believes this is an opportunity as it looks to grow its volumes organically, through contract manufacturing and through additional acquisitions.

Competition

        The PC industry is highly competitive. In MPC's experience, the principal competitive factors in the PC industry include product price-for-performance, product quality and reliability, features and functionality of products and customer service and support. Many of MPC's competitors have greater resources to devote to the development, promotion and sale of PC products and IT services and, as a result, may be able to offer products and services that provide significant price or other advantages over those offered by MPC.

        The PC industry is characterized by aggressive pricing by several large branded and numerous additional branded and generic competitors, short product life cycles and price sensitivity by customers. The level of price aggressiveness is intensifying, particularly on the low-priced end of the market. Many of MPC's competitors are larger, better funded and benefit from stronger brand equity in MPC's target sectors. MPC's most significant PC hardware competitors include Dell, Gateway, Hewlett-Packard and IBM (now operated by the Lenovo Group).

        In recent years, MPC and many of its PC competitors have regularly lowered prices in response to competitive market pressures in order to gain market share and to pass through reductions in component pricing. MPC expects these competitive pressures to continue and that average sale prices will continue to decline. If MPC continues to reduce prices in response to such competition without corresponding cost savings and product diversification, it may be unable to maintain or improve gross margins which also affects liquidity and cashflow.

        While MPC competes on dimensions other than price, namely on what it believes to be superior customer service and support, there is no assurance that its customers will continue to pay a premium for its products and services relative to what they can purchase elsewhere in the market.

Intellectual Property

        MPC has obtained U.S. federal trademark registration for the word mark "MPC" and the design mark for the stylized version of its MPC mark. The MPC mark is not currently registered outside the U.S. as it does not believe that the establishment of the MPC mark and logo outside the U.S. is material to its operations. It owns registrations for trademarks of its product lines in the U.S. Currently MPC holds a portfolio of 19 U.S. patents and has one U.S. patent application pending. Its U.S. patents expire in years 2006 through 2021.

        MPC has entered into a variety of intellectual property licensing agreements, including various software licensing agreements. In addition, it has entered into nonexclusive licensing agreements with Microsoft Corporation for various operating system and applications software. Once these contracts expire, however, there can be no assurance that MPC will continue to have access to this licensed intellectual property on appropriable terms and conditions.

Employees

        As of March 31, 2005, MPC had approximately 780 full-time employees, of which approximately 665 of those employees were located at its headquarters and manufacturing facility in Nampa, Idaho and approximately 115 of those employees were located in small, regional or home offices throughout the United States and one employee located in Taiwan. From time to time, it utilizes temporary workers in its manufacturing operations in order to have flexibility to meet seasonal or other fluctuations in demand. These temporary workers are provided and employed by third parties.

        MPC believes that its human resources are critical to the success and achievement of its business plan. As a result, hiring and retaining qualified personnel as well as maintaining good employee relations are crucial to its business. MPC has never experienced a work slowdown or stoppage due to any type of labor difficulties and it strongly supports a diverse workforce. None of its employees are represented by a union or covered by a collective bargaining agreement. MPC believes that its compensation and benefits offered to its employees are competitive and that its relations with its employees are good.

Facilities

        MPC currently leases approximately 340,700 square feet of office and manufacturing space at 906 E. Karcher Road, Nampa, Idaho, under a lease that expires May 31, 2006. MPC is currently negotiating to renew the lease, and expects to execute a new two year lease under substantially the same terms and conditions. It leases approximately 15,560 square feet of office space in Waukesha, Wisconsin as the main sales office for its MPC Solutions subsidiary under a lease that expires June 1, 2006. It also leases other regional sales offices in Cincinnati, Ohio; St. Louis Park, Minnesota; and Oakbrook, Illinois.

Legal Proceedings

        MPC, together with Gores Technology Group, are defendants in a lawsuit brought by Omni Tech in federal court in Wisconsin in connection with its acquisition of Omni Tech's End-User division. In late 2003, a dispute arose in connection with the net working capital adjustment described in the purchase agreement because Omni-Tech's calculation of the net working capital of the MPC-S business exceeded the Company's calculation by approximately $4 million. Pursuant to the terms of the purchase agreement, MPC-S and Omni Tech entered into discussions with independent accountants in an attempt to engage their services for dispute resolution. However, the parties could not agree on a dispute resolution procedure or scope thereof. On February 19, 2004, Omni Tech filed a complaint in the United States District Court for the Eastern District of Wisconsin on the issue naming MPC-S, MPC Computers, and Gores Technology Group as the defendants. In the complaint, Omni Tech seeks payment of $2.7 million plus attorneys' fees, expenses and interest. Additionally, Omni Tech expects to receive the final payments due on the promissory note issued in connection with the MPC-S acquisition, which MPC disputes. MPC has filed a motion to compel dispute resolution by an independent accountant pursuant to the purchase agreement. Amounts that may be determined by the arbitrator or the court to be owed to Omni Tech for attorneys' fees, expenses or interest have not been accrued on the financial statements of GTG PC Holdings. GTG PC Holdings has also not recorded as consideration paid for the MPC-S business any amounts related to the disputed amounts arising from the working capital adjustments based on guidance in SFAS No. 141, "Business Combinations". The consideration amounts unrecorded by GTG PC Holdings total approximately $3.9 million.

        MPC believes that it has properly determined any amounts due to Omni Tech in accordance with the terms of the acquisition agreement. However, an adverse result in this lawsuit would have an adverse effect on MPC's cash position.

        On or about August 30, 2004, MPC was served with a complaint filed August 23, 2004, in the United States District Court for the Eastern District of Texas styled American Video Graphics, L.P. v. Dell, IBM, Hewlett-Packard, Sony, Toshiba, et al. The case alleges infringement by MPC and others of certain United States patents relating to video technology as used in personal computers. A separate case alleging infringement of a related United States patent covering certain aspects of computer video technology was filed on or about March 21, 2005, in the United States District Court for the Eastern District of Texas, also styled American Video Graphics, L.P. v. Dell, IBM, Hewlett-Packard, Sony, Toshiba, et al. MPC was served with this second complaint on or about April 6, 2005. It is investigating the cases and it plans to tender the matters to indemnitor component suppliers while seeking consolidation of two actions. Because the cases are in their early stages, it is not able to determine the financial impact, if any, arising from an adverse result in either matter.

        MPC is involved in other various other legal proceedings from time to time in the ordinary course of its business. It investigates these claims as they arise. MPC is not currently subject to any other legal proceedings that it believes would have a material impact on its business. However, due to the inherent uncertainties of the judicial process, it is unable to predict the ultimate outcome or financial exposure, if any, with respect to these matters. While it intends to vigorously defend these claims and believes it has meritorious defenses available to it, there can be no assurance it will prevail in these matters. If any of these claims is not resolved in its favor, it could have a material adverse effect on its business, financial condition and results of operations.

SELECTED FINANCIAL DATA OF GTG PC HOLDINGS, LLC

        GTG PC Holdings, LLC maintains a 52-or 53-week fiscal year ending on the Saturday closest to December 31. For simplicity of presentation, we use the following terminology for our fiscal periods: Fiscal 2004 is the 52-week period ended January 1, 2005; Fiscal 2003 is the 53-week fiscal year ended January 3, 2004; Fiscal 2002 is the 52-week fiscal year ended December 28, 2002.

        The historical financial statements of GTG PC Holdings and its subsidiaries for Fiscal 2002, Fiscal 2003 and Fiscal 2004, have been audited by KPMG LLP and are included elsewhere in this proxy statement and are qualified in their entirety by reference to, and should be read in conjunction with, such consolidated financial statements, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of MPC Computers." Due to the significant changes in our operations beginning June 1, 2001, and the fact that the subsequent period ended December 29, 2001 was just seven months, we believe that the financial information of our prior periods is not comparable to our current results of operations.

	Fiscal 2004	Fiscal 2003 (As Restated)(1)	Fiscal 2002 (As Restated)(1)
Statement of Operations Data:
Net sales	$428,016	$372,038	$337,664
Gross profit	56,628	48,103	44,348
Operating expenses:
Sales, general and administrative	48,912	45,337	37,173
Research and development	5,197	4,740	4,490
Related party management fees	3,958	3,468	3,000
Depreciation and amortization	2,325	1,008	299

Total operating expenses	60,392	54,553	44,962

Operating loss	(3,764)	(6,450)	(614)
Interest income (expense), net	(2,411)	(2,111)	(2,034)
Income (loss), before extraordinary items	(6,175)	(8,561)	(2,648)
Extraordinary gain	—	—	3,796

Net income (loss)	$(6,175)	$(8,561)	$1,148

Balance Sheet Data:
Cash and Cash Equivalents	$2,240	$231
Current Assets	$98,488	$114,888
Total Assets	$108,981	$124,412
Current Liabilities	$113,868	$125,965
Non-current Liabilities	$15,068	$11,391
Total Liabilities	$128,936	$137,356
Members' Deficit	$(19,955)	$(12,944)

Notes to Selected Financial Data:

(1)
See Note 3 to consolidated financial statements of GTG PC Holdings included herewith.

MPC COMPUTERS MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        Unless otherwise indicated, all references in this section to the consolidated financial statements and related notes of MPC included elsewhere in this proxy statement refer to those of GTG PC Holdings, LLC and its subsidiaries, including MPC Computers, LLC.

        This analysis should be read in conjunction with "GTG PC Holdings, LLC Summary Historical Consolidated Financial Data" "Selected Financial Data of GTG PC Holdings, LLC" and MPC's consolidated financial statements and notes appearing elsewhere in this proxy statement. This section contains "forward-looking statements" within the meaning of federal securities laws that involve risks and uncertainties, including statements regarding MPC's plans, objectives, goals, strategies and financial performance. MPC based these statements on assumptions that MPC considers reasonable. MPC's actual results could differ materially from the results anticipated in these forward-looking statements as a result of many factors, including those discussed in this proxy statement under the heading "Risks Related to MPC's Business" and "Unaudited Pro Forma Financial Information" and elsewhere in this proxy statement.

        MPC maintains a 52-or 53-week fiscal year ending on the Saturday closest to December 31. For simplicity of presentation, MPC uses the following terminology for its fiscal periods: Fiscal 2004 is the 52-week fiscal year ended January 1, 2005; Fiscal 2003 is the 53-week fiscal year ended January 3, 2004; and Fiscal 2002 is the 52-week fiscal year ended December 28, 2002.

        For periods presented in this proxy statement through January 1, 2005 relating to actual results of GTG PC Holdings and MPC, GTG PC Holdings has been organized as a limited liability company that has elected to be taxed as a partnership for federal and state income tax purposes. This resulted in all tax attributes for these periods having been passed through to the members of GTG PC Holdings. Accordingly, MPC's historical consolidated statements of operations have not included a provision for income taxes, as MPC's net income was included in the taxable income or loss of GTG PC Holdings' members. Effective January 2, 2005, GTG PC Holdings will be taxed as a C corporation and as such will be subject to federal and state income tax in future periods.

Overview

        MPC is a provider of computing solutions to customers in the federal government, state and local government and education and mid-market enterprise markets, offering a broad range of customized computing products and services, including hardware, software and related support services. MPC manufactures, markets and sells desktop and notebook personal computers (PCs) and other mobile computing products, NetFRAME® servers and DataFRAME™ storage solutions. MPC's suite of services includes PC-related support (technical support, parts replacement, infrastructure deployment and recycling) as well as information technology (IT) consultative services such as network security assessments. In addition to manufacturing PCs, servers and storage devices through its build-to-order manufacturing process, MPC fulfills its customers' requirements for third party products, including peripherals and software solutions. MPC is certified by the International Standards Organization to the requirements of ISO 9001-2000.

        MPC's management focuses on several key financial metrics at both the aggregate and customer level in analyzing performance, including net sales, gross profit margin, operating expenses as a percentage of net sales and detailed cash flow analysis. During Fiscal 2004, MPC's net sales increased by $56.0 million, or 15.0%, to $428.0 million, as compared to Fiscal 2003. The increase was due primarily to the acquisition of Omni Tech Corporation's end user division in August 2003 and growth in sales of third party products including software. Gross profit margin for Fiscal 2004 increased to 13.2%, or .3%, from 12.9% in Fiscal 2003. Total operating expenses increased $5.8 million, or 10.7%, to $60.4 million in Fiscal 2004 as compared to Fiscal 2003, which represented a decrease in operating expenses as a percentage of net sales of .6% to 14.1%. The resulting loss for the year was $6.2 million.

MPC's financial results in Fiscal 2004 were negatively impacted by $4.0 million paid as management fees paid to Gores Technology Group, approximately $0.5 million incurred and expensed as a result of certain fundraising and acquisition activities, and $0.3 million in additional interest expense. If MPC's proposed merger with HyperSpace is consummated, MPC will not pay management fees to GTG in 2005 or thereafter.

        In late 2004 and early 2005, MPC has operated with limited borrowing availability under its line of credit. MPC's liquidity depends on the timing of collections of accounts receivable, operating margins obtained on sales, and borrowing availability. On a daily basis, MPC has in recent periods typically borrowed the maximum amount available under its line of credit and believes that trend will continue for the foreseeable future.

        MPC is exploring alternatives to increase its liquidity, including the possibility of securing additional liquidity from alternate financing sources. MPC's management believes that access to alternate sources of funding may result in increased availability of funds as compared with its existing credit facility, but there can be no assurance that MPC will be able to secure alternate sources of financing on terms acceptable to it or at all or that any new credit facility would offer increased availability of funds. In addition, MPC no longer pays management fees to its affiliates. If MPC is unable to obtain additional liquidity from third party financing sources, it will be difficult for MPC to increase its liquidity in the short term since the PC industry is characterized by low operating margins.

        Due to its limited liquidity, MPC has extended payment to many of its suppliers beyond normal payment terms. MPC works diligently with suppliers to address concerns regarding late payments, and works to maintain good working relationships with key suppliers. In some instances, suppliers have placed MPC on credit hold, which has delayed delivery of components to MPC's manufacturing facility while the issues are resolved. MPC has also received notices of default from a few suppliers, but in each case has cured the defaults within applicable cure periods. If MPC cannot obtain additional sources of liquidity, then late payments to suppliers could recur, jeopardizing relationships and reducing MPC's ability to negotiate favorable pricing with suppliers. Further, recurring late payments could result in additional credit holds, refusal to deliver components or termination of supply arrangements, any of which could have a material adverse effect on MPC's financial condition or results of operations.

        The environment in the PC industry remains challenging. MPC's management expects the trend of decreases in average sales prices for PCs to continue. If, as expected, MPC's average sales prices continue to decline, management anticipates that MPC will face continued challenges to maintain or improve margins for the foreseeable future. While the competitive environment is challenging, MPC's management believes that opportunities for revenue growth at positive margins exist in its target markets. For example, MPC's management believes that public sector demand for IT products and services will increase. Additionally, MPC's management is focused on increasing the sales of servers, storage solutions and laptops as a percentage of its overall sales in order to improve MPC's average selling price and overall gross margins.

MPC-S Acquisition

        In order to expand market penetration in the state, local and education (SLE) and mid-market enterprise markets, on August 22, 2003, MPC, through its subsidiary MPC Solutions Sales, LLC, or MPC Solutions, acquired certain assets and assumed certain liabilities of Omni Tech Corporation's End-User division, or the MPC-S Acquisition. The End-User division sold desktop and multiprocessor network servers, hardware services and IT consultative services. The results of the MPC-S operations after August 22, 2003 are included in GTG PC Holdings's consolidated financial statements. The consideration paid by MPC Solutions to Omni Tech consisted of cash of $12.7 million and a promissory note in the amount of $2.0 million, subject to a net working capital adjustment. The promissory note matures on August 19, 2006 and is due and payable in one lump sum. Interest on the note is to be paid quarterly using the prime rate, as reported in the Wall Street Journal on the business day immediately preceding the start of each quarter, plus three-quarters of one percent (0.75%). The total purchase price was allocated to the acquired assets and assumed liabilities based upon estimates of their respective fair values as of the closing date. Based on the fair value of the acquired assets and assumed liabilities, MPC recorded acquired intangible assets of $8.0 million. MPC currently is subject to a lawsuit by Omni Tech arising out of the MPC-S Acquisition. See "MPC—Business-Legal Proceedings." Amounts that may be determined by the arbitrator or the court to be owed to Omni-Tech for attorneys' fees, expenses or interest have not been accrued on the financial statements of GTG PC Holdings. GTG PC Holdings has also not recorded as consideration paid for the MPC-S business any amounts related to the disputed amounts arising from the working capital adjustments based on guidance in SFAS no. 141, "Business Combinations". The amounts unrecorded by GTG PC Holdings total approximately $3.9 million. If MPC loses its lawsuit with Omni Tech and is required to make payments to Omni Tech, MPC will suffer an adverse effect on its cash position.

Restatement of Fiscal 2002 and Fiscal 2003 Audited Consolidated Financial Statements

        MPC has restated its audited consolidated financial statements as of and for the fiscal years ended January 3, 2004 and December 28, 2002, primarily as a result of the improper recognition of software license and maintenance sales from third party vendors, of which MPC has the primary obligation to perform, improper deferral of revenue for extended warranty and product maintenance contracts, improper accrued standard warranty obligations and an improper contingent consideration adjustment in purchase accounting related to the fiscal 2003 MPC-S asset acquisition.

        A description of the adjustments is set forth as Note 3 to the GTG PC Holdings, LLC Consolidated Financial Statements included herewith.

Results of Operations

        The following table sets forth, for the periods indicated, certain data derived from MPC's consolidated statements of operations:

	Fiscal 2004	Fiscal 2003 (As Restated)	Fiscal 2002 (As Restated)
	(Dollars in thousands)
Net sales	$428,016	$372,038	$337,664
Gross profit	56,628	48,103	44,348

Operating expenses:
Sales, general and administrative	48,912	45,337	37,173
Research and development	5,197	4,740	4,490
Related party management fees	3,958	3,468	3,000
Depreciation and amortization	2,325	1,008	299

Total operating expenses	60,392	54,553	44,962

Operating income (loss)	(3,764)	(6,450)	(614)
Interest income (expense), net	(2,411)	(2,111)	(2,034)

Income (loss), before extraordinary items	(6,175)	(8,561)	(2,648)
Extraordinary gain	—	—	3,796

Net income (loss)	$(6,175)	$(8,561)	$1,148

        The following table sets forth, for the periods indicated, certain data derived from MPC's consolidated statements of operations and such data expressed as a percentage of net sales:

	Fiscal 2004	Fiscal 2003 (As Restated)	Fiscal 2002 (As Restated)
Net sales	100.0%	100.0%	100.0%
Gross profit	13.2	12.9	13.1

Operating expenses:
Sales, general and administrative	11.4	12.2	11.0
Research and development	1.2	1.3	1.3
Related party management fees	0.9	0.9	0.9
Depreciation and Amortization	0.6	0.3	0.1

Total operating expenses	14.1	14.7	13.3

Interest income (expense), net	(0.6)	(0.6)	(0.6)

Net income (loss) before extraordinary gain(1)	(1.4)%	(2.3)%	(0.8)%

(1)
Net income (loss) is before cumulative effect of extraordinary items.

        The following table contains selected operations data regarding the number of PC units MPC sells and their average sales prices:

	Fiscal 2004	Fiscal 2003	Fiscal 2002
Units sold	237,000	217,000	204,000
Average sales prices	$1,235	$1,294	$1,337

Fiscal 2004 compared to Fiscal 2003

	Fiscal 2004	Fiscal 2003 (As Restated)	% Change
	(Dollars in thousands)
Net sales	$428,016	$372,038	15.0%
Gross profit	56,628	48,103	17.7%

Operating expenses:
Sales, general and administrative	48,912	45,337	7.9%
Research and development	5,197	4,740	9.6%
Related party management fees	3,958	3,468	14.1%
Depreciation and amortization	2,325	1,008	130.7%

Total operating expenses	60,392	54,553	10.7%

Operating income (loss)	(3,764)	(6,450)	41.6%
Interest income (expense), net	(2,411)	(2,111)	(14.2)%

Net income (loss)	(6,175)	$(8,561)	27.9%

        Net Sales.    Net sales increased $56.0 million, or 15.0%, to $428.0 million for Fiscal 2004, compared to $372.0 million for the same period in Fiscal 2003. Net PC unit shipments increased by approximately 20,000, or 9.5%, to 237,000 for Fiscal 2004, compared to 217,000 for the same period in Fiscal 2003. The increase in net sales and PC unit sales was primarily due to incremental sales from the PC business acquired in the MPC-S Acquisition of $64.3 million, including computing products and third party products, and 55,000 units. The increase in net sales due to the MPC-S Acquisition was offset in part by declines in sales and bookings to certain other customers, including Air Force bookings, which declined $32 million or 23,000 units. Third party products, including software, increased $29.6 million or 33.7% to $117.4 million for Fiscal 2004 compared to $87.8 million for Fiscal 2003. The average sales prices for MPC's PCs, or PC ASPs, calculated by dividing total PC net sales by total PC units decreased $59, or 4.6%, to $1,235 for Fiscal 2004, compared to $1,294 for the same period in Fiscal 2003. The decline in PC ASPs was primarily the result of competitive pricing pressures. MPC expects PC ASPs to continue to decline in 2005 and for the foreseeable future based on competitive pressures.

        Gross Profit.    Gross profit increased $8.5 million, or 17.7%, to $56.6 million for Fiscal 2004, compared to $48.1 million for the same period in Fiscal 2003. The increase in gross profit was due primarily to increased sales from the MPC-S Acquisition in the third quarter of 2003 and increased sales of third party products, including software, decreased manufacturing burden per PC unit because of the added sales volume after the MPC-S Acquisition and continued growth in the public sector and decreases in warranty cost. Gross profit as a percentage of net sales was 13.2% for Fiscal 2004 and 12.9% in Fiscal 2003.

        Operating Expenses.    Total operating expenses increased $5.8 million, or 10.7%, to $60.4 million for Fiscal 2004, compared to $54.6 million for the same period in Fiscal 2003. Total operating expenses as a percentage of net sales decreased 0.6% to 14.1% for Fiscal 2004, compared to 14.7% for the same period in Fiscal 2003. Total operating expenses increased as a result of the factors set forth below.

        Selling, General and Administrative.    Selling, general and administrative expenses, or SG&A, increased $3.6 million, or 7.9%, to $48.9 million for Fiscal 2004, compared to $45.3 million for the same period in Fiscal 2003. This increase was due primarily to $4.4 million of a full year SG&A from the MPC-S Acquisition and approximately $0.5 million, primarily professional fees, incurred and expensed as a result of certain fundraising and acquisition activities, offset by reduction in other administrative expenses. SG&A as a percentage of net sales decreased 0.8% to 11.4% for Fiscal 2004, compared to 12.2% for the same period in Fiscal 2003. The decrease was primarily due to the increase in net sales during the period offset by the increase in SG&A due to the MPC-S Acquisition.

        Research and Development.    Research and development, or R & D, expense consists of engineering and related costs for the conceptual formulation of products and processes and is expensed as incurred. R & D expense increased $0.5 million, or 9.6% to $5.2 million, compared to $4.7 million for the same period in Fiscal 2003. The increase reflected the higher cost of product development resulting from the larger customer base acquired in the MPC-S Acquisition.

        GTG Management Fees.    GTG Management Fees for board of directors, administrative, finance, insurance, investment, M&A advice and other services increased $0.5 million, or 14.1%, to $4.0 million for Fiscal 2004 compared to $3.5 million for the same period in Fiscal 2003 because the fee is based largely on a percentage of sales. The increase in management fees was primarily due to the increase in net sales as management fees are set as a percentage of sales. MPC will not pay GTG Management Fees in its 2005 fiscal year if the merger with Hyperspace is completed.

        Depreciation and Amortization.    Depreciation and amortization expenses increased $1.3 million, or 130.7%, to $2.3 million for Fiscal 2004, compared to $1.0 million for the same period in Fiscal 2003. This increase was the result of the amortization of $1.1 million of acquired intangibles and depreciation of $0.2 million from the MPC-S Acquisition. Depreciation and amortization as a percentage of net sales increased 0.2% to 0.5% for Fiscal 2004, compared to 0.3% for the same period in Fiscal 2003. The increase was due to the increase in depreciation and amortization from the MPC-S Acquisition offset by the increase in net sales during the period.

        Interest Income (Expense), Net.    Interest income (expense), net increased $(0.3) million, or 14.2%, to $(2.4) million for Fiscal 2004, compared to $(2.1) million for the same period in Fiscal 2003. The increase was due to a higher average balance drawn under MPC's existing line of credit offset by a slight decrease in the interest rate effective December 2003. The actual weighted average interest rate on MPC's line of credit for Fiscal 2004 was 5.6%, determined using the prime rate plus 1.25%, compared to a 7.15% interest rate for Fiscal 2003. Interest expense as a percentage of net sales was (0.6)% for each of Fiscal 2004 and Fiscal 2003. In Fiscal 2004, the reduction in the weighted average effective interest rate for MPC's line of credit was offset by a higher daily average balance outstanding on the line of credit, reflecting the MPC-S Acquisition being financed in part with borrowing under the line of credit.

        Net Loss.    Net loss decreased $2.4 million, or 27.9%, to $6.2 million for Fiscal 2004, compared to $8.6 million for the same period in Fiscal 2003. Net loss as a percentage of net sales decreased 0.9% to 1.4% for Fiscal 2004, compared to 2.3% for Fiscal 2003.

Fiscal 2003 compared to Fiscal 2002

	Fiscal 2003 (As Restated)	Fiscal 2002 (As Restated)	% Change
	(Dollars in thousands)
Net sales	$372,038	$337,664	10.2%
Gross profit	48,103	44,348	8.5%

Operating expenses:
Sales, general and administrative	45,337	37,173	22.0%
Research and development	4,740	4,490	5.6%
Related party management fees	3,468	3,000	15.6%
Depreciation and amortization	1,008	299	237.1%

Total operating expenses	54,553	44,962	21.3%

Operating income (loss)	(6,450)	(614)	950.5%
Interest income (expense), net	(2,111)	(2,034)	(3.8)%

Income (loss), before extraordinary items	(8,561)	(2,648)	(223.3)%
Extraordinary gain	—	3,796	—

Net income (loss)	$(8,561)	1,148	(845.7)%

        Net Sales.    Net sales increased $34.3 million, or 10.2%, to $372.0 million for Fiscal 2003, compared to $337.7 million for the same period in Fiscal 2002. Net PC unit shipments increased by approximately 13,000, or 6.1%, to 217,000 for Fiscal 2003, compared to 204,000 for the same period in Fiscal 2002. This increase in net sales and PC units was primarily due to incremental sales from the PC business acquired in the MPC-S Acquisition of $21.6 million and 8,500 units and to increased public sector sales of third party products including software, offset by a reduction in the mid-market enterprise sector net sales arising from lower commercial demand due to economic factors. PC ASPs decreased $43, or 3.2%, to $1,294 for Fiscal 2003, compared to $1,337 for the same period in Fiscal 2002. The decline in PC ASPs was primarily the result of competitive pricing pressures.

        Gross Profit.    Gross profit increased $3.8 million, or 8.5%, to $48.1 million for the Fiscal 2003, compared to $44.3 million for the same period in Fiscal 2002. The increase in gross profit was primarily due to the MPC-S Acquisition in the third quarter of 2003 and the continued sales growth in the public sector with substantial growth in third party product sales, including software. Gross profit as a percentage of net sales decreased 0.2% to 12.9% in Fiscal 2003, compared to 13.1% for the same period in Fiscal 2002. The decrease in gross margin was primarily due to a shift in the mix of products sold from higher-margin PCs to lower-margin third party products as well as significant pricing pressure in the PC industry.

        Operating Expenses.    Total operating expenses increased $9.6 million, or 21.3%, to $54.6 million for Fiscal 2003, compared to $45.0 million for the comparable period in Fiscal 2002. Total operating expenses as a percentage of net sales increased 1.4% to 14.7% for Fiscal 2003, compared to 13.3% for the same period in Fiscal 2002. Total operating expenses increased as a result of the factors set forth below.

        Selling, General and Administrative.    SG&A increased $8.2 million, or 22.0%, to $45.3 million for Fiscal 2003, compared to $37.2 million for the same period in Fiscal 2002. This increase was primarily due to $5.0 million of recurring SG&A supporting the business acquired in the MPC-S Acquisition, a $2.1 million increase in marketing expenses and a $1.0 million increase in costs for MPC's Nampa, Idaho facility. SG&A as a percentage of net sales increased 1.2% to 12.2% for Fiscal 2003, compared to 11.0% for the same period in Fiscal 2002. The increase was due to the MPC-S Acquisition and increases in marketing offset by the 10.2% increase in net sales during Fiscal 2003 compared to the same period in Fiscal 2002.

        Research and Development.    R & D expense increased $0.2 million, or 5.6% to $4.7 million, compared to $4.5 million for the same period in Fiscal 2003. The increase reflected the higher cost of product development resulting from the larger customer base acquired in the MPC-S Acquisition in the latter portion of 2003.

        Depreciation and Amortization.    Depreciation and amortization expenses increased $0.7 million, or 237.1%, to $1.0 million for Fiscal 2003, compared to $0.3 million for the same period in Fiscal 2002. This increase was the result of the $0.7 million of acquired intangibles amortization from the MPC-S Acquisition. Depreciation and amortization as a percentage of net sales increased 0.2% to 0.3% for Fiscal 2003, compared to 0.1% for the same period in Fiscal 2002. The increase was due to the increase in depreciation and amortization from the MPC-S Acquisition offset by the increase in net sales during the period.

        GTG Management Fees.    GTG Management Fees increased $0.5 million, or 15.6%, to $3.5 million for Fiscal 2003, compared to $3.0 million for the same period in Fiscal 2002. The increase in management fees was primarily due to the increase in net sales as management fees are set as a percentage of sales. MPC will not pay GTG Management Fees in its 2005 fiscal year if the merger with Hyperspace is completed.

        Interest Income (Expense), Net.    Interest income (expense), net increased $(0.1) million, or 3.8%, to $(2.1) million for Fiscal 2003, compared to $(2.0) million for the same period in Fiscal 2002. The slight increase was due to additional draws under the line of credit for the MPC-S Acquisition and additional working capital needs, draws due to increases in public sector sales during the fiscal fourth quarter, offset by decreases in interest expense on notes payable and capital leases. The actual weighted average interest rate on MPC's line of credit for Fiscal 2003 was 7.15%, determined using the prime rate plus 1.25%, compared to a 7.5% interest rate for Fiscal 2002. Interest expense as a percentage of net sales was 0.6% for Fiscal 2003 as well as for the comparable period in 2002. Interest income (expense) as a percentage of net sales remained the same to due the additional draws during Fiscal 2003 partially offset by the increase in net sales during the period.

        Net Income (Loss).    Net income (loss) decreased $9.7 million, or 845.7%, to ($8.6) million for Fiscal 2003, compared to Net Income of $1.1 million for Fiscal 2002. Net loss as a percentage of net sales decreased 2.6% to (2.3%) for Fiscal 2003, compared to 0.3% for the same period in Fiscal 2002. MPC recorded an extraordinary gain of $3.8 million in 2002 related to an adjustment to the intangible assets acquired from Interland, which did not reoccur in 2003.

Liquidity and Capital Resources

        In late 2004 and early 2005, MPC has operated with limited borrowing availability under its line of credit. MPC's liquidity depends on the timing of collections of accounts receivable, operating margins obtained on sales, and borrowing availability. On a daily basis, MPC has in recent periods typically borrowed the maximum amount available under its line of credit and believes that trend will continue for the foreseeable future. These factors, coupled with low operating margins on the sale of its products, have resulted in a strain on MPC's liquidity and MPC has from time to time managed its cash position by extending payments to suppliers, some of whom have placed MPC on credit hold, which has delayed delivery of components to MPC's manufacturing facility until payments were made. This practice has affected supplier relationships, component delivery schedules and credit terms.

        As of January 1, 2005, MPC had $2.2 million in cash and cash equivalents. MPC's cash balance decreased $3.0 million, or 57.7%, compared to $5.2 million (including restricted cash) as of January 3, 2004. This decrease in cash was primarily a result of a $5.0 million payment to Wells Fargo Foothill out of restricted cash. All cash received by MPC on sales of products is processed through a lockbox by Wells Fargo Foothill, and becomes available to MPC for borrowing under its line of credit when eligible accounts receivable or inventory are added to availability under the terms of the credit agreement.

        MPC currently has a secured, asset-based revolving line of credit facility with Wells Fargo Foothill, Inc providing for loan advances and standby letters of credit totaling $50.0 million. The credit agreement was originally entered into on May 31, 2001 and expires on May 31, 2006. The interest rate on the line of credit is Wells Fargo's "prime rate" plus 1.25%. The credit facility included an initial commitment fee of $0.8 million and MPC pays an annual commitment fee of 0.5% calculated on the average unused portion of the $50 million credit facility. For Fiscal 2004 and Fiscal 2003, commitment fees of $0.2 million were paid. The standby letter of credit fee is 1.50%.

        The availability to borrow funds under MPC's credit facility is subject to a borrowing base calculated on eligible receivables and inventory. MPC's credit agreement subjects it to certain financial and other covenants including required earnings before interest, taxes, depreciation and amortization (EBITDA) and limitations on the amount of property, plant and equipment that can be purchased. As of January 1, 2005, borrowings under its revolving credit facility decreased $8.9 million, or 23.1%, to $29.6 million compared to $38.5 million as of January 3, 2004. In addition, MPC has $7.4 million in standby letters of credit issued as collateral against credit lines established with some of its vendors under its credit facility. On a daily basis, MPC is typically borrowing the maximum amount available under the credit facility. MPC was in violation of certain of its financial covenants in maintaining a minimum EBITDA and secured a waiver on May 10, 2005 for the fourth fiscal quarter testing period of 2004 and for all prior testing periods.

        Over the last three years, MPC has paid affiliates approximately $10.5 million in management fees and made approximately $12 million in distributions.

        MPC is actively exploring alternatives to increase its liquidity, including a potential new credit facility. MPC's management believes that access to alternate sources of funding, including after the Merger, may result in increased availability of funds as compared with its existing credit facility, but there can be no assurance that MPC will be able to secure alternate sources of financing on terms acceptable to it or at all or that any new credit facility would offer increased availability of funds. In addition, MPC will not pay management fees to an affiliate, if the merger with HyperSpace is completed. If MPC is unable to obtain additional liquidity from third party financing sources, it will be difficult for MPC to cure its liquidity needs in the short term since the PC industry is characterized by low operating margins. Continuing liquidity constraints could negatively impact MPC's business and results of operations., as described above in "Overview."

        The chart below summarizes MPC's cash flows from operating activities, investing activities and financing activities for each of Fiscal 2002, Fiscal 2003 and Fiscal 2004 periods.

	Fiscal 2004	Fiscal 2003 (As Restated)	Fiscal 2002 (As Restated)
	(dollars in thousands)
Net cash provided by (used in) operating activities	$8,542	$(22,211)	$835
Net cash used in investing activities	(1,613)	(2,004)	(10,936)
Net cash provided by (used in) financing activities	(4,920)	14,329	(3,254)

Net increase (decrease) in cash and cash equivalents	2,009	(9,886)	(13,355)
Cash and cash equivalents at beginning of period	231	10,117	23,472

Cash and cash equivalents at end of period	$2,240	$231	$10,117

        Cash Flows from Operations.    During Fiscal 2004, MPC generated $8.5 million in cash from operating activities primarily as a result of a $22.9 million decrease in accounts receivable, a $18.0 million increase in deferred revenue primarily due to an increase in public sector sales of third party products including software, a $2.7 million decrease in inventory and a $0.3 million decrease in other current assets offset by a $3.7 million net loss adjusted for non-cash items, a $14.4 million increase in prepaid maintenance and warranty costs and a $11.8 million decrease in accounts payable and accrued expenses and $5.3 million in the reduction of accrued warranties. During Fiscal 2003 MPC used $22.2 million in cash from operating activities primarily as a result of a $16.0 million increase in accounts receivable due, and a $7.4 million net loss adjusted for non-cash items. The increase in accounts receivable due represented a slowdown in collection of receivables from federal agencies. Other significant factors affecting cash flows from operations included a net increase in inventory of $8.5 million, an increase in prepaid maintenance and warranty costs of $8.9 million, offset by a net increase in accounts payable, accrued expenses and other liabilities of $6.7 million, $7.9 million in deferred revenue primarily due to an increase in public sector sales of third party products, including software, an increase in accrued warranty of $4.9 million and other asset increases of $0.3. In addition, inventory levels increased due to the increased backlog level exiting Fiscal 2003. In Fiscal 2002, MPC generated $0.8 million of cash from operations, including $1.5 million of net income adjusted for non-cash items. Other significant factors affecting available cash flow from operations in Fiscal 2002 were a net decrease in accounts receivable of $20.2 million and accounts payable and accrued expenses of $11.7 million and deferred warranty and revenue increases of $3.6 million. The decrease was due to the earlier collection of receivables in the fourth quarter of 2002, which reflects an earlier completion of the public sector buying season in Fiscal 2002.

        Cash Flows from Investing Activities.    During Fiscal 2004, MPC made capital expenditures of $1.6 million primarily related to upgrading certain IT equipment and software. During Fiscal 2003, MPC made net capital expenditures and investments of $2 million. MPC used $12.7 million in cash for the MPC-S Acquisition and $0.2 million for capital expenditures, which were offset by the receipt of $10.9 million from the collection of an outstanding note receivable from an affiliate. During Fiscal 2002, MPC used cash for investing activities in the amount of $10.9 million primarily consisting of loans to affiliates.

        Cash Flows from Financing Activities.    During Fiscal 2004, MPC used $4.9 million in cash for financing activities primarily related to payments on MPC's credit facility of $8.9 million, $0.8 million distribution to MPC's members and $1.2 million in payments on notes payable and leases for capital equipment offset by proceeds from new capital leases and short-term notes payable of $1.0 million. $5.0 million in restricted cash made available to MPC was used to pay interest and principal on the debt. During Fiscal 2003, MPC increased cash flows from financing activities by $14.3 million by drawing $29.4 million under MPC's credit facility primarily due to the increase in public sector sales and the MPC-S Acquisition, offset by $11.2 million in cash used to pay distributions to MPC's members and $4.2 million in payments on notes payable and leases for capital equipment. During Fiscal 2002, MPC used $5.8 million in cash for payments on notes payable and leases for capital equipment, offset by $2.0 million in drawings on MPC's credit facility.

Contractual Obligations

        MPC is obligated to make future payments under various contracts, such as operating leases, royalty and licensing agreements and unconditional purchase obligations. The following represents MPC's total contractual commitments as of January 1, 2005:

	Payments Due by Period
Contractual Cash Obligations	Total	Less than 1 Year	1-3 Years	3-5 Years	After 5 Years
	(Dollars in thousands)
Long-term debt obligations(1)	$30,055	$29,664	$391	$—	$—
Operating leases	3,652	2,394	1,195	63	—
Royalty/licensing agreements(2)	2,392	2,392	—	—	—
Estimated purchase obligations(3)	21,962	21,962	—	—	—

Total contractual cash obligations	$58,061	$56,412	$1,586	$63	$—

(1)
Represents (a) a promissory note in the principal amount of $2.0 million payable to Omni Tech issued in connection with the MPC-S Acquisition, (b) capital leases and (c) the outstanding amounts due under MPC's existing credit facility with Wells Fargo Foothill. The promissory note is due in one lump sum on August 19, 2006. Interest on the note is to be paid quarterly using the prime rate, as reported in the Wall Street Journal on the business day immediately preceding the start of each quarter, plus three-quarters of one percent (0.75%). Payment by MPC of the amounts due on the promissory note is subject to a current dispute between MPC and Omni Tech based on working capital adjustments as provided for in the MPC-S Acquisition agreement. See "MPC—Business—Legal Proceedings." In addition, the amount represents principal and interest payments due under capital lease obligations for equipment purchases and other long-term debt. The interest rate on the line of credit is Wells Fargo's "prime rate" plus 1.25%. The Wells Fargo Foothill credit facility expires on May 31, 2006.

(2)
MPC has royalty-bearing license agreements that allow it to sell certain hardware and software that is protected by patent, copyright or license. Royalty costs are accrued and included in cost of goods sold when products are shipped or amortized over the period of benefit when the license terms are not specifically related to the units shipped.

(3)
Purchase obligations include agreements to purchase goods or services that are enforceable, legally binding and specify all significant terms, including: the quantity to be purchased, the price to be paid and the timing of the purchase. These figures exclude agreements or amounts that are cancelable without penalty. The materials purchase obligation portion of this amount represents approximately four weeks of supply in MPC's manufacturing channel.

Off-Balance Sheet Arrangements, Indemnities and Guarantees

        MPC is not party to any off balance sheet transactions, other than guarantees in the normal course of business or indemnities.

        During MPC's normal course of business, it has made certain indemnities, commitments and guarantees under which it may be required to make payments in relation to certain transactions. These include (i) intellectual property indemnities to its customers and licensees in connection with the use, sale and/or license of our products, (ii) indemnities to its lessors in connection with our facility leases for certain claims arising from such facilities or leases, (iii) indemnities to vendors and service providers pertaining to claims based on its negligence or willful misconduct, and (iv) indemnities involving the accuracy of representations in certain contracts. The duration of these indemnities and commitments in certain cases may be indefinite. The majority of these indemnities and commitments do not provide for any limitation of the maximum potential for future payments MPC could be obligated to make. MPC has not recorded any liability for these indemnities and commitments in the accompanying consolidated financial statements.

        Under MPC's Limited Liability Company Agreement, it has agreed to indemnify its officers and directors in connection with activities on behalf of MPC. The maximum potential amount of future payments MPC could be required to make under these indemnification agreements is unlimited. However, MPC has directors and officers' liability insurance policies that limit exposure and enable it to recover a portion of any future amounts paid. As a result of MPC's insurance policy coverage, MPC believes the estimated fair value of these indemnification agreements is minimal and has no liability recorded for these agreements as of January 1, 2005.

Critical Accounting Policies and Estimates

        The preparation of MPC's financial statements and related disclosures in conformity with generally accepted accounting principles and the discussion and analysis of MPC's financial condition and results of operations requires MPC's management to make judgments, assumptions and estimates that affect the amounts reported in its consolidated financial statements and accompanying notes. Note 2 to MPC's consolidated financial statements contained in this proxy statement summarizes the significant accounting policies and methods used in the preparation of MPC's consolidated financial statements.

        MPC's management believes the following to be critical accounting policies whose application has a material impact on MPC's financial presentation. That is, they are both important to the portrayal of MPC's financial condition and results and they require MPC's management to make judgments and estimates about matters that are inherently uncertain. Accordingly, actual results could differ significantly from those estimates under different assumptions and conditions.

        Revenue Recognition.    Net revenue includes sales of hardware, peripherals, services (including extended or enhanced service contracts and professional services) and third-party software products (licenses, software maintenance and support). For sales of extended warranties and enhanced service contracts that are sold with related hardware and with a separate price, MPC defers revenue equal to the separately stated price. MPC recognizes revenue on hardware and peripherals, net of an allowance for estimated returns, when both title and risk of loss transfer to the customer, provided that no significant obligations remain. Revenue from extended warranty and service contracts, for which MPC is obligated to perform is recorded as deferred revenue and subsequently recognized over the term of the contract or when the service is completed. MPC also defers the cost of product revenue for in-transit shipments until the goods are delivered and revenue is recognized. In-transit product shipments to customers are included in inventory on MPC's consolidated statement of financial position.

        MPC recognizes revenue on third party software products for which it is primarily obligated to perform in accordance with Statement of Position (SOP) 97-2, "Software Revenue Recognition," as amended, and other authoritative guidance. MPC recognizes revenue on third party software products when all of the following criteria are met: there is persuasive evidence of an arrangement; the product has been delivered; MPC no longer has significant obligations with regard to implementation; the fee is fixed and determinable; and collectibility is probable. Delivery is considered to have occurred when title and risk of loss have been transferred to the customer, which generally occurs when media containing the licensed programs is provided to a common carrier. The value of maintenance is determined based on stated renewal rates and a comparison of the stated price of maintenance to any software sold in a related transaction. In those situations where licenses and maintenance are bundled, MPC uses the residual method.

        Service revenues from software maintenance and support are recognized ratably over the maintenance term, which in most cases is one year. Term licenses are recognized ratably over the term of the related arrangement.

        Receivables, Net.    Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is MPC's best estimate of the amount of probable credit losses in MPC's existing accounts receivable. MPC determines the allowance based on historical write-off experience. MPC reviews its allowance for doubtful accounts monthly. Past due balances over 60 days are reviewed individually for collectibility. Past due balances over 90 days are pooled into aging buckets and reserved against based on historical experience. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. If circumstances related to specific customers change, MPC's estimates of the recoverability of receivables could materially change. MPC's allowance for uncollectible accounts totaled $0.8 million and $1.2 million, respectively at January 1, 2005 and January 3, 2004.

        Inventory, Net.    Inventory balances are stated at the lower of cost or market, with cost being determined on an average cost basis approximating first in first out (FIFO). MPC regularly evaluates the realizability of its inventory based on a combination of factors including the following: historical usage rates, forecasted sales or usage, estimated service period, product end-of-life dates, estimated current and future market values, service inventory requirements and new product introductions, as well as other factors. If circumstances related to MPC's inventories change, MPC's estimates of the realizability of inventory could materially change. At January 1, 2005 and January 3, 2004, MPC's inventory valuation allowance totaled $8.5 million and $3.1 million, respectively and is recorded as a reduction of inventory on MPC's consolidated financial statements.

        Acquired Intangibles, Net.    Other intangible assets are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," which requires that intangible assets with estimable useful lives be amortized over their estimated useful lives, and be reviewed for impairment when changes in circumstances indicate that their carrying amounts may not be recoverable in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Acquired intangibles are amortized on a straight-line basis over their estimated useful lives that generally range from 1 to 5 years with a majority being amortized over a period of 5 years.

        Long-Lived Assets.    Equipment and software are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives, primarily three to five years. Additions, improvements and major renewals are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Leasehold improvements are depreciated over the life of the lease or the asset, whichever is shorter. Equipment held for lease is depreciated over the initial term of the lease to the equipment's estimated residual value.

        MPC assesses the recoverability of its long-lived assets whenever adverse events or changes in circumstances or business climate indicate that expected undiscounted future cash flows related to such long-lived assets may not be sufficient to support the net book value of such assets. If undiscounted cash flows are not sufficient to support the recorded assets, impairment is recognized to reduce the carrying value of the long-lived assets to their estimated fair value. Cash flow projections, although subject to a degree of uncertainty, are based on trends of historical performance and management's estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions. Additionally, in conjunction with the review for impairment, the remaining estimated lives of certain of MPC's long-lived assets are assessed. No provision for impairment has been recorded in these consolidated financial statements.

        Deferred Revenue.    Deferred revenue includes amounts billed to or received from customers for which revenue has not been recognized. This generally results from deferred software maintenance sold by MPC to its customers, which are provided by MPC's third party vendors, and which include term-based licenses, which are recognized over the term of the contract, which generally range from 1-4 years. Also included in deferred revenue is revenue from the sale of enhanced and extended warranties, which are recognized as the related services are provided, which generally range from 3-5 years. These enhanced/extended warranties are deferred based on guidance provided in Technical Bulletin 90-1 and are deferred based on the list price, net of any discounts offered to the customer.

        Prepaid Maintenance and Warranty Costs.    Prepaid maintenance and warranty costs include amounts paid to third party software vendors, outsourced providers of warranty fulfillment services and technology insurance vendors for which the related revenue has been deferred. These costs are recognized ratably with the related revenue.

        Royalties.    MPC has royalty-bearing license agreements allowing it to sell certain hardware and software products and to use certain patented technology. Royalty costs are accrued and included in cost of goods sold when the related sale is recognized.

        Accrued Warranties.    MPC records warranty liabilities at the time of sale for the estimated costs that may be incurred under its basic limited warranty. The specific warranty terms and conditions vary depending upon the product sold, but generally include technical support, repair parts, labor and a period ranging from 90 days to five years. Factors that affect MPC's warranty liability include the number of installed units currently under warranty, historical and anticipated rates of warranty claims on those units, and cost per claim to satisfy MPC's warranty obligation. MPC regularly reevaluates its estimate to assess the adequacy of its recorded warranty liabilities and adjust the amounts as necessary. If circumstances change, or a dramatic change in the failure rates were to occur, MPC's estimate of the warranty accrual could change significantly.

New Accounting Pronouncements

        In December 2004, the FASB issued SFAS 123R "Share-Based Payment," a revision to FASB No. 123, SFAS 123R replaces existing requirements under SFAS No. 123 and APB Opinion NO. 25 and requires public companies to recognize a compensation expense an amount equal to the fair value of share-based payments granted, such as employee stock options. This is based on the grant-date fair value of those instruments. SFAS 123R also affects the pattern in which compensation cost is recognized, the accounting for employee share purchase plans and the accounting for income tax effects of share-based payment transactions. For non-public entities, SFAS 123R will be effective for interim periods beginning after December 15, 2005. MPC is currently determining what impact the proposed statement would have on its results of operations and financial position. The impact will largely be due to the selection of either the Black-Scholes or the binominal lattice model for valuing options. The adoption of this standard will have no impact on MPC's cash flows.

        In November 2004, the FASB issued SFAS No. 151, "Inventory Costs: an amendment of ARB No. 43, Chapter 4," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not believe the provision of SFAS No. 151, when applied, will have a material impact on our financial position, results of operations or cash flows.

        In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets," which amends a portion of the guidance in Accounting Principles Board Opinion (APB) No. 29, "Accounting for Non-monetary Transactions." Both SFAS no. 153 and APB No. 29 require that exchanges of non-monetary assets should be measured based on fair value of the assets exchanged. APB No. 29, however, allowed for non-monetary exchanges of similar productive assets. SFAS No. 153 eliminates that exception and replaces with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Any non-monetary asset exchanges will be accounted for under SFAS No. 153, however we do not expect SFAS No. 153 to have a material impact on our financial position, results of operations or cash flows.

        As a general matter, inflation has no material impact on MPC's business although its prices to customers and its component prices from its suppliers generally decrease over time.

Quantitative and Qualitative Disclosures About Market Risk

        MPC is subject to interest rate risk on its credit facility. MPC's obligations under the existing facility are a floating rate based on prime plus 1.25%. As interest rates rise MPC will be subject to higher interest payments if outstanding balances remain unchanged.

        Currently most sales are in the United States. All of MPC's foreign sales and purchases of product are denominated in U.S. Dollars minimizing its foreign currency risk. All of MPC's international suppliers, mostly from Asia, denominate contracts in U.S. Dollars thereby eliminating foreign currency risk. In the future MPC may not be successful in negotiating most of its international supply agreements in U.S. Dollars thereby increasing MPC's foreign currency risk. Amounts MPC pays for components from international suppliers could be affected by a continued weakening of the U.S. Dollar as compared with other foreign currencies. MPC currently has no foreign exchange contracts, option contracts or other foreign currency hedging arrangements. Management continues to evaluate MPC's risk position on an ongoing basis to determine whether foreign exchange hedging strategies may need to be employed.

        As of January 1, 2005, MPC had an account due from an agency of the U.S. government that represented 34% of its trade account receivables. Historically, U.S. government agencies have paid amounts due to MPC, though delays in payment are not uncommon. MPC has never had a write-off of a U.S. government receivable. No other customer accounts for more than 10% of MPC's receivable balance.

        MPC depends on third party suppliers for substantially all the components in its PC systems. For example, MPC relies on Intel for its processors and motherboards and Microsoft for its operating systems and other software. Additionally, MPC maintains several single-source supplier relationships primarily to increase its purchasing power with these suppliers. If shortages or delays arise, the prices of these components may increase or the components may not be available at all. MPC currently does not have long-term supply contracts with any of its suppliers that would require them to supply products to MPC for any specific period or in any specific quantities, which could result in shortages or delays. Supplier risks may in addition be affected by liquidity restraints.

Related Party Transactions

        MPC sells its products to companies affiliated with Gores Technology Group are considered arms length on a basis no less favorable than could be obtained from an unaffiliated third party. Net sales to GTG affiliated companies were $0.1 million in each of Fiscal 2004 and Fiscal 2003.

        MPC performs various administrative services to GTG affiliated companies. Those services include payroll processing, legal, sales tax, human resources consulting and information technology services. These services are determined on an arms-length basis at cost plus 10%. Administrative services invoiced to GTG affiliated companies, net of expenses were $0.2 million in each of Fiscal 2004 and Fiscal 2003, and $0.9 million in Fiscal 2002. MPC does not expect to perform these services after completion of its acquisition by HyperSpace.

        MPC pays management fees to GTG for management support and oversight. Management fees paid to GTG were $4.0 million, $3.5 million and $3.0 million in Fiscal 2004, Fiscal 2003 and Fiscal 2002, respectively. The amount of management fees paid was determined based on a percentage of net sales. MPC will not pay any management fees to GTG in its 2005 fiscal year if the merger with HyperSpace is completed.

        In August 2003, MPC obtained an acquisition bridge loan from an affiliate of GTG for the MPC-S Acquisition in the amount of $6 million. MPC repaid the bridge loan in September 2003 together with accrued interest thereon of $31,000.

        In August 2003, MPC paid GTG a transaction fee for the consummation of the MPC-S acquisition in the amount of $0.8 million.

        GTG PC Holdings made distributions to its parent, GTG-Micron, of $0.8 million and $11.2 million during Fiscal 2004 and Fiscal 2003, respectively.

MATTERS BEING SUBMITTED TO THE VOTE OF OUR SHAREHOLDERS

PROPOSAL 1: APPROVAL OF MERGER AGREEMENT, AS AMENDED, AND THE MERGER, AND ISSUANCE OF SHARES OF COMMON STOCK AND WARRANTS PURSUANT TO THE MERGER AGREEMENT

        Please refer to the sections entitled "The Merger" and "The Merger Agreement" beginning on pages    and    of this proxy statement.

Vote Required and Board of Directors' Recommendation

        The affirmative vote of a majority of the shares of outstanding common stock as of the record date is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT, AS AMENDED, THE MERGER, AND THE ISSUANCE OF SHARES OF COMMON STOCK AND WARRANTS PURSUANT TO THE MERGER AGREEMENT.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

Background

        Under Colorado law, we may only issue shares of common stock to the extent such shares have been authorized for issuance under our articles of incorporation. Our articles of incorporation currently authorize the issuance of up to 15,000,000 shares of common stock. However, as of March 31, 2005:

  •
  3,732,432 shares of common stock were outstanding;

  •
  1,571,619 unissued shares of common stock were reserved for issuance under our incentive plan;

  •
  4,189,251 unissued shares of common stock were reserved for issuance upon conversion of outstanding warrants;

  •
  approximately 263,143 unissued shares of common stock were reserved for issuance upon conversion of $1,045,000 in convertible debt securities;

  •
  approximately 3.7 million shares of common stock are proposed to be issued pursuant to the merger, and an additional approximately 5.55 million shares will be reserved for issuance to holders of warrants to be issued in the merger; and

  •
  approximately 629,000 shares of restricted stock and options to acquire approximately 951,000 shares of our common stock will be granted pursuant to our incentive plan in satisfaction of liabilities under MPC's Equity Participation and Retention Plan and employment agreements between MPC and certain of its executive officers.

After the merger, as part of an overall incentive and retention plan for MPC management and to settle certain liabilities of MPC with respect to its Equity Participation and Retention Plan and employment agreements with MPC's chief executive officer and executive vice president, we will issue an aggregate of approximately 629,000 restricted shares of our common stock to MPC's management and ten year options to acquire approximately 951,000 shares of our common stock, of which options to acquire approximately 732,000 shares of our common stock will be issued with an exercise price of $3.00 per share and options to acquire approximately 220,000 shares of our common stock will be issued with an exercise price of $5.50 per share.

        Our articles of incorporation do not authorize sufficient shares to issue the shares, warrants, and options we have agreed to issue in the merger. Our board of directors believes that additional shares should be authorized for future purposes. In order to ensure that sufficient shares of common stock will be available for issuance by us, our board of directors has approved, subject to shareholder approval, an amendment to our articles of incorporation to increase the number of shares of common stock authorized for issuance to 50,000,000 shares.

Purpose and Effect of the Amendment

        The purpose of the proposed amendment to our articles of incorporation is to authorize additional shares of common stock to be issued in the merger, and an additional number of shares that will be available in the event our board of directors determines that it is necessary or appropriate to issue additional shares in connection with a stock dividend, raising additional capital, acquiring other businesses, establishing strategic relationships with corporate partners or providing equity incentives to employees and officers or for other corporate purposes. The availability of additional shares of common stock is particularly important if we need to undertake any of the foregoing actions on an expedited basis and wish to avoid the time and expense of seeking shareholder approval for an amendment to our articles of incorporation in connection with the contemplated issuance of common stock. Other than the merger agreement, we have no present agreement or arrangement to issue any of the shares for which approval is sought. If the amendment is approved by the shareholders, the board of directors does not intend to solicit further shareholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law or the requirements of the American Stock Exchange.

        The increase in authorized common stock will not have any immediate effect on the rights of existing shareholders. However, the board of directors will have the authority to issue common stock without requiring future shareholder approval of such issuances, except as may be required by applicable law or the requirements of the American Stock Exchange. To the extent that additional shares are issued in the future, they would decrease the existing shareholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders.

        The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of HyperSpace without further action by the shareholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of HyperSpace more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of HyperSpace. Our board of directors is not currently aware of any attempt to take over or acquire us. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management.

        If the proposed amendment is approved by our shareholders, the first sentence of Article IV of our articles of incorporation will be amended in its entirety to read as follows:

    "IV.    Capital Stock.    The Corporation is hereby authorized to issue Fifty-one Million (51,000,000) shares of capital stock, of which Fifty Million (50,000,000) shares shall be "Common Stock" (defined below) and One Million (1,000,000) shares shall be "Preferred Stock" (defined below)."

Vote Required and Board of Directors' Recommendation

        The affirmative vote of a majority of the total votes cast at the annual meeting, so long as a majority of the common stock outstanding is represented at the annual meeting, either in person or by proxy, is required for approval of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 15,000,000 SHARES TO 50,000,000 SHARES.

PROPOSAL 3: AMENDMENT TO OUR 2004 EQUITY INCENTIVE PLAN

        We currently maintain two compensation plans that provide for the issuance of our Common Stock to officers and other employees, directors and consultants. These consist of the HyperSpace 2001 Equity Incentive Plan and the HyperSpace 2004 Equity Incentive Plan, each of which have been approved by our shareholders.

        The proposed amendment to our 2004 Equity Incentive Plan to increase the number of shares of common stock available for grants under the plan from 700,000 shares to 5,000,000 shares is intended to provide us with greater flexibility to make future grants under the plan. In satisfaction of liabilities under the MPC Equity Participation and Retention Plan and employment agreements between MPC and each of its chief executive officer and executive vice president, we will issue approximately 629,000 restricted shares of common stock and options to acquire approximately 951,000 shares of our common stock, of which options to acquire approximately 732,000 shares of common stock will be issued at an exercise price of options to two executive officers of MPC and participants in the MPC equity participation plan. Our board of directors believes it is in our best interests to amend the 2004 Equity Incentive Plan to increase the number of shares of common stock available for grants under the plan so that we may satisfy our obligations under the merger agreement and continue to attract and retain the services of qualified employees by providing employees an opportunity to acquire shares of our common stock through the plan and to motivate them to increase shareholder value.

        As of March 31, 2005, we had options to purchase 820,823 shares of common stock outstanding under the 2001 Equity Incentive Plan at a weighted average exercise price of $3.52. As of the record date, we had not granted any options under our 2004 Equity Incentive Plan.

        Approval of the amendment to the 2004 Equity Incentive Plan is a condition to the merger.

Vote Required and Board of Directors' Recommendation

        The affirmative vote of a majority of the total votes cast at the annual meeting, so long as a majority of the common stock outstanding is represented at the annual meeting, either in person or by proxy, is required for approval of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO OUR 2004 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN.

PROPOSAL 4: ELECTION OF DIRECTORS

        In accordance with our Bylaws, the board of directors shall be composed of not less than one director, the specific number set by resolution of the board of directors. The board of directors is currently composed of eight directors, divided into three classes as follows: two Class I directors, three Class II directors and three Class III directors. Directors are generally elected for three-year terms that are staggered such that approximately one-third of the directors are elected each year. Generally, one class of directors will be selected each year by our shareholders. Each director will hold office until the election and qualifications of his or her successor or upon earlier resignation or removal. Additional directorships resulting from an increase in the number of directors will be distributed among the three classes, so that as nearly as possible each class will consist of an equal number of directors. This year, the terms of two Class I directors expire. Accordingly, two nominees for the board of directors will be elected at the annual meeting to serve as Class I directors for three year terms expiring in 2008.

        Biographical information regarding each of the nominees for the board of directors is set forth below. Ages listed are as of March 31, 2005.

        The board of directors has no reason to believe that the nominees named below will be unable to serve as directors. If, however, any nominee should be unwilling or unable to serve, the persons named as proxies will have discretionary authority to vote for the election of such substitute nominees as may be designated by the board of directors.

        Unless authority to do so is withheld, the persons named as proxies on the accompanying proxy card will vote "FOR" the election of the nominees listed below.

        Pursuant to the terms of the merger agreement, if the merger is approved and consummated, we are obligated to reduce the size of our board to 7 members and appoint 3 members designated by GTG PC Holdings. In order to create the necessary vacancies on the board, Rina Singer Delmonico and James M. Gumina, whom you are being asked to elect to our board in this proxy statement, and Mark J. Endry and Lawrence D. Firestone, are expected to resign. Pursuant to the terms of our bylaws, our directors remaining in office will appoint three persons designated by GTG PC Holdings to fill the vacancies. We currently expect that GTG PC Holdings will designate Jordan W. Katz, David A. Young and Angela Blatteis to be appointed to our board, so that our complete board of directors would be comprised of John P. Yeros, David E. Girard, Kent Swanson, Eric D. Murphy, Jordan W. Katz, David A. Young and Angela Blatteis. Because of the vacancies that they would be filling, Mr. Katz and Ms. Blatteis are expected to become Class II directors, with terms expiring in 2006, and Mr. Young is expected to become a Class I director, with a term expiring in 2008. Biographical information for each of Messrs. Katz and Young, and Ms. Blatteis, is set forth below under "Election of Directors—Expected GTG PC Holdings Designees to our Board."

Vote Required and Board of Directors' Recommendation

        If a quorum is present and voting, the two nominees for director receiving the highest number of votes will be elected as directors. Abstentions and broker non-votes have no effect on the vote for directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE TO THE BOARD OF DIRECTORS.

ELECTION OF DIRECTORS

Nominees for Election of Class I Directors Whose Terms Expire in 2008 Pursuant to Proposal 4

        RINA SINGER DELMONICO (age 48) has served as a director of our company since September 2003. Ms. Delmonico is the Chief Executive Officer of REN, Inc., a company she founded in April 1997. REN, Inc. is a company that manages implementation of software ranging from finance applications to call center management suites, from security tools to manufacturing-facility software. Ms. Delmonico also serves as the Executive Director of the University of Colorado-Denver's Center for Information Technology Innovation and serves on several advisory boards for other universities and corporate entities. She is also a State of Colorado Information Management Commissioner, a role to which Colorado Governor Bill Owens appointed her. In this capacity, she is intimately involved in helping the state's Chief Information Officer to manage Colorado's overall IT needs. During her 30 year career in IT she has held key management and high tech leadership positions at the following noteworthy business and corporations: From March 1996 to January 2000, Ms. Delmonico served as Executive Vice President and Chief Information Officer for fitness equipment manufacturer Schwinn Cycling and Fitness Inc. SVP of Corporate MIS for First Data Corporation; Director of IT for Manville/Schuller Corp.; and a long-standing, progressively evolving career at Citicorp/Citibank where her last position was SVP of IT for their Nevada site. Ms. Delmonico holds an Accelerated MBA from the University of Colorado's Executive MBA program.

        JAMES M. GUMINA, PH.D. (age 59) has served as a director of our company since April 2001. From April 2001 until June of 2003, Dr. Gumina served as our Executive Vice President and Chief Culture Officer. Dr. Gumina has spent the last 23 years of his professional career focusing on organization development activities linked to creating, maintaining and enhancing corporate cultures. Prior to joining our company, he served as Vice President, Human Resources and Organization Development for J. D. Edwards & Company, now PeopleSoft, Inc. from December 1998 to June 2000. Between June 2000 and April 2001 Mr. Gumina operated a private consulting practice focusing on organizational development activities, and as of September of 2004, resumed such private consulting practice. Dr. Gumina holds a bachelors degree in psychology from Carroll College, and a masters and Ph. D. in psychology from the University of Wisconsin-Milwaukee.

Directors Continuing In Office

        The following individuals are continuing directors and are not standing for election this year:

Continuing Class II Directors Whose Terms Expire in 2006

        DAVID E. GIRARD (age 50) has served as a director of our company since May 2002. Mr. Girard is currently retired. He has held a wide variety of positions during his 20 years in the computer software industry. From November 1998 until he retired in May 2001, Mr. Girard served as Chief Operating Officer of J.D. Edwards & Company, now PeopleSoft, Inc. In this capacity he was responsible for marketing, product development, and worldwide field operations. Mr. Girard currently works with a number of small companies in an advisory capacity. Mr. Girard holds a bachelors degree in marketing from the University of Connecticut.

        MARK J. ENDRY (age 49) has served as our Chief Executive Officer and President since October 2003. Before joining our company in his executive officer role, Mr. Endry served on our company's Advisory board from March 2002 to October 2003. Prior to joining our company, Mr. Endry was Senior Vice President and Chief Information Officer for J. D. Edwards & Company, a business software provider, now Oracle Corporation from November 1995 to September 2003. During his 8-year career with J.D. Edwards, he was responsible for leading the company's IT strategies and operations, including managing domestic and international applications, knowledge management, web services, telecommunications and network environments. Mr. Endry won several industry recognition awards, including "Colorado CIO of the Year," and "Computerworld Premier 100 IT Leader." If the Merger Proposals are approved, Mr. Endry is expected to resign from our board of directors upon the closing of the Merger.

        LAWRENCE D. FIRESTONE (age 47) was appointed as a director of our company in August 2004 and will serve as the chair of the audit and corporate governance committee. Mr. Firestone is the Senior Vice President, Chief Financial Officer, Secretary and Treasurer of Applied Films Corporation, and has served in that role since 1999. Applied Films is a supplier of thin film deposition equipment to several industries with global operations. From 1996 to 1999 he was Vice President and Chief Operating Officer for Avalanche Industries, Inc. a contract manufacturing company. Mr. Firestone's background is in capital finance, public company management, startup, growth and turnaround companies, international operations, acquisitions and divestitures. He holds a bachelors degree in business administration with a concentration in accounting from Slippery Rock State College.

Continuing Class III Directors Whose Terms Expire in 2007

        JOHN P. YEROS (age 54) has served as our Chairman of the board since he founded our company in March 2001. He also served as our President and Chief Executive Officer from August 2002 to October 2003 and our Secretary from July 2004 until February 2005. Prior to establishing our company, Mr. Yeros was the founder and Chairman of Medix Resources (now Ramp Corp.; AMEX:RCO, formerly International Nursing Services, Inc.,) from 1988-2000, and President and Chief Executive Officer from April 1996 to October 1999. Medix Resources developed and marketed software used in the healthcare industry to facilitate communications between physicians and related businesses such as labs and pharmacies. International Nursing Services was a temporary staffing agency for nurses. From 1977-1988, Mr. Yeros obtained substantial experience in the securities industry, serving with the brokerage houses of Merrill, Lynch, Pierce, Fenner & Smith Incorporated (account executive), E.F. Hutton & Company, Inc. (account executive), Hanifen, Imhoff Inc.(officer and branch manger), and B.C. Christopher (officer and branch and territory manager). Mr. Yeros holds a bachelors degree in Education from Wichita State University.

        KENT SWANSON (age 60) has served as a director of our company since December 2001. Mr. Swanson spent 33 years of his career with Accenture Ltd., an international consulting firm, before retiring in September 2001. As a Senior Partner in the firm he was responsible for multiple and varied functions, including managing client service delivery for a wide range of industries and geographies, launching and developing Accenture's successful global outsourcing business both domestically and internationally, leading both B2B and mobile commerce initiatives, and serving as interim Chief Executive Officer for Exostar, LLC, an aerospace and defense industry eCommerce exchange founded by The Boeing Company, Lockheed-Martin Corporation, Raytheon Company and British Aerospace Public Limited Company. Mr. Swanson holds a bachelors degree in business from the University of Minnesota and an MBA from the University of Chicago.

        ERIC D. MURPHY (age 44) has served as a director of our company since July 2001. Mr. Murphy is Senior Partner and Vice President of Consulting for Computer Sciences Corporation, or CSC, and has served in that role since August 2001. CSC is an information technology services firm. Prior to CSC, he served as Executive Vice President of Corporate and Business Development for Agilera, Inc., an applications service provider from November 1999 to May 2001. From October 1997 until November 1999, Mr. Murphy was a Partner in the Management Consulting business of Ernst & Young LLP. Mr. Murphy holds a bachelors degree in petroleum engineering from Marietta College.

Expected GTG PC Holdings Designees to our Board of Directors

        If the Merger Proposals are approved, we expect that the following individuals, designated by GTG PC Holdings, and acceptable to our Board of Directors, will be appointed to the HyperSpace Board of Directors upon the closing of the merger.

        ANGELA BLATTEIS (age 44) is a Managing Director of Gores Technology Group, an international private equity firm focused on technology and telecommunications-related investments, responsible for acquisition, due diligence and structuring of new GTG investments. Ms. Blatteis has worked in the Gores M&A Group since 1996, predominantly focusing on the execution of acquisitions and divestitures. Before joining Gores, Ms. Blatteis held Vice President positions at Merrion Group, PLC and at Special Situation Investment Fund (an affiliate of Brooke Group Limited), responsible for financial analysis primarily of distressed or non-performing securities, prior to that she worked in investment banking for Cowen & Co. and First Boston. Ms. Blatteis earned her B.A. in Political Science and Economics from the University of California at Berkeley and her M.B.A. from the Graduate School of Business of the University of Chicago. Ms. Blatteis is expected to be appointed to serve as a Class II Director, whose term expires in 2006.

        JORDAN W. KATZ (age 31) is a Principal at Gores Technology Group, LLC, an international private equity firm focused on technology and telecommunications-related investments, responsible for originating investment opportunities and pursuing strategic initiatives. Prior to joining Gores in October 2002, Mr. Katz was an Associate Director in the Financial Sponsors Group of UBS Warburg, an investment bank, where he focused on providing coverage to private equity firms and originating new transaction ideas from March 2001 until October 2002. From March 2000 until January 2001, Mr. Katz was a founding member of eVolution Global Partners, a venture capital firm founded by Texas Pacific Group, Kleiner Perkins Caufield & Byers and Bain & Co. From July 1996 until March 2000, Mr. Katz began his career at Colony Capital, an international private equity firm focused on real estate-related investments. Mr. Katz graduated from The Wharton School of the University of Pennsylvania with a B.S. in Economics and a concentration in Finance. Mr. Katz is expected to be appointed to serve as a Class II Director, whose term expires in 2006.

        DAVID A. YOUNG (age 61) is a financial executive who currently serves as the audit and finance committee chairman of the board of Trustees of Heald College in San Francisco and the audit committee chairman of Somera Communication, a NASDAQ listed company in Dallas. Prior to focusing on the board positions he currently holds, Mr. Young, from 2000 to his retirement in 2003, was Vice President and Chief Financial Officer at Adaptec, Inc. (data and digital storage solutions) where he was responsible for financial strategy. From 1994 to 2000 he was Vice President and Chief Financial Officer at Datum, Inc., a NASDAQ timing and synchronization company, where he oversaw 3X growth during his tenure. From 1992 to 1995 he was Chief Executive Officer and Chief Financial Officer at Blower-Dempsey, a private paper and chemical company. From 1966 to 1992 he held Chief Financial Officer and various other financial positions at Alpha Microsystems, Young Associates, MSI Data Corporation, Container Corporation of America and Magnavox Corporation. Mr. Young earned his BS degree in Accounting at Indiana University, Bloomington, IN and is a past Chairman of Financial Executives International, a professional association for financial executives and advocate of responsible, ethical corporate financial management practices and continuous improvement in corporate governance. Mr. Young is expected to be appointed to serve as a Class I Director, whose term expires in 2008.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

        The board of directors has reviewed the relationships between HyperSpace and each of its directors and has determined that all of the directors, other than Mr. Yeros, our Chairman, Mr. Endry, our Chief Executive Officer and President, and Mr. Gumina, due to a previous employment relationship with our company, are independent under the American Stock Exchange, or AMEX, corporate governance listing standards. Additionally, the board of directors has determined that each member of the Audit and Corporate Governance Committee satisfies the independence requirements for audit committee members set forth in applicable AMEX and SEC rules.

Board Attendance

        During 2004, there were 4 meetings of the board of directors. Each of our directors attended, during the term of his or her directorship, at least 75% of the aggregate of (a) the total number of meetings of the board of directors (held during the period for which he or she has been a director) and (b) the total number of meetings held by each of the committees on which he or she served (during the periods that he or she served).

        Each director is encouraged to attend HyperSpace's Annual Meeting of shareholders.

Board of Directors Compensation

        Our directors receive $1,000 per full meeting attended in person or $500 per meeting attended via video or audio conferencing. In addition, each member of the Audit and Corporate Governance Committee receives an additional $4,000 per year for service on the Audit and Corporate Governance Committee, and the chairman of the Audit and Corporate Governance Committee receives an additional $14,000 per year. Members of the Compensation and Nominating Committees do not receive any additional compensation for their service on such committees.

        If the merger is consummated, our directors will receive $20,000 annually, paid quarterly. In addition, each member of the Audit and Corporate Governance Committee will receive an additional $10,000 annually for service on the Audit and Corporate Governance Committee, and the chairman of the Audit and Corporate Governance Committee will receive a total of $40,000 annually. Members of the Compensation and Nominating Committees will continue to receive no additional compensation for their service on such committees.

        In addition to cash compensation, our directors may receive certain option grants from time to time, although no policy regarding such grants is currently in place.

Corporate Governance and Standing Committees of the Board of Directors

        The board of directors has adopted a Code of Conduct which outlines the principles of legal and ethical business conduct under which we do business. The Code of Conduct is applicable to all of our directors, officers and employees and is available at http://www.ehyperspace.com/company/forms/Code_of_Conduct.pdf. Additionally, the board of directors has adopted a Code of Ethics for Senior Financial Officers which outlines procedures to ensure accurate and complete disclosure and compliance with laws. The Code of Ethics for Senior Financial Officers is applicable to our Chairman of the board, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, principal accounting officer and controller and is available at http://www.ehyperspace.com/company/forms/Code_of_Ethics.pdf. Any amendment or waiver of the Code of Ethics for Senior Financial Officers will be made only after approval by the Audit and Corporate Governance Committee and will be disclosed on our website. In addition, disclosure of any such amendment or waiver will be made within five days by the filing of a Form 8-K with the SEC.

        The board of directors has also adopted a written charter for each of the Audit and Corporate Governance Committee, Compensation Committee and Nominating Committee. The Audit and Corporate Governance and Nominating Committee charters are available on the Company's website at http://www.ehyperspace.com/company/governance.html. The charter for the Audit and Corporate Governance Committee is included in this proxy statement as Annex E.

Compensation Committee

        The Compensation Committee consists of Ms. Delmonico, Mr. Girard and Mr. Swanson (Chairman). Each member of the Compensation Committee is an independent director under AMEX corporate governance listing standards.

        The principal functions of the Compensation Committee are to:

  •
  evaluate the performance of our Chairman and CEO and approve Chairman and CEO compensation;

  •
  prepare an annual report on executive compensation for inclusion in our proxy statement;

  •
  review and approve executive compensation plans, policies and programs, considering their design and competitiveness;

  •
  review and approve changes to our equity incentive plans pursuant to the terms of the plans; and

  •
  review our non-employee independent director compensation levels and practices and recommend changes as appropriate.

        Additionally, the Compensation Committee reviews and approves corporate goals and objectives relevant to Chairman and Chief Executive Officer compensation, evaluates their performance in light of those goals and objectives, and recommends to the board of directors their compensation levels based on its evaluation.

        The Compensation Committee also reviews and approves changes to our 2001 Equity Incentive Plan and the 2004 Equity Incentive Plan. It is also responsible for performing other related responsibilities set forth in its written charter.

        The Compensation Committee did not hold any meetings in 2004 because it was formed in connection with our initial public offering in September, 2004. The Compensation Committee held its first meeting in January 2005.

Audit and Corporate Governance Committee

        The Audit and Corporate Governance Committee currently consists of Mr. Firestone (Chairman), Mr. Murphy and Mr. Swanson. Each member of the Audit and Corporate Governance Committee is an independent director under SEC rules and AMEX corporate governance listing standards. The board of directors has determined that Mr. Firestone qualifies as an audit committee "financial expert" as defined under SEC and AMEX rules and regulations and the other members of the committee satisfy the financial literacy requirements for audit committee members under current SEC and AMEX rules and regulations.

        The Audit and Corporate Governance Committee assists the board of directors in overseeing and reviewing: (1) the integrity of our financial reports and financial information provided to the public and to governmental and regulatory agencies; (2) the adequacy of our internal accounting systems and financial controls; (3) the annual independent audit of our financial statements, including the independent auditor's qualifications and independence; and (4) our compliance with law and ethics programs as established by management and the board of directors. In its audit committee role, the Audit and Corporate Governance Committee:

  •
  has sole authority to select, evaluate, terminate and replace our independent auditors;

  •
  has sole authority to approve in advance all audit and non-audit engagement fees and terms with our independent auditors;

  •
  will review the activities, plan, scope of authority, organizational structure and qualifications of any persons overseeing our accounting and financial reporting processes and the audits of our financial statements; and

  •
  reviews our audited financial statements, public filings and earnings press releases prior to issuance, filing or publication.

        In addition, in its corporate governance committee role, the Audit and Corporate Governance Committee develops corporate governance guidelines and recommends such guidelines to our board of directors. The committee reviews and makes recommendations on matters involving general operation of the board of directors and its committees, and annually recommends to the board of directors nominees for each committee of the board of directors.

        The Audit and Corporate Governance Committee is also responsible for performing other related responsibilities set forth in its written charter, which is posted on HyperSpace's website at http://www.ehyperspace.com/company/governance.html and is included in this annual report as Annex E.

        The Audit and Corporate Governance Committee was formed in July 2004 in anticipation of our initial public offering. It held two meetings in 2004, each of which was subsequent to our initial public offering in September, 2004.

Nominating Committee

        The Nominating Committee currently consists of Ms. Delmonico (Chairperson) and Messrs. Firestone, Girard Murphy and Swanson, who are all of the independent directors (under both SEC rules and AMEX listing standards) currently serving on the board of directors. The Nominating Committee is responsible for seeking, considering and recommending to the board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at our annual meeting. The specific functions and responsibilities of the Nominating Committee are set forth in its written charter, which is posted on HyperSpace's website at http://www.ehyperspace.com/company/governance.html.

        The Nominating Committee reviews with the board of directors the requisite qualifications, skills and characteristics for board of directors nominees and composition and the specific considerations relating to individual director candidates. Upon the Nominating Committee's recommendations, the board of directors recommends the director nominees to the shareholders for selection.

        Potential director candidates, including incumbent directors whose terms are expiring, are referred to the Chairperson of the Nominating Committee for consideration by the Nominating Committee, which may then recommend the director candidate to the board of directors for its consideration, if deemed appropriate. If necessary or desirable in the opinion of the Nominating Committee, it will determine appropriate means for seeking additional director candidates, including engagement of outside consultants to assist the Nominating Committee in the identification of director candidates.

        The Nominating Committee will consider candidates recommended by shareholders. Shareholders wishing to suggest director candidates should submit their suggestions in writing to the Chairperson of the Nominating Committee, c/o the Secretary, providing the candidate's name, biographical data and other relevant information. Shareholders who intend to nominate a director for election at the 2006

Annual Meeting of Shareholders must provide advance written notice of such nomination to the Secretary in the manner described below under "Shareholder Proposals."

        In accordance with the Director Selection Guidelines set forth in Exhibit A to the Nominating Committee charter, the Nominating Committee and the board of directors, as appropriate, will review the following considerations, among others, in their evaluation of candidates for board of director nomination: personal and professional ethics, training, experience and ability at making and overseeing policy in business, government and/or educational sectors, commitment to fulfill the duties of the board of directors, commitment to understanding HyperSpace's business, commitment to engage in activities in the best interests of HyperSpace, independence, industry knowledge and contacts, financial or accounting expertise, leadership qualities, public company board of director and committee experience and other relevant qualifications. A director candidate's ability to devote adequate time to board of directors and committee activities is also considered. The Nominating Committee periodically reviews with the board of directors the appropriate process for and the considerations to be taken in the evaluation of director candidates. In the event there is a vacancy on the board of directors, the Nominating Committee will initiate the effort to identify appropriate director candidates.

        The Nominating Committee did not hold any meetings in 2004 because it was formed in connection with our initial public offering in September, 2004.

Shareholder Communications With the Board of Directors

        Shareholders of HyperSpace may contact the board of directors as a group or an individual director by the U.S. postal mail directed to the Chairman of the board of directors, c/o the Secretary of HyperSpace, at 8480 East Orchard Road, Suite 6600, Greenwood Village, Colorado, 80111. Shareholder communications received by the Secretary of HyperSpace will be promptly forwarded to the specified director addressees or to the full board of directors, as applicable. Shareholders should clearly specify in each communication, the name of the individual director or group of directors to whom the communication is addressed. No shareholder communications have been received by the Secretary or the board of directors during the period beginning on the date of our initial public offering through the date of mailing of this proxy statement.

        Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2006 annual meeting of shareholders should follow the procedures specified below under the "shareholder proposals" section. That section outlines the procedures for submission of shareholder proposals for inclusion in hyperspace's proxy statement for the 2006 annual meeting of shareholders and submission of nominations of persons for election to the board of directors or proposals for other business to be considered at the 2006 annual meeting of shareholders.

MANAGEMENT—HYPERSPACE

Executive Officers

        Individuals serving as our executive officers and their ages as of March 1, 2005 are as follows:

Name	Age	Position
John P. Yeros	54	Chairman
Mark J. Endry	49	President, Chief Executive Officer and Director
Mark A. Pougnet	44	Chief Financial Officer, Treasurer and Secretary
Patricia M. Lee	47	Chief Operating Officer

        For JOHN P. YEROS' and MARK J. ENDRY's biographical summary, see "Election of Directors—Directors Continuing in Office."

        MARK A. POUGNET (age 44) has served as our Chief Financial Officer and Treasurer since March 2004 and as our Secretary since February 2005. Prior to that he was our interim Chief Financial Officer from December 2003 to February 2004. From February 2003 to November 2003, Mr. Pougnet was Vice President of Global Operations of Avaya Communication's Service Provider Division. Avaya is a communication systems, applications and services provider. He also operated a CFO consulting company, Pacific Mountain Consulting, from August 2002 to February 2003. From June 2000 to August 2003 he was founder, director and Chief Financial Officer of Avalanche Technology, Inc., a company involved in the off-shore software development business where he managed significant international operations. From April 1997 to June 2000 he was a Service Line Director of the Business Process Outsourcing division of the audit and consulting firm Arthur Andersen LLP. Mr. Pougnet holds a bachelors degree in commerce and a masters in accounting from the University of Natal in South Africa. He is a member of the Colorado Society of Certified Public Accountants.

        PATRICIA M. LEE (age 47) has served as our Chief Operating Officer since March 2004. Prior to joining our company Ms. Lee worked for McDATA Corporation, a worldwide provider of network storage solutions, as Vice President, Sales Operations from August 2003 to February 2004 and Vice President, Original Equipment Manufacturing from August 2002 to August 2003. From November 2001 to March 2002 Ms. Lee was general manager of Pentastar Communications, Inc., a company engaged in the distribution of US West Inc. broadband products across the United States. From February 1998 to August 2001 Ms. Lee was Vice President, Sales with the regional telephone company Qwest Communications International Inc. Prior to Qwest, Ms. Lee was employed for seventeen years in the sales organization of the document management solutions provider Xerox Corp. She holds a bachelors degree in Education from Emporia State University.

        If the merger is consummated, Mr. Endry and Ms. Lee will resign their positions with HyperSpace. Michael S. Adkins, the current President and Chief Executive Officer of MPC, will become the President of HyperSpace. Mr. Adkins' biographical summary can be found under "Management—MPC."

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table provides information concerning compensation for services rendered to HyperSpace in all capacities for the years ended December 31, 2004, 2003 and 2002 by our Chief Executive Officer, each of our other most highly compensated executive officers whose total salary and bonus exceeded $100,000 in 2004.

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)			Bonus ($)(1)	Other Annual Compensation ($)	Options Grants (#)	All Other Compensation ($)(6)
Mark J. Endry Chief Executive Officer & President(4)	2004 2003 2002	$ $	220,000 36,164 —		$100,000 — —	— — —	— 107,143 —	— — —
John P. Yeros Chairman & Assistant Secretary(8)	2004 2003 2002	$ $ $	193,029 148,000 98,077		— — —	— — —	— — 3,571	— — —
Mark A. Pougnet Chief Financial Officer, Treasurer & Secretary	2004 2003 2002	$ $	159,308 5,000 —	(2)(3) (2)	$10,000 — —	— — —	31,429 8,571 —	— — —
Patricia M. Lee Chief Operating Officer(5)	2004 2003 2002		$141,923 — —		$52,500 — —	— — —	85,714 — —	— — —
Michael P. Lynch VP, Business Development	2004 2003 2002	$ $ $	125,000 120,031 37,500	(7)	— — —	— — —	7,429 — 38,571	$1,395 — —
David J. Bauch VP, Research & Development	2004 2003 2002	$ $ $	120,181 111,400 105,536		— — —	— — —	9,286 — 35,714	$1,621 — —

(1)
Includes sales commissions.

(2)
Includes fees earned as a consultant before becoming a full-time employee in March 2004.

(3)
Includes an award of stock in lieu of salary of $20,000.

(4)
Appointed in October 2003.

(5)
Appointed in March 2004.

(6)
Comprised entirely of a 401(K) voluntary match by HyperSpace.

(7)
Represents an award of stock in lieu of salary of $37,500.

(8)
Mr. Yeros was our CEO until October 2003.

Option Grants in Fiscal Year 2004

        The following table provides information regarding stock options granted to the individuals listed in the Summary Compensation Table during the fiscal year ended December 31, 2004.

Name	Number of Securities Underlying Options Granted (#)(1)		Percent of Total Options Granted to Employees in Fiscal Year(2)		Exercise Price ($)		Expiration Date
Mark J. Endry	—		—			—	—
John P. Yeros	—		—			—	—
Mark A. Pougnet	21,429 10,000	(3) (4)	12 5	% %	$ $	4.38 2.42	4/1/2014 12/1/2014
Patricia M. Lee	85,714	(5)	47%			$4.38	3/22/2014
Michael P. Lynch	7,429	(6)	4%			$4.38	3/23/2014
David J. Bauch	9,286	(7)	5%			$4.55	4/20/2014

(1)
All options are subject to the terms and conditions of the 2001 Equity Incentive Plan. The options expire ten years from the date of grant, unless cancelled earlier as a result of termination of employment. The exercise price of the options is the fair market value of our common stock on the grant date.

(2)
We granted stock options to purchase 183,572 shares of our common stock to employees and officers in 2004.

(3)
These options vest on a three year schedule, with one-third of the options becoming exercisable one year after the date of grant, an additional one-third becoming exercisable one year thereafter and the final one-third becoming exercisable one year thereafter.

(4)
These options vest in full on December 1, 2005.

(5)
These options vest on a three year schedule, with one-third of the options becoming exercisable one year after the date of grant, an additional one-third becoming exercisable one year thereafter and the final one-third becoming exercisable one year thereafter.

(6)
These options vest in full on March 23, 2005.

(7)
These options vest on a two year schedule, with one-half of the options becoming exercisable one year after the date of grant, and the final one-half becoming exercisable one year thereafter.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth certain information regarding option exercises in 2004 and options held as of December 31, 2004 by each of the individuals listed in the Summary Compensation Table.

			Number of Securities Underlying Unexercised Options Held at December 31, 2004 (#)		Value of Unexercised In-the-Money Options at December 31, 2004 ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark J. Endry	—	$—	50,000	71,429	$—	$—
John P. Yeros	—	—	0	0	—	—
Mark A. Pougnet	—	—	8,571	31,429	—	500
Patricia M. Lee	—	—	0	85,714	—	—
Michael P. Lynch	—	—	25,714	20,286	—	—
David J. Bauch	—	—	35,714	9,286	—	—

(1)
Amounts are based on the closing price of HyperSpace common stock on December 31, 2004, as reported on the American Stock Exchange, which was $2.47. There is no guarantee that if and when these options are exercised they will have this value. An option is "in-the-money" if the fair market value of the underlying shares exceeds the exercise price of the option.

Equity Compensation Plan Information

        We currently maintain two compensation plans that provide for the issuance of our Common Stock to officers and other employees, directors and consultants. These consist of the HyperSpace 2001 Equity Incentive Plan and the HyperSpace 2004 Equity Incentive Plan, each of which have been approved by our shareholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 31, 2004:

			(c)
	(a)
		(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	Number of securities to be issued upon exercise of outstanding options, warrants and rights
Plan Category		Weighted-average exercise price of outstanding options, warrants and rights
Equity compensation plans approved by shareholders:
2001 Equity Incentive Plan	658,821	$3.82	212,798
2004 Equity Incentive Plan	—	—	700,000
Equity compensation plans not approved by shareholders	—	—	—
Total	658,821	$3.82	912,798

Employment Agreements and Termination of Employment and Change in Control Arrangements

        Mr. Yeros.    In December, 2004, the Amended & Restated Founder's Employment Agreement, negotiated and entered into with Mr. Yeros prior to the effective date of our initial public offering, became effective. Mr. Yeros' Amended and Restated Founder's Employment Agreement provides (i) for an annual base salary of $200,000; (ii) for a term of one year, which term automatically renews for an additional year unless, at least 30 days prior to its expiration, either Mr. Yeros or HyperSpace, delivers written notice to the other that the term shall not be extended; (iii) that Mr. Yeros is entitled to participate in bonus or incentive compensation plans as determined at the discretion of our board of directors and entitled to receive other employee benefits established for our employees to the extent that he qualifies; and (iv) for certain non-competition, non-disclosure, and invention assignment requirements in favor of HyperSpace.

        The Amended & Restated Founder's Employment Agreement provides that if Mr. Yeros' employment is terminated for reasons other than for death, disability or cause, he is entitled to receive: (i) his base salary for the unexpired term of the agreement plus an additional 18 months, and (ii) health and medical insurance benefits through the earlier of (a) the unexpired term of the agreement plus an additional 18 months, or (b) his enrollment, at his election, in a separate health and medical insurance benefit program. If Mr. Yeros' employment is terminated due to his disability, he and his family are entitled to receive his base salary and health and medical benefits for the longer of the remaining term of the agreement or 18 months. If Mr. Yeros' employment is terminated due to his death, his dependents (if covered immediately prior to his death) are entitled to receive health and medical benefits for the longer of the remaining term of the agreement or 36 months after his death. If Mr. Yeros' employment is terminated for cause, Mr. Yeros shall be paid, as severance, not less than an amount equal to thirty days salary.

        Mr. Endry.    In October 2003, we entered into an Employment Agreement with Mr. Endry. Mr. Endry's Employment Agreement was amended and modified by mutual agreement on May 5, 2004. Mr. Endry's Amended and Restated Employment Agreement provides for an annual base salary of $200,000, and a three year term (deemed to have commenced as of October 2003) which is automatically extended for successive one year terms, unless we or Mr. Endry deliver notice to the other that the agreement will not be extended. The Amended and Restated Employment Agreement provides that Mr. Endry's base annual salary will be increased to $300,000 commencing October 2004. Mr. Endry is also entitled to participate in the Executive Compensation and Bonus Plan, under which he received a bonus of $100,000 in 2004, will receive a quarterly bonus of $37,500 in 2005, and thereafter is entitled to receive an annual bonus of not less than 50% of his base salary per calendar year, payable upon completion of certain targeted goals, objectives and milestones established and approved by our board of directors. In connection with the Employment Agreement, Mr. Endry was also granted an option to purchase 107,143 shares of common stock from Mr. Yeros at an exercise price of $3.50 per share. In the event of a change in control (as determined under our 2001 Equity Incentive Plan) or the termination of his employment without cause, all of Mr. Endry's unvested options will vest immediately. Mr. Endry is also entitled to receive other employee benefits established for our employees. Mr. Endry is subject to non-competition, confidentiality and invention assignment requirements in favor of HyperSpace under his employment agreement.

        Subsequent to the announcement of the proposed merger, we have been in the process of renegotiating the Employment Agreement with Mr. Endry, but have not yet reached agreement.

        Mr. Bauch.    In April, 2001, we entered into an Employment Agreement with Mr. Bauch. Mr. Bauch's Employment Agreement was amended and modified by mutual agreement on April 20, 2004. Mr. Bauch's Amended and Restated Employment Agreement provides for an annual base salary of $111,400 and a two year term from the date of the Amended and Restated Employment Agreement, which is automatically extended for one year terms, unless we or Mr. Bauch deliver notice to the other that the agreement will not be extended. Under the Employment Agreement and the Amended and Restated Employment Agreement, Mr. Bauch was granted options to purchase 35,714 shares of common stock at an exercise price of $3.50 per share pursuant to our 2001 Equity Incentive Plan and options to purchase 9,286 shares of common stock at an exercise price of $4.55 per share pursuant to our 2001 Equity Incentive Plan, respectively. Mr. Bauch is also entitled to receive other employee benefits established for our employees. Mr. Bauch is subject to non-competition, confidentiality and invention assignment requirements under his employment agreement.

        If Mr. Bauch's employment is terminated for reasons other than for death, disability or cause, he is entitled to receive his base salary for 90 days from the date of termination. The happening of any of the following events permits Mr. Bauch to terminate his agreement with us and entitles him to receive payment of his base salary for 90 days after his agreement is terminated: our filing for bankruptcy protection, the sale of substantially all of our assets or our liquidation, a material change in his duties without his consent, his removal as a member of our board of directors. If Mr. Bauch's employment is terminated due to his death or disability, he and his dependents are entitled to receive his base salary and health and medical benefits through the date of his termination, reduced by any life or disability insurance benefits paid to him or his estate under policies for which we paid the premiums.

Securities Authorized For Issuance Under Equity Compensation Plan

        HyperSpace 2001 Equity Incentive Plan.    In February 2001, our board of directors adopted, and our shareholders ratified, the HyperSpace 2001 Equity Inventive Plan, reserving 1,071,429 shares of common stock (subsequently reserving an additional 357,143 shares), subject to adjustment for dividends and other capital stock changes, for issuance under the 2001 Equity Incentive Plan. We amended the 2001 Equity Incentive Plan in July of 2004 to provide that no more than 871,619 options or warrants may be issued under the 2001 Equity Incentive Plan. As of February 28, 2005, there were 668,977 options outstanding under the 2001 Equity Incentive Plan.

        HyperSpace 2004 Equity Incentive Plan.    In July of 2004, our board of directors adopted, and our shareholders ratified, the HyperSpace 2004 Equity Inventive Plan, reserving an additional 700,000 shares of common stock, subject to adjustment for dividends and other capital stock changes, for issuance under the 2004 Equity Incentive Plan. Under the 2004 Equity Incentive Plan the board of directors, or a committee thereof appointed to administer the 2004 Equity Incentive Plan, is authorized to issue options (both tax qualified and non-qualified) or restricted stock awards to directors, officers, employees, and consultants in order to attract, retain, and motivate persons believed to be necessary to promote our growth and profitability.

        Under the 2004 Equity Incentive Plan the board of directors, or the committee thereof appointed to administer the plan, has the full power, authority, and discretion to select the directors, officers, employees, and consultants who will participate in the 2004 Equity Incentive Plan, determine the type (option or restricted stock grant) of awards and amount awards to be granted to participants in the 2004 Equity Incentive Plan, to set the vesting schedule and other terms and conditions of such awards, and to establish, amend, waive or modify rules for the administration of the 2004 Equity Incentive Plan. As of February 28, 2005, there were no options or awards of restricted stock outstanding under the 2004 Equity Incentive Plan.

Compensation Committee Report on Executive Compensation

        It is the duty of the Compensation Committee in consultation with the board of directors to review and determine all compensation for the Chief Executive Officer. It is also the duty of the Compensation Committee to review and determine the salaries, bonuses and other compensation of all other executive officers of HyperSpace and to establish the general compensation policies for such individuals. The Compensation Committee, in consultation with the board of directors, also has the sole and exclusive authority to make discretionary option grants to our executive officers under our 2004 Equity Incentive Plan. The Compensation Committee did not hold any meetings in 2004 after the Company's initial public offering in September 2004. It held its first meeting in January 2005.

        The Compensation Committee believes that the compensation programs for our executive officers should reflect the Company's performance and the value created for our shareholders. In addition, the compensation programs should support our short-term and long-term strategic goals and values and should reward individual contribution to our success. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

        General Compensation Policy.    The Compensation Committee's policy is to provide our executive officers with compensation opportunities which are:

  •
  based upon their personal performance, our financial performance and their contribution to that performance; and

  •
  competitive enough to attract and retain highly skilled individuals.

Each executive officer's compensation package is comprised of three elements:

  •
  base salary that is competitive with the market and reflects individual performance;

  •
  annual variable incentive bonuses payable in cash and primarily tied to our achievement of annual financial performance goals; and

  •
  long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and our shareholders.

        Factors.    The principal factors that we plan to take into account in establishing each executive officer's compensation package are described below. However, the Compensation Committee may, in its discretion, apply entirely different factors, such as different measures of financial performance, for future fiscal years.

        Base Salary.    The base salary for each officer reflects the salary levels for comparable positions in a comparative group of companies, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary will be adjusted each year on the basis of:

  •
  the Compensation Committee's evaluation of the officer's personal performance during the year;

  •
  the competitive marketplace for persons in comparable positions; and

  •
  our performance and profitability.

        Annual Incentives.    The annual incentive bonus for the Chief Executive Officer and the other executive officers is based on each officer's base pay adjusted to reflect our actual performance and the attainment of the officer's individual goals.

        Long Term Incentives.    Generally, stock option grants are made annually by the Compensation Committee to each of our executive officers. Each grant is designed to align the interests of the executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of common stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (up to ten years). Each option generally becomes vested and exercisable in a series of installments, contingent upon the officer's continued employment. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual.

        CEO Compensation.    In setting the total compensation payable to the Chief Executive Officer for the 2005 fiscal year, the Compensation Committee will seek to make Mr. Endry's compensation competitive with the compensation paid to the chief executive officers of the companies in the comparison group, while at the same time assuring that a significant percentage of compensation was tied to our performance. With respect to Mr. Endry's base salary for the 2005 fiscal year, the objective of the Compensation Committee is to be competitive with the base salary levels in effect for chief executive officers in similar companies and industries and to provide him with a level of stability and certainty each year and not have this particular component of compensation effected to any significant degree by Company performance factors. For the 2005 fiscal year, we expect Mr. Endry's base salary to be approximately at the median of the base salary levels of other chief executive officers at the companies in the comparison group. Mr. Endry's annual incentive bonus, however, will primarily be dependent upon corporate performance. The Compensation Committee will award stock options to Mr. Endry in 2005 in order to provide him with an equity incentive to continue contributing to our financial success. The options will have value for Mr. Endry only if he remains employed by the Company during the vesting period, and then only if the market price of the underlying option shares appreciates over the market price in effect on the date the grant was made.

        Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction to publicly held companies for certain compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any year. This limitation applies only to compensation which is not considered performance-based under the Section 162(m) rules. Our 2001 Equity Incentive Plan and our 2004 Equity Incentive Plan have each been structured so that any compensation realized by our executive officers in connection with stock options, stock appreciation rights and certain stock issuance awards granted thereunder will qualify as performance-based compensation which will not be subject to the $1 million limitation. Non-performance based compensation paid to the executive officers for the 2004 fiscal year did not exceed the $1 million limit per officer. Because it is unlikely that the cash compensation payable to any of the executive officers in the foreseeable future will approach the $1 million limit, the compensation committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

        It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short-term and long-term.

Compensation Committee of the Board of Directors
Kent Swanson (Chairman) Rina Singer Delmonico David E. Girard

MANAGEMENT—MPC COMPUTERS

        The following table sets forth certain information with respect to MPC' executive officers and other significant employees, including their ages and positions. No change in the executive officers and other significant employees of MPC is contemplated as a result of the Merger Proposals.

Name	Age	Position
Michael S. Adkins	40	President, Chief Executive Officer and Director
Adam M. Lerner	32	Executive Vice President and General Manager, Sales
Mark N. Carrington	41	Senior Vice President, Supply Chain Manufacturing
Ronald M. Faccio	47	Vice President. Information Technology
Jeffrey E. Fillmore	48	Vice President, Services and Supply Chain Operations
Brian T. Hanson	41	Vice President and General Counsel
Paul R. Peterson	41	Vice President, Product Marketing and Development
Robb C. Warwick	40	Vice President and Chief Financial Officer

        MICHAEL S. ADKINS (age 40) has been President and Chief Executive Officer of MPC since its creation in May 2001. Previously, Mr. Adkins held several positions with Micron Electronics which he joined in 1996, including the positions of Direct Division President, Senior Vice President and Group General Manager, Vice President, Retail Operations and Senior Vice President of Manufacturing. Prior to joining Micron Electronics, Mr. Adkins was employed with Micron Technology for 10 years in various capacities, including, President of Systems Integration, a wholly-owned subsidiary of Micron Technologies, Purchasing Agent, Operations Manager and Business Unit Manager. Mr. Adkins attended Boise State University. Mr. Adkins also served in the Army for two years.

        ADAM M. LERNER (age 32) has been Executive Vice President and General Manager, Sales of MPC since October 2001 and previously held the position of Executive Vice President, SMB Indirect Sales and Operations since May 2001. Previously, Mr. Lerner held several positions with Micron Electronics, which he joined as a strategy consultant in 1998, including Vice President of Commercial Sales, Area Vice President of Small-Medium Business Operations and Director of Small Business and Consumer Operations. Prior lo working for Micron Electronics and MPC, Mr. Lerner worked as a principal in the Boston-based strategy consulting and venture capital firm Treacy & Company. Mr. Lerner also has extensive experience in financial services, having worked as a strategy consultant for Oliver, Wyman & Company in New York. Mr. Lerner graduated with a B.S. from the Wharton School of Business, University of Pennsylvania.

        MARK N. CARRINGTON (age 41) has been Senior Vice President, Supply Chain Manufacturing of MPC since its creation in May 2001. Mr. Carrington has 19 years experience in manufacturing and operations management and held several positions with Micron Electronics since he joined them in 1996, including. Area Vice President of Manufacturing with responsibility for Manufacturing, Shipping, Traffic and Logistics, Inventory Control, New Product Introduction Engineering, Customization Engineering, Site Support and Security and Director of Manufacturing. Prior to joining Micron Electronics, Mr. Carrington held several positions with Micron Technology which he joined in 1985. Mr. Carrington attended Boise State University.

        RONALD M. FACCIO (age 47) has been Vice President, Information Technology of MPC since June 2001. Mr. Faccio has held several positions with Micron Electronics and MPC since joining Micron Electronics in August 1996, including the positions of Director of Development, Director of the Project Office and Vice President, Information Technology. Prior to joining Micron Electronics, Mr. Faccio held technical, supervisory and program management roles at Lockheed Martin Idaho Corporation, Environmental Systems Group and EG&G, Idaho, at the Idaho National Engineering and Environmental Laboratory. Mr. Faccio received his undergraduate degree in Computer Information Systems and pursued graduate work in Interdisciplinary Studies at Idaho State University.

        JEFFREY E. FILLMORE (age 48) has been Vice President, Services and Supply Chain Operations of MPC since July 2003, having been its Vice President, Services since its creation in May 2001. Mr. Fillmore joined Micron Electronics in 1996 and held several positions with Micron Electronics and MPC including: Manager of Database Marketing; Senior Manager, Bids and Contracts, Director, Sales Operations for its Commercial and International Sales subsidiary; Area Vice President of Operations and Group Controller and Vice President, Service and Support. Prior to joining Micron Electronics, Mr. Fillmore worked for Union Pacific Railroad for sixteen years where he held a variety of positions in finance and accounting. Mr. Fillmore graduated with a B.B.A in both Finance and Marketing from Idaho State University and an M.B.A. from Idaho State.

        BRIAN T. HANSEN (age 41) has been Vice President and General Counsel of MPC since its creation in May 2001. Mr. Hansen joined Micron Electronics in 1997 as Senior Corporate Counsel and subsequently served in various legal capacities with Micron Electronics, including Area Vice President, Legal and Corporate Secretary. Prior to joining Micron Electronics, Mr. Hansen practiced law with the firms of Holland & Hart and Holme Roberts & Owen. Mr. Hansen holds a J.D. from the University of Virginia School of Law and a B.A. in Economics from Brigham Young University.

        PAUL R. PETERSEN (age 41) has been Vice President, Product Marketing and Development of MPC since its creation in May 2001. Mr. Petersen joined Micron Electronics in 1993 as an R&D Engineer and subsequently held the positions of Manager of Desktop Product Research and Development; Director of the Desktop Products Group; Area Vice President, Desktop Products Group; and Area Vice President, Product Marketing/Product Development. Prior to joining Micron Electronics, Mr. Petersen held positions at other technology firms including Motorola, Hewlett Packard and Extended Systems. Mr. Petersen holds an Electronics Technicians Diploma from Devry Institute of Technology and received a B.S. in Electrical Engineering from the University of Idaho.

        ROBB C. WARWICK (age 40) has been Vice President and Chief Financial Officer of MPC since its creation in May 2001. Mr. Warwick joined Micron Electronics in 1996 as Manager of Tax and subsequently held the positions of Director of Tax and Corporate Controller. Prior to joining Micron Electronics, Mr. Warwick held several accounting positions including as a Senior Tax Accountant and Tax Manager at Coopers & Lybrand. Mr. Warwick holds a B.A. in Accounting and Business Administration from Northwest Nazarene College.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In October of 2003, our founder and Chairman, John P. Yeros, purchased $200,000 worth of our series A preferred stock at a purchase price of $4.375 per share, or 45,714 series A preferred shares, at the same price, and on the same terms as all other series A participants. In addition, Mr. Yeros made additional loans to us. Prior to our initial public offering, Mr. Yeros converted $75,000 of his loan balance into common stock at $3.50 per share. As of December 31, 2004, we owed Mr. Yeros $57,338 in principal and accrued interest on this loan.

        In 2002, BlueStreak 4 LLC, an entity controlled by Kent Swanson, one of our directors, purchased 110,000 shares of our common stock in a private offering at a purchase price of $3.50 per share, at the same price, and on the same terms as all other participants in the private offering. In May of 2003, Mr. Swanson purchased $50,000 worth of convertible notes and warrants in our 2002-2003 bridge note and warrant purchase offering to accredited investors, at the same price, and on the same terms as all of the other participants in the bridge note and warrant offering, which notes are convertible into shares of our common stock at a price of $3.50 per share, with 1,786 warrants exercisable at $3.85 per share. In October 2003, Mr. Swanson purchased $50,000 worth of our series A preferred stock at a purchase price of $4.375 per share, or 11,429 series A preferred shares, at the same price, and on the same terms as all other series A participants. In February and April of 2004, Mr. Swanson purchased $55,000 worth of convertible notes and warrants in our 2004 bridge note and warrant purchase offering to accredited investors, at the same price, and on the same terms as all of the other participants in the bridge note and warrant offering, which notes are convertible into shares of our common stock at a price of $4.375 per share, with 4,125 warrants exercisable at $4.375 per share. In April 2004, Mr. Swanson agreed to convert this bridge note into common stock prior to this offering. In return, we granted Mr. Swanson 4,125 additional warrants and lowered the conversion price of all of Mr. Swanson's warrants to $3.50 per share.

        In August of 2004, to supply to us additional bridge financing, (i) John Yeros, our founder and Chairman, (ii) Mark Endry, our President, CEO and a director, (iii) Kent Swanson, a director, and (iv) David Girard, a director, each purchased from the Company $100,000 worth of unsecured promissory notes, bearing interest at 12% per annum, due and payable within 180 days, together with 50,000 warrants to purchase common stock at an exercise price of $4.46 per share, expiring August 2009, for an aggregate investment of $400,000 and the issuance of an aggregate of 200,000 warrants, exercisable until August 2009, at an exercise price of $4.46 per share. We repaid these bridge loans plus all accrued interest in full in October 2004.

        We have entered into indemnification agreements with each of our directors and officers and certain other employees that may, in some cases, be broader than the specific indemnification provisions contained in the Colorado Business Corporation Act. The indemnification agreements may require us, among other things, to indemnify the directors and officers against certain liabilities, other than liabilities arising from willful misconduct of a culpable nature, that may arise by reason of their status or service as directors or officers. These agreements also may require us to advance the expenses incurred by the directors and officers as a result of any proceeding against them as to which they could be indemnified. We have a directors' and officers' insurance policy to cover our obligations under these agreements.

        All future transactions between HyperSpace and its officers, directors, principal shareholders and affiliates will be approved by a majority of the independent and disinterested members of the board of directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of February 28, 2005 regarding the beneficial ownership of our common stock by:

  •
  each person or entity known by us to own beneficially more than 5%, in the aggregate, of our outstanding common stock;

  •
  each of our executive officers;

  •
  each of our directors; and

  •
  all of our current directors and executive officers as a group.

        Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all of the shares of our common stock beneficially owned by them. Except as otherwise indicated, the address for each shareholder is c/o HyperSpace Communications, Inc., 8480 East Orchard Road, Suite 6600, Greenwood Village, Colorado 80111.

        Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date of this prospectus are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of March 31, 2005, we had 3,732,432 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Executive Officers and Directors
John P. Yeros(1)	826,320	21.85
Mark J. Endry(2)	109,141	2.85
Mark A. Pougnet(3)	20,198	*
Patricia M. Lee(4)	28,571	*
Michael P. Lynch(5)	43,857	1.16
David J. Bauch(6)	35,714	*
Rina Singer Delmonico(7)	7,143	*
Lawrence D. Firestone(8)	10,000	*
David E. Girard(9)	79,055	2.08
James M. Gumina(10)	103,571	2.72
Eric D. Murphy(11)	17,857	*
Kent Swanson(12)	223,210	5.87
All directors and current executive officers as a group (12 persons)(13)	1,504,638	39.71
Beneficial Owners
Alec E. Gores(14)	985,401	26.4

*
Less than 1%

(1)
Includes 7,143 shares held by James Yeros, Mr. Yeros' brother, 7,143 shares held by William Yeros, Mr. Yeros' brother and 7,143 shares held jointly by Vali Jones and John Yeros, Mr. Yeros' sister and father, respectively. Mr. Yeros disclaims beneficial ownership of any shares held by his siblings and his father. Includes warrants to purchase 50,000 shares of common stock exercisable within 60 days of February 28, 2005.

(2)
Includes options to purchase 50,000 shares of common stock exercisable within 60 days of February 28, 2005, and warrants to purchase 50,000 shares of common stock exercisable within 60 days of February 28, 2005.

(3)
Includes options to purchase 15,714 shares of common stock exercisable within 60 days of February 28, 2005.

(4)
Includes options to purchase 28,571 shares of common stock exercisable within 60 days of February 28, 2005.

(5)
Includes options to purchase 33,143 shares of common stock exercisable within 60 days of February 28, 2005.

(6)
Represents options to purchase 35,714 shares of common stock exercisable within 60 days of February 28, 2005.

(7)
Represents options to purchase 7,143 shares of common stock exercisable within 60 days of February 28, 2005.

(8)
Represents options to purchase 10,000 shares of common stock exercisable within 60 days of February 28, 2005.

(9)
Includes options to purchase 14,286 shares of common stock exercisable within 60 days of February 28, 2005, and warrants to purchase 50,000 shares of common stock exercisable within 60 days of February 28, 2005.

(10)
Includes options to purchase 82,142 shares of common stock exercisable within 60 days of February 28, 2005.

(11)
Includes options to purchase 14,286 shares of common stock exercisable within 60 days of February 28, 2005.

(12)
Includes 110,000 shares of common stock held by BlueStreak 4 LLC, an entity controlled by Mr. Swanson, options to purchase 16,071 shares of common stock exercisable within 60 days of February 28, 2005, and warrants to purchase 52,357 shares of common stock exercisable within 60 days of February 28, 2005.

(13)
Includes options to purchase 307,071 shares of common stock exercisable within 60 days of February 28, 2005, and warrants to purchase 202,357 shares of common stock exercisable within 60 days of February 28, 2005.

(14)
Based upon a Schedule 13D filed by the beneficial owner on March 31, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish HyperSpace with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of such forms that we received, or written representations from certain reporting persons that no forms were required for those persons, we believe that, during fiscal year 2004, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with by such persons.

REPORT OF OUR AUDIT COMMITTEE

        The members of the Audit and Corporate Governance Committee are independent under applicable SEC rules and American Stock Exchange listing standards. The Audit and Corporate Governance Committee has reviewed and discussed with the management and the independent accountants the audited financial statements as of and for the fiscal year ended December 31, 2004 and the independent accountants' report thereon. Additionally, the Audit and Corporate Governance Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit and Corporate Governance Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards board Standard No. 1 and has discussed with the independent accountants the independent accountants' independence. Based on the discussions and reviews noted above, the Audit and Corporate Governance Committee recommended to the board of directors that the audited financial statements be included in HyperSpace's Annual Report on Form 10-KSB for the fiscal year 2004 for filing with the Securities and Exchange Commission.

The Audit and Corporate Governance Committee of the Board of Directors
Lawrence D. Firestone (Chairman) Eric D. Murphy Kent Swanson

INDEPENDENT PUBLIC ACCOUNTANTS

        The firm of Ehrhardt Keefe Steiner & Hottman PC currently serves as our independent accountants, and that firm conducted the audit of our accounts for fiscal year 2004. The Audit and Corporate Governance Committee has appointed Ehrhardt Keefe Steiner & Hottman to serve as independent accountants from September 30, 2004 to September 30, 2005 to conduct an audit of our accounts. Representatives of Ehrhardt Keefe Steiner & Hottman PC are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Independent Auditor Fees

        The aggregate fees billed for professional services rendered by Ehrhardt Keefe Steiner & Hottman PC for fiscal years 2004 and 2003 are as follows:

	2004	2003
Audit Fees(1)	$39,601	$24,050
Audit Related Fees(2)	$187,129	$—
Tax Fees	$—	$—

Other Fees(3)	$—	$3,000

Total Fees	$226,730	$27,055

(1)
Audit fees include fees for the audit of our annual financial statements and a, review of our third quarter 2004 financial statements

(2)
Includes consents and other services related to our initial public offering and filings with the SEC. In 2003 there were no such services.

(3)
The amount paid in 2003, prior to our initial public offering, was for miscellaneous financial consulting services. In November 2004, the Company retained Deloitte & Touche LLP to provide tax services. Ehrhardt Keefe Steiner & Hottman PC provides no tax services and Deloitte & Touche LLP provides no audit services.

        The Audit and Corporate Governance Committee has determined that all services performed by Ehrhardt Keefe Steiner & Hottman PC are compatible with maintaining the independence of Ehrhardt Keefe Steiner & Hottman PC.

Audit and Corporate Governance Committee Pre-Approval Policy

        The Audit and Corporate Governance Committee has adopted a policy for the pre-approval of all audit and non-audit services provided by our independent accountants. The policy is designed to ensure that the provision of these services does not impair the accountants' independence. Under the policy, any services provided by the independent accountants, including audit, audit-related, tax and other services, must be specifically pre-approved by the Audit and Corporate Governance Committee.

        The Audit and Corporate Governance Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated are required to report any pre-approval decisions to the Audit and Corporate Governance Committee at its next scheduled meeting. The Audit and Corporate Governance Committee does not delegate responsibilities to pre-approve services performed by the independent accountants to management.

        For 2004, all audit and non-audit services provided by our independent accountants were pre-approved.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma combined consolidated financial information and explanatory notes present how the combined consolidated financial statements of HyperSpace and MPC may have appeared had the businesses actually been combined as of:

  •
  January 1, 2004 for purposes of the unaudited pro forma combined consolidated Statement of Operations for the year ended December 31, 2004.

  •
  December 31, 2004 for purposes of the unaudited pro forma consolidated Balance Sheet as of December 31, 2004.

        The unaudited pro forma combined financial information shows the impact of the merger of HyperSpace and MPC on the companies' respective historical financial positions and results of operations under the purchase method of accounting with HyperSpace treated as the acquirer. Under this method of accounting, the assets and liabilities of MPC will be recorded by HyperSpace at their estimated fair values as of the date the merger is completed.

        The merger agreement was announced on March 21, 2005 and provides for HyperSpace to issue approximately 3.67 million shares of common stock and 5.55 million in warrants. The unaudited pro forma combined consolidated financial information has been derived from and should be read together with the historical audited financial statements and the related footnotes of both HyperSpace, incorporated by reference and MPC, included elsewhere, in this document. Historical results are not necessarily indicative of future results.

        MPC has a 52/53-week fiscal accounting year. Accordingly, all references as of and for the periods ended December 31, 2004 and 2003, reflect amounts as of and for the periods ended January 1, 2005 and January 3, 2004, respectively. The fiscal accounting year ended January 3, 2004 is comprised of 53 weeks. All other fiscal accounting years are comprised of 52 weeks.

        The unaudited pro forma combined consolidated financial data is based on estimates and assumptions that are preliminary. The data is presented for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of the proposed combined entity that would have been reported had the proposed merger been completed as of the dates presented, and should not be taken as representative of future consolidated results of operations or financial condition. Please also read the section in this joint proxy statement entitled "Special Note Regarding Forward-Looking Statements" for more information on the statements made in this section.

        The unaudited pro forma combined consolidated financial information is presented for illustrative purposes and includes the entries to record the deal costs incurred in the consummation of this merger, the revalued MPC assets and the related estimated amortization, impairment and depreciation expenses. In addition, we have added back the $4 million fee paid to MPC's affiliate during fiscal 2004 as none of the services that were rendered by them will be required by the combined companies in the future. The unaudited pro forma combined financial information does not indicate the financial results of the combined companies, had the companies actually been combined, and does not show the possible impact of the following:

  •
  revenue enhancements which could occur by MPC selling HyperSpace's software products;

  •
  expense efficiencies and cost reductions which could occur due to the consolidation of certain overhead functions;

  •
  increased costs of being a public company that the merger entity will incur; and

  •
  other factors which are not yet determinable.

        In addition, as explained in more detail in the accompanying notes to the unaudited pro forma combined consolidated financial information, the allocation of the purchase price reflected in the pro forma combined consolidated financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded upon the effective time of the merger. We intend to engage an independent appraisal organization to assist in this valuation.

HYPERSPACE COMMUNICATIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

As of December 31, 2004

(Amounts in thousands)

	HyperSpace	MPC	Pro-Forma Adjustments	Pro Forma
ASSETS
Cash and Cash Equivalents	$5,875	$2,240	$—	$8,115
Accounts Receivable, net of reserves	159	46,631	—	46,790
Inventories, net of reserves	—	22,842	400	23,242
Prepaid Maintenance and Warranty Costs	—	25,792	—	25,792
Other Current Assets	106	983	—	1,089

Current Assets	6,140	98,488	400	105,028
Property and Equipment, net	111	1,784	15,000	16,895
Capitalized Software, net	299	—	—	299
Goodwill	—	—	9,831	9,831
Amortizable intangibles	—	5,394	15,000	20,394
Long-term portion of prepaid maintenance and warranty cost	—	3,187	—	3,187
Other assets	—	128	—	128

Total Non- Current Assets	410	10,493	39,831	50,734

Total Assets	$6,550	$108,981	$40,231	$155,762

LIABILITIES AND SHAREHOLDERS' DEFICIT
Accounts Payable	$230	$41,627	$1,965	$43,822
Accrued Compensation	84	3,558	—	3,642
Deferred Revenue	122	31,004	(1,059)	30,067
Current Portion of Notes and Debt	722	29,905	550	31,177
Current Deferred Tax Liability	—	—	738	738
Warranty Reserves	—	5,382	(249)	5,133
Accrued Royalties and Licenses	—	2,392	—	2,392

Total Current Liabilities	1,158	113,868	1,945	116,971
Capitalized Lease Obligations	—	224	—	224
Long-term of Notes and Debt	425	395	—	820
Deferred Tax Liability	—	—	1,894	1,894
Warranty Reserves	—	2,753	(128)	2,625
Deferred Revenue	—	11,696	(2,645)	9,051

Total Long-term Liabilities	425	15,068	(879)	14,614
Common Stock	12,087	—	19,210	31,317
Accumulated Deficit/Members' Deficit	(7,120)	(19,955)	19,955	(7,120)

Total Stockholders' Equity/(Deficit)	4,967	(19,955)	39,165	24,177

Total Liabilities and Equity	$6,550	$108,981	$40,231	$155,762

Book Value per Share			$—	$3.27
Shares Used to Compute Book Value Per Share				7,403

See accompanying Notes to the Unaudited Pro Forma Combined Consolidated Financial Statements

HYPERSPACE COMMUNICATIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2004

(Amounts in thousands except per share)

	HyperSpace	MPC	Pro-Forma Adjustments	Total
Revenues	$458	$428,016	$—	$428,474
Cost of Goods Sold	286	371,388	—	371,674

Gross profit	$172	$56,628	$—	$56,800
Gross profit %	38%	13%		13%
Operating Expenses
Research and Development	$618	$5,197	$—	$5,815
Sales & Marketing	786	29,120	—	29,906
General and Administrative	1,502	21,606	5,143	28,251

Total Operating Expenses	2,906	55,923	5,143	63,972
Profit from Operations	(2,734)	705	(5,143)	(7,172)
Other Income/(Expense)
Related party mgmt fee	—	(3,958)	3,958	(0)
Transition/Transaction Cost	—	(511)	—	(511)
Other	(5)	—	—	(5)
Interest Expense, net	(823)	(2,411)	—	(3,234)
Gain on Settlement of Debt	441	—	—	441

Total Other Income/(Expense)	(387)	(6,880)	3,958	(3,309)
Net Loss	(3,121)	(6,175)	(1,185)	(10,481)
Preferred Dividends	(72)	0	0	(72)

Net Loss Attributable to Common Shareholders	$(3,193)	$(6,175)	$(1,185)	$(10,553)

Net Loss Per Share of Common Stock
Basic & Fully Diluted	$(1.59)	$—	$(0.33)	$(1.86)
Weighted Average Shares of Common Stock Outstanding
Basic & Fully Diluted	2,014	—	3,671	5,685

See accompanying Notes to the Unaudited Pro Forma Combined Consolidated Financial Statements

HYPERSPACE COMMUNICATIONS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2004

Note 1    Basis of Presentation

        The historical consolidated financial statements presented are from the audited financial statements as of December 31, 2004 and for the year ended December 31, 2004, presented elsewhere in this document.

        The accompanying unaudited pro forma combined consolidated balance sheet of HyperSpace as of December 31, 2004 has been prepared to give effect to the merger as if it had occurred on December 31, 2004.

        The accompanying unaudited pro forma combined consolidated statements of operations of HyperSpace for the year ended December 31, 2004 have been prepared to give effect to the merger as if the merger had occurred on January 1, 2004.

        HyperSpace will account for the merger using the purchase method of accounting for business combinations. Under the purchase method of accounting, HyperSpace is deemed to be the acquirer for accounting purposes based on a number of factors determined in accordance with GAAP. The purchase method of accounting requires that MPC assets acquired and liabilities assumed by HyperSpace be recorded at their estimated fair values.

        The unaudited pro forma combined consolidated financial statements do not include any adjustments for liabilities that may result from integration activities, as management of HyperSpace and MPC are in the process of making these assessments, and estimates of these costs are not currently known. However, liabilities ultimately may be recorded for severance of certain HyperSpace employees or other costs associated with exiting activities of HyperSpace that would affect amounts in the unaudited pro forma combined consolidated financial statements.

Note 2    Pro Forma Adjustments Related to the Merger

        The unaudited pro forma combined balance sheet includes the following adjustments:

        (a)   These adjustments reflect the purchase price paid by HyperSpace and adjustments to the historical book values of MPC's assets and liabilities as of December 31, 2004 to their estimated fair values, in accordance with purchase accounting. The following table represents the preliminary allocation of the total purchase price of MPC to the assets acquired and the liabilities assumed based on the preliminary estimates of fair value.

In Thousands Except Per Share
Shares of HyperSpace Common Stock to be Issued	3,671
Assumed Price of HyperSpace Common Stock	$3.21

$11,765
Fair Value of Warrants Issued	$7,241
Plus: Estimated HyperSpace and MPC Merger Costs	$2,720

Total Preliminary Estimated Purchase Price	$21,726
Plus: Liabilities Assumed by HyperSpace
Current Liabilities	$113,868
Deferred Revenue Adjustment	$(3,704)
Accrued Warranty Adjustment	$(377)
Net Deferred Tax Liability Recorded	$2,632
Fair Value of Long-term Debt & Obligations	$15,068

Total Purchase Price plus Liabilities Assumed	$149,212

Fair Value of MPC's Assets:
Current Assets	$98,888
Other Assets	$10,493
Property & Equipment	$15,000
Intangibles	$15,000
Goodwill	$9,831

$149,212

            (i)  Under the terms of the merger agreement, total consideration for the shares of MPC is fixed at 3.67 million shares of common stock and warrants to purchase shares 5.55 million HyperSpace's common stock.

    •
    The fair value of HyperSpace's common stock price, as determined by the average closing price on the American Stock Exchange, on the two business days before and after the merger was announced on March 21, 2005, was $3.21.

    •
    The fair value of the HyperSpace warrants to be issued were estimated using Black-Scholes valuation assumptions, including a ten year expected life which corresponds to the actual exercise period of the warrant grant, a volatility rate of 25% which is the assumed volatility of the HyperSpace stock, an approximate risk free interest rate of 3.5% and a zero percentage dividend yield.

           (ii)  The total purchase price includes $2.7 million of estimated direct merger costs to be incurred by HyperSpace and MPC. These costs include investment banking expenses, legal and accounting fees, printing expenses and other merger related costs. Included in these deal costs is the fair value of warrants issued to certain underwriters in the amount of $205,000. This amount was determined using the Black-Scholes pricing model using the same assumptions as discussed under item (i) above. The net deal costs to be settled in cash approximate $2.5 million. No internal HyperSpace or MPC costs such as payroll costs have been included in the amounts above.

          (iii)  The preliminary allocation of purchase price includes approximately $9.8 million of Goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. We estimate that an adjustment to MPC's plant equipment will comprise most of the revaluation of tangible assets. In addition we have made adjustments to MPC's Inventories, Deferred Revenues and Warranty to reflect their fair value. The significant factors that we estimate will contribute to the recognition of intangibles include economies of scale in connection with our existing domestic operations, and the ability to acquire an established business with an assembled workforce, technological and operational expertise in the manufacture and sale of computer and server hardware products, certain product rights, customer contracts and relationships and MPC's trade name. MPC's management has provided their best estimate of how the purchase price will be allocated to these various categories. After the closing of this transaction, we will engage a third party appraisal expert to assist in with an independent valuation of these items including the relative allocation to these asset categories. The independent third party may determine an allocation which is materially different from the estimate used in the accompanying unaudited pro-forma financial statements.

          In July 2001, the Financial Accounting Standards Board issued Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. As a result of these two pronouncements, goodwill recorded in connection with business combinations is no longer amortized but rather tested for impairment at least annually. The accompanying unaudited pro forma combined statements of operations include no amortization of the goodwill to be recorded in the merger for the year ended December 31, 2004. We will perform the impairment test of goodwill for all future reporting periods. In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

          (iv)  The purchase price allocation is preliminary and is subject to change due to several factors, including, but not limited to: (1) changes in the fair values of MPC's assets and liabilities as of the effective time of the merger; (2) the actual merger costs incurred, and (3) changes in HyperSpace's valuation estimates that may be made between now and the time the purchase price allocation is finalized. These changes will not be known until after the closing date of the merger.

        (b)   The unaudited pro forma combined consolidated Statements of Operations include the following adjustments:

  •
  An additional $3 million in depreciation from the increase in the pre-merger MPC book value of Property & Equipment. The revalued assets which comprise mostly of plant machinery, assembly line and manufacturing equipment are estimated to be depreciated over five years.

  •
  An additional $2.1 million in amortization of Intangibles. The assets which comprise mostly of customer relationships, Governmental and State contracts and non-compete contracts are estimated to amortized over seven years.

Note 3    MPC Management's Compensation Plan

        Designated MPC officers and key employees have been granted rights to receive a portion of the proceeds of liquidity events pursuant to: (a) the MPC Computers 2002 Equity Participation and Retention Plan (the "EPP"), and (b) employment agreements between MPC Computers, LLC and each of Michael Adkins and Adam Lerner.

        As part of an incentive and ongoing retention plan, HyperSpace will assume the responsibility for the benefits under the EPP and the employment contracts. MPC management will receive stock and option grants after the consummation of the merger which will vest over the subsequent twelve months. Any MPC managers, who receive stock and option awards, and who leave the combined company after the merger before these stock and option awards vest, will forfeit such awards and such stock or options will return to HyperSpace. As these stock and option awards are made, after the consummation of the merger, HyperSpace will treat this as compensation expense and record entries on its books as required by GAAP.

Note 4    Weighted Average Common Shares Outstanding

        The HyperSpace weighted average basic and diluted shares outstanding are from the audited historical consolidated financial statements. Those numbers have been adjusted to give effect to the exchange of HyperSpace common stock for MPC common stock, the exercise of in the money HyperSpace stock options, the conversion of all in the money HyperSpace warrants including warrants issued to Gores and MPC management as part of the purchase price, which are assumed to occur upon closing of the merger.

Note 5    HyperSpace Convertible Debt

        At any time prior to maturity date, HyperSpace's convertible debt is convertible, including accrued interest, at the option of the holder into common stock. The unaudited pro-forma combined consolidated financial statements do not assume to conversion of any such debt which may occur. The following are the convertible debt and accrued interest amounts outstanding as of December 31, 2004, the conversion price and the maturity date:

  •
  $57,000 due to our founder in June 2005 with a conversion price of $3.50 per share;

  •
  $639,000 due to certain debtholders in September 2005 with a conversion price of $4.38 per share; and

  •
  $451,000 due to certain debtholders in April 2006 with a conversion price of $3.50 per share.

Note 6    Income Tax

        For the year ended January 1, 2005, MPC was organized as a limited liability company that had elected to be taxed as a partnership for Federal and State income tax purposes. Accordingly no tax entries were recorded on MPC's historical financial statements for the year then ended. Subsequent to January 1, 2005, MPC's owner filed an election with the Internal Revenue Service pursuant to which it has requested to be treated as a C-corporation. Accordingly, the unaudited pro-forma combined consolidated Balance Sheet has been adjusted to close out MPC's Accumulated Deficit of $20 million to Common Stock.

        The unaudited combined consolidated Statement of Operations have no income tax benefit with respect to the net loss due to the existence of a net valuation allowance at the end of fiscal year ended 2004.

        A deferred tax liability has been incurred related to the increased book value from the revaluation of MPC's Inventory, Deferred Revenue, Warranty Reserves, Property & Equipment and Intangible assets, other than Goodwill, which is expected to occur as a result of this transaction, which is non-taxable in nature, in the amount of $13.5 million. In addition, the combined company would have had a deferred tax asset at January 1, 2005 in the amount of $8.3 million. The deferred tax assets and liabilities have been recorded as short-term assets and long-term liabilities on the combined pro-forma Balance Sheet as of the end of fiscal year ended 2004.

	Total	Short-Term	Long-term
	Amounts in thousands
Deferred Tax Position of Combined Companies
MPC Deferred Tax Asset at January 1, 2005—Valuation Allowance	$8,298	$1,908	$6,390
Deferred Tax Liability Arising from Revaluation of MPC Assets
Inventory	(156)	$(156)	$—
Property & Equipment	$(5,852)	$(1,170)	$(4,682)
Intangibles	$(5,852)	$(836)	$(5,016)
Deferred Revenue	$(1,445)	$(413)	$(1,032)
Warranty Reserves	$(147)	$(97)	$(50)
HyperSpace Deferred Tax Asset	$2,523	$27	$2,496

Net Combined Deferred Tax Liability	$(2,632)	$(738)	$(1,894)

        As of December 31, 2004, HyperSpace had gross deferred tax assets of approximately $2.5 million. HyperSpace had recorded a full valuation allowance against these assets due to the fact that it did not meet the realization criteria set out in FAS 109. This Deferred Tax Asset is offset against the increase in MPC's Deferred Tax Liabilities in the combined pro-forma Balance Sheet at December 31, 2004.

Note 7    Net Loss per Share of Common Stock

        The combined pro-forma consolidated Statement of Operations' Loss per share of common stock has been calculated in accordance with the provisions of Statement of Financial Accounting Standard No. 128, "Earnings Per Share" (FAS 128). For the years ended December 31, 2004, the HyperSpace weighted average number of common shares outstanding from the audited financial statements has been added to the 3.7 million shares issued as part of this transaction to determine the number of common shares outstanding on a combined basis. Total stock options, stock warrants, preferred stock and convertible debt were not included in the computation of loss per share because their effect was antidilutive; however, if the combined company were to achieve profitable operations in the future, they could potentially dilute such earnings. HyperSpace's basic and diluted loss per share is equivalent and accordingly only basic loss per share has been presented.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

        HyperSpace's common stock is listed on the American Stock Exchange ("AMEX") and traded under the symbol "HCO." The information below sets forth certain information relating to the prices of the HyperSpace stock since our initial public offering. The limited liability company interests of GTG PC Holdings are not publicly traded.

        At our initial public offering on October 1, 2004, our Units were quoted on the AMEX under the symbol "HCO.U". Each Unit acquired in the IPO was comprised of one share of common stock and two warrants. Prior to that, there was no public market for our securities. On November 5, 2004 the Units were separated into common stock and warrants that trade individually on the AMEX under the symbols HCO and HCO.WS, respectively. The Units ceased to exist effective November 5, 2004.

        The following shows the high and low closing prices per Unit from the IPO date to November 5, 2004 as reported on the AMEX:

    •
    High: $5.60

    •
    Low: $5.50

        The following shows the high and low closing prices per share of our common stock as reported on the AMEX after the split of the Units, between November 5 and December 31, 2004 (per AMEX records):

    •
    High: $3.30

    •
    Low: $2.10

        The following shows the high and low closing prices per Warrant as reported on the AMEX between November 5 and December 31, 2004 (per AMEX records):

    •
    High: $0.75

    •
    Low: $0.60

        The following shows the high and low closing prices per share of our Common Stock as reported on the AMEX between December 31, 2004 and March 31, 2005 (per AMEX records):

    •
    High: $4.30

    •
    Low: $1.39

        The following shows the high and low closing prices per Warrant as reported on the AMEX between December 31, 2004 and March 31, 2005 (per AMEX records):

    •
    High: $0.55

    •
    Low: $0.20

Dividend Information

        We have never declared or paid any cash dividends on its capital stock. We currently intend to retain any earnings for use in our business and do not anticipate paying any cash dividends in the foreseeable future.

Number of Stockholders

        As of the record date of                        , 2005, there were approximately            stockholders of record of HyperSpace common stock.

SHAREHOLDER PROPOSALS

Submission of Shareholder Proposals for Inclusion in Proxy Statement

        Shareholders who intend to have a proposal considered for inclusion in our proxy materials for the 2006 Annual Meeting of Shareholders must submit the proposal at our principal executive office no later than                        .

Advance Notice Procedures for Director Nominations and Other Business at Annual Meeting of Shareholders

        Shareholders who intend to nominate persons for election to the board of directors or to present a proposal at the 2006 Annual Meeting of Shareholders without inclusion of the proposal in our proxy materials must provide advance written notice of such nomination or proposal in the manner required by our Bylaws. Notice of nominations or other business proposed to be considered by shareholders, complying with Section 2.18 of the Bylaws, must be received by the Secretary no earlier than                        and no later than                        . Notices should be sent to: the Secretary, HyperSpace Communications, Inc., 8480 East Orchard Road, Suite 6600, Greenwood Village, Colorado 80111.

        For proposals that are not timely filed, HyperSpace retains discretion to vote proxies it receives. For such proposals that are timely filed, HyperSpace retains discretion to vote proxies it receives provided that (1) HyperSpace includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

OTHER BUSINESS

        The board of directors does not intend to present any business at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that any others intend to present business at the meeting. If, however, other matters requiring the vote of the shareholders properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying form of proxy intend to exercise their discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

ANNUAL REPORT AND FINANCIAL STATEMENTS

        A copy of the HyperSpace 2004 Annual Report to Shareholders, which includes the HyperSpace Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, accompanies this proxy statement. Additional copies may be obtained from the Secretary of HyperSpace Communications, Inc., at 8480 East Orchard Road, Suite 6600, Greenwood Village, Colorado 80111.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the following location of the SEC:

        Public Reference Room
        450 Fifth Street, N.W.
        Room 1024
        Washington, D.C. 20549

You may obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of this information by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549.

        The SEC also maintains a website that contains reports, proxy statements and other information regarding companies who file information electronically with the SEC, including HyperSpace and GTG. The address of the SEC website is http://www.sec.gov.

        Reports, proxy statements or other information concerning us may also be inspected at the offices of the American Stock Exchange at 86 Trinity Place, New York, NY 10006-1872.

Incorporation by Reference

        The Securities and Exchange Commission allows us to incorporate by reference information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference into this proxy statement is considered a part of this proxy statement, and information that we file later with the Securities and Exchange Commission, prior to the closing of the merger, will automatically update and supercede the previously filed information and be incorporated by reference into this proxy statement.

        We incorporate by reference into this proxy statement the documents listed below and any filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the closing of the merger:

    •
    Our Annual Report on Form 10-KSB for our fiscal year ended December 31, 2004.

    •
    Our Current Reports on Form 8-K filed on March 21, 2005, March 24, 2005 (as amended by the Form 8-K/A filed on March 25, 2005).

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at HyperSpace Communications, Inc., 8480 East Orchard Road, Greenwood Village, Colorado, 80111, Attention: Investor Relations. If you would like to request documents, please do so by                        , 2005, in order to receive them before the annual meeting.

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated                        , 2005. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

By Order of the Board of Directors,

Mark A. Pougnet Chief Financial Officer and Secretary

                        , 2005

GTG PC HOLDINGS, LLC
AND SUBSIDIARIES

January 1, 2005 and January 3, 2004

Independent Auditors' Report

The Members
GTG PC Holdings, LLC:

        We have audited the accompanying consolidated balance sheets of GTG PC Holdings, LLC and subsidiaries as of January 1, 2005 and January 3, 2004, and the related consolidated statements of operations, members' equity (deficit), and cash flows for the years ended January 1, 2005, January 3, 2004 and December 28, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GTG PC Holdings, LLC and subsidiaries as of January 1, 2005 and January 3, 2004, and the results of their operations and their cash flows for the years ended January 1, 2005, January 3, 2004 and December 28, 2002 in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 3, the Company has restated its consolidated balance sheet as of January 3, 2004 and the related consolidated statements of operations, members' equity (deficit) and cash flows for the years ended January 3, 2004 and December 28, 2002.

/s/ KPMG LLP

May 13, 2005

GTG PC HOLDINGS, LLC
AND SUBSIDIARIES

Consolidated Balance Sheets

January 1, 2005 and January 3, 2004

(In thousands)

Assets	January 1, 2005	January 3, 2004
		(As Restated)
Current assets:
Cash and cash equivalents	$2,240	$231
Restricted cash	—	5,000
Receivables, net	46,631	69,520
Inventories, net	22,842	25,497
Prepaid maintenance and warranty costs	25,792	13,206
Other current assets	983	1,434

Total current assets	98,488	114,888
Equipment and software, net	1,784	728
Acquired intangibles, net	5,394	7,255
Long-term portion of prepaid maintenance and warranty costs	3,187	1,411
Other assets	128	130

Total assets	$108,981	$124,412

Liabilities and Members' Deficit
Current liabilities:
Accounts payable and accrued expenses	$45,185	$57,023
Accrued licenses and royalties	2,392	2,491
Current portion of accrued warranties	5,382	8,402
Current portion of deferred revenue	31,004	18,845
Current portion of long-term debt	29,905	39,204

Total current liabilities	113,868	125,965
Long-term debt	619	404
Non-current portion of accrued warranties	2,753	5,040
Non-current portion of deferred revenue	11,696	5,889
Other	—	58

Total liabilities	128,936	137,356

Commitments and contingencies (Notes 9, 11, 12 and 13)
Members' deficit	(19,955)	(12,944)

Total liabilities and members' deficit	$108,981	$124,412

See accompanying notes to consolidated financial statements.

GTG PC HOLDINGS, LLC
AND SUBSIDIARIES

Consolidated Statements of Operations

Years ended January 1, 2005, January 3, 2004 and December 28, 2002

(In thousands)

	January 1, 2005	January 3, 2004	December 28, 2002
		(As Restated)	(As Restated)
Net sales	$428,016	$372,038	$337,664
Cost of goods sold	371,388	323,935	293,316

Gross profit	56,628	48,103	44,348

Operating expenses:
Sales, general and administrative	48,912	45,337	37,173
Research and development	5,197	4,740	4,490
Related party management fees	3,958	3,468	3,000
Depreciation and amortization	2,325	1,008	299

Total operating expenses	60,392	54,553	44,962

Operating loss	(3,764)	(6,450)	(614)
Interest income (expense), net	(2,411)	(2,111)	(2,034)

Net loss before extraordinary items	(6,175)	(8,561)	(2,648)
Extraordinary gain (Note 4)	—	—	3,796

Net income (loss)	$(6,175)	$(8,561)	$1,148

See accompanying notes to consolidated financial statements.

GTG PC HOLDINGS, LLC
AND SUBSIDIARIES

Consolidated Statements of Members' Equity (Deficit)

Years ended January 1, 2005, January 3, 2004 and December 28, 2002

(In thousands)

Members' equity (deficit)
Balance at December 29, 2001	$831
Prior period adjustments (Note 3)	4,840

Balance at December 29, 2001 (as restated)	5,671

Net income	1,148

Balance at December 28, 2002 (as restated)	6,819

Distribution	(11,202)
Net loss	(8,561)

Balance at January 3, 2004 (as restated)	(12,944)

Distribution	(836)
Net loss	(6,175)

Balance at January 1, 2005	$(19,955)

See accompanying notes to consolidated financial statements.

GTG PC HOLDINGS, LLC
AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended January 1, 2005, January 3, 2004 and December 28, 2002

(In thousands)

	January 1, 2005	January 3, 2004	December 28, 2002
		(As Restated)	(As Restated)
Cash flows from operating activities:
Net income (loss)	$(6,175)	$(8,561)	$1,148
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,325	1,008	299
Amortization of deferred loan costs	106	254	254
Loss (gain) on disposal of equipment	93	(126)	(181)
Changes in operating assets and liabilities, net of acquisitions:
Receivables, net	22,889	(15,959)	20,237
Inventories, net	2,655	(8,458)	(297)
Prepaid maintenance and warranty costs	(14,362)	(8,908)	(3,331)
Other assets	347	(345)	1,212
Accounts payable and accrued expenses	(11,838)	6,747	(11,694)
Accrued licenses and royalties	(99)	(519)	(3,049)
Deferred revenue	17,966	7,893	145
Accrued warranties	(5,307)	4,933	(3,759)
Other liabilities	(58)	(170)	(149)

Net cash provided by (used in) operating activities	8,542	(22,211)	835

Cash flows from investing activities:
Capital expenditures	(1,613)	(248)	(267)
Proceeds from sales of equipment	—	—	181
Issuance of note receivable	—	—	(19,436)
Repayments of note receivable	—	10,931	8,586
Net cash paid in acquisition	—	(12,687)	—

Net cash used in investing activities	(1,613)	(2,004)	(10,936)

Cash flows from financing activities:
Net borrowings (payments) on line of credit	(8,918)	29,373	1,985
Additions to debt	944	312	527
Payments of debt	(1,160)	(4,154)	(5,766)
Proceeds from release of cash restriction	(5,000)	—	—
Distribution to members	(836)	(11,202)	—

Net cash provided by (used in) financing activities	(4,920)	14,329	(3,254)

Net increase (decrease) in cash and cash equivalents	2,009	(9,886)	(13,355)
Cash and cash equivalents at beginning of period	231	10,117	23,472

Cash and cash equivalents at end of period	$2,240	$231	$10,117

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,450	$1,829	$1,872

See accompanying notes to consolidated financial statements.

GTG PC HOLDINGS, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

January 1, 2005 and January 3, 2004

(In thousands)

(1) Description of the Business, Ownership, and Basis of Presentation

(a) Business

        GTG PC Holdings, LLC was formed on April 9, 2001 and began operations on June 1, 2001 with the acquisition of its assets from Interland, Inc. GTG PC Holdings, LLC and its subsidiaries (collectively the Company) is a computer manufacturing company which provides computer products and services for businesses, government, education, consumer and retail markets. Under the brand MPC, the Company offers a wide range of innovative products, services and support. The primary products of the Company include a wide range of desktop and notebook systems, multiprocessor network servers, and hardware services. The Company also resells certain third party hardware, software and components.

(b) Ownership

        As of January 1, 2005, all of the Company's outstanding membership units were held by GTG Micron Holdings, LLC. On September 10, 2004, the Company issued 1,523 warrants to purchase membership units in MPC Computers, LLC to its lender, as inducement to amend the existing credit facility (see Note 8). The warrants carry restrictions to limit the holder during the period as a lender from transferring the securities.

(c) Consolidation and Basis of Presentation

        The financial statements include the accounts of GTG PC Holdings, LLC and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated. References to a fiscal year refer to the calendar year in which such fiscal year commences. The Company's fiscal year ends on the Saturday closest to December 31. The Company's floating fiscal year-end typically results in a 52-week fiscal year, but will occasionally give rise to an additional week resulting in a 53-week fiscal year.

(d) Liquidity

        In 2004 and early 2005, the Company has operated with limited borrowing availability under its line of credit. The Company's liquidity depends on the timing of collections of accounts receivable, operating margins obtained on sales, and borrowing availability. The Company has a secured-asset-based revolving line of credit facility with Wells Fargo Foothill providing for loan advances and standby letters of credit. The availability of funding under the Company's credit facility is determined by a borrowing base calculation based on the Company's eligible receivables and inventory. Payment of all of the Company accounts receivable passes through lock-boxes controlled by Wells Fargo Foothill, and it releases funds to the Company on a daily basis only up to the amount of remaining borrowing availability. On a daily basis, the Company has in recent periods typically borrowed the maximum amount available under its line of credit and believes that trend will continue for the foreseeable future. The Company is exploring alternatives to increase its liquidity, including the possibility of securing additional liquidity from alternate financing sources. The Company's management believes that access to alternate sources of funding may result in increased availability of funds as compared with its existing credit facility, but there can be no assurance that the Company will be able to secure alternate sources of financing on terms acceptable to it or at all or that any new credit facility would offer increased availability of funds. If the Company is unable to obtain additional liquidity from third party financing sources, it will be difficult for the Company to increase its liquidity in the short term since the PC industry is characterized by low operating margins.

(2) Summary of Significant Accounting Policies

(a) Certain Concentrations

        Certain components, subassemblies and software included in the Company's systems are obtained from sole suppliers or a limited number of suppliers. The Company relies, to a certain extent, upon its suppliers' abilities to enhance existing products in a timely and cost-effective manner, to develop new products to meet changing customer needs and to respond to emerging standards and other technological developments in the personal computer industry. The Company's reliance on a limited number of suppliers involves several risks, including the possibility of shortages and/or increases in costs of components and subassemblies, and the risk of reduced control over delivery schedules. The Company's suppliers are foreign and have foreign supply risks and risks if components are no longer priced in US dollars.

        The Company relies, to a certain extent, on Wells Fargo Foothill, Inc. to assist in financing operations and other strategic initiatives. The Company's reliance on a single lender involves several risks, including the possibility of the lender calling the outstanding debt balance if the Company is unable to obtain a waiver in the event of violations of its debt covenants, and the risk of limiting its ability to obtain financing from other lenders.

(b) Use of Estimates

        The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements. The amounts it will ultimately incur or recover could differ materially from the current estimates. These estimates include the allowance for doubtful accounts, reserve for returns and discounts, inventory valuation, long-lived asset impairment and product warranty obligations. These estimates and assumptions are based on the Company's historical results as well as management's future expectations. The Company's actual results could vary from its estimates and assumptions. Management believes that the estimates used are reasonable.

(c) Revenue Recognition

        Net revenue includes sales of hardware, peripherals, services (including extended or enhanced service contracts and professional services) and third-party software products (licenses, software maintenance and support). For sales of extended warranties and enhanced service contracts that are sold with related hardware and with a separate price, the Company defers revenue equal to the separately stated price. The Company recognizes revenue on hardware and peripherals, net of an allowance for estimated returns, when both title and risk of loss transfer to the customer, provided that no significant obligations remain. Revenue from extended warranty and service contracts, for which the Company is obligated to perform is recorded as deferred revenue and subsequently recognized over the term of the contract or when the service is completed. The Company also defers the cost of product revenue for in-transit shipments until the goods are delivered and revenue is recognized. In-transit product shipments to customers are included in inventory on the Company's consolidated statement of financial position.

        The Company recognizes revenue on third party software products for which it is primarily obligated to perform in accordance with Statement of Position (SOP) 97-2, "Software Revenue Recognition," as amended, and other authoritative guidance. The Company recognizes revenue on third party software products when all of the following criteria are met: there is persuasive evidence of an arrangement; the product has been delivered; the Company no longer has significant obligations with regard to implementation; the fee is fixed and determinable; and collectability is probable. Delivery is considered to have occurred when title and risk of loss have been transferred to the customer, which generally occurs when media containing the licensed programs is provided to a common carrier. The value of maintenance is determined based on stated renewal rates and a comparison of the stated price of maintenance to any software sold in a related transaction. In those situations where licenses and maintenance are bundled, the Company uses the residual method.

        Service revenues from software maintenance and support are recognized ratably over the maintenance term, which in most cases is one year. Term licenses are recognized ratably over the term of the related arrangement.

(d) Financial Instruments and Concentration of Credit Risk

        The amounts reported as cash and cash equivalents, restricted cash, receivables, other assets, accounts payable and accrued expenses, and debt are considered by management to be reasonable approximations of their fair values, based on information available as of January 1, 2005 and January 3, 2004. The reported fair values do not take into consideration other expenses that would be incurred in an actual settlement.

        Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents, restricted cash, and trade accounts receivable. The Company invests its cash in credit instruments of highly rated financial institutions and performs periodic evaluations of the credit standing of these financial institutions. The Company's policies limit the concentration of credit exposure by restricting investments with any single obligor, instrument, or geographic area. A concentration of credit risk may exist with respect to trade receivables, as many customers are affiliated with computer, telecommunications and office automation industries, or are governmental entities. The Company performs ongoing credit evaluations on a significant number of its customers and collateral from its customers is generally not required. For the year ended January 1, 2005 and January 3, 2004, one customer accounted for 27% and 21% of revenues, respectively, and 34% and 32% of trade receivables as of January 1, 2005 and January 3, 2004, respectively.

(e) Cash and Cash Equivalents

        Cash equivalents include fixed highly liquid short-term investments with an initial term at purchase of three months or less that are readily convertible to known amounts of cash. Cash equivalents totaled $2.2 and $0.2 million at January 1, 2005 and January 3, 2004, respectively.

(f) Restricted Cash

        As of January 1, 2005, the cash and cash equivalents restriction was eliminated under an amendment to the line of credit agreement dated September 10, 2004 with Wells Fargo Foothill Inc. See Note 8. As of January 3, 2004 the Company had $5.0 million in cash and cash equivalents restricted under the terms of the line of credit agreement.

(g) Receivables, Net

        Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company determines the allowance based on historical write-off experience. The Company reviews its allowance for doubtful accounts monthly. Past due balances over 60 days are reviewed individually for collectability. Past due balances over 90 days are pooled into aging buckets and reserved against based on historical experience. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. If circumstances related to specific customers change, the Company's estimates of the recoverability of receivables could materially change. The Company's allowance for uncollectible accounts totaled $0.8 million and $1.2 million, respectively at January 1, 2005 and January 3, 2004.

(h) Inventories, Net

        Inventory balances are stated at the lower of cost or market, with cost being determined on an average cost basis approximating first in first out (FIFO). The Company regularly evaluates the realizability of its inventory based on a combination of factors including the following: historical usage rates, forecasted sales or usage, estimated service period, product end-of-life dates, estimated current and future market values, service inventory requirements and new product introductions, as well as other factors. If circumstances related to the Company's inventories change, the Company's estimates of the realizability of inventory could materially change. At January 1, 2005 and January 3, 2004, the Company's inventory valuation allowance totaled $8.5 million and $3.1 million, respectively and is recorded as a reduction of inventory on the Company's consolidated balance sheets.

(i) Other Assets

        Other assets consist of deferred loan fees and other prepaid expenses. The deferred loan fees are amortized over the 3-year term of the related debt, using the effective interest method. Amortization of deferred loan fees amounted to $0.1 million, $0.3 million, and $.3 million for the years ended January 1, 2005, January 3, 2004, and December 28, 2002, and is included in interest expense.

(j) Acquired Intangibles, Net

        Other intangible assets are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," which requires that intangible assets with estimable useful lives be amortized over their estimated useful lives, and be reviewed for impairment when changes in circumstances indicate that their carrying amounts may not be recoverable in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Acquired intangibles are amortized on a straight-line basis over their estimated useful lives that generally range from 1 to 5 years with a majority being amortized over a period of 5 years.

(k) Long-Lived Assets

        Equipment and software are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives, primarily three to five years. Additions, improvements and major renewals are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Leasehold improvements are depreciated over the life of the lease or the asset, whichever is shorter. Equipment held for lease is depreciated over the initial term of the lease to the equipment's estimated residual value.

        The Company assesses the recoverability of its long-lived assets whenever adverse events or changes in circumstances or business climate indicate that expected undiscounted future cash flows related to such long-lived assets may not be sufficient to support the net book value of such assets. If undiscounted cash flows are not sufficient to support the recorded assets, impairment is recognized to reduce the carrying value of the long-lived assets to their estimated fair value. Cash flow projections, although subject to a degree of uncertainty, are based on trends of historical performance and management's estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions. Additionally, in conjunction with the review for impairment, the remaining estimated lives of certain of the Company's long-lived assets are assessed. No provision for impairment has been recorded in these consolidated financial statements.

(l) Deferred Revenue

        Deferred revenue includes amounts billed to or received from customers for which revenue has not been recognized. This generally results from deferred software maintenance sold by the Company to its customers, which are provided by the Company's third party vendors, and which include term-based licenses, which are recognized over the term of the contract, which generally range from 1-4 years. Also included in deferred revenue is revenue from the sale of enhanced and extended warranties, which are recognized as the related services are provided, which generally range from 3-5 years. These enhanced/extended warranties are deferred based on guidance provided in Financial Accounting Standards Board (FASB) Technical Bulletin (FTB) 90-1 "Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts" and are deferred based on the list price, net of any discounts offered to the customer.

(m) Prepaid Maintenance and Warranty Costs

        Prepaid maintenance and warranty costs include amounts paid to third party software vendors, outsourced providers of warranty fulfillment services and technology insurance vendors for which the related revenue has been deferred. These costs are recognized ratably with the related revenue.

(n) Income Taxes

        For all periods presented, the Company is organized as a limited liability company that has elected to be taxed as a partnership for federal and state purposes. Therefore, all tax attributes pass through to the members and no provision for income taxes has been made in the accompanying consolidated financial statements. As of March 17, 2005, the Company has elected to be taxed as a C corporation effective for tax years beginning after January 1, 2005.

(o) Product and Process Technology

        Costs related to the conceptual formulation and design of products and processes are expensed as incurred as research and development. Costs incurred to establish patents and acquire product and process technology are capitalized. Capitalized costs are amortized using the straight-line method over the shorter of the estimated useful life of the technology, the patent term, or the agreement, ranging up to ten years.

(p) Royalties

        The Company has royalty-bearing license agreements allowing the Company to sell certain hardware and software products and to use certain patented technology. Royalty costs are accrued and included in cost of goods sold when the related sale is recognized.

(q) Accrued Warranties

        The Company records warranty liabilities at the time of sale for the estimated costs that may be incurred under its basic limited warranty. The specific warranty terms and conditions vary depending upon the product sold, but generally include technical support, repair parts, labor and a period ranging from 90 days to five years. Factors that affect the Company's warranty liability include the number of installed units currently under warranty, historical and anticipated rates of warranty claims on those units, and cost per claim to satisfy the Company's warranty obligation. The Company regularly reevaluates its estimate to assess the adequacy of its recorded warranty liabilities and adjust the amounts as necessary. If circumstances change, or a dramatic change in the failure rates were to occur, the Company's estimate of the warranty accrual could change significantly.

(r) Advertising

        Advertising costs, which are included in sales, general and administrative expense, are expensed as incurred. Advertising costs were $3.0 million, $3.2 million and $1.2 million for the fiscal years ended January 1, 2005, January 3, 2004 and December 28, 2002, respectively.

(s) Reclassifications

        Certain amounts in the prior year financial statements have been reclassified to conform to the current year's presentation. These reclassifications did not affect net income (loss).

(t) New Accounting Pronouncements

        In November 2004, the FASB issued SFAS No. 151, "Inventory Costs" to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not believe the provision of SFAS No. 151, when applied, will have a material impact on the Company's financial position, results of operations or cash flows.

        In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets," which amends a portion of the guidance in Accounting Principles Board Opinion (APB) No. 29, "Accounting for Non-monetary Transactions." Both SFAS No. 153 and APB No. 29 require that exchanges of non-monetary assets should be measured based on fair value of the assets exchanged. APB No. 29, however, allowed for non-monetary exchanges of similar productive assets. SFAS No. 153 eliminates that exception and replaces with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Any non-monetary asset exchanges will be accounted for under SFAS No. 153, however the Company does not expect SFAS No. 153 to have a material impact on the Company's financial position, results of operations or cash flows.

(3) Restatement

        Summary.    The Company has restated its consolidated financial statements as of and for the fiscal years ended January 3, 2004 and December 28, 2002, as a result of the improper recognition of software license and maintenance sales from third party vendors, of which the Company has the primary obligation to perform, improper deferral of revenue for extended warranty and product maintenance contracts, improper accrued standard warranty obligations and improper contingent consideration adjustment in purchase accounting related to the fiscal 2003 Omni Tech asset acquisition.

Description of Adjustments

        Deferred revenue and costs for third party software sales.    The Company sells software from third party vendors primarily to its governmental customers. The third party vendors have subcontracts with the Company and the Company is the primary obligor to the government under its prime contract. The Company accounts for these sales at the gross amount of the transaction in accordance with EITF 99-19, "Reporting Revenue Gross as a Principal vs. Net as an Agent" in connection with sale of Third Party Product. The Company's previous policy had required recognition of revenue upon receipt of a confirmation from the customer that the software and maintenance had been delivered, and expensed related payments to the vendors into cost of sales when invoiced by the vendor. In connection with the restatement, the Company determined that certain revenue and related costs had been erroneously recognized in 2002 and 2003 because a portion of software licenses and maintenance sales qualified for deferral and recognition in accordance with SOP 97-2 Software Revenue Recognition and EITF 00-21 Revenue Arrangements with Multiple Deliverables. Accordingly, such revenue and related costs have been deferred and recognized ratably over the term of the related maintenance or support agreement.

        Extended or enhanced warranty and product maintenance revenue.    The Company sells extended or enhanced warranties and product maintenance agreements related to its system sales. The Company's previous policy required deferral of the enhanced or extended warranties, net of the implied price of its standard warranty and net of any discounts offered to the customer, at the time of sale. The Company deferred and amortized the net price over the term of the respective periods beginning at the time of sale, regardless of the extended nature of the warranty. In connection with the restatement, the Company determined that the revenue had been erroneously deferred or recognized because the gross, separately priced sale of extended or enhanced warranties and services should be deferred at the time of sale and recognized as revenue on a straight line basis over the term the respective warranty services are provided, in accordance with FASB Technical Bulletin 90-1, "Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts."

        Product warranty obligation.    The Company generally includes a three or five-year standard warranty on its product sales, depending on the product type. The Company recorded an obligation to service these standard warranties in accordance with SFAS 5, Accounting for Contingencies. However, the Company included costs to service extended and enhanced warranty and product maintenance costs in its recorded warranty obligation. These costs should be recognized as period costs when incurred in accordance with FTB 90-1. The Company also included failure rates, which were based on outdated information and had not been adequately updated to reflect the timing of when warranty repairs occur. The obligations have been revised to accurately reflect the appropriate warranty accrual.

        Omni Tech contingent consideration.    In August 2003, the Company, through its newly formed subsidiary, MPC Solutions Sales, LLC acquired certain assets and assumed certain liabilities of Omni Tech Corporation (OTC). See Note 4(a) below. In late 2003, a dispute arose in connection with a net working capital adjustment provision under the Asset Purchase Agreement. As a result of the dispute, the Company determined that the working capital adjustment should be $3.9 million. In accordance with SFAS No. 141, "Business Combinations," contingent consideration should be recorded when the contingency is resolved and consideration is issued or becomes issuable. Accordingly, the Company revised its Omni Tech purchase accounting to reflect $3.9 million in contingencies, resulting in a reduction of a previously recorded contingency of $2.3 million and $1.6 million in notes payable to OTC and the elimination of $3.9 million in goodwill.

        Restricted cash.    The Company had restricted cash related to their credit line with Wells Fargo Foothill as of January 3, 2004, which was previously presented as a component of cash and cash equivalents. The Company has properly segregated the restricted cash from cash and cash equivalents on the accompanying consolidated financial statements.

        Property Taxes.    The Company had inappropriately accrued certain property taxes and recorded a related prepaid asset as of January 3, 2004. The Company has properly eliminated the prepaid asset and accrued liability on the accompanying consolidated financial statements.

        Effect of adjustments on opening retained earnings.    The impact to opening retained earnings of the restatements was an increase to retained earnings of $4.8 million which consisted of an increase to retained earnings of $1.9 million related to product warranty obligations and an increase of $2.9 million related to extended or enhanced warranty and product maintenance revenue.

        The restatement had no effect on cash flows from operating, investing, or financing activities.

        The following tables set forth certain of the restatement adjustments to the financial statements for the fiscal years ended January 3, 2004 and December 28, 2002. The amounts in the tables are expressed in thousands.

(a) Consolidated Statements of Operations For the years ended January 3, 2004 and December 28, 2002

	Janury 3, 2004				December 28, 2002
	As previously reported	Software revenue	Warranty	As restated	As previously reported	Software revenue	Warranty	As restated
Net sales	$382,178	$(9,266)	$(874)	$372,038	$345,054	$(3,943)	$(3,447)	$337,664
Cost of goods sold	331,929	(8,650)	656	323,935	296,123	(3,768)	961	293,316

Gross profit	50,249	(616)	(1,530)	48,103	48,931	(175)	(4,408)	44,348
Sales, general and administrative	45,234	103	—	45,337	37,173	—	—	37,173
Total operating expenses	54,450	103	—	54,553	44,962	—	—	44,962

Operating income (loss)	(4,201)	(719)	(1,530)	(6,450)	3,969	(175)	(4,408)	(614)
Loss before extraordinary items	(6,312)	(719)	(1,530)	(8,561)	1,935	(175)	(4,408)	(2,648)

Net income (loss)	$(6,312)	$(719)	$(1,530)	$(8,561)	$5,731	$(175)	$(4,408)	$1,148

(b) Consolidated Balance Sheet as of January 3, 2004

	As previously reported	Software revenues	Warranty	Purchase price allocation	Reclass	As restated
Assets:
Cash and cash equivalents	$5,231	—	—	—	(5,000)	$231
Restricted cash	—	—	—	—	5,000	5,000
Receivables, net	70,318	(798)	—	—	—	69,520
Inventories, net	24,974	523	—	—	—	25,497
Current portion of deferred cost	—	12,477	729	—	—	13,206
Other current assets	1,978	—	—	—	(544)	1,434

Total current assets	102,501	12,202	729	—	(544)	114,888
Goodwill	3,885	—	—	(3,885)	—	—
Acquired intangibles, net	7,344	—	—	(89)	—	7,255
Non-current portion of deferred cost	—	—	1,411	—	—	1,411

Total assets	$114,588	12,202	2,140	(3,974)	(544)	$124,412

Liabilities and members' equity:
Accounts payable and accrued expenses	$59,920	—	—	(2,353)	(544)	$57,023
Current portion of accrued warranties	6,962	—	1,440	—	—	8,402
Current portion of deferred revenue	4,525	13,148	1,172	—	—	18,845

Total current liabilities	113,102	13,148	2,612	(2,353)	(544)	125,965
Long-term debt	2,025	—	—	(1,621)	—	404
Non-current portion of accrued warranties	5,610	—	(570)	—	—	5,040
Non-current portion of deferred revenue	4,745	—	1,144	—	—	5,889

Total liabilities	125,540	13,148	3,186	(3,974)	(544)	137,356
Members' equity	(10,952)	(946)	(1,046)	—	—	(12,944)

Total liabilities and members' equity	$114,588	12,202	2,140	(3,974)	(544)	$124,412

(4) Acquisition

(a) Omni Tech

        On August 22, 2003, the Company, through its newly formed subsidiary, MPC Solutions Sales, LLC (MPC-S), acquired certain assets and assumed certain liabilities of Omni Tech Corporation (OTC), comprising OTC's End-User Division (the Acquired Business). The transaction was consummated pursuant to the terms and conditions of an Asset Purchase Agreement (the APA) by and between OTC and MPC-S. MPC-S sells desktop and multiprocessor network servers, hardware services and professional services. The results of the acquired business operations after August 22, 2003 are included in the Company's consolidated financial statements.

        Pursuant to the APA, the Company paid cash of $12.7 million at closing, and delivered to OTC a promissory note in the amount of $2.0 million (the Note). Additionally, the APA provided for a purchase price holdback of $2.3 million (the Holdback). The purchase price is subject to a post-closing final adjustment based on the net working capital of the Acquired Business (the Net Working Capital Adjustment) and the Holdback was established in order to satisfy any negative net working capital adjustment. The total purchase price, not including any contingent purchase price, was allocated to the acquired assets and assumed liabilities based upon estimates of their respective fair values as of the closing date using valuations and other studies. The Note is due in one lump sum on August 19, 2006. Interest on the Note is to be paid quarterly using the Prime rate plus three-quarters of one percent (0.75%), 5.25% as of January 1, 2005. The Prime Rate is the prime rate as reported in the Wall Street Journal on the business day immediately preceding the start of each quarter.

        In late 2003, a dispute arose in connection with the Net Working Capital Adjustment because OTC's calculation of the net working capital of the Acquired Business exceeded the Company's calculation by approximately $3.9 million. Pursuant to the terms of the APA, MPC-S and OTC entered into discussions with independent accountants in an attempt to engage their services for dispute resolution. However, the parties could not agree on a dispute resolution procedure or scope thereof. On February 19, 2004, OTC filed a Complaint in the United States District Court for the Eastern District of Wisconsin on the issue naming MPC-S, MPC Computers, LLC, and Gores Technology Group, LLC as the Defendants. In the Complaint, OTC seeks payment of $2.7 million plus attorneys' fees, expenses and interest. Additionally, OTC expects to receive payment for the Note. The Company has filed a motion to compel dispute resolution by an independent accountant pursuant to the APA. Any amounts owed for attorneys' fees, expenses or interest have not been accrued. The Company has considered these amounts as contingent consideration based on guidance in SFAS No. 141, "Business Combinations." The amounts not recorded by the Company total approximately $3.9 million.

        The following table summarizes the cash paid and fair value of assets acquired and liabilities assumed by the Company in connection with the acquisition.

(As Restated)
Assets acquired:
Equipment and software	$405
Trade and other receivables, net	18,795
Inventories	4,474
Intangible assets	7,995
Other assets	63

31,732

Liabilities assumed:
Accounts payable and accrued expenses	(18,665)

13,067
Notes payable issued	(380)

Cash paid in acquisition	$12,687

(b) Interland

        On June 1, 2001, the Company acquired certain assets and assumed certain liabilities of Interland, Inc. (Interland), formerly known as Micron Electronics, Inc., comprising its PC business. Based on the fair value of the net assets acquired in excess of the purchase price, the Company recorded negative goodwill of $27.0 million, which was recorded as a cumulative effect of change in accounting principle upon the adoption of SFAS No. 141 in fiscal year 2001. During fiscal year 2002, additional consideration of $3.8 million was received from Interland. As there were no additional assets in which to allocate the additional consideration, the entire amount was determined to be unallocated negative goodwill, which was recorded as an extraordinary gain in the consolidated statement of operations for the year ended December 28, 2002.

(5) Supplemental Consolidated Balance Sheet Information

(a) Receivables, Net

	January 1, 2005	January 3, 2004
		(As Restated)
Trade receivables	$46,290	$68,691
Receivables from affiliates	329	174
Other	919	2,222
Allowance for doubtful accounts	(752)	(1,248)
Allowance for returns and discounts	(155)	(319)

	$46,631	$69,520

(b) Inventories, Net

	January 1, 2005	January 3, 2004
		(As Restated)
Raw materials and supplies	$13,061	$19,238
Work in progress	313	338
Finished goods	9,468	5,921

	$22,842	$25,497

(c) Equipment and Software, Net

	January 1, 2005	January 3, 2004
Equipment and software	$2,366	$1,337
Less accumulated depreciation and amortization	(582)	(609)

	$1,784	$728

(d) Accounts Payable and Accrued Expenses

	January 1, 2005	January 3, 2004
		(As Restated)
Trade accounts payable	$40,711	$50,445
Salaries, wages, and benefits	3,558	5,319
Other	916	1,259

	$45,185	$57,023

(6) Acquired Intangibles, Net

	January 1, 2005	January 3, 2004
		(As Restated)
Gross carrying amount:
Customer relationships	$6,572	$6,572
Non-compete	680	680
Government contracts	743	743

	$7,995	$7,995

Accumulated amortization:
Customer relationships	$1,776	$446
Non-compete	181	45
Government contracts	644	249

	$2,601	$740

Net acquired intangible assets	$5,394	$7,255

Aggregate amortization expense	$1,861	$740

Estimated amortization expense for the years ended:
December 31, 2005	$1,510
December 30, 2006	1,467
December 29, 2007	1,450
January 3, 2009	967

	$5,394

(7) Accrued Warranty

        The Company accrues for warranty liabilities at the time of sale for the estimated costs that may be incurred under its basic limited warranty. Changes in the Company's aggregate accrued warranty are presented in the following table:

	January 1, 2005	January 3, 2004
		(As Restated)
Accrued warranties at the beginning of the period	$13,442	$8,509
Cost accrued for new warranties	3,436	3,074
Present value of accrued warranty liability assumed in acquisition (Note 4)	—	6,971
Service obligations honored	(8,817)	(5,409)
Accretion of interest under purchase accounting	74	297

Accrued warranties at the end of the period	$8,135	$13,442

(8) Debt

	January 1, 2005	January 3, 2004
		(As Restated)
Unsecured notes payable in periodic installments through November 2006, weighted average interest rate of 6.82%	$115	$385
Unsecured note payable due in a lump-sum in August 2006, interest rate of 6%, reset quarterly based on the prime rate published in the Wall Street Journal the day before the start of the quarter	380	380
Revolving line of credit, weighted average interest rate of 6.5%, secured by accounts receivable, inventory, equipment, intangibles, cash and other assets	29,560	38,478
Capitalized lease obligations payable in monthly installments through February 2007, weighted average interest rate of 6.87%, secured by equipment	469	365

	30,524	39,608
Less current portion	(29,905)	(39,204)

	$619	$404

        The Company has a secured revolving line of credit agreement, expiring May 2006, with Wells Fargo Foothill, Inc., providing for borrowings totaling $50 million. The maximum borrowings under the revolving line of credit are subject to a borrowing base calculated on eligible receivables and inventory. As of January 1, 2005, the Company had borrowings of $29.6 million and letter of credit commitments of $7.4 million with no remaining eligible borrowing capacity under the agreement. Under the agreement, the Company is subject to certain financial and other covenants including certain financial ratios and limitations on the amount of property, plant and equipment that can be purchased. The Company was in violation of certain covenants under the revolving credit agreement with Wells Fargo and secured a waiver on May 10, 2005. The line of credit included an initial commitment fee of $0.8 million. Additionally, the Company pays an annual commitment fee calculated on the average unused portion of the $50.0 million facility. The commitment fee was based on a .375% rate in 2004 and a .5% rate in 2003. The annual commitment fee was $0.1 million for 2004 and $0.2 million for 2003.

        On September 10, 2004, the Company issued 1,523 warrants to purchase membership units to Wells Fargo Foothill as inducement to amend the credit agreement to increase the borrowing base to include inventory up to an additional $5 million of borrowing capacity. The warrants are restricted and non transferable. The warrants are exercisable at a purchase price per unit of $0.001. These warrants were granted to Wells Fargo Foothill in lieu of payment of a fee for this amendment. The value of these warrants was not material.

        Certain of the Company's notes payable and capital leases are collateralized by equipment that was valued at zero at the acquisition date pursuant to purchase accounting principles. Maturities of debt and future capital lease payments are as follows:

	Notes payable	Line of credit	Capital leases
Fiscal year:
2005	$104	$29,560	$245
2006	391	—	239
2007	—	—	19

	$495	$29,560	$503

Less interest			(34)

			$469

        Interest expense was $2.6 million, $2.1 million and $2.5 million in 2004, 2003 and 2002, respectively.

(9) Employee Benefit Plans

        The Company offers its employees a 401(k) retirement plan (the Plan) in which substantially all employees may participate. Under the Plan, participating employees may contribute from 1% to 16% of eligible pay (up to Internal Revenue Service maximums) to various investment alternatives. The Plan provides for an annual match of eligible employees' contributions equal to 100% of the first 4% of pay. The Company's expense pursuant to the Plan was approximately $1.1 million, $0.9 million and $0.8 million in 2004, 2003 and 2002, respectively.

        Additionally, designated MPC officers and key employees have been granted rights to receive a portion of the proceeds of liquidity events pursuant to: (a) the MPC Computers 2002 Equity Participation and Retention Plan (the EPP), and (b) employment agreements between MPC Computers, LLC and certain officers of the Company. Under the Plan, up to 1,000,000 units may be issued. Upon a liquidity event, 15% of the net proceeds shall be allocated to the Plan. No accounting consequences for this plan have been included in these consolidated financial statements.

(10) Transactions with Affiliates

        Significant related party transactions among the Company and affiliates included the following:

	January 1, 2005	January 3, 2004	December 28, 2003
Fiscal year ended:
Net sales	$149	$147	$48
Administrative services, net of expense	241	160	869
Management fees paid	3,958	3,468	3,000
Transaction fee paid	—	750	—
Interest paid on acquisition loan	—	31	—

(11) Commitments

        The Company is required to make minimum royalty payments under certain agreements and periodically enters into unconditional purchase commitments with certain suppliers. Minimum royalty payment commitments were $2.4 million at January 1, 2005 and expire June 30, 2005. Minimum unconditional purchase commitments with certain suppliers were $21.9 million at January 1, 2005.

(12) Lease Obligations

        The Company leases various office and production facilities and certain other property and equipment, under operating lease agreements expiring through 2006, with optional renewal periods thereafter. The Company has two main office locations, a 340,000 square foot production facility in Nampa, Idaho, the Company's corporate headquarters, and a 15,500 square foot facility in Waukesha, Wisconsin. The Nampa, Idaho facility is cancelable upon 12-months advance notice and expires on June 31, 2006. The Waukesha, Wisconsin facility is non-cancelable and expires on January 31, 2006.

        In addition, the Company has several operating lease for smaller sites in the United States to support the Company's local sales and support activities. The Company also leases certain equipment pursuant to operating leases.

        Future minimum lease obligations as of January 1, 2005 are as follows:

Fiscal year ending:
2005	$2,394
2006	1,059
2007	81
2008	55
2009	51
2010	12

Total minimum lease payments	$3,652

        Rental expense was approximately $3.0 million, $2.8 million and $2.3 million in 2004, 2003 and 2002, respectively.

(13) Contingencies

        The Company is party to a lawsuit with Omni Tech Corporation described in Note 4(a) above. The Company believes that it has properly determined any amounts due to Omni Tech in accordance with the terms of the acquisition agreement. However, an adverse result in this lawsuit would have an adverse effect on the Company's cash position.

        On or about August 30, 2004, the Company was served with a complaint filed August 23, 2004, in the United States District Court for the Eastern District of Texas, American Video Graphics, L.P. v. Dell, IBM, Hewlett-Packard, Sony, Toshiba, et al. The case alleges infringement by the Company and others of certain United States patents relating to video technology as used in personal computers. A separate case alleging infringement of a related United States patent covering certain aspects of computer video technology was filed on or about March 21, 2005, in the United States District Court for the Eastern District of Texas, American Video Graphics, L.P. v. Dell, IBM, Hewlett-Packard, Sony, Toshiba, et al. The Company was served with this second complaint on or about April 6, 2005. The Company is investigating the cases and it plans to seek indemnification from component suppliers. Because the cases are in their early stages, the Company is not able to determine the financial impact, if any, arising from an adverse result in either matter.

        The Company is involved in other various other legal proceedings from time to time in the ordinary course of its business. The Company investigates these claims as they arise. The Company is not currently subject to any other legal proceedings that the Company believes would have a material impact on its business. However, due to the inherent uncertainties of the judicial process, the Company is unable to predict the ultimate outcome or financial exposure, if any, with respect to these matters. While the Company intends to vigorously defend these claims and believes the Company has meritorious defenses available to it, there can be no assurance the Company will prevail in these matters. If any of these claims is not resolved in the Company's favor, it could have a material adverse effect on the Company's business, financial condition and results of operations.

        The Company is not party to any off balance sheet transactions, other than guarantees in the normal course of business or indemnities.

        During the normal course of business, the Company has made certain indemnities, commitments and guarantees under which it may be required to make payments in relation to certain transactions. These include (i) intellectual property indemnities to its customers and licensees in connection with the use, sale and/or license of its products, (ii) indemnities to its lessors in connection with our facility leases for certain claims arising from such facilities or leases, (iii) indemnities to vendors and service providers pertaining to claims based on its negligence or willful misconduct, and (iv) indemnities involving the accuracy of representations in certain contracts. The duration of these indemnities and commitments in certain cases may be indefinite. The majority of these indemnities and commitments do not provide for any limitation of the maximum potential for future payments the Company could be obligated to make. The Company has not recorded any liability for these indemnities and commitments in the accompanying consolidated financial statements.

        Under the Limited Liability Company Agreement, it has agreed to indemnify its officers and directors in connection with activities on behalf of the Company. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. However, the Company has directors and officers' liability insurance policies that limit exposure and enables it to recover a portion of any future amounts paid. As a result of the Company's insurance policy coverage, the Company believes the estimated fair value of these indemnification agreements is minimal and has no liability recorded for these agreements as of January 1, 2005.

(14) Subsequent Event

        On March 21, 2005, the Company reached a definitive agreement to be acquired by HyperSpace Communications, Inc. (HyperSpace), a leading provider of application and network acceleration software. Under terms of the agreement, HyperSpace expects to issue an aggregate 3.7 million shares of its common stock in return for all of the Company's outstanding limited liability units, plus warrants to purchase 4.27 million shares with an exercise price of $3.00 per share and 1.28 million shares with an exercise price of $5.50 per share. After the merger, as part of an overall incentive and retention plan for MPC management and to settle certain liabilities of MPC with respect to its Capital Equity Participation and Retention Plan and employment agreements with MPC's chief executive officer and executive vice president, HyperSpace plans to issue certain common stock and options. The merger agreement provides that, under specified circumstances, a substantial termination fee may be due if the merger agreement were terminated. The Company could be required under these provisions to pay a termination fee of up to $3.5 million.

        As of March 17, 2005, the Company has elected to be taxed as a C corporation effective for tax years beginning after January 1, 2005.

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

HYPERSPACE COMMUNICATIONS, INC.,

SPUD ACQUISITION CORP.,

GTG PC HOLDINGS, LLC

AND

GTG-MICRON HOLDING COMPANY, LLC

DATED AS OF

MARCH 20, 2005

ANNEXES, EXHIBITS AND SCHEDULES

Annexes
Annex I	Table of Definitions
Exhibits
Exhibit A	Form of Certificate of Merger
Exhibit B	Form of Warrant
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Amendment to Parent Stock Plans
Exhibit E	Form of Opinion of Perkins Coie LLP
Exhibit F	Director and Officer Resignations
Exhibit G	Form of Opinion of Bingham McCutchen LLP
Schedules
Schedule 3.1	Organization and Authority of the Company
Schedule 3.3	No Violation or Conflict by the Company; Required Consents.
Schedule 3.4	Capitalization*
Schedule 3.5	Subsidiaries
Schedule 3.6(a)	Company Financial Statements
Schedule 3.6(b)	Off-Balance Sheet Arrangements; Sarbanes-Oxley Act Compliance
Schedule 3.7	Absence of Certain Changes
Schedule 3.8	Absence of Material Undisclosed Liabilities.
Schedule 3.9(a)	Material Company Contracts
Schedule 3.10(a)	List of Company Real Property
Schedule 3.10(b)	Disclosures Related to Company Real Property
Schedule 3.12	No Litigation
Schedule 3.13(a)	List of Registered Intellectual Property
Schedule 3.13(b)	Infringement of Intellectual Property Rights of Third Parties
Schedule 3.14	Tax Matters
Schedule 3.15(a)	Company Benefit Plans
Schedule 3.16	Compliance with Laws
Schedule 3.17	Environmental Conditions
Schedule 3.18	Labor Matters
Schedule 3.19	Insurance Coverage
Schedule 3.20	Transactions With Affiliates
Schedule 3.21	Brokers
Schedule 3.23	Customers and Suppliers
Schedule 4.1	Organization and Authority of the Parent
Schedule 4.3	No Violation or Conflict by the Parent; Required Consents
Schedule 4.4	Capitalization
Schedule 4.5	Subsidiaries
Schedule 4.6	Parent Financial Statements
Schedule 4.7	Absence of Certain Changes
Schedule 4.8	Absence of Material Undisclosed Liabilities.
Schedule 4.9(a)	Material Parent Contracts
Schedule 4.10(a)	List of Parent Real Property
Schedule 4.10(b)	Disclosures Related to Parent Real Property
Schedule 4.12	No Litigation
Schedule 4.13(a)	List of Registered Intellectual Property

Schedule 4.13(b)	Infringement of Intellectual Property Rights of Third Parties
Schedule 4.14	Tax Matters
Schedule 4.15(a)	Parent Benefit Plans
Schedule 4.15(c)	Multi-Employer Plans
Schedule 4.16	Compliance with Laws
Schedule 4.17	Environmental Conditions
Schedule 4.18	Labor Matters
Schedule 4.19	Insurance Coverage
Schedule 4.20	Transactions With Affiliates
Schedule 4.21	Brokers
Schedule 5.5	Compliance with Laws
Schedule 5.6	Brokers
Schedule 6.1	Conduct of the Company
Schedule 6.2	Conduct of the Parent
Schedule 7.3(b)	Parent Common Stock and Parent Options to be issued to EPP Participants

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER, dated as of March 20, 2005 (this "Agreement"), is entered into by and among HyperSpace Communications, Inc., a Colorado corporation (the "Parent"), Spud Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Parent (the "Merger Sub"), GTG PC Holdings, LLC, a Delaware limited liability company (the "Company") and GTG-Micron Holding Company, LLC, a Delaware limited liability company (the "LLC Member"). Certain capitalized terms used herein shall have the meanings given to them in the Table of Definitions attached to this Agreement as Annex I, which is incorporated hereby.

RECITALS

        WHEREAS, the board of directors or other governing body of each of the Parent, the Merger Sub and the Company has approved, and deems it fair to, advisable and in the best interests of its respective stockholders and members to consummate a merger of the Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein;

        WHEREAS, pursuant to the Merger, the LLC Member, the owner of all 100,000 outstanding limited liability company interests of the Company (the "Units"), will receive a certain number of shares of the Parent's common stock, no par value (the "Parent Common Stock") and a certain number of warrants to purchase shares of Parent Common Stock as determined in accordance with the terms of this Agreement;

        WHEREAS, the parties agree that the fair market value of the assets being acquired by the Parent is the same as the value of the Parent Common Stock issued to the LLC Member in connection with the Merger;

        WHEREAS, the board of directors or other governing body of each of the Parent, the Merger Sub and the Company have approved this Agreement, the Merger and the consummation of the other transactions contemplated hereby in accordance with the Colorado Business Corporation Act (the "CBCA"), the Delaware General Corporation Law (the "DGCL") and the Delaware Limited Liability Company Act (the "LLC Act"), upon the terms and subject to the conditions set forth herein;

        WHEREAS, the board of directors of the Parent has determined that the transactions contemplated by this Agreement is fair to the stockholders of the Parent and has resolved to recommend that the stockholders of the Parent adopt this Agreement and approve the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, the parties intend and desire for the Merger to constitute a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes.; and

        WHEREAS, simultaneously with the execution and delivery of this Agreement, certain individuals who hold in the aggregate approximately 28% of the outstanding shares of Parent Common Stock are entering into agreements pursuant to which such Persons will agree to, among other things, vote in favor of the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1
THE MERGER

        Section 1.1     The Merger.    At the Effective Time (as defined herein) and upon the terms and subject to the conditions set forth in this Agreement and in accordance with the relevant provisions of the DGCL and the LLC Act, the Merger Sub shall be merged with and into the Company and the Company's and the Merger Sub's securities shall be converted as set forth in Section 2.1 hereof. At the Effective Time, the separate corporate existence of the Merger Sub shall cease and the Company shall be the surviving entity (the "Surviving Entity", each of the Company and the Merger Sub collectively, a "Constituent Entity" and collectively, the "Constituent Entities").

        Section 1.2     Closing.    Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article 9, and subject to the satisfaction or waiver of the conditions set forth in Article 8, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on the second business day after satisfaction or waiver of the conditions set forth in Article 8 at the offices of Perkins Coie LLP, 1899 Wynkoop, Suite 700, Denver, Colorado 80202, unless another date, time or place is agreed to in writing by the parties hereto.

        Section 1.3     Effective Time.    At the time of the Closing, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") a duly executed certificate of merger in the form attached hereto as Exhibit A (the "Certificate of Merger"), as required by Sections 103 and 264(c) of the DGCL and 18-209(c) of the LLC Act, and shall take all such other and further actions as may be required by applicable Law to make the Merger effective as promptly as practicable. The Merger shall, subject to the DGCL and the LLC Act, become effective as of such date and time as the Certificate of Merger is accepted for filing by the Delaware Secretary of State or at such later date and time as is specified in the Certificate of Merger (the "Effective Time").

        Section 1.4     Effects of the Merger.

          (a)   Except as specifically set forth herein, the Merger shall have the effects set forth in Sections 259 and 265(e) of the DGCL and 18-209(g) of the LLC Act. Without limiting the generality of the foregoing, at the Effective Time, the identity, existence, limited liability company organization, purposes, powers, objects, franchises, privileges, rights and immunities of the Company shall continue in effect and be unimpaired by the Merger, and the identity, existence, corporate organization, purposes, powers, objects, franchises, privileges, rights and immunities of the Merger Sub shall be merged with and into the Surviving Entity, which shall, as the Surviving Entity, be fully vested therewith. At the Effective Time, the separate existence and corporate organization of the Merger Sub, except insofar as it may be continued by statute, shall cease, and the Merger Sub shall be merged with and into the Surviving Entity.

          (b)   At the Effective Time, all rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Constituent Entities, and all property, real, personal and mixed, tangible and intangible, in each case, of whatsoever kind or description, and all debts due on whatever account and all other choses in action, and all and every other interest, of or belonging to or due to any of the Constituent Entities, shall be taken and deemed to be transferred to and vested in the Surviving Entity without further act or deed; and the title to any real estate, or any interest therein, vested in any of the Constituent Entities shall not revert or be in any way impaired by reason of the Merger; but the Surviving Entity shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the Constituent

  Entities, and any claim existing, or action or proceeding, civil or criminal, pending by or against any of the Constituent Entities, may be prosecuted as if the Merger had not taken place, or the Surviving Entity may be substituted in its place, and any judgment rendered against any of the Constituent Entities may be enforced against the Surviving Entity. Neither the rights of creditors nor any liens upon the property of any of the Constituent Entities shall be impaired by the Merger.

        Section 1.5     Operating Agreement of Surviving Entity; Directors and Officers.    At the Effective Time, (a) the limited liability company operating agreement of the Company shall become the limited liability company operating agreement of the Surviving Entity, (b) those persons who are directors of the Merger Sub shall become the members of the board of managers of the Surviving Entity and (c) those persons who are officers of the Merger Sub shall become the officers of the Surviving Entity.

        Section 1.6     Taking of Necessary Action; Further Assurances.    Prior to the Effective Time, the parties hereto shall take, or cause to be taken (as the case may be), all such action as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable.

ARTICLE 2
EFFECT OF THE MERGER ON CAPITAL STOCK AND SECURITIES

        Section 2.1     Conversion of Capital Stock and Securities; Initial Merger Consideration.

          (a)   At the Effective Time, by virtue of the Merger and without any action on the part of the holders of Units or the holders of any shares of capital stock of the Merger Sub:

            (i)    each Unit issued and outstanding immediately prior to the Effective Time shall be converted into: (A) that number of shares of Parent Common Stock (the "Issued Parent Common Stock") equal to the result of (1) 4,300,000 less the EPP Amount divided by (2) the number of LLC Interests; (B) a warrant to purchase that number of shares of Parent Common Stock, at an exercise price of $3.00 per share, equal to the result of (1) 5,000,000 less the EPP Amount divided by (2) the number of LLC Interests, which warrant shall be in substantially the form attached hereto as Exhibit B and (C) a warrant to purchase that number of shares of Parent Common Stock, at an exercise price of $5.50 per share, equal to the result of (1) 1,500,000 less the EPP Amount divided by (2) the number of LLC Interests, which warrant shall be in substantially the form attached hereto as Exhibit B ((B) and (C) collectively, the "Issued Parent Warrants", and together with the Issued Parent Common Stock, the "Initial Merger Consideration"); and

            (ii)   each share of common stock, $0.01 par value per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be cancelled and no consideration shall be delivered therefor.

          (b)   If, between the date of this Agreement and the date on which any Units are accepted for exchange or payment pursuant to the Merger, the Units or shares of Parent Common Stock are changed into a different number or class of securities by reason of any split, division or subdivision of securities, dividend, distribution, reverse split, consolidation of securities, reclassification, recapitalization or other similar transaction, then the ratio of exchange of Units for shares of Parent Common Stock shall be adjusted to the extent appropriate.

        Section 2.2     Exchange of Certificates.

          (a)   As of the Effective Time, the Parent shall enter into an agreement with such bank, trust company or agent as it may designate (the "Exchange Agent"), which shall provide that the Parent shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of Units, for exchange in accordance with this Section 2.2, through the Exchange Agent, certificates representing the number of whole shares of Parent Common Stock and Parent Warrants issuable pursuant to Section 2.1 in exchange for all of the issued and outstanding Units.

          (b)   At the Effective Time, the holders of Units shall receive from the Exchange Agent (i) a certificate representing that number of whole shares of Parent Common Stock and (ii) a certificate representing that number of Parent Warrants that the holders of Units are entitled to receive pursuant to the provisions of Section 2.1 hereof. Until surrendered for exchange as contemplated by this Section 2.2, each Unit shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender, certificates representing the number of whole shares of Parent Common Stock and Parent Warrants into which the Units have been converted.

          (c)   All shares of Parent Common Stock and Parent Warrants issued upon the surrender for exchange of Units in accordance with the terms of this Article 2 shall be deemed to have been issued in full satisfaction of all rights pertaining to the Units, and there shall be no further registration of transfers on the transfer books of the Surviving Entity of the Units which were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Unit is presented to the Surviving Entity or the Exchange Agent for any reason, it shall be cancelled and exchanged as provided in this Article 2, except as otherwise provided by Law.

          (d)   No certificates representing fractional shares of Parent Common Stock or Parent Warrants shall be issued upon the surrender for exchange of Units, no dividend or distribution of the Parent shall relate to such fractional share interests, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Parent.

        Section 2.3     Adjustment to the Initial Merger Consideration.

          (a)   In the event any EPP Participant leaves the employ of the Parent, the Surviving Entity or any of their respective Subsidiaries, and the Parent Common Stock and Parent Options awarded to such individuals in accordance with Section 7.3(b) that do not vest in accordance with the terms of such EPP Participants' restricted stock agreement or restricted option agreement entered into in connection therewith, by the fifth day of the month following the date of departure of such employee, the Parent shall issue to those persons who were holders of Units immediately prior to the Merger, pro rata in accordance with the number of Units held by such persons at such time, a number of shares of Parent Common Stock and Parent Warrants equal to the number of shares of Parent Common Stock and Parent Options forfeited by such EPP Participant (such additional shares of Parent Common Stock and Parent Warrants so issued, "Additional Merger Consideration").

          (b)   The Initial Merger Consideration as adjusted in accordance with this Section 2.3 shall be referred to herein as the "Merger Consideration". Any payments made pursuant to this Section 2.3 shall be treated as adjustments to the Merger Consideration for all Tax purposes by the parties hereto.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
RELATING TO THE COMPANY AND ITS SUBSIDIARIES

        The Company hereby represents and warrants to the Parent and the Merger Sub as set forth in this Article 3. Except where the context requires otherwise, in this Article 3, the "Company" shall include the Company and the Subsidiaries, taken as a whole.

        Section 3.1     Organization and Authority of the Company.    The Company is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite power to carry on its business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. The Company is duly qualified as a foreign entity to do business and is in good standing (or other equivalent status) in each jurisdiction where such qualification is required, except where the failure to be so qualified has not had and is not reasonably likely to result in a Company Material Adverse Effect, all of such jurisdictions being set forth on Schedule 3.1. The Company has delivered or made available to the Parent true, complete and correct copies of the Company's certificate of formation and limited liability company operating agreement, which organizational documents are in full force and effect.

        Section 3.2     Authorization; Execution and Delivery; Enforceability.    The execution, delivery and performance by the Company of this Agreement, and of all of the other documents and instruments required hereby from the Company, are within the power of the Company and have been duly authorized by all necessary action of the Company. Approval of the members of the LLC Member is required in connection with the execution, delivery and performance by the Company of this Agreement. This Agreement has been duly executed and delivered by the Company. This Agreement is, and the other documents and instruments required hereby to which the Company is a party will be, when executed and delivered by the parties thereto, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement may be affected by applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether enforcement is sought at law or in equity).

        Section 3.3     No Violation or Conflict by the Company; Required Consents.    Except as set forth on Schedule 3.3, the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (a) conflict with or violate any Law binding on the Company or any of its Subsidiaries, (b) conflict with or violate the certificate of formation, limited liability company operating agreement or similar organizational documents of the Company or any of its Subsidiaries or (c) constitute a violation or breach of (i) any Contract to which the Company is a party or by which it is bound or (ii) of any Material Company Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, other than any such event described in the foregoing clauses (a), (b) or (c) which has not had and is not reasonably likely to result in a Company Material Adverse Effect. Other than the consents set forth on Schedule 3.3 (each, a "Required Company Consent"), approval of the Company's members, and as would not be reasonably likely to result in a Company Material Adverse Effect, no notice to, filing or registration with, or authorization, consent or approval of, any Person is required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby.

        Section 3.4     Capitalization.    As of the date of this Agreement, 100 units of the Company are issued and outstanding, all of which are held of record by the LLC Member. The Units are all of the issued and outstanding limited liability company interests or membership units of the Company, have been duly and validly issued, and were not issued in violation of any preemptive or other similar right. All of the Units were offered and sold in compliance with all applicable securities Laws. Except as set forth on Schedule 3.4, (i) there are no options, warrants, agreements or other rights to subscribe for or purchase any limited liability company interests or membership units of the Company or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any limited liability company interests or membership units of the Company, nor is the Company committed to issue any such option, warrant or other right, (ii) there are no contracts, commitments, arrangements or understandings by which the Company is bound to issue additional securities or options, warrants or rights to acquire any additional securities or any security convertible into or exchangeable for any such securities of the Company and (iii) there are no Persons with registration or other similar rights to have any securities registered by the Company or any Subsidiary of the Company under the Securities Act.

        Section 3.5     Subsidiaries.

          (a)   Ownership; Capitalization. Schedule 3.5 is a true, correct and complete list of all Subsidiaries of the Company. Schedule 3.5 accurately sets forth for each Subsidiary of the Company, (i) its name and jurisdiction of organization, (ii) the number of issued and outstanding limited liability company interests or membership units and (iii) the holders thereof and the number of limited liability company interests or membership units held by each such holder. The Company or another Subsidiary of the Company owns, of record and beneficially, good and valid title to the all of the outstanding limited liability company interests or membership units of each Subsidiary of the Company, free and clear of any and all Liens, other than Permitted Liens except for restrictions on transferability imposed by securities Laws. All of the issued and outstanding limited liability company interests or membership units of each Subsidiary of the Company have been duly and validly issued and were not issued in violation of any preemptive or other similar right. Except as set forth on Schedule 3.3, (i) there are no options, warrants, agreements or other rights to subscribe for or purchase any limited liability company interests or membership units of any Subsidiary or the Company or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any limited liability company interests or membership units of any Subsidiary of the Company nor is any such Subsidiary committed to issue any such option, warrant or other right, (ii) there are no contracts, commitments, arrangements or understandings by which any such Subsidiary is bound to issue additional securities or options, warrants or rights to acquire any additional securities or any security convertible into or exchangeable for any such securities of such Subsidiary and (iii) there are no Persons with registration or other similar rights to have any securities registered by such Subsidiary under the Securities Act.

          (b)   Organization and Authority of its Subsidiaries. Each Subsidiary of the Company is a limited liability company duly formed, validly existing and in good standing (or other equivalent status) under the Laws of its respective jurisdiction of organization, all of such jurisdictions being set forth on Schedule 3.5. Each Subsidiary of the Company has all requisite power to carry on its business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each Subsidiary of the Company is duly qualified as a foreign entity to do business and is in good standing in each jurisdiction where such qualification is required, except where the failure to be so qualified has not had and is not reasonably likely to result in a Company Material Adverse Effect, all of such jurisdictions being set forth on Schedule 3.5. The Company has delivered or made available to the Parent true, complete and correct copies of the certificate of formation, articles of organization, limited liability company operating agreement or other similar organizational documents of each of its Subsidiaries, which organizational documents are in full force and effect.

        Section 3.6     Company Financial Statements; Financial Controls.

          (a)   The Company has previously delivered or made available to the Parent true and complete copies of (i) the audited consolidated statement of income, statement of cash flows and balance sheet of the Company for the 52-week fiscal year ended December 28, 2002 and the 53-week fiscal year ended January 3, 2004, including all notes thereto (the "Company Audited Financial Statements") and (ii) the unaudited consolidated financial statements of the Company for the 52-week fiscal year ended January 1, 2005 (the "Company Unaudited Financial Statements", and together with the Company Audited Financial Statements, the "Company Financial Statements"). Except as set forth on Schedule 3.6(a) and with respect to the Company Unaudited Financial Statements, except for the lack of footnotes and normal year end adjustments which, in the aggregate, as a result of the audit of the year-end financial statements, do not have an adverse effect in excess of $1,000,000 on the Company's consolidated retained earnings, the Company Financial Statements: (i) were prepared in accordance with the books and records of the Company,

  (ii) were prepared in accordance with GAAP consistently applied and (iii) fairly present in all material respects the consolidated financial position and results of operations of the Company and its Subsidiaries as of and for the periods indicated therein. The Company Financial Statements disclose all material changes in accounting principles adopted by the Company during the period covered by the Company Financial Statements.

          (b)   Except as set forth on Schedule 3.6(b), (i) neither the Company nor any of its Subsidiaries is a party to any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC) and (ii) there are no outstanding loans to directors and officers of the Company or its Subsidiaries as provided in Section 402 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").

          (c)   The Company and each of its Subsidiaries maintains a system of internal accounting and other controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorizations and with the investment objectives, policies and restrictions of the Company and each of its Subsidiaries and the applicable requirements of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP to calculate net assets value and to maintain accountability for assets, (iii) access to material assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for material assets is compared with the existing material assets at reasonable intervals and appropriate action is taken with respect to any material differences.

        Section 3.7     Absence of Certain Changes.    Except as set forth in Schedule 3.7, since January 1, 2005 (the "Latest Company Balance Sheet Date") through the date hereof, there has not been: (a) a Company Material Adverse Effect, (b) any borrowings by the Company or any of its Subsidiaries other than in the ordinary course of business; (c) any Lien made on any of the properties or assets of the Company or its Subsidiaries, except for Permitted Liens; (d) any sale, transfer or other disposition of assets of the Company or any of its Subsidiaries other than in the ordinary course of business or as contemplated by this Agreement; (e) any dividend or distribution declared, paid or set aside with respect to any of the equity interests of the Company, (f) any guarantees or other contingent obligations of the Company or any of its Subsidiaries, (g) any material damage, destruction or other casualty loss with respect to any material asset or property owned by the Company or any of its Subsidiaries, whether or not covered by insurance or (h) any of the events prohibited by Section 6.1.

        Section 3.8     Absence of Material Undisclosed Liabilities.    Except as set forth on Schedule 3.8, as of the date hereof there are no material liabilities, commitments or obligations of the Company or any of its Subsidiaries that are required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP other than (a) liabilities, commitments and obligations reflected or reserved against in the Company Financial Statements and not heretofore discharged, (b) other liabilities, commitments and obligations arising in the ordinary course of business since the Latest Company Balance Sheet Date, (c) liabilities, commitments or obligations that are not material in the aggregate or (d) liabilities, commitments or obligations that are disclosed in the Company Disclosure Schedules.

        Section 3.9     Material Company Contracts.

          (a)   Schedule 3.9(a) lists the following Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any Subsidiary is bound or to which any asset of the Company or any Subsidiary is subject (collectively, the "Material Company Contracts"): (a) each Contract that involves delivery or receipt of products or services of an amount or value in excess of $500,000 during the twelve (12) months prior to the date hereof and which is not terminable by the Company or the applicable Subsidiary without penalty upon less than six

  (6) month's notice; (b) each lease, license, rental agreement, and other Contract affecting the use of, ownership of or leasing of any leasehold or other interest in, any real or personal property (except personal property leases having a value per item or aggregate payments of less than $500,000); (c) each joint venture, partnership or Contract involving a sharing of profits, losses, costs or liabilities with any other Person; (d) each Contract containing any covenant that purports to restrict the business activity of the Company or any Subsidiary or limits the freedom of the Company or any Subsidiary to engage in any line of business or to compete with any Person; (e) each Contract for indebtedness; (f) each employment Contract for individuals with an annual compensation in excess of $125,000; (g) each guaranty or other undertaking in support of the obligations of a third party; and (h) each other Contract of an amount or value in excess of $500,000 not terminable without penalty on less than six months notice. The Company has delivered or made available to the Parent true and complete copies of the Material Company Contracts.

          (b)   Each Material Company Contract is in full force and effect and is enforceable by the Company or the applicable Subsidiary of the Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting generally the enforcement of creditors' rights and (ii) the availability of equitable remedies (whether in a proceeding in equity or at Law). The Company and its Subsidiaries have performed in all material respects and, to the Knowledge of the Company, every other party thereto has performed in all material respects, each term, covenant and condition of each of the Material Company Contracts that is to be performed by any of them at or before the date hereof. No event has occurred that would, with the passage of time or compliance with any applicable notice requirements, constitute a default by the Company and its Subsidiaries or, to the Knowledge of the Company, any other party under any of the Material Company Contracts, other than any such event as has not had or would not be reasonably likely to result in a Company Material Adverse Effect. To the Knowledge of the Company, no party to any of the Material Company Contracts intends to cancel, terminate or exercise any option under any of the Material Company Contracts.

        Section 3.10     Real Property.

          (a)   Schedule 3.10(a) contains a true and correct list of all real property owned or leased by the Company and its Subsidiaries ("Company Real Property"). The Company holds good and valid leasehold interests in the Company Real Property, free and clear of all Liens except Permitted Liens.

          (b)   With respect to each such parcel or premises of Company Real Property, except as set forth on Schedule 3.10(b):

            (i)    there are no pending condemnation proceedings, lawsuits or administrative actions with respect to which the Company, its Subsidiaries, or an authorized agent has received notice, or, to the Knowledge of the Company, with respect to which have been threatened (A) relating to such parcel or premises or (B) other matters affecting adversely the current use, occupancy or value thereof;

            (ii)   with respect to owned Company Real Property, and with respect to leased Company Real Property as to actions by or through the Company or any of its Subsidiaries, there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of such parcel or premises;

            (iii)  with respect to owned Company Real Property, there are no outstanding options or rights of first refusal to purchase such parcel, or any portion thereof or interest therein; and

            (iv)  there are no parties (other than the Company or any of its Subsidiaries) in possession of such parcel or premises.

        Section 3.11     Title to and Sufficiency of Assets.    The Company and its Subsidiaries own or lease all tangible personal property, including all vehicles, machinery, equipment, tools, computer hardware, furniture, fixtures (both real and personal), furnishings and other similar property used in the conduct of the Company's business and that of its Subsidiaries as presently conducted.

        Section 3.12     No Litigation.    Except as listed in Schedule 3.12, there is no material suit, litigation, arbitration proceeding, governmental investigation or governmental action of any kind pending with respect to which the Company, any Subsidiary of the Company, any Company Benefit Plan, or an authorized agent thereof has received notice, or, to the Knowledge of the Company, proposed or threatened (a) against the Company, any of its Subsidiaries, or any Company Benefit Plan, (b) relating to the business, assets or properties of the Company or any of its Subsidiaries or (c) that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Schedule 3.12, there is no outstanding material judgment, injunction, order, decree or ruling to which the Company or any of its Subsidiaries is subject.

        Section 3.13     Intellectual Property.

          (a)   Schedule 3.13(a) contains a list of the Registered Intellectual Property that is owned by or licensed to the Company or any of its Subsidiaries (other than off-the-shelf software products) and that is material to the business of the Company or such Subsidiary. Schedule 3.13(a) sets forth separately (i) all such Registered Intellectual Property which the Company or any of its Subsidiaries exclusively owns, identifying the subject matter, any related registration and the owner, (ii) all such Registered Intellectual Property which the Company or any of its Subsidiaries uses pursuant to license or other authorization of a third party (other than off-the-shelf software products), listing the subject matter, any ancillary registration, and the source of authorization and (iii) all such Registered Intellectual Property that the Company or any of its Subsidiaries owns jointly with a third party. As to such Registered Intellectual Property, the Company or a Subsidiary thereof either (i) owns the entire right, title and interest thereto, or (ii) holds such Registered Intellectual Property pursuant to an existing, valid and enforceable license, which license is listed in Schedule 3.13(a), except where the failure of the Company or such Subsidiary to own or have a right to use such Registered Intellectual Property would not have a Company Material Adverse Effect. The Company and its Subsidiaries own, license or are otherwise authorized to use the intellectual property required to operate in all material respects the business of the Company and its Subsidiaries as it is conducted as of the date hereof, except to the extent the failure to own or license such intellectual property would not have a Company Material Adverse Effect.

          (b)   Except as set forth on Schedule 3.13(a) and except for proceedings or demands that are not reasonably likely to result in a Company Material Adverse Effect, there are no proceedings instituted or pending to which the Company, any Subsidiary of the Company, or an authorized agent has received notice or, to the Knowledge of the Company, proposed or threatened by any third party pertaining to, or challenging the Company's or such Subsidiary's use of, or right to use, any of the Registered Intellectual Property of the Company or any Subsidiary of the Company. Except as set forth on Schedule 3.13(b), to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe upon any intellectual property rights owned or controlled by any third party, except as would not be reasonably likely to result in a Company Material Adverse Effect.

        Section 3.14     Tax Matters.    Except as set forth on Schedule 3.14:

          (a)   each of the Company and its Subsidiaries has filed or caused to be filed all Tax Returns required to have been filed by or for it, all information set forth in such Tax Returns is correct and complete in all material respects and the Company has delivered or made available to the Parent true, correct and complete copies of such Tax Returns;

          (b)   each of the Company and its Subsidiaries has paid all Taxes due and payable by it or have properly accrued liabilities in respect of such Taxes in the Company Financial Statements;

          (c)   other than Taxes being contested in good faith by appropriate proceedings, which are set forth on Schedule 3.14, there are no unpaid Taxes due and payable by the Company, its Subsidiaries, or any other Person that are or could become a Lien on any material asset of, or otherwise have a Company Material Adverse Effect;

          (d)   each of the Company and its Subsidiaries has collected or withheld all amounts required to be collected or withheld by it for any Taxes, and all such amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due;

          (e)   neither the Company nor any of its Subsidiaries has granted (nor is any of them subject to) any waiver currently in effect of the period of limitations for the assessment or collection of any Tax, no unpaid Tax deficiency has been asserted in writing against or with respect to any of the Company, its Subsidiaries, or, to the Knowledge of the Company, (insofar as the Company or any of its Subsidiaries may be liable therefor) any other Person by any Governmental Authority, and there is no pending examination, administrative or judicial proceeding, or deficiency or refund claim or litigation, which has been commenced by the Company or any Subsidiary thereof or for which notice has been given to the Company or any Subsidiary thereof, with respect to any Taxes of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, (insofar as the Company or any of its Subsidiaries may be liable therefor) any other Person;

          (f)    neither the Company, any of its Subsidiaries, nor any Person to whose liabilities the Company or any of its Subsidiaries has succeeded, has ever filed a consolidated federal income Tax Return with (or been included in a consolidated return of) an affiliated group within the meaning of Section 1504(a) of the Code;

          (g)   neither the Company nor any of its Subsidiaries is a party to, or obligated under, any agreement or other arrangement providing for the payment of any amount that would be an "excess parachute payment" under Section 280G of the Code;

          (h)   neither the Company nor any of its Subsidiaries is a party to, or obligated under, any Tax sharing, Tax allocation, or Tax indemnity agreement, except agreements to which no Person other than the Company and its Subsidiaries is a party or beneficiary; and

          (i)    neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

        Section 3.15     ERISA.

          (a)   Schedule 3.15(a) contains a list identifying each material "Employee Benefit Plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and each other material employee benefit plan, policy or arrangement currently being maintained, administered or contributed to by the Company or any of its Subsidiaries thereof for the benefit of any current employee of the Company or any of its Subsidiaries, as applicable (each, a "Company Benefit Plan"), but excluding in any case plans sponsored by any Governmental Authority. Copies of each Company Benefit Plan have been made available to the Parent and, with respect to each such Company Benefit Plan, copies of any amendments thereto and, if applicable, related trust agreements, the most recent annual reports on Form 5500, and any favorable determination letter issued by the Internal Revenue Service.

          (b)   Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service.

          (c)   No Company Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

          (d)   Each Company Benefit Plan and all related trusts, insurance contracts and funds have been maintained, funded and administered in material compliance with their terms and in material compliance with the applicable provisions of ERISA, the Code, and any other applicable laws. With respect to each Company Benefit Plan, all required payments, premiums, contributions, distributions, or reimbursements for all periods ending prior to or as of the Effective Time have been made or properly accrued.

          (e)   No Company Benefit Plan promises or provides retiree medical or life insurance benefits to any Person, except for continuation coverage required by Section 4980B of the Code or Part 6 of Title I of ERISA (or similar state law).

          (f)    Each employee benefit plan, program, agreement or arrangement applicable to employees outside the United States (i) which the Company or any of its Subsidiaries maintains or sponsors, (ii) to which the Company or any of its Subsidiaries contributes or (iii) with respect to which the Company or any of its Subsidiaries has any liability (each, a "Company Foreign Plan"), is in compliance in all material respects with all laws applicable thereto and the respective requirements of such Company Foreign Plan's governing documents, and no Company Foreign Plan has any unfunded liabilities other than such liabilities reflected in the Company Financial Statements.

        Section 3.16     Compliance with Laws.    Except as set forth on Schedule 3.16, the Company and its Subsidiaries are not in violation of any Laws of any Governmental Authority applicable to the Company's or any of its Subsidiaries' business or operations, except where such violation has not had and is not reasonably likely to result in a Company Material Adverse Effect. Since June 1, 2001, neither the Company nor any of its Subsidiaries has received any written communication from any Governmental Authority that alleges that it is not in compliance with any applicable Law.

        Section 3.17     Environmental Conditions.    Except as set forth in Schedule 3.17:

          (a)   to the Knowledge of the Company, the Company and its Subsidiaries are in compliance with all Environmental Laws and Environmental Permits, as applicable, except where any noncompliance or failure to obtain such Environmental Permits or comply with such Environmental Laws has not had and is not reasonably likely to result in a Company Material Adverse Effect;

          (b)   to the Knowledge of the Company, (i) there have not been any releases by the Company or its Subsidiaries of Hazardous Materials on any real property currently or formerly owned, used, leased or operated by the Company or its Subsidiaries and (ii) no underground storage tanks are present, and no asbestos containing materials remain in place, on any real property currently or formerly owned, used, leased or operated by the Company or its Subsidiaries

          (c)   to the Knowledge of the Company, no notice, notification, demand, request for information, citation, summons or order has been received by the Company or any of its Subsidiaries, no complaint has been filed against and received by the Company or any of its Subsidiaries, no penalty has been assessed, and no action or review is pending before any Governmental Authority or threatened by any Governmental Authority with respect to any matters relating to the Company or any of its Subsidiaries and arising out of any Environmental Law or Environmental Permit which has had or is reasonably likely to result in a Company Material Adverse Effect; and

          (d)   the Company and its Subsidiaries have received all material Environmental Permits as may be required under applicable Environmental Laws to conduct its business, and is in compliance in all material respects with the terms and conditions of each such Environmental Permit. Such Environmental Permits will not be voided or modified by the transactions contemplated by this Agreement and will remain in full force and effect following the Effective Time.

        Section 3.18     Labor Matters.    Except as set forth in Schedule 3.18, with respect to employees of the Company and its Subsidiaries:

          (a)   the Company and its Subsidiaries are and have been in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such Laws respecting employment discrimination and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice, except for any such failure to comply as has not had and is not reasonably likely to result in a Company Material Adverse Effect;

          (b)   there is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending for which notice has been given to the Company, any of its Subsidiaries, or an authorized agent or, to the Knowledge of the Company, proposed or threatened against the Company or any of its Subsidiaries relating to employment, employment practices, terms and conditions of employment or wages and hours; and

          (c)   (i) neither the Company nor any of its Subsidiaries is party to, or bound by any, collective bargaining agreements, (ii) to the Knowledge of the Company, the employees of the Company and its Subsidiaries have not attempted to organize under a labor union, (iii) there are no existing, or, to the Knowledge of the Company, threatened, labor disputes that could reasonably be expected to have a Company Material Adverse Effect and (iv) there are no pending or, to the Knowledge of the Company, threatened, representation questions respecting the employees of the Company and its Subsidiaries.

        Section 3.19     Insurance Coverage.    Schedule 3.19 contains a complete list of all insurance policies (other than fidelity bonds) to which the Company or any of its Subsidiaries is a party, a named insured or otherwise the beneficiary of coverage, showing for each such policy the names of the insurer and the policy holder, the policy limits and the expiration dates. The premiums due thereon have been timely paid or have been properly accrued as a liability in the Company Financial Statements. Except as disclosed on Schedule 3.19, neither the Company nor any of its Subsidiaries has received notice of cancellation or non-renewal of any such policy.

        Section 3.20     Transactions With Affiliates.    Except as set forth in Schedule 3.20, the Company and its Subsidiaries have not, in the ordinary course of business or otherwise, purchased, leased or otherwise acquired any material property or assets or obtained any material services from, or sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered as a director, officer or employee of the Company or any of its Subsidiaries), any director, officer or employee of the Company, its Subsidiaries, or any Affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act but excluding the Company and its Subsidiaries) of the Company or its Subsidiaries. The Company has not paid any fees under the Management Agreement in 2005.

        Section 3.21     No Broker.    Except as set forth on Schedule 3.21, neither the Company nor any of its Subsidiaries is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated hereby.

        Section 3.22     Improper Payments.    Except as would not reasonably be expected to have a Company Material Adverse Effect, none of the Company or any Subsidiary thereof, or any officer, director, agent or employee purporting to act on behalf of the Company or any Subsidiary thereof has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended), (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company or any of its Subsidiaries, (iv) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (v) made payment of Company funds in violation of any law, including without limitation the "know your customer" laws of any jurisdiction, (vi) been in violation of any federal or state anti-money laundering laws and regulations, including the Bank Secrecy Act of 1970, as amended, or (vii) been subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

        Section 3.23     Customers and Suppliers.    Schedule 3.23 sets forth a complete and accurate list of (i) the five (5) largest customers of the Company and its Subsidiaries taken as a whole (based on dollar amounts) for the 12-month period ending December 31, 2004 and (ii) the five (5) largest suppliers to the Company and its Subsidiaries taken as a whole (based on dollar amounts) for the 12-month period ending December 31, 2004 (together, the "Company Material Customers and Suppliers"). None of the Company Material Customers and Suppliers has cancelled or otherwise terminated, or made any written threat to the Company or any of its Subsidiaries to cancel or otherwise terminate, its relationship with the Company or any of its Subsidiaries. To the Knowledge of the Company, none of the Company Material Customers and Suppliers intends to cancel or otherwise terminate its relationship with the Company or any of its Subsidiaries.

        Section 3.24     Disclosure.

          (a)   To the Knowledge of the Company, no representation or warranty of the Company in this Agreement (including the Company Disclosure Schedules) contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

          (b)   To the Knowledge of the Company, (i) none of the information supplied or to be supplied by or on behalf of the Company for inclusion in the Preliminary Proxy Statement will, at the time the Preliminary Proxy Statement is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and (ii) none of the information supplied or to be supplied by or on behalf of the Company for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed to stockholders of the Parent or at the time of the Parent Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PARENT

        The Parent hereby represents and warrants to the Company as set forth in this Article 4:

        Section 4.1     Organization and Authority of the Parent.    The Parent is a corporation duly incorporated, validly existing and in good standing (or other equivalent status) under the Laws of the State of Colorado. The Parent has all requisite power to carry on its business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. The Parent is duly qualified as a foreign entity to do business and is in good standing in each jurisdiction where such qualification is required, except where the failure to be so qualified has not had and is not reasonably likely to result in a Parent Material Adverse Effect, all of such jurisdictions being set forth on Schedule 4.1. The Parent has delivered or made available to the Company true, complete and correct copies of the Parent's certificate of incorporation and bylaws, which organizational documents are in full force and effect.

        Section 4.2     Authorization; Execution and Delivery; Enforceability.    The execution, delivery and performance by the Parent and the Merger Sub of this Agreement, and of all of the other documents and instruments required hereby from the Parent and the Merger Sub, are within the power of the Parent and the Merger Sub and have been duly authorized by all necessary action of the Parent Board and the board of directors of the Merger Sub. Approval of the shareholders of the Parent is required in connection with the execution, delivery and performance by the Parent of this Agreement, but no such approval is required on behalf of the stockholder of the Merger Sub. This Agreement has been duly executed and delivered by each of the Parent and the Merger Sub. This Agreement is, and the other documents and instruments required hereby to which the Parent and the Merger Sub is a party will be, when executed and delivered by the parties thereto, the valid and binding obligations of the Parent and the Merger Sub, respectively, enforceable against the Parent and the Merger Sub, as applicable, in accordance with their respective terms, except to the extent that enforcement may be affected by applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether enforcement is sought at law or in equity).

        Section 4.3     No Violation or Conflict by the Parent; Required Consents.    Except as set forth on Schedule 4.3, the execution, delivery and performance by the Parent and the Merger Sub of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (a) conflict with or violate any Law binding on the Parent or any of its Subsidiaries, (b) conflict with or violate the articles of incorporation or bylaws of the Parent or any of its Subsidiaries or (b) constitute a violation or breach of (i) any Contract to which the Parent or the Merger Sub is a party or by which it is bound or (ii) of any Parent Contract to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound, other than any such event described in the foregoing clauses (a), (b) or (c) which has not had and is not reasonably likely to result in a Parent Material Adverse Effect. Other than the consents set forth on Schedule 4.3 (each, a "Required Parent Consent"), the vote of the Parent's stockholders, and as would not be reasonably likely to result in a Parent Material Adverse Effect, no notice to, filing or registration with, or authorization, consent or approval of, any Person is required to be made or obtained by the Parent or any of its Subsidiaries in connection with the execution and delivery by the Parent or its Subsidiaries of this Agreement or the consummation of the transactions contemplated hereby.

        Section 4.4     Capitalization.    As of the date of this Agreement, the authorized capital stock of the Parent consists of (i) 15,000,000 shares of Parent Common Stock of which (A) 3,732,429 are issued and outstanding, (B) 1,571,619 are reserved for issuance upon exercise of options to acquire Parent Common Stock (the "Parent Options"), (C) 4,459,251 are reserved for issuance upon exercise of warrants to acquire shares of Parent Common Stock (the "Parent Warrants"), (D) 90,000 are reserved for the issuance of units to underwriters as part of the Parent's initial public offering, and (E) 263,143 are reserved for issuance upon the conversion of $1,045,000 in convertible debt securities, and (ii) 1,000,000 shares of preferred stock, no par value, of which none are issued and outstanding (the "Parent Preferred Stock," and together with the Parent Common Stock, the "Parent Shares"). The Parent Common Stock, Parent Preferred Stock, Parent Options and Parent Warrants set forth on Schedule 4.4 are all of the issued and outstanding capital stock of the Parent, have been duly and validly issued and are fully paid and non-assessable, and were not issued in violation of any preemptive or other similar right. Except as set forth on Schedule 4.4, (i) there are no options, warrants, agreements or other rights to subscribe for or purchase any capital stock of the Parent or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any capital stock of the Parent, nor is the Parent committed to issue any such option, warrant or other right, (ii) there are no contracts, commitments, arrangements or understandings by which the Parent is bound to issue additional securities or options, warrants or rights to acquire any additional securities convertible into or exchangeable for any such securities of the Parent and (iii) there are no Persons with registration or other similar rights to have any securities registered by the Parent or any Subsidiary of the Parent under the Securities Act.

        Section 4.5     Subsidiaries.

          (a)   The Parent has no Subsidiaries other than the Merger Sub. As of the date of this Agreement, the authorized capital stock of the Merger Sub consists in its entirety of 100 shares of common stock, $0.01 par value per share (the "Merger Sub Shares"), of which 100 shares are issued and outstanding and owned, of record and beneficially, by the Parent. The Parent has good and valid title to the all of the Merger Sub Shares, free and clear of any and all Liens other than Permitted Liens, except for restrictions on transferability imposed by securities Laws. The Merger Sub Shares are all of the issued and outstanding shares of capital stock of the Merger Sub, have been duly and validly issued and are fully paid and non-assessable, and were not issued in violation of any preemptive or other similar right. All of the Merger Sub Shares were offered and sold in compliance with all applicable securities Laws. Except as set forth on Schedule 4.5, (i) there are no options, warrants, agreements or other rights to subscribe for or purchase any capital stock of the Merger Sub or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any capital stock of the Merger Sub, nor is the Merger Sub committed to issue any such option, warrant or other right, (ii) there are no contracts, commitments, arrangements or understandings by which the Parent is bound to issue additional securities or options, warrants or rights to acquire any additional securities convertible into or exchangeable for any such securities of the Merger Sub and (iii) there are no Persons with registration or other similar rights to have any securities registered by the Merger Sub or any Subsidiary of the Merger Sub under the Securities Act.

          (b)   The Merger Sub is a corporation duly formed, validly existing and in good standing under the Laws of the State of Delaware. The Merger Sub has all requisite power to carry on its business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. The Merger Sub is duly qualified as a foreign entity to do business and is in good standing in each jurisdiction where such qualification is required, except where the failure to be so qualified has not had and is not reasonably likely to result in a Parent Material Adverse Effect. The Parent has delivered or made available to the Company true, complete and correct copies of the Merger Sub's certificate of incorporation and bylaws, which organizational documents are in full force and effect.

        Section 4.6     SEC Filings; Parent Financial Statements.

          (a)   The Parent has delivered or made available to the Company accurate and complete copies of all Parent SEC Documents. All statements, reports, schedules, forms and other documents required to have been filed by the Parent or its officers with the SEC have been so filed on a timely basis. None of the Parent's Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)   Except as disclosed in Schedule 4.6(b), the financial statements (including any related notes) contained in the Parent SEC Documents (the "Parent Financial Statements"), and the financial statements of the Parent for the quarter and year ended December 31, 2004 that have been made available to the Company: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with the books and records of the Parent, (iii) were prepared in accordance with GAAP consistently applied throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments as a result of the audit that will not, individually or in the aggregate, be material in amount); (iv) fairly present in all material respects the consolidated financial position and results of operations of the Parent and its Subsidiaries as of and for the periods indicated therein and (v) disclose all material changes in accounting principles, if any, adopted by the Parent during the period covered by the Parent Financial Statements.

          (c)   Except as set forth on Schedule 4.6(c), (i) neither the Parent nor any of its Subsidiaries is a party to any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC) and (ii) there are no outstanding loans to directors and officers of the Parent or its Subsidiaries as provided in Section 402 of the Sarbanes-Oxley Act. Except as disclosed in the Parent SEC Documents, each director and officer of the Parent has filed with or furnished to the SEC all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since May 12, 2004.

          (d)   Except as set forth in Schedule 4.6(d), the Parent and each of its Subsidiaries maintains a system of internal accounting and other controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorizations and with the investment objectives, policies and restrictions of the Parent and each of its Subsidiaries and the applicable requirements of the Code, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP to calculate net assets value and to maintain accountability for assets, (iii) access to material assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for material assets is compared with the existing material assets at reasonable intervals and appropriate action is taken with respect to any material differences.

          (e)   The Parent's auditor, since May 12, 2004, has at all times since such date been (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), (ii) "independent" with respect to the Parent within the meaning of Regulation S-X under the Exchange Act and (iii) to the Knowledge of the Parent in compliance with subsections (g) through

  (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC thereunder and the Public Company Accounting Oversight Board.

        Section 4.7     Absence of Certain Changes.    Except as set forth in Schedule 4.7, since December 31, 2004, (the "Latest Parent Balance Sheet Date") through the date hereof, there has not been: (a) a Parent Material Adverse Effect, (b) any borrowings by the Parent or any of its Subsidiaries other than in the ordinary course of business; (c) any Lien made on any of the properties or assets of the Parent or its Subsidiaries, except for Permitted Liens; (d) any sale, transfer or other disposition of assets of the Parent or any of its Subsidiaries other than in the ordinary course of business or as contemplated by this Agreement; (e) any dividend or distribution declared, paid or set aside with respect to any of the equity interests of the Parent, (f) any guarantees or other contingent obligations of the Parent or any of its Subsidiaries, (g) any material damage, destruction or other casualty loss with respect to any material asset or property owned by the Parent or its Subsidiaries, whether or not covered by insurance or (h) any of the events prohibited by Section 6.2.

        Section 4.8     Absence of Material Undisclosed Liabilities.    Except as set forth on Schedule 4.8, as of the date hereof there are no material liabilities, commitments or obligations of the Parent or any of its Subsidiaries that are required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP other than (a) liabilities, commitments and obligations reflected or reserved against in the Parent Financial Statements and not heretofore discharged, (b) other liabilities, commitments and obligations arising in the ordinary course of business since the Latest Parent Balance Sheet Date, (c) liabilities, commitments or obligations that are not material in the aggregate or (d) liabilities, commitments or obligations that are disclosed in the Parent Disclosure Schedules.

        Section 4.9     Parent Contracts.

          (a)   Schedule 4.9(a) lists the following Contracts to which the Parent or any of its Subsidiaries is a party or by which the Parent or any Subsidiary is bound or to which any asset of the Parent or any Subsidiary is subject (collectively, the "Parent Contracts"): (a) each Contract disclosed in the Parent SEC Documents; (b) each lease, license, rental agreement, and other Contract affecting the use of, ownership of or leasing of any leasehold or other interest in, any real or personal property (except personal property leases having a value per item or aggregate payments of less than $50,000); (c) each joint venture, partnership or Contract involving a sharing of profits, losses, costs or liabilities with any other Person and (d) each Contract containing any covenant that purports to restrict the business activity of the Parent or any Subsidiary or limits the freedom of the Parent or any Subsidiary to engage in any line of business or to compete with any Person.

          (b)   Each Parent Contract is in full force and effect and is enforceable by the Parent or the applicable Subsidiary of the Parent in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting generally the enforcement of creditors' rights and (ii) the availability of equitable remedies (whether in a proceeding in equity or at Law). The Parent and its Subsidiaries have performed in all material respects and, to the Knowledge of the Parent, every other party thereto has performed in all material respects, each term, covenant and condition of each of the Parent Contracts that is to be performed by any of them at or before the date hereof. No event has occurred that would, with the passage of time or compliance with any applicable notice requirements, constitute a default by the Parent and its Subsidiaries or, to the Knowledge of the Parent, any other party under any of the Parent Contracts, other than any such event as has not had or would not be reasonably likely to result in a Parent Material Adverse Effect. To the Knowledge of the Parent, no party to any of the Parent Contracts intends to cancel, terminate or exercise any option under any of the Parent Contracts.

        Section 4.10     Real Property.

          (a)   Schedule 4.10(a) contains a true and correct list of all real property leased by the Parent and its Subsidiaries ("Parent Real Property"). The Parent holds good and valid leasehold interests in the Parent Real Property, free and clear of all Liens except Permitted Liens. The Parent does not own any real property.

          (b)   With respect to each such parcel or premises of Parent Real Property, except as set forth on Schedule 4.10(b):

            (i)    there are no pending condemnation proceedings, lawsuits or administrative actions with respect to which the Parent, its Subsidiaries, or an authorized agent has received notice, or, to the Knowledge of the Parent, with respect to which have been threatened (A) relating to such parcel or premises or (B) other matters affecting adversely the current use, occupancy or value thereof;

            (ii)   as to actions by or through the Parent or any of its Subsidiaries, there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of such parcel or premises; and

            (iii)  there are no parties (other than the Parent or any of its Subsidiaries) in possession of such parcel or premises.

        Section 4.11     Title to and Sufficiency of Assets.    The Parent and its Subsidiaries own or lease all tangible personal property, including all vehicles, machinery, equipment, tools, computer hardware, furniture, fixtures (both real and personal), furnishings and other similar property used in the conduct of the Parent's business and that of its Subsidiaries as presently conducted.

        Section 4.12     No Litigation.    Except as listed in Schedule 4.12, there is no material suit, litigation, arbitration proceeding, governmental investigation or governmental action of any kind pending with respect to which the Parent, any Subsidiary of the Parent, any Parent Benefit Plan, or an authorized agent thereof has received notice, or, to the Knowledge of the Parent, proposed or threatened (a) against the Parent, any of its Subsidiaries, or any Parent Benefit Plan, (b) relating to the business, assets or properties of the Parent or any of its Subsidiaries or (c) that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Schedule 4.12, there is no outstanding material judgment, injunction, order, decree or ruling to which the Parent or any of its Subsidiaries is subject.

        Section 4.13     Intellectual Property.

          (a)   Schedule 4.13(a) contains a list of the Registered Intellectual Property that is owned by or licensed to the Parent or any of its Subsidiaries (other than off-the-shelf software products) and that is material to the business of the Parent or such Subsidiary. Schedule 4.13(a) sets forth separately (i) all such Registered Intellectual Property which the Parent or any of its Subsidiaries exclusively owns, identifying the subject matter, any related registration and the owner, (ii) all such Registered Intellectual Property which the Parent or any of its Subsidiaries uses pursuant to license or other authorization of a third party (other than off-the-shelf software products), listing the subject matter, any ancillary registration, and the source of authorization and (iii) all such Registered Intellectual Property that the Parent or any of its Subsidiaries owns jointly with a third party. As to such Registered Intellectual Property, the Parent or a Subsidiary thereof either (i) owns the entire right, title and interest thereto, or (ii) holds such Registered Intellectual Property pursuant to an existing, valid and enforceable license, which license is listed in Schedule 4.13(a), except where the failure of the Parent or such Subsidiary to own or have a right to use such Registered Intellectual Property would not have a Parent Material Adverse Effect. The Parent and its Subsidiaries own, license or are otherwise authorized to use the intellectual property required to operate in all material respects the business of the Parent and its Subsidiaries as it is conducted as of the date hereof, except to the extent the failure to own or license such intellectual property would not have a Parent Material Adverse Effect.

          (b)   Except as set forth on Schedule 4.13(a) and except for proceedings or demands that are not reasonably likely to result in a Parent Material Adverse Effect, there are no proceedings instituted or pending to which the Parent, any Subsidiary of the Parent, or an authorized agent has received notice or, to the Knowledge of the Parent, proposed or threatened by any third party pertaining to, or challenging the Parent's or such Subsidiary's use of, or right to use, any of the Registered Intellectual Property of the Parent or any Subsidiary of the Parent. Except as set forth on Schedule 4.13(b), to the Knowledge of the Parent, the conduct of the business of the Parent and its Subsidiaries does not infringe upon any intellectual property rights owned or controlled by any third party, except as would not be reasonably likely to result in a Parent Material Adverse Effect.

        Section 4.14     Tax Matters.    Except as set forth on Schedule 4.14:

          (a)   each of the Parent and its Subsidiaries has filed or caused to be filed all Tax Returns required to have been filed by or for it, all information set forth in such Tax Returns is correct and complete in all material respects and the Parent has delivered or made available to the Company true, correct and complete copies of such Tax Returns;

          (b)   each of the Parent and its Subsidiaries has paid all Taxes due and payable by it or have properly accrued liabilities in respect of such Taxes in the Parent Financial Statements;

          (c)   other than Taxes being contested in good faith by appropriate proceedings, which are set forth on Schedule 4.14, there are no unpaid Taxes due and payable by the Parent, its Subsidiaries, or any other Person that are or could become a Lien on any material asset of, or otherwise have a Parent Material Adverse Effect;

          (d)   each of the Parent and its Subsidiaries has collected or withheld all amounts required to be collected or withheld by it for any Taxes, and all such amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due;

          (e)   neither the Parent nor any of its Subsidiaries has granted (nor is any of them subject to) any waiver currently in effect of the period of limitations for the assessment or collection of any Tax, no unpaid Tax deficiency has been asserted in writing against or with respect to any of the Parent, its Subsidiaries, or, to the Knowledge of the Parent, (insofar as the Parent or any of its Subsidiaries may be liable therefor) any other Person by any Governmental Authority, and there is no pending examination, administrative or judicial proceeding, or deficiency or refund claim or litigation, which has been commenced by the Parent or any Subsidiary thereof or for which notice has been given to the Parent or any Subsidiary thereof, with respect to any Taxes of the Parent, any of its Subsidiaries, or, to the Knowledge of the Parent, (insofar as the Parent or any of its Subsidiaries may be liable therefor) any other Person;

          (f)    neither the Parent, any of its Subsidiaries, nor any Person to whose liabilities the Parent or any of its Subsidiaries has succeeded, has ever filed a consolidated federal income Tax Return with (or been included in a consolidated return of) an affiliated group within the meaning of Section 1504(a) of the Code;

          (g)   neither the Parent nor any of its Subsidiaries is a party to, or obligated under, any agreement or other arrangement providing for the payment of any amount that would be an "excess parachute payment" under Section 280G of the Code;

          (h)   neither the Parent nor any of its Subsidiaries is a party to, or obligated under, any Tax sharing, Tax allocation, or Tax indemnity agreement, except agreements to which no Person other than the Parent and its Subsidiaries is a party or beneficiary; and

          (i)    neither the Parent nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

        Section 4.15     ERISA.

          (a)   Schedule 4.15(a) contains a list identifying each material "Employee Benefit Plan", as defined in Section 3(3) of ERISA, and each other material employee benefit plan, policy or arrangement currently being maintained, administered or contributed to by the Parent or any of its Subsidiaries thereof for the benefit of any current employee of the Parent or any of its Subsidiaries, as applicable (each, a "Parent Benefit Plan"), but excluding in any case plans sponsored by any Governmental Authority. Copies of each Parent Benefit Plan have been made available to the Company and, with respect to each such Parent Benefit Plan, copies of any amendments thereto and, if applicable, related trust agreements, the most recent annual reports on Form 5500, and any favorable determination letter issued by the Internal Revenue Service.

          (b)   Each Parent Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service.

          (c)   Except as set forth in Schedule 4.15(c), no Parent Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

          (d)   Each Parent Benefit Plan and all related trusts, insurance contracts and funds have been maintained, funded and administered in material compliance with their terms and in material compliance with the applicable provisions of ERISA, the Code, and any other applicable laws. With respect to each Parent Benefit Plan, all required payments, premiums, contributions, distributions, or reimbursements for all periods ending prior to or as of the Effective Time have been made or properly accrued.

          (e)   No Parent Benefit Plan promises or provides retiree medical or life insurance benefits to any Person, except for continuation coverage required by Section 4980B of the Code or Part 6 of Title I of ERISA (or similar state law).

          (f)    Neither the Parent nor any of its Subsidiaries maintains, sponsors, contributes to, or has any liability with respect to, any employee benefit plan, program, agreement or arrangement applicable to employees outside the United States.

        Section 4.16     Compliance with Laws.    Except as set forth on Schedule 4.16, the Parent and its Subsidiaries are not in violation of any Laws of any Governmental Authority applicable to the Parent's or any of its Subsidiaries' business or operations, except where such violation has not had and is not reasonably likely to result in a Parent Material Adverse Effect. Since June 1, 2001, neither the Parent nor any of its Subsidiaries has received any written communication from any Governmental Authority that alleges that it is not in compliance with any applicable Law.

        Section 4.17     Environmental Conditions.    Except as set forth in Schedule 4.17:

          (a)   to the Knowledge of the Parent, the Parent and its Subsidiaries are in compliance with all Environmental Laws and Environmental Permits, as applicable, except where any noncompliance or failure to obtain such Environmental Permits or comply with such Environmental Laws has not had and is not reasonably likely to result in a Parent Material Adverse Effect;

          (b)   to the Knowledge of the Parent, (i) there have not been any releases by the Parent or its Subsidiaries of Hazardous Materials on any real property currently or formerly owned, used, leased or operated by the Parent or its Subsidiaries and (ii) no underground storage tanks are present, and no asbestos containing materials remain in place, on any real property currently or formerly owned, used, leased or operated by the Parent or its Subsidiaries;

          (c)   to the Knowledge of the Parent, no notice, notification, demand, request for information, citation, summons or order has been received by the Parent or any of its Subsidiaries, no complaint has been filed against and received by the Parent or any of its Subsidiaries, no penalty has been assessed, and no action or review is pending before any Governmental Authority or threatened by any Governmental Authority with respect to any matters relating to the Parent or any of its Subsidiaries and arising out of any Environmental Law or Environmental Permit which has had or is reasonably likely to result in a Parent Material Adverse Effect; and

          (d)   the Parent and its Subsidiaries have received all material Environmental Permits as may be required under applicable Environmental Laws to conduct its business, and is in compliance in all material respects with the terms and conditions of each such Environmental Permit. Such Environmental Permits will not be voided or modified by the transactions contemplated by this Agreement and will remain in full force and effect following the Effective Time.

        Section 4.18     Labor Matters.    Except as set forth in Schedule 4.18, with respect to employees of the Parent and its Subsidiaries:

          (a)   the Parent and its Subsidiaries are and have been in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such Laws respecting employment discrimination and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice, except for any such failure to comply as has not had and is not reasonably likely to result in a Parent Material Adverse Effect;

          (b)   there is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending for which notice has been given to the Parent, any of its Subsidiaries, or an authorized agent or, to the Knowledge of the Parent, proposed or threatened against the Parent or any of its Subsidiaries relating to employment, employment practices, terms and conditions of employment or wages and hours; and

          (c)   (i) neither the Parent nor any of its Subsidiaries is party to, or bound by any, collective bargaining agreements, (ii) to the Knowledge of the Parent, the employees of the Parent and its Subsidiaries have not attempted to organize under a labor union, (iii) there are no existing, or, to the Knowledge of the Parent, threatened, labor disputes that could reasonably be expected to have a Parent Material Adverse Effect and (iv) there are no pending or, to the Knowledge of the Parent, threatened, representation questions respecting the employees of the Parent and its Subsidiaries.

        Section 4.19     Insurance Coverage.    Schedule 4.19 contains a complete list of all insurance policies (other than fidelity bonds) to which the Parent or any of its Subsidiaries is a party, a named insured or otherwise the beneficiary of coverage, showing for each such policy the names of the insurer and the policy holder, the policy limits and the expiration dates. The premiums due thereon have been timely paid or have been properly accrued as a liability in the Parent Financial Statements. Except as disclosed on Schedule 4.19, neither the Parent nor any of its Subsidiaries has received notice of cancellation or non-renewal of any such policy.

        Section 4.20     Transactions With Affiliates.    Except as set forth in Schedule 4.20, the Parent and its Subsidiaries have not, in the ordinary course of business or otherwise, purchased, leased or otherwise acquired any material property or assets or obtained any material services from, or sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered as a director, officer or employee of the Parent or any of its Subsidiaries), any director, officer or employee of the Parent, its Subsidiaries, or any Affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act but excluding the Parent and its Subsidiaries) of the Parent or its Subsidiaries.

        Section 4.21     No Broker.    Except as set forth on Schedule 4.21, neither the Parent nor any of its Subsidiaries is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated hereby.

        Section 4.22     Improper Payments.    Except as would not reasonably be expected to have a Parent Material Adverse Effect, none of the Parent or any Subsidiary thereof, or any officer, director, agent or employee purporting to act on behalf of the Parent or any Subsidiary thereof has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended), (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Parent or any of its Subsidiaries, (iv) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (v) made payment of Parent funds in violation of any law, including without limitation the "know your customer" laws of any jurisdiction, (vi) been in violation of any federal or state anti-money laundering laws and regulations, including the Bank Secrecy Act of 1970, as amended, or (vii) been subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

        Section 4.23     Intentionally Omitted.

        Section 4.24     Fairness Opinion.    The Parent Board has received the written opinion of NTB, financial advisor to the Parent, dated March 18, 2005, to the effect that the Merger is fair, from a financial point of view, to the stockholders of the Parent. The Parent has furnished an accurate and complete copy of said written opinion to the Company.

        Section 4.25     Disclosure.

          (a)   To the Knowledge of the Parent, no representation or warranty of the Parent in this Agreement (including the Parent Disclosure Schedules) contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

          (b)   To the Knowledge of the Parent, (i) none of the information supplied or to be supplied by or on behalf of the Parent for inclusion in the Preliminary Proxy Statement will, at the time the Preliminary Proxy Statement is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and (ii) none of the information supplied or to be supplied by or on behalf of the Parent for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed to stockholders of the Parent or at the time of the Parent Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE LLC MEMBER

        The LLC Member hereby represents and warrants to the Company as of the date hereof, as follows:

        Section 5.1     Investment Intent.    The LLC Member is acquiring the Issued Parent Common Stock and Issued Parent Warrants hereunder, for its own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or applicable state securities laws.

        Section 5.2     No Registration; Risk of Economic Loss.    The LLC Member understands that (i) the Issued Parent Common Stock and the Issued Parent Warrants have not been registered under the Securities Act or applicable state securities laws by reason of their issuance by the Parent in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and (ii) the Issued Parent Common Stock and the Issued Parent Warrants must be held by the LLC Member indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from registration. The LLC Member possesses the financial resources to bear the risk of economic loss with respect to the purchase of the Issued Parent Common Stock and the Issued Parent Warrants.

        Section 5.3     Accredited Investor.    The LLC Member is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act). The Parent has made available to the LLC Member or its representatives all agreements, documents, records and books that the LLC Member has requested relating to an investment in the Issued Parent Common Stock and Issued Parent Warrants to be acquired by the LLC Member hereunder. The LLC Member has had an opportunity to ask questions of, and receive answers from, a person or persons acting on behalf of the Parent, concerning the terms and conditions of this investment, and answers have been provided to all of such questions to the full satisfaction of the LLC Member. The LLC Member has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment.

ARTICLE 6
CERTAIN COVENANTS AND OTHER MATTERS

        The Company, the Parent and the Merger Sub hereby agree that:

        Section 6.1     Conduct of the Company.    During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time (the "Pre-Closing Period"), the Company agrees as to itself and its Subsidiaries, taken as a whole, except (a) as contemplated by this Agreement, (b) as provided on Schedule 6.1 or (c) as otherwise consented to by the Parent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), that it shall, and shall cause its Subsidiaries:

          (a)   (i) to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted (including without limitation with respect to the purchase of inventory and supplies), (ii) to pay or perform its obligations in the ordinary course of business consistent with past practice, and (iii) to the extent consistent with such business, use commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve in all material respects its relationships with customers, suppliers, distributors, and others having business dealings with it, provided that the Company shall not be required to make any payments or enter into or amend any contractual arrangements or understandings to satisfy the foregoing obligations;

          (b)   to notify the Parent of any material event or occurrence not in the ordinary course of its or its Subsidiaries business and of any event that is reasonably likely to have a Company Material Adverse Effect;

          (c)   not to declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any limited liability company interests or other securities, including in respect of any securities convertible into or exchangeable for, any rights, options or warrants to acquire any limited liability company interests or other securities (other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent), or split, combine or reclassify any of its securities;

          (d)   not to grant any options or other rights to acquire securities of the Company, other than under the existing Equity Participation Plan;

          (e)   not to issue, grant, deliver or sell, or authorize or propose the issuance, grant, delivery or sale of, any limited liability company interests or other securities convertible into limited liability company interests, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such limited liability company interests or other convertible securities;

          (f)    (i) not adjust, split, combine or reclassify, or take any other similar action with respect to, any limited liability company interests or other securities of the Company, and (ii) not, directly or indirectly, repurchase, redeem or otherwise acquire an amount of securities of, or in respect of any securities convertible or exchangeable for, or any rights, options or warrants to acquire, any securities of, or other ownership interests in, the Company, or (iii) not enter into any agreement, understanding or arrangement with respect to the sale or voting of any limited liability company interests or other securities of the Company;

          (g)   except for (i) loans, advances or capital contributions to or from any of its Subsidiaries or investments in any of its Subsidiaries, (ii) loans or advances to employees in the ordinary course of business, or (iii) investments in securities in the ordinary course of business, not to make any material loans, advances or capital contributions to, or investments in, any other Person;

          (h)   not acquire or agree to acquire by merging or consolidating with, or by purchasing any interest in or assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets other than in the ordinary course of business;

          (i)    sell, lease, license, mortgage or otherwise encumber or otherwise dispose of any of its material properties or assets in an amount in excess of $100,000 in any one instance or $250,000 in the aggregate, except as required to carry on the Company's business in the usual, regular and ordinary course, consistent with past practices;

          (j)    not to (i) change any severance or termination pay to, or enter into any employment, termination or severance arrangement with, any director, officer, consultant or employee of the Company or any of its Subsidiaries, other than in the ordinary course of business; (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, other than in the ordinary course of business; (iii) enter into any employment agreement with an individual providing for annual compensation in excess of $100,000, (iv) increase or decrease benefits payable under any existing severance or termination pay policies, except as required by law; (v) increase compensation, bonus or other benefits payable to directors, officers, consultant or employees of the Company or any of its Subsidiaries, other than in the ordinary course of business; (vi) adopt any new Company Benefit Plan or other benefit arrangement; or (vii) otherwise amend or modify, any existing Company Benefit Plan or other benefit arrangement except to the extent required by applicable law;

          (k)   not to amend or propose to amend the certificate of formation or limited liability company operating agreement of the Company or any of the Company's Subsidiaries, except as contemplated by this Agreement;

          (l)    not to incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person other than pursuant to credit agreements in effect as of the date hereof or indebtedness in the form of deferred purchase price identified on the Company Disclosure Schedule;

          (m)  not to initiate, compromise, or settle any material litigation or arbitration proceeding;

          (n)   not to enter into, or otherwise modify, amend or violate in any material respect, or terminate any Material Company Contract or waive, release or assign any material rights or claims, other than in the ordinary course of business;

          (o)   not to (i) make or change any material Tax election, settle, adopt or change any material accounting method in respect of Taxes (except insofar as such adoption or change may be required by GAAP), (ii) enter into any closing agreement, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any material Taxes, or compromise any material Tax liability or claim or amend any material Tax return;

          (p)   not to change any method of accounting or any accounting principle or practice used by the Company or any of its Subsidiaries, except for any such change required by reason of a change in GAAP;

          (q)   not to make or commit to make any capital expenditures, except to the extent consistent with and within the limits of the Company's capital expenditures budget by quarter and major categories for its fiscal year 2005 as delivered to the Parent;

          (r)   not to authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution, or any plan of division or share exchange involving the Company or any of its Subsidiaries;

          (s)   not to materially change the amount of any insurance coverage provided by existing insurance policies;

          (t)    pay or cause to be paid any amounts under the Management Agreement; and

          (u)   not take, or agree in writing or otherwise to take any of the actions described in Subsections (c) through (t) above.

        Section 6.2     Conduct of the Parent.    During the Pre-Closing Period, the Parent agrees as to itself and its Subsidiaries (including the Merger Sub), taken as a whole, except (a) as contemplated by this Agreement, (b) as provided on Schedule 6.2 or (c) as otherwise consented to by the Company in writing (which consent shall not be unreasonably withheld, conditioned or delayed), that it shall, and shall cause its Subsidiaries (including the Merger Sub):

          (a)   (i) to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted (including without limitation with respect to the purchase of inventory and supplies), (ii) to pay or perform its obligations in the ordinary course of business consistent with past practice, and (iii) to the extent consistent with such business, use commercially reasonable efforts consistent with past practices and policies to preserve intact present business organization, keep available the services of its present officers and key employees and preserve in all material respects its relationships with customers, suppliers, distributors, and others having business dealings with it, provided that the Parent shall not be required to make any payments or enter into or amend any contractual arrangements or understandings to satisfy the foregoing obligations;

          (b)   to notify the Company of any material event or occurrence not in the ordinary course of its or its Subsidiaries business and of any event that is reasonably likely to have a Parent Material Adverse Effect;

          (c)   not to declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any shares of its capital stock, including in respect of any securities convertible into or exchangeable for, any rights, options or warrants to acquire any shares of capital stock (other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Parent to its parent), or split, combine or reclassify any of its securities;

          (d)   not to grant any options or other rights to acquire capital stock or other securities of the Parent or the Merger Sub or accelerate, amend or change the period of exercisability or vesting of any options issued under any of the Parent Option Plans or authorize cash payments in exchange for any such options issued under any of the Parent Option Plans or purchase any shares of Parent Common Stock;

          (e)   not to issue, grant, deliver or sell, or authorize or propose the issuance, grant, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

          (f)    (i) not adjust, split, combine or reclassify, or take any other similar action with respect to, any shares of capital stock or other securities of the Parent, and (ii) not, directly or indirectly, repurchase, redeem or otherwise acquire an amount of securities of, or in respect of any securities convertible or exchangeable for, or any rights, options or warrants to acquire, any securities of, or other ownership interests in, the Parent, or (iii) not enter into any agreement, understanding or arrangement with respect to the sale or voting of any shares of capital stock or other securities of the Parent;

          (g)   except for (i) loans, advances or capital contributions to or from any of its Subsidiaries or investments in any of its Subsidiaries, (ii) loans or advances to employees in the ordinary course of business, or (iii) investments in securities in the ordinary course of business, not to make any material loans, advances or capital contributions to, or investments in, any other Person;

          (h)   not acquire or agree to acquire by merging or consolidating with, or by purchasing any interest in or assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets other than in the ordinary course of business;

          (i)    sell, lease, license, mortgage or otherwise encumber or otherwise dispose of any of its material properties or assets in an amount in excess of $10,000 in any one instance or $25,000 in the aggregate, except as required to carry on the Parent's business in the usual, regular and ordinary course, consistent with past practices;

          (j)    not to (i) change any severance or termination pay to, or enter into any employment, termination or severance arrangement with, any director, officer, consultant or employee of the Parent or any of its Subsidiaries, other than in the ordinary course of business; (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Parent or any of its Subsidiaries, other than in the ordinary course of business; (iii) enter into any employment agreement with an individual providing for annual compensation in excess of $100,000, (iv) increase or decrease benefits payable under any existing severance or termination pay policies, except as required by law; (v) increase compensation, bonus or other benefits payable to directors, officers, consultant or employees of the Parent or any of its Subsidiaries, other than in the ordinary course of business; (vi) adopt any new Parent Benefit Plan or other benefit arrangement; or (vii) otherwise amend or modify, any existing Parent Benefit Plan or other benefit arrangement except to the extent required by applicable law;

          (k)   not to amend or propose to amend the articles or certificate of incorporation or by-laws of the Parent or any of its Subsidiaries, except as contemplated by this Agreement;

          (l)    not to incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person other than pursuant to credit agreement in effect as of the date hereof;

          (m)  not to initiate, compromise, or settle any material litigation or arbitration proceeding;

          (n)   not to enter into, or otherwise modify, amend or violate in any material respect, or terminate any Parent Material Contract or waive, release or assign any material rights or claims;

          (o)   not to (i) make or change any material Tax election, settle, adopt or change any material accounting method in respect of Taxes (except insofar as such adoption or change may be required by GAAP), (ii) enter into any closing agreement, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any material Taxes, or compromise any material Tax liability or claim or amend any material Tax return;

          (p)   not to change any method of accounting or any accounting principle or practice used by the Parent or any of its Subsidiaries, except for any such change required by reason of a change in GAAP;

          (q)   not to make or commit to make any capital expenditures, except to the extent consistent with and within the limits of the Parent's capital expenditures budget by quarter and major categories for its fiscal year 2005 as delivered to the Company;

          (r)   not to adopt, implement or amend any stockholder rights plan that could have the effect of impeding or restricting the consummation of the transactions contemplated hereby;

          (s)   not to permit the Merger Sub to have any operations or incur any liabilities, other than liabilities arising out of the organization of the respective companies and liabilities incurred in connection with the transactions contemplated by this Agreement;

          (t)    not to authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution, or any plan of division or share exchange involving the Parent or any of its Subsidiaries;

          (u)   not to materially change the amount of any insurance coverage provided by existing insurance policies;

          (v)   not take, or agree in writing or otherwise to take any of the actions described in Subsections (c) through (u) above.

        Section 6.3     Access to Information.

          (a)   Prior to the Closing, the Company will, and will cause each of its Subsidiaries to, permit the Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access, during regular business hours and with reasonable advance notice, and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel and such financial and operating data and other similar information of the Company and its Subsidiaries that the Parent may reasonably request and to conduct such inspections and investigations as the Parent may reasonably require. No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained in the Agreement or the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement. The confidentiality of all such documents and information furnished in connection with the transactions contemplated by this Agreement shall be governed by the terms of Section 6.4.

          (b)   Prior to the Closing, the Parent will, and will cause each of its Subsidiaries to, permit the Company, its counsel, financial advisors, auditors and other authorized representatives reasonable access, during regular business hours and with reasonable advance notice, and in a manner so as not to interfere with the normal business operations of the Parent and its Subsidiaries, to all premises, properties, personnel and such financial and operating data and other similar information of the Parent and its Subsidiaries that the Company may reasonably request and to conduct such inspections and investigations as the Company may reasonably require. No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained in the Agreement or the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement. The confidentiality of all such documents and information furnished in connection with the transactions contemplated by this Agreement shall be governed by the terms of Section 6.4.

        Section 6.4     Confidentiality.    Unless otherwise required by applicable law, each party hereto agrees that it shall, and it shall cause its subsidiaries and its and their respective officers, directors, employees, auditors and agents to, hold in confidence all non-public information so acquired and to use such information solely for purposes of effecting the transactions contemplated by this Agreement. The parties acknowledge that the parties have previously executed a mutual confidentiality agreement dated as of February 17, 2005 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with their terms, except as expressly modified herein, until the Effective Time, and if this Agreement is terminated or if the Effective Time shall not have occurred for any reason whatsoever, the Confidentiality Agreement shall thereafter remain in full force and effect in accordance with their terms. Notwithstanding the foregoing, each party hereby expressly consents to the disclosure of any information subject to the Confidentiality Agreement required to be disclosed by applicable law in connection with the consummation of the transactions contemplated by this Agreement; provided, that the parties shall consult with one another prior to the disclosure of any such information.

        Section 6.5     Notices of Certain Events.    Each of the Parent, on the one hand and the Company, on the other hand, shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger; (ii) any notice of other communication from any Governmental Authority in connection with the Merger or any party's filings under the Exchange Act; and (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Parent or the Company or their respective Subsidiaries that relate to the consummation of the Merger. Each of the Parent and the Company will use commercially reasonable efforts to promptly notify the other if, in the course of such party's investigations with respect to the other and the other's Affiliates, such party obtains knowledge that any representation or warranty of the other is, or is reasonably expected to be, untrue or inaccurate so as to have a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable.

        Section 6.6     Consents and Approvals; Fulfillment of Conditions; Cooperation.

          (a)   The Company and the Parent will use their reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable Law to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, (ii) obtain from any Governmental Authority or any other

  Persons any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or the Parent or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the Merger, (iii) to obtain all other consents necessary or advisable in connection with the transactions contemplated by this Agreement, (iv) as promptly as practicable, make all necessary material filings, and thereafter make any other required material submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws and (B) any other applicable Law and (v) to perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with and fulfilled by them prior to or at the Effective Time.

          (b)   The Company and the Parent shall (i) cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith and (ii) use commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement/Prospectus) in connection with the transactions contemplated by this Agreement.

          (c)   Prior to the Effective Time, the Parent shall use commercially reasonable efforts to cause the Parent Convertible Notes to be subordinated to any bank debt the Parent may incur in connection with the transaction contemplated hereby (including as a result of the assumption or guaranty of the Company's obligations), provided nothing in this covenant shall imply that subordination is a condition to consummation of the Merger. The Parent shall not pay any fees for a consent to subordination without the prior written consent of the Company.

        Section 6.7     Proxy Statement; Stockholders Meeting.

          (a)   As promptly as practicable after the execution of this Agreement, the Parent shall prepare and file with the SEC a preliminary proxy statement (the "Preliminary Proxy Statement") relating to the required approval by or meeting of the Parent's stockholders at the Parent Stockholders' Meeting. The Company and its counsel shall be given reasonable opportunity to review and comment on the Preliminary Proxy Statement (including all amendments and supplements thereto) prior to the filing thereof with the SEC. The Parent shall use its commercially reasonable efforts to obtain and furnish the information required to be included in the Preliminary Proxy Statement; and the Parent shall respond promptly to any comments made by the SEC with respect to the Preliminary Proxy Statement. As promptly as practicable after approval of the Preliminary Proxy Statement by the SEC, the Parent shall cause the Preliminary Proxy Statement to be finalized and mailed with a proxy to the Parent's stockholders. The Preliminary Proxy Statement, as approved by the SEC and at the time it is initially mailed to the Parent's stockholders together with all duly filed amendments or revisions made thereto, if any, similarly mailed shall be referred to as the "Proxy Statement."

          (b)   Subject to Section 6.8, the Parent, acting through the Parent Board, shall, in accordance with applicable Law and its articles of incorporation and bylaws, duly call, give notice of, convene and hold a special meeting of its stockholders (the "Parent Stockholders' Meeting"), as soon as practicable after the Parent has responded to all SEC comments with respect to the Preliminary Proxy Statement. Notice of the Parent Stockholders' Meeting shall be mailed to the stockholders of the Parent along with the Proxy Statement.

          (c)   The Proxy Statement will not, at the date mailed to the Parent's stockholders and at the time of the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement shall comply in all material respects with the provisions of the Exchange Act.

          (d)   The Company shall promptly furnish to the Parent all information concerning the Company and its Subsidiaries and the LLC Member that may be required or reasonably requested in connection with any action contemplated by this Section 6.7. None of the information furnished to the Parent in writing by the Company expressly for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed to stockholders of the Parent or at the time of the Parent Stockholders' Meeting (or any adjournment or postponement thereof) shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

        Section 6.8     Acquisition Proposals; Board Recommendation.

          (a)   From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to and in accordance with Article 9, except as otherwise expressly set forth in this Agreement, neither the Parent nor the Company nor any of their respective Subsidiaries shall (and each shall cause their respective officers, directors, employees, financial advisors, investment bankers, attorneys, accountants or other agents or representatives (collectively, the "Representatives"), not to), directly or indirectly, (i) solicit, encourage, initiate, or otherwise facilitate any inquiries or the making of any proposal or offer with respect to or relating to an Acquisition Proposal, (ii) conduct any discussions, enter into any negotiations, agreements, understandings or transactions, or provide any information to any Person (other than to the other party hereto and its Representatives) with respect to or relating to an Acquisition Proposal or (iii) provide any non-public financial or other confidential or proprietary information regarding it or any of its Subsidiaries (other than to the other party hereto and its Representatives). Notwithstanding anything to the contrary contained in this Section 6.8 or any other provision of this Agreement, nothing herein shall prohibit the Parent or the Parent Board from (i) taking and disclosing to the Parent's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 under the Exchange Act (provided, that such tender or exchange offer was not solicited, encouraged, discussed, or continued in contravention of this Agreement and provided, further, that discussions with respect thereto were not required to cease or be terminated pursuant to this Section 6.8), or (ii) making such disclosure to the Parent's stockholders where the Parent Board determines in good faith, after having consulted with outside legal counsel, that failure to make such disclosure would violate its fiduciary duties to its stockholders under applicable Law, provided, in each case, that the Parent may not, except as permitted by Section 6.8(c) of this Agreement, withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend any Acquisition Proposal, or enter into any agreement with respect to any Acquisition Proposal.

          (b)   Each party shall (i) immediately cease and cause to be terminated any existing activities, discussion or negotiations with any parties conducted heretofore with respect to an Acquisition Proposal and (ii) take the necessary steps to promptly inform its Representatives of the obligations undertaken in this Section 6.8. Notwithstanding the foregoing, prior to the approval by the stockholders of the Parent or the members of the LLC Member of the Merger, each party may furnish information concerning its business, properties or assets to any Person or group of Persons pursuant to appropriate confidentiality agreements (which shall be no more permissive than the

  Confidentiality Agreement), and may negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal if:

            (x)   such Person or group of Persons has, on an unsolicited basis, submitted a bona fide Acquisition Proposal in writing to the Parent Board or the Company Board, as applicable, which such Board determines in good faith, consistent with advice of its financial advisors, (i) is capable of being and likely to be funded on the disclosed terms and (ii) is likely to be consummated in accordance with its terms; and

            (y)   the Parent Board or the Company Board, as applicable, determines in good faith that the failure to take such action could reasonably be expected to violate its fiduciary duties to its stockholders or members, as applicable, under applicable Law after having consulted with its outside legal counsel, its financial advisor or another investment banking firm that the Acquisition Proposal is superior, from a financial point of view, to the Merger for its stockholders or members, as applicable.

  A party that receives an Acquisition Proposal will immediately notify the other party of the existence of any proposal, discussion, negotiation or inquiry in respect of an Acquisition Proposal, and will immediately communicate to the other party the material terms of any proposal, discussion, negotiation or inquiry which it, any of its Subsidiaries or any of their respective Representatives may receive and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation, and shall promptly (but not later than 24 hours) communicate to the other party the status and details of such proposal, discussion or inquiry. The party considering an Acquisition Proposal will keep the other party fully informed, on a current basis, of the status and terms of any due diligence inquiry and related discussions in respect of an Acquisition Proposal, and will simultaneously provide to the other party any non-public information concerning it provided to any third party which was not previously provided to the other party.

          (c)   Except as set forth below in this Section 6.8(c), neither the Parent Board, the Company Board nor any committee of such Board thereof shall (i) withdraw or modify, or propose to withdraw or modify, or take any action in furtherance of the withdrawal or modification, in a manner adverse to the other party, the approval or recommendation by such board of directors or any such committee of this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend or take any action in furtherance of approval or recommendation of, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the approval by the stockholders of the Parent or the members of the LLC Member of the Merger, each of the Parent Board and the Company Board may withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in each case at any time after the fifth (5th) Business Day following the receipt by the other party of written notice from the party who so desires to pursue such Superior Proposal advising the other party that such Board has received a Superior Proposal which it intends to accept, specifying the terms and conditions of such Superior Proposal, identifying the Person making such Superior Proposal, but only if such party desiring to pursue the Superior Proposal shall have caused its financial and legal advisors to negotiate in good faith with the other party to make such adjustments in the terms and conditions set forth of this Agreement as would enable the other party to proceed with the transactions contemplated hereby on such adjusted terms. Nothing in this Agreement shall permit either the Parent or the Company to enter into any agreement, arrangement or understanding with any third party providing for the payment of fees or reimbursement of expenses in the event the other party makes a proposal in response to such Superior Proposal. Neither the Parent nor the Company shall be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated pursuant to Section 9.1 of this Agreement and such party has paid all amounts due to the other party pursuant to Section 9.2 of this Agreement.

        Section 6.9     ASE Listing.    The Parent agrees to use reasonable best efforts to continue the listing of Parent Common Stock on the American Stock Exchange through the Pre-Closing Period.

        Section 6.10     Publicity.    The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to the Company and the Parent. The Company and the Parent will consult with one another and provide the other with the opportunity to review any proposed press release or statement before issuing any such press release or statement or otherwise making any public statements in respect of the transactions contemplated by this Agreement and will not issue any such press release or make any such public statement prior to such consultation and review, except as, in the case of the Parent, as may be required by any applicable law or by obligations pursuant to the requirements of any national securities exchange, as determined by the Parent, in consultation with legal counsel.

        Section 6.11     Registration Rights Agreement.    On or prior to the date of Closing, the Parent, the LLC Member, the EPP Participants and the Existing Shareholders shall enter into a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement").

ARTICLE 7
ADDITIONAL COVENANTS OF THE PARTIES

        Section 7.1     Tax Matters.

          (a)   Tax Returns. The LLC Member shall prepare or cause to be prepared and timely file or cause to be filed all Tax Returns which the Company or any of its Subsidiaries is required to file for any taxable period ending on or prior to the Effective Time. The Parent shall prepare or cause to be prepared and timely file or cause to be filed all Tax Returns which the Surviving Entity is required to file for any taxable period ending after the Effective Time.

          (b)   Proceedings. The LLC Member shall have the right to represent the interests of the Company and its Subsidiaries in any Tax audit or administrative or court proceeding relating to Tax Returns for periods ending on or before the Effective Time with respect to which the LLC Member is liable for Taxes as a result of its ownership of the Company prior to the Closing; provided, that the LLC Member shall be responsible for all costs and expenses, including, but not limited to, legal costs relating to such representation. Notwithstanding the foregoing, the Parent shall have the right to participate in any such audit or proceeding to the extent that any such audit or proceeding may affect the Tax liability of the Parent, any of its Affiliates, or the Company or any of its Subsidiaries for any period ending after the Effective Time, and to employ counsel of the Parent's choice at its own expense for purposes of such participation. Notwithstanding anything to the contrary contained or implied in this Agreement, without the prior written consent of the Parent, which consent shall not be unreasonably withheld, conditioned or delayed, the LLC Member shall not agree or consent to compromise or settle, either administratively or after the commencement of litigation, any issue or claim arising in any such audit or proceeding, or otherwise agree or consent to any Tax liability with respect to the Company or any of its Subsidiaries, to the extent that any such compromise, settlement, consent or agreement will result in a material Tax liability to the Parent on a consolidated basis.

          (c)   No Increased Tax Liability. Except as required by action of applicable Taxing Authority, none of the Parent nor any Affiliate of the Parent shall, or shall cause or permit the Surviving Entity or any of its Subsidiaries to, (i) take any action, which could increase the LLC Member's liability for Taxes or (ii) amend, refile or otherwise modify any Tax Return relating in whole or in part to the Surviving Entity or any of its Subsidiaries with respect to any taxable year or period ending on or prior to the Closing without the prior written consent of the LLC Member, which consent may be withheld in the LLC Member's sole and absolute discretion.

          (d)   Income Tax Liability of LLC Member. For the avoidance of doubt, the LLC Member shall be responsible for and shall pay or cause to be paid all income Taxes of the LLC Member, including without limitation, any income Taxes of the LLC Member prior to the Effective Date derived from income generated by the Company during such periods in which the Company was a pass-through entity for federal income tax purposes.

          (e)   Notice of Audits. The Parent shall notify the LLC Member in writing within five (5) days of receipt by the Parent, any Affiliate of the Parent, the Surviving Entity or any of its Subsidiaries of any notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of the Company or any of its Subsidiaries, in each case for periods ending on or before the Closing.

        Section 7.2     Indemnification of Officers and Directors.

          (a)   Following the Closing, the Parent shall not, and shall cause the Surviving Entity not to, make any changes to its or its Subsidiaries' respective certificates of incorporation, bylaws, operating agreements or similar organizational documents or to any agreements that would adversely affect the rights of Persons who are currently or were officers or directors of the Company or the Subsidiaries to claim indemnification from such entity under the terms of such certificate of incorporation, bylaws, operating agreements, similar organizational documents or agreements as in effect on the date hereof for acts taken prior to the Closing or alter or modify the provisions of such certificate of incorporation, bylaws, operating agreements or similar organizational documents relating to exculpation of directors and officers.

          (b)   From and after the Effective Time, the Parent shall, and shall cause the Surviving Entity to, fulfill and honor in all respects all rights to indemnification, expense advancement and exculpation from liabilities for acts or omissions occurring at and/or prior to the Effective Time now existing in favor of the current or former directors, officers, employees or agents of the Company and its Subsidiaries as provided in any indemnification provisions under the Company's or such Subsidiaries' respective certificates of formation, limited liability company operating agreements or similar organizational documents, or under applicable Law and any indemnification agreements or arrangements of the Company or any of its Subsidiaries shall survive the Merger and shall be assumed in all respects by and will be fulfilled and honored by the Surviving Entity and guaranteed by the Parent and shall continue in full force and effect, without amendment, for at least three years after the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. Without limiting the foregoing, (i) the Parent and/or the Surviving Entity shall pay any expenses of any indemnified Person under this Section 7.2(b) in accordance with the terms of such agreements or organizational documents and (ii) the Parent shall cooperate in the defense of any such matter. In addition, from and after the Effective Time, directors or officers of the Company and its Subsidiaries who become directors or officers of the Parent or the Surviving Entity will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of the Parent.

          (c)   For a period of three (3) years after the Effective Time, the Parent shall maintain in effect directors' and officers' liability insurance covering those persons who, as of immediately prior to the Effective Time, are covered by the Company's directors' and officers' liability insurance policy (the "Insured Parties") on terms no less favorable to the Insured Parties than those of the Company's present directors' and officers' liability insurance policy. In the event that any claim or claims are asserted or made within such six-year period, such insurance shall be continued in respect of any such claim or claims until final disposition of any and all such claims.

          (d)   On the date of Closing, the Parent shall enter into indemnification agreements with persons who will be directors or officers of the Parent after the Effective Time (the "Continuing Directors and Officers"), on terms no less favorable to such Continuing Directors and Officers as the agreements then in force between the Parent and its officers or directors, or, if none are then in force, containing customary terms.

          (e)   The provisions of this Section 7.2 are intended to be for the benefit of, and will be enforceable by, as applicable, each director and officer of the Company and each Subsidiary, each Insured Party and each Continuing Director and Officer, and the heirs and representatives of such persons. The Parent shall not cause or permit the Surviving Entity or any of its Subsidiaries to merge or consolidate with or transfer or assign all or substantially all of its assets to any other Person unless the Surviving Entity ensures that the acquiring or surviving entity covenants to assume the obligations imposed by this Section 7.2.

        Section 7.3     Employee Benefits.

          (a)   Prior to the Effective Time, the Parent and the Company shall agree upon a transition plan whereby the employees of the Parent and its Subsidiaries will receive from the Surviving Entity and its Subsidiaries, compensation and benefits substantially comparable in the aggregate to the compensation and benefits provided by the Parent and its Subsidiaries immediately prior to the Effective Time. In furtherance of the foregoing, the Parent, the Surviving Entity or any of its Subsidiaries shall provide for continuation of health insurance, 401(k) defined contribution and cafeteria plan benefits for those persons participating in the plans of the Parent and its Subsidiaries immediately prior to the Effective Time, or shall provide substantially comparable benefits. Each party will bear its own expenses in connection with the performance of the agreed upon transition plan.

          (b)   At the Closing, in satisfaction of the obligations of MPC Computers, LLC under the Equity Participation Plan and the employment agreements between MPC Computers, LLC and each of Michael Adkins and Adam Lerner, the Parent shall grant the number of shares of Parent Common Stock and Parent Options, as shall determined by the LLC Member, required to be issued to the EPP Participants under the Equity Participation Plan and required to be issued to Michael Adkins and Adam Lerner in accordance with their employment agreements (the "EPP Amount"). The Parent shall take all actions necessary to effectuate the foregoing, including, without limitation (i) amending its existing stock plans in substantially the form attached hereto as Exhibit D (the "Amendment to Existing Stock Plans") to (A) increase the number of shares of Parent Common Stock and Parent Options issuable thereunder and (B) adopt a form of restricted stock agreement and restricted option agreement to be entered into among the Parent and the EPP Participants reasonably acceptable to LLC Member, having the same vesting and other material provisions as are incorporated in the Equity Participation Plan and (ii) all actions reasonably requested by the Company to cause the shares of Parent Common Stock and Parent Options issued to the EPP Participants, Mr. Adams and Mr. Lerner, pursuant to this Section 7.3(b) to be issued in accordance with federal and state securities laws and to have such shares listed on the American Stock Exchange.

        Section 7.4     Approval by Members of the LLC Member.    Within forty-five (45) days of the date hereof, the LLC Member shall take all requisite action under the LLC Act and its limited liability company operating agreement to seek the approval by its members of the terms of this Agreement, the Merger and the Certificate of Merger.

        Section 7.5     Termination of Management Agreement.    The Management Agreement shall be terminated as of the Effective Time and all accrued but unpaid obligations since January 1, 2005 shall be terminated and released. Additionally, the Company shall not pay any fees dues under the Management Agreement between the date of this Agreement and the Effective Time.

        Section 7.6     Execution of Reseller Agreement.    Effective as of the date hereof, MPC Computers, LLC and the Parent shall have entered into the Reseller Agreement. The first $750,000 of license revenues obtained by MPC Computers pursuant to the Reseller Agreement, within one year of the termination date, shall pay a 100% commission to MPC Computers.

ARTICLE 8
CONDITIONS TO CLOSING

        Section 8.1     Conditions to Each Party's Obligation To Effect the Merger.    The respective obligations of each party to this Agreement to effect the Merger and otherwise consummate the transactions contemplated by this Agreement shall be subject to the satisfaction prior to the Effective Time of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

          (a)   Stockholder Approval; Member Approval; Governmental Authority Approvals. The Agreement, the Merger and the Certificate of Merger, shall have received Stockholder Approval and Member Approval. An amendment to the Parent's Articles of Incorporation authorizing shares of Common Stock sufficient to complete the Merger and the Amendment to Parent's Existing Stock Plans shall have received Stockholder Approval. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority, the failure of which to file, obtain or occur is reasonably likely to have a Company Material Adverse Effect or Parent Material Adverse Effect, have been filed, been obtained or occurred.

          (b)   No Injunctions. No Governmental Authority or federal, state or foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (c)   Parent Common Stock. The shares of Parent Common Stock issuable to the LLC Member and the EPP Participants shall have been authorized for listing on the American Stock Exchange, upon official notice of issuance.

          (d)   Consents. Those consents identified on Schedule 8.1(d) shall have been obtained or waived by the parties hereto.

        Section 8.2     Additional Conditions to Obligations of the Company.    The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by the Company:

          (a)   Representations and Warranties. The representations and warranties of the Parent contained in Article 4 in this Agreement shall be true and correct (without giving effect to any Material Adverse Effect or materiality qualifiers therein) as of the Effective Time with the same effect as though such representations and warranties were made at and as of the Effective Time (unless such representation speaks as of an earlier date, in which case it shall be true and correct as of such date), except to the extent that all such failures of the representations and warranties to be true and correct, considered collectively, could not reasonably be expected to have a Parent Material Adverse Effect or adversely affect the ability of the Parent to consummate the transactions contemplated by this Agreement; and the Company shall have received a certificate signed on behalf of the Parent by the Chief Executive Officer and the Chief Financial Officer of the Parent to such effect.

          (b)   Performance of Obligations of the Parent and the Merger Sub. Each of the Parent and the Merger Sub shall have performed or complied in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Effective Time; provided, however, that the Parent's obligations in Sections 6.2(d) and (e) shall be complied with in all respects; and the Company shall have received a certificate signed on behalf of the Parent and the Merger Sub by the Chief Executive Officer and the Chief Financial Officer of the Parent and the Merger Sub to such effect.

          (c)   Legal Opinion. The Company shall have received a legal opinion from the Parent's legal counsel, Perkins Coie LLP, substantially in the form attached hereto as Exhibit E.

          (d)   Registration Rights Agreement. The Company shall have received an executed counterpart signature page from the Parent and all of the other parties to the Registration Rights Agreement.

          (e)   Issuance of Consideration to EPP Participants. All shares of Parent Common Stock and Parent Options issuable to the EPP Participants pursuant to Section 7.2(b) shall have been issued.

          (f)    Amendment to Existing Stock Plans. The Parent shall have adopted, and shall have had approved by its stockholders, the Amendment to Existing Stock Plans.

          (g)   Good Standing Certificates. The Company shall have received a certificate issued by the Secretary of State of the state in which the Parent and its Subsidiaries were organized as to their good standing.

          (h)   Director and Officer Resignations. The Company shall have received the resignations of all of the directors and officers of the Parent and the Company set forth on Exhibit F.

          (i)    Minimum Cash; Net Working Capital. The Parent shall have: (i) if the Effective Time occurs on or before July 31, 2005, cash in the amount of $3,500,000 or more and Net Working Capital of $3,000,000 or more, and (ii) if the Effective Time occurs August 1, 2005 or later, the requirement shall be reduced each day so that the Parent would be required to have (i) cash of at least $3,500,000 less ($16,667 multiplied by the number of days after July 31) and (ii) Net Working Capital of at least $3,000,000 less ($16,667 multiplied by the number of days after July 31).

          (j)    Amendment to Parent By-Laws, Election of Directors. The Parent shall have amended its by-laws or taken such other necessary corporate actions to provide for a board of directors composed of seven members, and the Parent shall have taken all actions necessary to have appointed to its board of directors three (3) individuals designated by the LLC Member.

          (k)   Opinion of Auditors. The Parent shall delivered to the Company an unqualified audit opinion, prepared in accordance with generally accepted auditing standards, of Ehrhardt Keefe Steiner & Hottman PC, which opinion shall, except as disclosed in Schedule 4.6(b), provide that the Parent Financial Statements, present fairly, in all material respects, the financial position for the periods indicated in conformity with GAAP.

        Section 8.3     Additional Conditions to Obligations of the Parent and the Merger Sub.    The obligation of the Parent and the Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by the Parent:

          (a)   Representations and Warranties. The representations and warranties of the Company and the LLC Member contained in Articles 3 and 5 in this Agreement shall be true and correct (without giving effect to any Material Adverse Effect or materiality qualifiers therein) as of the Effective Time with the same effect as though such representations and warranties were made at and as of the Effective Time (unless such representation speaks as of an earlier date, in which case it shall be true and correct as of such date), except to the extent that all such failures of the representations and warranties to be true and correct, considered collectively, could not reasonably be expected to have a Company Material Adverse Effect or adversely affect the ability of the Company or the LLC Member to consummate the transactions contemplated by this Agreement; and the Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company and by an officer of the LLC Member to such effect.

          (b)   Performance of Obligations of the Company. The Company shall have performed or complied with in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Effective Time; and the Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

          (c)   Legal Opinion. The Parent shall have received a legal opinion from the Company's legal counsel, Bingham McCutchen LLP, substantially in the form attached hereto as Exhibit G and, addressed to the Parent, the same legal opinion of Perkins Coie LLP as is delivered to the Company at the Closing.

          (d)   Good Standing Certificates. The Parent shall have received a certificate issued by the Secretary of State of the state in which the Company and its Subsidiaries were organized as to their good standing.

          (e)   Registration Rights Agreement. The Parent shall have received an executed counterpart signature page from the LLC Member and the EPP Participants to the Registration Rights Agreement.

          (f)    Opinion of Auditors. The Company shall have delivered to the Parent an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized national standing, which opinion shall provide that the consolidated financial statements of the Company for the 53-week fiscal year ended January 1, 2005, present fairly, in all material respects, the financial position for the periods indicated in conformity with GAAP.

          (g)   Exchange of Foothill Warrants. Prior to the Effective Time, warrants to acquire limited liability company membership units of MPC Computers, LLC held by Wells Fargo Foothill shall have been exchanged for warrants to acquire limited liability company membership units of the Company.

ARTICLE 9
TERMINATION

        Section 9.1     Termination.    This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Parent):

          (a)   by mutual written consent of the Parent and the Company;

          (b)   by either the Company or the Parent, if

            (i)    the Merger has not been consummated on or before September 30, 2005; or

            (ii)   there shall be (A) any statute, rule or regulation enacted or promulgated by any Governmental Authority which prohibits the consummation of the Merger or otherwise prohibits the transactions contemplated hereby or (B) any Order in effect precluding the Company, the Merger Sub or the Parent from consummating the Merger is entered and such Order shall have become final and nonappealable;

          (c)   by the Company, if

            (i)    the Parent Board shall have (A) failed to recommend or shall have withdrawn, or modified in a manner adverse to the Company, its approval or recommendation of this Agreement or the Merger, (B) approved or recommended a Superior Proposal, or (C) resolved to do any of the foregoing;

            (ii)   the Parent shall have entered into, or publicly announced its intention to enter into a definitive agreement or an agreement in principle with respect to a Superior Proposal;

            (iii)  this Agreement shall not have been approved and adopted in accordance with the CBCA by the Parent's stockholders prior to the date set forth in clause (b)(i) of this Section 9.1;

            (iv)  there has been a breach by the Parent or the Merger Sub of any representation, warranty, covenant or agreement on its part contained in this Agreement which gives rise to a failure of a condition set forth in Sections 8.1 or 8.2 and which such party fails to cure within ten (10) Business Days after written notice thereof is given by the Company (except no cure period shall be provided for a breach which by its nature cannot be cured); or

            (v)   the Company Board authorizes the Company, subject to complying with the terms of this Agreement, to enter into an agreement concerning a Superior Proposal; provided, however, that (A) the Company shall have complied with Section 6.8, (B) the Company shall have given the Parent at least five (5) Business Days prior written notice of its intention to terminate the Agreement, attaching a description of all material terms and conditions of the Superior Proposal to such notice, (C) during such five (5) Business Days or greater period, the Company engages in good faith negotiations with the Parent with respect to such changes as the Parent may propose to the terms of the Merger and this Agreement, (D) the Parent does not make prior to such termination of this Agreement a definitive, binding offer which the Company Board determines, in good faith consultation with its financial advisors, is at least as favorable to the stockholders of the Company as the Superior Proposal, and (E) the Company, upon the earlier to occur of the consummation or termination of the transaction contemplated by the Superior Proposal, pays to the Parent in immediately available funds the fee required to be paid by it pursuant to Section 9.2(b);

          (d)   by the Parent, if

            (i)    the Company Board shall have (A) failed to recommend or shall have withdrawn, or modified in a manner adverse to the Parent, its approval or recommendation of this Agreement or the Merger, (B) approved or recommended a Superior Proposal, or (C) resolved to do any of the foregoing;

            (ii)   the Company shall have entered into, or publicly announced its intention to enter into a definitive agreement or an agreement in principle with respect to a Superior Proposal;

            (iii)  this Agreement shall not have been approved and adopted in accordance with the LLC Act by the members of the Company prior to the date set forth in Section 7.4;

            (iv)  there has been a breach by the Company of any representation, warranty, covenant or agreement on its part contained in this Agreement which gives rise to a failure of a condition set forth in Sections 8.1 or 8.3 and which such party fails to cure within ten (10) Business Days after written notice thereof is given by the Parent (except no cure period shall be provided for a breach which by its nature cannot be cured); or

            (v)   the Parent Board authorizes the Parent, subject to complying with the terms of this Agreement, to enter into an agreement concerning a Superior Proposal; provided, however,

    that (A) the Parent shall have complied with Section 6.8, (B) the Parent shall have given the Company at least five (5) Business Days prior written notice of its intention to terminate the Agreement, attaching a description of all material terms and conditions of the Superior Proposal to such notice, (C) during such five (5) Business Days or greater period, the Parent engages in good faith negotiations with the Company with respect to such changes as the Company may propose to the terms of the Merger and this Agreement, (D) the Company does not make prior to such termination of this Agreement a definitive, binding offer which the Parent Board determines, in good faith consultation with its financial advisors, is at least as favorable to the stockholders of the Parent as the Superior Proposal, and (E) the Parent, upon the earlier to occur of the consummation or termination of the transaction contemplated by the Superior Proposal, pays to the Company in immediately available funds the fee required to be paid by it pursuant to Section 9.2(b).

Any termination pursuant to Section 9.1(a) shall be effected by a written instrument signed by the Parent and the Company, and any other termination pursuant to Section 9.1 shall be effected by written notice from the party or parties so terminating to the other parties hereto, which notice shall specify the Section of this Agreement pursuant to which this Agreement is being terminated.

        Section 9.2     Effect of Termination.

          (a)   General. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall become void and of no further force or effect with no Liability on the part of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto, except for this Section 9.2, the second sentence of Section 6.8(b) (Acquisition Proposals; Board Recommendation), Section 6.4 (Confidentiality), Section 6.10 (Publicity), Section 10.5 (Expenses), Section 10.8 (Governing Law) and Section 10.10 (Waiver of Jury Trial), each of which shall survive the termination of this Agreement; provided, however, that the Liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement.

          (b)   Termination Fees and Expense Reimbursement.

            (i)    Fees payable by the Parent.

              (A)  In the event that (I) the Company terminates this Agreement pursuant to Section 9.1(c)(i) or (ii) or (II) the Parent terminates this Agreement pursuant to Section 9.1(d)(v), the Parent shall pay to the Company a termination fee in the amount of $500,000 (the "Company Termination Fee") plus reimbursement for all actual, reasonable fees and expenses of the Company (including, without limitation, expenses payable to all banks, investment banking firms and other financial institutions (which shall include, without limitation, fees and expenses of such banks', firms' and institutions' legal counsel), and all actual, reasonable fees and expenses of counsel, accountants, financial printers, experts and consultants to the Company and its Affiliates), whether incurred prior to, on or after the date hereof, in connection with the transactions contemplated hereby including finance related expenses, up to a maximum of $325,000 (the "Company Expense Reimbursement").

              (B)  In the event (I) that (x) the Company terminates this Agreement pursuant to Section 9.1(c)(iii) or 9.1(c)(iv) or (y) the Parent breaches any of the provisions of Section 6.8 and (II) thereafter, within eighteen (18) months of the date of such termination, the Parent enters into a definitive agreement with respect to, publicly announces its intention to enter into a definitive agreement or an agreement in principle with respect to, or consummates an Acquisition Proposal, the Parent shall pay to the

      Company, upon consummation of such transaction, the Company Termination Fee plus the Company Expense Reimbursement; provided, however, that this Section 9.2(b)(i)(B) shall not apply if the Parent enters into any transaction solely for the purpose of acquiring other businesses, product lines, assets or technologies that are complimentary to the Parent's business and issues capital stock in connection therewith, so long as no person party who is a party to a voting agreement has any Parent Common Stock converted to cash or other securities in such a transaction.

            (ii)   Fees payable by the Company.

              (A)  In the event that (I) the Parent terminates this Agreement pursuant to Section 9.1(d)(i), 9.1(d)(ii) or 9.1(d)(iii) or (II) the Company terminates this Agreement pursuant to Section 9.1(c)(v), the Company shall pay to the Parent the Parent Termination Fee.

              (B)  In the event (I) that (x) the Parent terminates this Agreement pursuant to 9.1(d)(iv) or (y) the Company breaches any of the provisions of Section 6.8 and (II) thereafter, within eighteen (18) months of the date of such termination, the Company enters into a definitive agreement with respect to, publicly announces its intention to enter into a definitive agreement or an agreement in principle with respect to, or consummates an Acquisition Proposal, the Company shall pay to the Parent, upon consummation of such transaction, the Parent Termination Fee.

            (iii)  All payments required to made pursuant to this Section 9.2(b) shall be made by wire transfer of immediately available funds within two (2) Business Days of the event giving rise to the payment of such amounts. Each party acknowledges that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement. Accordingly, if a party fails promptly to pay the amounts due pursuant to this Section 9.2(b), and, in order to obtain such payment, the other party commences a suit which results in a judgment against the terminating party for the fees and expenses set forth herein, the non-prevailing party will pay to the prevailing party its reasonable fees and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest thereon at the legal rate determined by the court rendering such judgment.

ARTICLE 10
MISCELLANEOUS

        Section 10.1     Survival.    The representations, warranties and covenants set forth herein or in any instrument, agreement, certificate or other document delivered pursuant to this Agreement shall not survive the Closing or any termination of this Agreement, except that (i) the Confidentiality Agreement and Section 6.4 shall survive the execution and any termination of this Agreement, and (ii) the provisions of Article 2 and Article 7 shall survive the Closing, (iii) Section 9.2 shall survive any termination of this Agreement, and (iv) the provisions of Article 10 shall survive the Closing and any termination of this Agreement.

        Section 10.2     Notices.    All notices, requests and other communications to any party hereunder shall be in writing (including fax, telecopy or similar writing) and shall be given,

if to the Parent
or Merger Sub, to:	HyperSpace Communications, Inc. 8480 East Orchard Road, Suite 6600 Greenwood Village, CO 80111 Telephone: (303) 566-6500 Facsimile: (303) 566-6514 Attention: Chairman
with a copy to:	Perkins Coie LLP 1899 Wynkoop, Suite 700 Denver, Colorado 80202 Telephone: (303) 291-2300 Facsimile: (303) 291-2400 Attention: Donald Salcito
if to the Company:	c/o Gores Technology Group 6260 Lookout Road Boulder, CO 80301 Telephone: (303) 531-3100 Facsimile: (303) 531-3200 Attention: Chief Financial Officer
c/o Gores Technology Group 10877 Wilshire Boulevard, 18th Floor Los Angeles, CA 90024 Telephone: (310) 209-3010 Facsimile: (310) 443-2149 Attention: General Counsel
with copies to:	Bingham McCutchen LLP 355 South Grand Avenue, Suite 4400 Los Angeles, CA 90071 Telephone: (213) 680-6400 Facsimile: (213) 680-6499 Attention: Thomas A. Waldman

or to such other address or fax or telecopy number as such party may hereafter specify for the purpose by notice given to the other parties in accordance with this Section 10.2. Each such notice, request or other communication shall be effective (a) if given by fax or telecopy, when such fax or telecopy is transmitted to the fax or telecopy number specified in this Section and the appropriate fax or telecopy confirmation is received (b) if by overnight delivery service, with proof of delivery, the next business day or (c) if given by any other means, when delivered at the address specified in this Section.

        Section 10.3     Entire Agreement.    This Agreement together with the Annexes, Schedules and Exhibits attached hereto constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to such subject matter.

        Section 10.4     Amendments and Waivers.    Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parent and the Company or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        Section 10.5     Expenses.    Except as set forth in Section 9.2(b), all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, however, that upon consummation of the transactions contemplated hereby any expenses of the Company and its Subsidiaries shall be paid by the Surviving Entity.

        Section 10.6     Dollar Amounts.    All dollar amounts in this Agreement refer to United States Dollars.

        Section 10.7     Successors and Assigns.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

        Section 10.8     Governing Law.    ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

        Section 10.9     Jurisdiction.    Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the central District of California or the State of Colorado in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the Central District of California or the State of Colorado.

        Section 10.10     Waiver of Jury Trial.    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

        Section 10.11     No Third-Party Beneficiaries.    Except as provided in Section 7.2, no provision is intended to benefit any Person other than the signatories to this Agreement nor shall any such provision be enforceable by any other Person.

        Section 10.12     Severability.    It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision or any portion of any provision of this Agreement shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement shall not be affected thereby. If the application of any provision or any portion of any provision of this Agreement to any Person or circumstance shall be held invalid or unenforceable, the application of such provision or portion of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

        Section 10.13     Specific Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Central District of California or the State of Colorado, this being in addition to any other remedy to which they are entitled at law or in equity.

        Section 10.14     Interpretation; Headings; Terms.    When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Defined terms will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense. Unless otherwise specified in a specific instance, the word day means a calendar day.

        Section 10.15     Counterparts; Facsimile Signatures.    This Agreement may be executed in two or more counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed by their respective authorized officers as of the day and year first above written.

THE PARENT:	HYPERSPACE COMMUNICATIONS, INC., a Colorado corporation
	By:	/s/ JOHN P. YEROS Name: John P. Yeros Title: Chairman
THE MERGER SUB:	SPUD ACQUISITION CORP., a Delaware corporation
	By:	/s/ JOHN P. YEROS Name: John P. Yeros Title: Chairman
THE COMPANY:	GTG PC HOLDINGS, LLC, a Delaware limited liability company
	by:	GTG-Micron Holding Company, LLC, its Manager
	By:	/s/ ERIC R. HATTLER Name: Eric R. Hattler Title: Vice President
THE LLC MEMBER:	GTG-MICRON HOLDING COMPANY, LLC, a Delaware limited liability company
	By:	/s/ ERIC R. HATTLER Name: Eric R. Hattler Title: Vice President

ANNEX I
TABLE OF DEFINITIONS

        For convenience, certain terms used in this Agreement are listed in alphabetical order and defined or referred to below. Such terms are equally applicable to both the singular and plural forms of the terms defined.

        "Acquisition Proposal" means any bona fide offer or proposal, whether or not in writing, for the (i) direct or indirect acquisition or purchase of a business or assets that constitutes 20% or more of the net revenues, net income or the assets (based on the fair market value thereof) of such party and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities or capital stock of such Person or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of such party and its Subsidiaries, taken as a whole, or (iii) merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, exchange offer, recapitalization, stock repurchase program or other similar transaction that if consummated would result in any Person or Persons beneficially owning 20% or more of any class of equity securities of such party or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of such party and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

        "Affiliate" means, with respect to any Person, (i) a director, officer or stockholder of such Person, (ii) a spouse, parent, sibling or descendant of any natural Person (or spouse, parent, sibling or descendant of any director or executive officer of such natural Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

        "Additional Merger Consideration" is defined in Section 2.3(a).

        "Agreement" is defined in the caption to this Agreement.

        "Amendment to Existing Stock Plans" is defined in Section 7.3(b).

        "Blue Sky Filings" is defined in Section 6.7(a).

        "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

        "CBCA" is defined in the Recitals to this Agreement.

        "Certificate of Merger" is defined in Section 1.3.

        "Closing" is defined in Section 1.2.

        "Code" is defined in Section 3.6(c).

        "Company" is defined in the caption to this Agreement.

        "Company Audited Financial Statements" is defined in Section 3.6(a).

        "Company Board" means the board of managers of the Company.

        "Company Disclosure Schedules" means the Schedules to the representations and warranties of the Company contained in Article 3.

        "Company Expense Reimbursement" is defined in Section 9.2(b)(i)(A).

        "Company Financial Statements" is defined in Section 3.6(a).

        "Company Foreign Plan" is defined in Section 3.15(f).

        "Company Material Adverse Effect" means any change, effect, circumstance or event that is, or could reasonably be expected to be, materially adverse to the financial condition, results of operations, properties or assets of the Company and its Subsidiaries, taken as a whole, other than as a result of (i) an outbreak or escalation of war, armed hostilities, acts of terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case, whether occurring within or outside the United States, (ii) changes, conditions or events that are generally applicable to the industry in which the Company operates or the United States economy in general; (iii) the announcement of this Agreement and the transactions contemplated hereby or (iv) any action or omission of the Company and its Subsidiaries prior to the Effective Time contemplated by this Agreement or taken with the prior written consent or at the written request of the Parent.

        "Company Material Customers and Suppliers" is defined in Section 3.23.

        "Company Real Property" is defined in Section 3.10(a).

        "Company Termination Fee" is defined in Section 9.2(b)(i)(A).

        "Company Unaudited Financial Statements" is defined in Section 3.6(a).

        "Confidentiality Agreement" is defined in Section 6.4.

        "Constituent Entity" is defined in Section 1.1.

        "Continuing Directors and Officers" is defined in Section 7.2(d).

        "Contracts" means contracts, commitments, real and personal property leases and other written or oral agreements and agreements arising from a course of conduct used in, necessary for or relating to the business of any party hereto and its Subsidiaries.

        "Delaware Secretary of State" is defined in Section 1.3.

        "DGCL" is defined in the Recitals to this Agreement.

        "Effective Time" is defined in Section 1.3.

        "Environmental Law" means any law now in effect and any administrative or otherwise binding interpretation thereof, including any administrative order, consent decree or judgment, relating to the environment, health or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act; the Resource Conservation and Recovery Act; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 6901 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq.

        "Environmental Permits" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities relating to or required by Environmental Laws for the operation of the Company's and its Subsidiaries' respective businesses.

        "EPP Amount" is defined in Section 7.3(b).

        "EPP Participant" means each of the individuals who were as of the Effective Time, participants in the Equity Participation Plan, as set forth on Schedule 7.3(b).

        "Equity Participation Plan" means the MicronPC, LLC 2002 Equity Participation and Retention Plan, effective January 15, 2002.

        "ERISA" is defined in Section 3.15(a).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Exchange Agent" is defined in Section 2.2(a).

        "Existing Shareholders" shall mean (i) each of John P. Yeros, Mark J. Endry, Mark A. Pougnet, James M. Gumina, David E. Girard, BlueStreak 4, LLC and Kent Swanson, (ii) any members, partners, shareholders or former members, partners or shareholders of any of the parties listed in (i) to which Parent Common Stock has been issued as a dividend or other distribution, and (iii) any successors or assigns of the parties listed in (i) and (ii) above.

        "GAAP" means generally accepted accounting principles applied in the United States.

        "Governmental Authority" means any federal, state, local or foreign governmental body, agency, official or authority.

        "Hazardous Materials" means (i) petroleum and petroleum products, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls, and radon gas, and (ii) any other chemicals, materials or substances defined or regulated as "hazardous" or "toxic" or words of similar import, under any applicable Environmental Law.

        "Initial Merger Consideration" is defined in Section 2.1(a)(i).

        "Insured Parties" is defined in Section 7.2(c).

        "Issued Parent Common Stock" is defined in Section 2.1(a)(i).

        "Issued Parent Warrants" is defined in Section 2.1(a)(i).

        "Knowledge of the Company" means the actual knowledge of the executive officers of the Company.

        "Knowledge of the Parent" means the actual knowledge of the executive officers of the Parent.

        "Latest Company Balance Sheet Date" is defined in Section 3.7.

        "Latest Parent Balance Sheet Date" is defined in Section 4.7.

        "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

        "Lien" means, with respect to any asset, any mortgage, charge, lien, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever.

        "LLC Act" is defined in the Recitals to this Agreement.

        "LLC Interests" means the sum of (1) the number of Units and (2) the number of limited liability company membership units of the Company issued the Wells Fargo Foothill pursuant to Section 8.3(g) hereof.

        "LLC Member" is defined in the caption to this Agreement.

        "Management Agreement" means the management agreement by and among the Company and its Subsidiaries and Gores Technology Group, LLC.

        "Material Company Contracts" is defined in Section 3.9(a).

        "Member Approval" means the approval by the members of the LLC Member of this Agreement, the Merger and the Certificate of Merger in accordance with applicable Law.

        "Merger" is defined in the Recitals to this Agreement.

        "Merger Consideration" is defined in Section 2.3(b).

        "Merger Sub" is defined in the caption to this Agreement.

        "Merger Sub Share" is defined in Section 5.4.

        "Net Working Capital" means the current assets of the Parent and its Subsidiaries less the current liabilities (excluding for purposes of current liabilities the Parent Convertible Notes) of the Company and its Subsidiaries, in each case calculated and determined in accordance with GAAP.

        "Parent" is defined in the caption to this Agreement.

        "Parent Board" means the board of directors of the Parent.

        "Parent Common Stock" is defined in the Recitals to this Agreement.

        "Parent Contracts" is defined in Section 4.9(a).

        "Parent Convertible Notes" means the Parent's convertible notes due April 1, 2009.

        "Parent Disclosure Schedules" means the Schedules to the representations and warranties of the Parent contained in Article 4.

        "Parent Financial Statements" is defined in Section 4.6(b).

        "Parent Material Adverse Effect" means any change, effect, circumstance or event that is, or could reasonably be expected to be, materially adverse to the financial condition, results of operations, properties or assets of the Parent and its Subsidiaries (including the Merger Sub), taken as a whole, other than as a result of (i) an outbreak or escalation of war, armed hostilities, acts of terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case, whether occurring within or outside the United States, (ii) changes, conditions or events that are generally applicable to the industry in which the Parent operates or the United States economy in general; (iii) the announcement of this Agreement and the transactions contemplated hereby or (iv) any action or omission of the Parent and its Subsidiaries prior to the Effective Time contemplated by this Agreement or taken with the prior written consent or at the written request of the Company.

        "Parent Options" is defined in Section 4.4.

        "Parent Preferred Stock" is defined in Section 4.4.

        "Parent Real Property" is defined in Section 4.10(a).

        "Parent SEC Documents" shall mean each report, registration statement and definitive proxy statement filed by the Parent with the SEC since May 12, 2004.

        "Parent Shares" is defined in Section 4.4.

        "Parent Stockholders' Meeting" is defined in Section 6.7(a).

        "Parent Termination Fee" means (i) in the event this Agreement is terminated in accordance with Section 9.2(b)(ii) within the first three weeks after the date hereof, $1,500,000, (ii) in the event this Agreement is terminated in accordance with Section 9.2(b)(ii) within the fourth or fifth week after the date hereof, $2,500,000 and (iii) in the event this Agreement is terminated in accordance with Section 9.2(b)(ii) within the sixth week after the date hereof or thereafter, $3,500,000.

        "Parent Warrants" is defined in Section 4.4.

        "Permits" means federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, notices, permits, variances and rights obtained from a Governmental Authority.

        "Permitted Liens" means (i) Liens for current Taxes not yet due and payable, (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's and other similar Liens if payment is not yet due on the underlying obligation, (iii) Liens arising in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security Laws or regulations, (iv) Liens related to any interest or title of a vendor or lessor in property subject to a capital or operating lease and vendors' Liens on inventory arising in the ordinary course of business; (v) Liens incidental to the conduct of the business any party or the lease of real property, including easements, rights of way, zoning and similar restrictions, and sub-leases granted to others; (vi) Liens reflected in the Company Financial Statements and/or the Parent Financial Statements, (vii) Liens arising under the Securities Act or any applicable state securities laws and (viii) Liens created by this Agreement.

        "Person" means any natural person, business, corporation, partnership, association, limited liability company, joint venture, business enterprise, trust or other entity.

        "Pre-Closing Period" is defined in Section 6.1.

        "Preliminary Proxy Statement" is defined in Section 6.7(a).

        "Proxy Statement" is defined in Section 6.7(a).

        "Registered Intellectual Property" means all United States of America, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent to-use applications, or other registrations or applications related to trademarks or service marks; (iii) registered copyrights and applications for copyright registration; and (iv) domain name registrations.

        "Registration Rights Agreement" is defined in Section 6.11.

        "Representatives" is defined in Section 6.8(a).

        "Required Company Consent" is defined in Section 3.3.

        "Required Parent Consent" is defined in Section 4.3.

        "Reseller Agreement" means the Reseller Agreement, dated as of the date hereof, between the Parent and MPC Computers, LLC.

        "Sarbanes-Oxley Act" is defined in Section 3.6(b).

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Stockholder Approval" means the approval by the stockholders of the Parent of this Agreement, the Merger and the Certificate of Merger in accordance with applicable Law.

        "Subsidiary" or "Subsidiaries" means with respect to any Person, any corporation or other entity a majority (by number of votes) of the outstanding shares (or other equity interests) of any class or classes of which shall at the time be directly or indirectly owned by such Person or by a Subsidiary of such Person, if the holders of the shares of such class or classes (i) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or Persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (ii) are at the time entitled, as such holders, directly or indirectly, to vote, or control or direct the outcome of any vote, for the election of a majority of the directors (or Persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

        "Superior Proposal" means an unsolicited Acquisition Proposal (but changing the twenty percent (20%) amount in clause (a) of the definition of Acquisition Proposal to fifty percent (50%)) not resulting from, arising out of or otherwise by virtue of any breach of Section 6.8(a) which satisfies both Section 6.8(b)(x) and Section 6.8(b)(y).

        "Surviving Entity" is defined in Section 1.1.

        "Taxes" means all United States federal, state, local and foreign taxes, levies and other assessments, including, without limitation, all income, sales, use, goods and services, value added, capital, capital gains, net worth, transfer, profits, withholding, payroll, PAYE, employer health, unemployment insurance payments, excise, real property and personal property taxes, and any other taxes, assessments or similar charges in the nature of a tax, including, without limitation, interest, additions to tax, fines and penalties, imposed by a Taxing Authority.

        "Taxing Authority" means any governmental or public body, agency, official or authority with the power to impose any Tax.

        "Tax Return" means any return, report, information return or other document (including any related or supporting information) required to be filed with any Taxing Authority in connection with the determination, assessment, collection, administration or imposition of any Taxes.

        "Units" is defined in the Recitals to this Agreement.

MAY 2005 AMENDMENT TO THE
MARCH 20, 2005 AGREEMENT AND PLAN OF MERGER BY AND AMONG
HYPER SPACE COMMUNICATIONS, INC., SPUD ACQUISITION CORP.,
GTG PC HOLDINGS, LLC AND GTG-MICRON HOLDING COMPANY, LLC

        THIS MAY 2005 AMENDMENT TO THE MARCH 20, 2005 AGREEMENT AND PLAN OF MERGER BY AND AMONG HYPER-SPACE COMMUNICATIONS, INC. SPUD ACQUISITION CORP., GTG PC HOLDINGS, LLC AND GTG-MICRON HOLDINGS COMPANY, LLC, (the "May 2005 Amendment"), is entered into by and between HyperSpace Communications, Inc., a Colorado corporation (the "Parent"), Spud Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Parent (the "Merger Sub"), GTG PC Holdings, LLC, a Delaware limited liability company (the "Company") and GTG-Micron Holding Company, LLC, a Delaware limited liability company (the "LLC Member"). Collectively, Parent, Merger Sub, Company, and LLC Member may be referred to herein as the Parties.

RECITALS

        A.    The Parties entered into that certain Agreement and Plan of Merger dated March 20, 2005 (the "Agreement and Plan of Merger").

        B.    Following KPMG's review of the Company's books, records and reporting methodologies, the Parties acknowledge the need to revise certain provisions of the Agreement and Plan of Merger.

        C.    Specifically, the Parties have agreed to permit the Company to make certain changes as a result of the audit completed by KPMG.

        D.    Pursuant to the Parties' discussions and negotiations, the Parties desire to amend and modify the Agreement and Plan of Merger, subject and pursuant to the terms of this May 2005 Amendment.

AGREEMENT

        NOW, THEREFORE, in consideration of the benefits conferred hereby, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.     DEFINITIONS.

        Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the March 20, 2005 Agreement and Plan of Merger.

2.     EFFECT OF THE MERGER ON CAPITAL STOCK AND SECURITIES.

        Section 2.3(a) of the Agreement and Plan of Merger is hereby deleted in its entirety and replaced by the following:

        Section 2.3    Adjustment to the Initial Merger Consideration.

        (a)   In the event any EPP Participant leaves the employ of the Parent, the Surviving Entity or any of their respective Subsidiaries, any Parent Common Stock and Parent Options awarded to such individuals in accordance with Section 7.3(b) that have not vested in accordance with the terms of such EPP Participants' restricted stock agreement or restricted option agreement shall be forfeited by such EPP Participant and revert to the Parent.

3.     REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY AND ITS SUBSIDIARIES.

        Section 3.6 of the Agreement and Plan of Merger is hereby revised to include the following Section 3.6(c):

        Section 3.6    Company Financial Statements; Financial Controls.

        (c)   Notwithstanding anything else in this Agreement generally and this Section 3.6 specifically, the Parties acknowledge that the Company is in violation of Section 3.6(a). Specifically, the Parties acknowledge that the Company will be required to make adjustments as a result of the audit of its fiscal 2004 consolidated financial statements and the restatement of prior period consolidated financial statements, including its fiscal 2002 and fiscal 2003 consolidated financial statements, which, in the aggregate, have an adverse effect in excess of $1,000,000 on the Company's consolidated Accumulative Deficit. Accordingly, the Parties acknowledge that the Company could be deemed to be, as a result of the audit adjustments and the restatement of prior periods, in breach of the Agreement, and in particular the representations and warranties set forth in Sections 3.6(a), 3.7, 3.8, 3.14(a), and 3.24(a). Nonetheless, Parent has agreed to waive this breach and proceed to Closing; provided, however, that Parent's waiver is limited so that the Accumulative Deficit at January 1, 2005 does not exceed $20 million as reflected by the GTG PC Holdings, LLC and Subsidiaries Consolidated Financial Statements, January 1, 2005 and January 3, 2004, with the Independent Auditors' Report dated May 13, 2005 (the "2004 Audited Financial Statements"). Other than with respect to the matters disclosed in the 2004 Audited Financial Statements (including the notes thereto pertaining to the restatement of prior periods), Parent's waiver does not apply to any issues which may exist now or which may arise in the future.

4.     CERTAIN COVENANTS AND OTHER MATTERS.

        Section 6.1(p) of the Agreement and Plan of Merger is hereby deleted in its entirety and replaced with the following:

        (p)   not to change any method of accounting or any accounting principle or practice used by the Company or any of its Subsidiaries, except (i) as included and described in the GTG PC Holdings, LLC and Subsidiaries Consolidated Financial Statements, January 1, 2005 and January 3, 2004, with the Independent Auditors' Report dated May 13, 2005; and (ii) for any such change required by reason of a change in GAAP or correction of an error or mistake in prior audited financial statements.

        Section 6.2(j) of the Agreement and Plan of Merger is hereby deleted in its entirety and replaced with the following:

        (j)    not to (i) change any severance or termination pay to, or enter into any employment, termination or severance arrangement with, any director, officer, consultant or employee of the Parent or any of its Subsidiaries, other than in the ordinary course of business; (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Parent or any of its Subsidiaries, other than in the ordinary course of business; (iii) enter into any employment agreement with an individual providing for annual compensation in excess of $100,000, (iv) increase or decrease benefits payable under any existing severance or termination pay policies, except as required by law; (v) increase compensation, bonus or other benefits payable to directors, officers, consultants or employees of the Parent or any of its Subsidiaries, other than in the ordinary course of business; (vi) adopt any new Parent Benefit Plan or other benefit arrangement; or (vii) otherwise amend or modify, any existing parent Benefit Plan or other benefit arrangement except to the extent required by applicable law; provided, however, that nothing in this Section 6.2(j) shall prevent or invalidate that agreement between the Parent and Mark J. Endry dated May 5, 2004 and amended in May 2005, nor shall this Section 6.2(j) prevent or invalidate any other similar agreement between the Parent and any individual who is not serving as a Parent director after the Closing (as defined in Section 1.2).

5.     CONDITIONS TO CLOSING.

        Section 8.2(i) of the Agreement and Plan of Merger is hereby deleted in its entiretyand replaced with the following:

        Minimum Cash; Net Working Capital.    The Parent shall have: (i) if the Effective Time occurs on or before July 31, 2005, cash in the amount of $3,250,000 or more and Net Working Capital of $2,750,000 or more, (ii) if the Effective Time occurs between August 1, 2005 and September 30, 2005, the requirement shall be reduced each day so that the Parent would be required to have (A) cash of at least $3,250,000 less ($16,667 multiplied by the number of days after July 31) and (B) Net Working Capital of at least $2,750,000 less ($16,667 multiplied by the number of days after July 31), and (iii) if the Effective Time occurs October 1, 2005 or later, the requirement shall be reduced each day so that the Parent would be required to have (A) cash of at least $2,000,000 less ($16,667 multiplied by the number of days after September 30) and (B) Net Working Capital of at least $1,500,000 less ($16,667 multiplied by the number of days after September 30), provided, however, that the cash requirement shall be reduced dollar for dollar by the amount of cash payments made by Parent on the Parent Convertible Notes prior to the Effective Time.

6.     TERMINATION.

        Section 9.1(b)(i) of the Agreement and Plan of Merger is hereby deleted in its entirety and replaced with the following:

        (i)    the Merger has not been consummated on or before November 30, 2005;

7.     MISCELLANEOUS PROVISIONS.

        7.1    Confirmation.

        Except as expressly amended and modified by this May 2005 Amendment, all of the terms and conditions in the Agreement and Plan of Merger are hereby confirmed and remain in full force and effect.

        7.2    Entire Agreement.

        This May 2005 Amendment, together with the Agreement and Plan of Merger, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both oral and written, among the Parties with respect to such subject matter.

        7.3    Applicable Law.

        This May 2005 Amendment shall be governed by and construed under the laws of the state of Colorado.

        7.4    Counterparts.

        This May 2005 Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

        IN WITNESS WHEREOF, the Parties enter into this May 2005 Amendment effective as of the 13th day of May, 2005,

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THE PARENT:	HYPERSPACE COMMUNICATIONS, INC. a Colorado corporation
	By:	/s/ JOHN P. YEROS
	Name:	John P. Yeros
	Title:	Chairman
THE MERGER SUB:	SPUD ACQUISITION CORP., a Delaware corporation
	By:	/s/ JOHN P. YEROS
	Name:	John P. Yeros
	Title:	Chairman
THE COMPANY:	GTG PC HOLDINGS LLC, a Delaware limited liability company
	by:	GTG-Micron Holding Company, LLC, its Manager
	By:	/s/ CATHERINE BABON SCANLON
	Name:	Catherine Babon Scanlon
	Title:	Vice President

THE LLC MEMBER	GTC-MICRON HOLDING COMPANY, LLC, a Delaware limited liability company
	By:	/s/ CATHERINE BABON SCANLON
	Name:	Catherine Babon Scanlon
	Title:	Vice President

ANNEX B

[NEIDIGER TUCKER BURNER, INC. LETTERHEAD]

March 18, 2005

The Board of Directors
Hyperspace Communications, Inc.
8480 East Orchard Rd.
Greenwood Village, CO 80111

To the Board of Directors,

        Hyperspace Communications, Inc. (the "Company" or "Parent"), a Colorado corporation, is considering and/or intends to sign and execute a Definitive Agreement and Plan of Merger (the "Agreement"), dated March 18, 2005, with MPC Computers, Inc., a Delaware corporation ("MPC"). Pursuant to the terms and conditions of the Agreement, it is contemplated that the Company, The Spud Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Parent ("Merger Sub") and MPC will complete a merger (the "Merger" or "Transaction"). Upon execution of the Agreement, and the terms therein, the Effective Time and completion of the Merger, the Company will issue to MPC 4,300,000 shares of common stock of the Parent Common Stock, 5,000,000 warrants to purchase Parent Common Stock at an exercise price of $3.00 per share and 1,500,000 warrants to purchase Parent Common Stock at an exercise price of $5.50 per share in exchange for all of the outstanding shares of MPC's Capital Stock. All warrants issued as part of the Transaction, will expire five (5) years from the date of the Transaction. The 4,300,000 shares of Common Stock of the Parent issued to MPC upon completion of the Transaction will represent approximately 53.0% of the outstanding shares of the Company upon completion of the Transaction, not giving effect to outstanding warrants and/or options. The Board of Directors requests Neidiger, Tucker, Bruner, Inc. ("NTB") render its opinion (the "Opinion") as to the fairness of the Agreement and the terms contained therein, and render its opinion (the "Opinion") as to the fairness of the Transaction from a financial point of view, to the shareholders of the Company.

        Under the terms of Agreement as more fully described therein, the Parent shall prepare and file with the SEC a preliminary proxy statement relating to the required approval by and/or meeting of the Parent's stockholders. As promptly as practicable after approval of the Preliminary Proxy Statement by the SEC, the Parent shall cause the proxy statement to be finalized and mailed with a proxy to the Parent's stockholders. The Parent shall in accordance with applicable Law and its articles of incorporation and bylaws, duly call, give notice of, convene and hold a special meeting of its stockholders. Notice of the Parent Stockholders' Meeting shall be mailed to the stockholders of the Parent along with the Proxy statement.

        In connection with our examination, we have reviewed, among other things, (i) Agreement and Plan of Merger by and Among the Company, the Merger Sub and MPC dated March 18, 2005, (ii) Confidential Private Placement Memorandum for MPC dated October 29, 2004, (iii) publicly available information for the Company, including but not limited to the Company's Initial Public Offering Registration Statement dated September 30, 2004 and Form 10-QSB dated December 11, 2004, as filed with the Securities and Exchange Commission, (iv) draft of the Company's Form 10-KSB for the fiscal year ended December 31, 2004, (v) the financial condition of the Company, including but not limited to its capital structure, (vi) various other documents and information regarding the Company as provided, (vii) the financial condition of MPC, including but not limited to its capital structure, (viii) various other documents and information regarding MPC as provided by the Company and MPC (ix) discussions held with the management of the Company and MPC and (x) publicly available information regarding the computer and computer software industry and various companies within the respective industries.

B-1

        In rendering our Opinion, we have relied on the accuracy and completeness of the financial and other information provided to us by the Company and MPC and their respective management and have made no independent verification of such information.

        Neidiger,Tucker,Bruner, Inc., as part of its investment banking service, is regularly engaged in the valuation of businesses, securities and assets in connection with mergers, acquisitions, underwritings, sales and distribution of securities, private placements and valuations for estate, corporate and other purposes.

        Based on the foregoing and such other factors, as we deem relevant, we are of the opinion that the terms and conditions of the Agreement and Plan of Merger reviewed, are fair and reasonable from a financial point of view to the shareholders of Hyperspace Communications, Inc.

Sincerely,
NEIDIGER,TUCKER,BRUNER, INC.
/s/ ANTHONY B. PETRELLI Anthony B. Petrelli Managing Director—Investment Banking Senior Vice President

ABP/bGw

B-2

ANNEX C

FORM OF REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT is entered into as of                        , 2005 by and among HyperSpace Communications, Inc., a Colorado corporation (the "Company"), the Gores Shareholders (as defined below), the Existing Shareholders (as defined below) and the other holders of Company securities parties hereto (together with the Gores Shareholders and the Existing Shareholders, the "Holders").

RECITALS

        A.    The Company, Spud Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), GTG (as defined below) and GTG PC Holdings, LLC, a Delaware limited liability company, are entering into that certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement") providing for, among other things, (i) the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement and (ii) issuance by the Company of 4,300,000 shares of the Company's common stock, no par value (the "Common Stock") and warrants to purchase in the aggregate 6,500,000 shares of Common Stock (the "Merger Warrants") to the Gores Shareholders.

        B.    The current shareholders of the Company will gain substantial direct and indirect benefits from the consummation of the Merger Agreement and the transactions in connection therewith.

        C.    The Merger is conditioned upon the extension of the rights set forth herein, including the registration rights set forth herein, and the Company desires to extend such rights herein.

AGREEMENT

        NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.     Registration Rights

        1.1   Certain Definitions

        Except as defined in this Section or otherwise defined in this Agreement, all capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth in the Merger Agreement.

        As used in this Agreement, the following terms shall have the following respective meanings:

        "Commission" shall mean the Securities and Exchange Commission of the United States or any other U.S. federal agency at the time administering the Securities Act.

        "Existing Shareholders" shall mean (i) each of John P. Yeros, Mark J. Endry, Mark A. Pougnet, David Girard, James M. Gumina, Kent Swanson and BlueStreak 4, LLC, (ii) any members, partners, shareholders or former members, partners or shareholders of any of the parties listed in (i) to which Common Stock of the Company has been issued as a dividend or other distribution, and (iii) any successors or assigns of the parties listed in (i) and (ii) above.

        "Gores Shareholders" shall mean (i) GTG-Micron Holding Company, LLC ("GTG"), (ii) any members or former members of GTG to which Common Stock of the Company has been issued as a dividend or other distribution, (iii) Michael Adkins, Adam Lerner, and each person issued Common Stock and Options under Section 7.3 of the Merger Agreement and (iv) any successors or assigns of GTG or of the parties listed in (i), (ii) or (iii) above.

        "Registrable Securities" means (i) any Common Stock issuable or issued to a Holder, (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i), (iii) shares of Common Stock issuable upon the exercise of the Merger Warrants or Options issued under Section 7.3 of the Merger Agreement, and (iv) other shares of Common Stock (or securities convertible into Common Stock) that may be acquired by a Holder or after the date hereof from time to time. Shares of Common Stock shall cease to be treated as Registrable Securities if they have been (A) sold by a Holder to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold by a Holder in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of that sale.

        The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of that registration statement.

        "Registration Expenses" shall mean all expenses, excluding Selling Expenses (as defined below) except as otherwise stated below, incurred by the Company in complying with Sections 1.2, 1.3 and 1.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements (not to exceed $25,000) of one counsel retained by the holders of a majority of the Registrable Securities being registered or other accounting expenses, Blue Sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of and counsel to the Company, which shall be paid in any event by the Company).

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar United States federal statute.

        "Selling Expenses" shall mean all underwriting, selling discounts and selling commissions applicable to the securities registered by the Holders.

        "Special Registration Statement" shall mean a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

        1.2   Requested Registrations

          (a)    Request for Registration

            (i)    On or prior to December 31, 2005, in case the Company shall receive from one or more of the Gores Shareholders holding Registrable Securities (a "Gores Initiating Holder", or, collectively, the "Gores Initiating Holders") a written request that the Company effect any registration, qualification or compliance with respect to Registrable Securities (a "Gores Registration Notice"), the Company shall, within thirty (30) days of the receipt thereof, give written notice (a "Gores Notice of Requested Registration") of such request to all other Gores Shareholders holding Registrable Securities and the Existing Shareholders. Each Gores Initiating Holder may request the registration of its pro rata portion of the Registrable Securities held in the aggregate by the Gores Shareholders pursuant to this Section 1.2(a)(i). The Company thereupon will, as soon as practicable (and shall file a registration statement with the Commission not later than October 7, 2005 if notice is given prior to that date), use commercially reasonable efforts to effect the registration, qualification or compliance of the following Registrable Securities (including, without limitation, appropriate qualification under applicable Blue Sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) specified in a request made pursuant to this Section 1.2(a)(i), subject to the limit set forth in Subsection 1.2(a)(iii)(G):

              (A)  the Registrable Securities which the Company has been so requested to register by such Gores Initiating Holders; and

              (B)  all other Registrable Securities of the Gores Shareholders, the holders of which have made written requests to the Company for registration within twenty (20) days (or such longer period the Company may elect to provide) after the giving of the Gores Notice of Requested Registration; and

              (C)  all other Registrable Securities of the Existing Shareholders, the holders of which have made written requests to the Company for registration within twenty (20) days (or such longer period the Company may elect to provide) after the giving of the Gores Notice of Requested Registration.

            (ii)   After December 31, 2005, in case the Company shall receive from one or more Holders holding Registrable Securities (a "Regular Initiating Holder", or, collectively, the "Regular Initiating Holders") a written request that the Company effect any registration, qualification or compliance with respect to Registrable Securities offered to the public having an aggregate offering price of not less than $5,000,000 (a "Regular Registration Notice"), the Company shall, within thirty (30) days of the receipt thereof, give written notice (a "Regular Notice of Requested Registration") of such request to all other Holders holding Registrable Securities and thereupon will, as soon as practicable, use commercially reasonable efforts to effect with respect to (A) the Registrable Securities which the Company has been so requested to register by such Regular Initiating Holders and (B) all other Registrable Securities the holders of which have made written requests to the Company for registration thereof within twenty (20) days (or such longer period the Company may elect to provide) after the giving of the Regular Notice of Requested Registration, the registration, qualification or compliance of such Registrable Securities (including, without limitation, appropriate qualification under applicable Blue Sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities specified in such requests.

            (iii)  Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any registration, qualification or compliance pursuant to Section 1.2(i) or (ii) :

              (A)  in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

              (B)  with respect to requests for registration made pursuant to Section 1.2(a)(ii), during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company sold by the Company (other than with respect to a Special Registration Statement), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

              (C)  after the Company has effected one (1) registration at the request of one or more of the Gores Shareholders made pursuant to Section 1.2(i), and such registrations have been registered or ordered effective;

              (D)  after the Company has effected two (2) registrations (or three (3), if no registration under Section 1.2(a)(i) is declared effective) at the request of one or more of the Holders made pursuant to Section 1.2(ii), and such registrations have been declared or ordered effective, but such number shall be reduced by the number of registrations under Section 1.4 hereof that are declared effective;

              (E)  during the one hundred eighty (180) day period following a registration demand pursuant to Sections 1.2(i) or (ii);

              (F)  if the Company shall furnish to such holders of Registrable Securities requesting registration pursuant Sections 1.2(i) and (ii) (such requesting Holders and all other Holders requesting registration of Registrable Securities pursuant to this Agreement, "Requesting Holders") a certificate signed by the Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.2 shall be deferred for a period not to exceed ninety (90) days from the date of receipt by the Company of a Gores Registration Notice or a Regular Registration Notice regarding which the Company has furnished such certificate from the Chairman of the Board of the Company, provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period. If the Company shall furnish such certificate in response to a Gores Registration Notice, the right of the Gores Shareholders to request registration pursuant to Section 1.2(a)(ii) hereof shall commence as of April 30, 2006; or

              (G)  only in the case of the demand registration under Section 1.2(a)(i), the Company need not register more than (I) 40% of the issued and outstanding shares of Common Stock then held by all Gores Shareholders and (II) 10% of the issued and outstanding shares of Common Stock then held by all Existing Shareholders in such registration.

          Subject to the foregoing clauses (A) through (G), the Company shall file a registration statement covering the Registrable Securities so requested to be registered pursuant to this Section 1.2 as soon as practicable (and in any event within forty-five (45) days of receipt of the Gores Registration Notice or the Regular Registration Notice), after receipt of the request by one or more Gores Initiating Holders or Regular Initiating Holders, as applicable.

          (b)    Underwriting

          In the event that a registration pursuant to this Section 1.2 is for a registered public offering involving an underwriting, the one or more Requesting Holders requesting registration for such purpose shall so advise the Company as part of its registration request. In that event, the right of such Requesting Holders to registration pursuant to Section 1.2 shall be conditioned upon such Requesting Holders' participation in the underwriting arrangements required by this Section 1.2, and the inclusion of such Requesting Holders' Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein. The Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter selected for the underwriting by the Company, but subject to the reasonable approval of such Requesting Holders (which approval may be withheld on the grounds such underwriter's discount would exceed customary amounts). Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise such Requesting Holders. The number of shares that may be included in a registration and underwriting pursuant to Section 1.2(a)(i) shall be allocated first, to the Registrable Securities desired to be sold by the Gores Shareholders and the Existing Shareholders, pro rata in accordance with the number of shares of Common Stock such holders are eligible to include in the registration pursuant to Section 1.2(a)(iii)(G), and thereafter any additional shares that may be included in the offering shall be allocated to the Company. The number of shares that may be included in a registration and underwriting pursuant to Section 1.2(a)(ii) shall be allocated on a pro rata basis to the Registrable Securities desired to be sold by the Holders based upon the number of Registrable Securities then owned by any such Holders, and thereafter any additional shares that may be included in the offering shall be allocated to the Company. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to each such Requesting Holder to the nearest one hundred (100) shares. If any such Requesting Holder disapproves of the terms of the underwriting, such Requesting Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

        1.3   Company Registrations

          (a)    Notice of Registration

          After December 31, 2005, if at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than pursuant to a Special Registration Statement, the Company will:

            (i)    at least fifteen (15) days prior to filing any registration statement under the Securities Act, give to the Holders holding Registrable Securities written notice thereof; and

            (ii)   include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request received by the Company within ten (10) business days after such Holder's receipt of the written notice from the Company. Such request shall state the intended method of disposition of the Registrable Securities by such Holder if the intended method of disposition is inconsistent with the Company's plan of distribution stated therein.

          (b)    Underwriting

          If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders holding Registrable Securities as a part of the written notice given pursuant to Section 1.3(a)(i). In such event the right of Requesting Holders to registration pursuant to this Section 1.3 shall be conditioned upon such Requesting Holders' participation in the underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. Such Requesting Holders shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be included in the registration. The Company shall so advise such Requesting Holders in writing and the number of shares that may be included in the registration and underwriting shall be allocated first to the shares desired to be sold by the Company (if the registration has been initiated by the Company) and thereafter any additional shares that may be included in the offering shall be allocated to the Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to each such Requesting Holder to the nearest one hundred (100) shares. If any such Requesting Holder disapproves of the terms of the underwriting, such Requesting Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

          (c)    Right to Terminate Registration

          The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of the registration whether or not any Holder has elected to include Registrable Securities in the registration; provided, however, if a Holder elects to use one of its demand registration rights, pursuant to Section 1.2 hereof, then the registration shall be governed by Section 1.2 and it shall not be terminated by the Company.

        1.4   Registrations on Form S-3

          (a)    Request for Registration

          If at any time or from time to time after the one-year anniversary of the Merger, the holders of a majority of the Registrable Securities to which a registration under the terms of this Agreement relates, requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities with a reasonably anticipated aggregate price to the public of at least $750,000, and the Company is a registrant entitled to use Form S-3 to register such Registrable Securities for that type of offering, the Company will (i) within 15 days of receipt of a request, notify all other Holders of the request and offer them the opportunity to include Registrable Securities in the offering and (ii) use its best efforts to cause all such Registrable Securities requested to be included to be registered for the offering on that form and to cause those Registrable Securities to be qualified in those jurisdictions as the Holders, participating in such registration, may reasonably request.

          The substantive provisions of Section 1.2(b) shall be applicable to each such registration initiated under this Section 1.4 involving an underwriting.

          (b)    Limitations

          Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.4:

            (i)    in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting a registration, qualification or compliance unless the Company is already subject to service in that jurisdiction and except as may be required by the Securities Act;

            (ii)   if the Company, within thirty (30) days of the receipt of requests under this Section 1.4 from Holders constituting the holders of a majority of the Registrable Securities to which a registration under the terms of this Agreement relates, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such requests (other than with respect to a Special Registration Statement), or gives notice that it has filed such a registration statement which has not yet been declared effective, in each case for so long as the Company continues to employ reasonable good faith efforts to prepare and file such registration statement (if not already filed) and to cause such registration statement to become effective;

            (iii)  after the Company has effected two (2) registrations at the request of one or more of the Holders made pursuant to this Section 1.4, and such registrations have been declared or ordered effective, but less the number of demand registrations under Section 1.2 declared effective;

            (iv)  if the Company shall furnish to such Requesting Holders a certificate signed by the Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of requests by holders constituting a majority of the Registrable Securities to file the registration; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.

        1.5   Expenses of Registration

          (a)    Registration Expenses

          The Company shall bear all Registration Expenses incurred in connection with all registrations pursuant to Sections 1.2, 1.3 and 1.4. In the event a Holder withdraws a registration request for a registered public offering involving an underwriting, abandons a registration statement or, following an effective registration pursuant to Section 1.2 hereof, does not sell Registrable Securities, then all Registration Expenses in respect of such registration request shall be borne by such Holder; provided, that, if at the time of such withdrawal, such Holder has learned of a material adverse change in the condition, business, or prospects of the Company from that known to such Holder at the time of its request and has withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then all Registration Expenses in respect of such registration request shall be borne by the Company.

          (b)    Selling Expenses

          Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of a Holder shall be borne by such Holder.

        1.6   Registration and Qualification

        If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will as expeditiously as is practicable:

          (a)   prepare and file with the Commission, as soon as practicable, and use all commercially reasonable efforts to cause to become effective, a registration statement under the Securities Act relating to the Registrable Securities to be offered on the form as the Requesting Holders constituting the holders of a majority of the Registrable Securities, or if not filed pursuant to Section 1.2 or Section 1.4 hereof, the Company, may determine and for which the Company then qualifies;

          (b)   prepare and file with the Commission any amendments (including post-effective amendments) and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of the time that all of the Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in the registration statement or the expiration of (i) in the case of a registration pursuant to Section 1.2, sixty (60) days after the registration statement becomes effective or (ii) in the case of a registration pursuant to Section 1.4, one hundred twenty (120) days after the registration statement becomes effective; provided that such period shall be extended in the case of a registration pursuant to Section 1.2 or Section 1.4 hereof for that number of days that equals the number of days elapsing from (x) the date the written notice contemplated by Section 1.6(f) hereof is given by the Company to (y) the date on which the

  Company delivers to the Requesting Holders the supplement or amendment contemplated by Section 1.6(f) hereof; provided further, that upon receipt of such notice from the Company, sellers of the Registrable Securities covered by such registration statement shall discontinue disposition of such Registrable Securities until the delivery by the Company to the Requesting Holders of the supplement or amendment contemplated by Section 1.6(f) hereof;

          (c)   furnish to each seller of Registrable Securities covered by such registration statement and to any underwriter of Registrable Securities that number of conformed copies of the registration statement and of each amendment and supplement thereto (in each case including all exhibits), that number of copies of the prospectus included in the registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, those documents incorporated by reference in such registration statement or prospectus, and any other documents, as such seller or the underwriter may reasonably request;

          (d)   make every commercially reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

          (e)   if requested by a Requesting Holder or the underwriter in any underwritten offering, (i) furnish to such Requesting Holder or underwriter, as the case may be, an opinion of counsel for the Company addressed to such Requesting Holder or underwriter, as the case may be, and dated the date of the closing under the underwriting agreement (if any) (or if the offering is not underwritten, dated the effective date of the registration statement), and (ii) use its best efforts to furnish to such Requesting Holder or underwriter, as the case may be, a "comfort" or "special procedures" letter addressed to such Requesting Holder or underwriter, as the case may be, and signed by the independent public accountants who have audited the Company's financial statements included in the registration statement, in each case covering substantially the same matters with respect to the registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and any other matters as such Requesting Holder or underwriter, as the case may be, may reasonably request and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements;

          (f)    immediately notify Requesting Holders in writing (i) at any time when a prospectus relating to a registration hereunder is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to the offering, and in either case (i) or (ii), at the request of a Requesting Holder, prepare and furnish to such Requesting Holder a reasonable number of copies of a supplement to or an amendment of the prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, that prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

          (g)   use its commercially reasonable efforts to list all Registrable Securities covered by a registration statement on each securities exchange and inter-dealer quotation system on which a class of equity securities of the Company is then listed, and to pay all fees and expenses in connection therewith;

          (h)   upon the transfer of shares by a Holder in connection with a registration hereunder, furnish unlegended certificates representing ownership of the Registrable Securities being sought in denominations as shall be requested by such Holder or the underwriters;

          (i)    use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by an Requesting Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          (j)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; and

          (k)   provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

        1.7   Indemnification

          (a)    By Company

          The Company will indemnify and hold harmless each Holder, each of its officers and directors, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to whom registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with a registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, each person controlling such Holder, each underwriter and each person who controls any underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any claim, loss, damage, liability or action, provided that the Company will not be liable in any case to the extent that any claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein. If such Holder is represented by counsel other than counsel for the Company, the Company will not be obligated under this Section 1.7(a) to reimburse legal fees and expenses of more than one separate counsel for such Holder. Notwithstanding the foregoing, with respect to any preliminary prospectus, the foregoing indemnity shall not inure to the benefit of any such Holder, director, officer, underwriter or controlling person from whom the person asserting any loss, claim, damage, liability or expense purchased securities of the Company, if (i) the Company timely notified the selling Holder that disclosures made in the final prospectus cured disclosures made in the preliminary prospectus, (ii) the Company provided a sufficient number of copies of the final prospectus to the selling Holder,

  (iii) a copy of the final prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the selling Holder or underwriter to such person, if required by law so to have been delivered and (iv) the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

          (b)    By Holders

          Each holder of Registrable Securities which are included or are to be included in any registration statement filed in connection with this Agreement will indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company or an underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in a registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, directors, officers, underwriters or controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that the untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished by such Holder by an instrument duly executed by such Holder and stated to be specifically therein. Notwithstanding the foregoing, (i) any obligations of the Holders arising under this subsection (b) shall be several, and not joint and several, among such Holders on the basis of the number of Registrable Securities included in such registration statement and (ii) the liability of any Holder under this subsection (b) shall be limited in an amount equal to the net proceeds from the Registrable Securities sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

          (c)    Procedure for Indemnification

          Each party indemnified under paragraph (a) or (b) of this Section 1.7 (the "Indemnified Party") shall, promptly after receipt of notice of any claim or the commencement of any action against such Indemnified Party in respect of which indemnity may be sought, notify the party required to provide indemnification (the "Indemnifying Party") in writing of the claim or the commencement thereof; provided that the failure of the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability it may have to an Indemnified Party on account of the indemnity agreement contained in paragraph (a) or (b) of this Section 1.7, unless the Indemnifying Party was materially prejudiced by that failure, and in no event shall relieve the Indemnifying Party from any other liability it may have to that Indemnified Party. If any claim or action shall be brought against an Indemnified Party, it shall notify the Indemnifying Party thereof and the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of any claim or action, the Indemnifying Party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the Indemnified Party under this Section 1.7 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that each Indemnified Party shall have the right to employ separate counsel to represent it and assume its defense (in which case, the Indemnifying Party shall not represent it) if (i) upon the advice of counsel, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (ii) in the event the Indemnifying Party has not assumed the defense thereof within ten (10) days of receipt of notice of such claim or commencement of action, and in each case the fees and expenses of one such separate counsel shall be paid by the Indemnifying Party. If any Indemnified Party employs such separate counsel, it will not enter into any settlement agreement not approved by the Indemnifying Party, whose approval is not to be unreasonably withheld. If the Indemnifying Party so assumes the defense thereof, it may not agree to any settlement of any claim or action as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party. In any action hereunder as to which the Indemnifying Party has assumed the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated hereunder to reimburse the Indemnified Party for the costs thereof.

          If the indemnification provided for in this Section 1.7 shall for any reason be unavailable to an Indemnified Party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each Indemnifying Party shall, in lieu of indemnifying that Indemnified Party, contribute to the amount paid or payable by that Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other with respect to the statements or omissions that resulted in the loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied specifically for use in any registration statement, prospectus, offering circular or other similar document by the Indemnifying Party on the one hand or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any Indemnified Party's stock ownership in the Company. In no event, however, shall any Holder be required to contribute in excess of the amount of the net proceeds received by such Holder in connection with the sale of Registrable Securities in the offering that is the subject of the loss, claim, damage or liability. The amount paid or payable by an Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending the action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of a fraudulent misrepresentation.

          (d)    Conflict with Underwriting Agreement

          Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

        1.8   Information by Holders

        A Requesting Holder shall furnish to the Company that information regarding such Requesting Holder as shall be necessary to enable the Company to comply with the provisions hereof in connection with any registration, qualification or compliance referred to in this Agreement.

        1.9   Rule 144 Reporting

        With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of restricted securities to the public without registration or pursuant to a registration statement on Form S-3, after a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

          (a)   make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b)   file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c)   furnish to any Holder forthwith upon request a written statement by the Company that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies) or as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any securities without registration; and

          (d)   take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable any Holder to utilize Form S-3 for the sale of its Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective.

        1.10 Transfer of Registration Rights

        The rights to cause the Company to register securities granted to each Holder under Sections 1.2, 1.3 and 1.4 may be assigned in connection with any transfer or assignment of Registrable Securities by such Holder provided that: (a) the transfer may otherwise be effected in accordance with applicable securities laws; (b) the transfer is effected in compliance with the restrictions on transfer contained in this Agreement and in any other agreement between the Company and such Holder; (c) the assignee or transferee receives at least ten percent (10%) (or, if less than 10%, all) of the Registrable Securities or securities convertible into Registrable Securities then held by such Holder and agrees in writing to be bound by the terms of this Agreement and assumes all of the obligations of such Holder hereunder; (d) such transferee or assignee is a partner or a retired partner of any Holder which is a partnership, a shareholder or former shareholder of any Holder which is a corporation, or a member or former member of any Holder which is a limited liability company; or (e) such transferee or assignee is a family member of any Holder or of any such partner, shareholder or member, a trust for the benefit of any such Holder, partner, shareholder or member, or is the estate of any such Holder, partner, shareholder or member. For purposes of determining the percentage of shares transferred, the shares owned by such Holder shall be aggregated with the shares owned by the affiliates of such Holder. Subject to the terms of Section 1.12 below, no transfer or assignment will divest such Holder or any subsequent owner of those rights and powers with respect to the shares of Registrable Securities still held, unless all Registrable Securities are transferred or assigned. Notwithstanding the foregoing, a Holder may transfer its rights hereunder to an affiliate without regard to the minimum number of shares specified in (c) above. Any permitted transferee shall be an "Holder" for purposes of this Agreement.

        1.11 No Registration Rights to Third Parties

        Without the prior written consent of those Holders holding a majority of the Registrable Securities, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, "piggyback" or Form S-3 registration rights described in this Section 1, or otherwise) relating to shares of the Company's Common Stock or any other securities of the Company, other than rights that are subordinate to the Holders' rights to include all of the Registrable Securities owned by the Holders in any registration statement prior to any such person having the right to include any securities of the Company owned by them in such registration statement.

        1.12 Termination of Registration Rights

        The registration rights granted in Sections 1.2, 1.3 and 1.4 shall terminate, with respect to the Holders, at such time as all Registrable Securities held by all of the Holders can be sold pursuant to Rule 144(k) without compliance with the registration requirements of the Securities Act, (b) all Registrable Securities held by all of the Holders constitute less than one percent (1.0%) of the voting securities of the Company (on an as-converted basis) and can be sold pursuant to Rule 144, without regard to Rule 144(k), within a consecutive three (3) month period without compliance with the registration requirements of the Securities Act. The respective indemnities, representations and warranties of the Holders and the Company shall survive a termination of registration rights by reason of this Section 1.12, with respect to any registration of Registrable Securities effected under this Agreement prior to such termination.

2.     Miscellaneous

        2.1   "Market Stand-Off" Agreement; Agreement to Furnish Information

        Subject to the right of the Gores Shareholders and the Existing Shareholders to execute transfers or sales of Common Stock held thereby pursuant to Section 1.2(a)(i) hereof, each Holder severally agrees that it shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for the period commencing on the effective date of the Merger and ending on the earlier of December 15, 2005 or one hundred eighty (180) days following the effective date of the Merger (the "Lock-Up Period"), provided that all executive officers and directors of the Company enter into similar agreements.

        The Holders shall not be subject to this Section 2.1 in the event that the Company or any underwriter has released any Holder from the provisions of this Section 2.1. The Holders agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, the Holders shall provide, within twenty (20) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.1 shall not apply to a registration pursuant to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the earlier of (x) the end of the Lock-Up Period or (y) the effective date a registration statement filed in connection with a request for registration made pursuant to Section 1.2(a)(i) hereof. The Holders agree that any transferee of any shares of Registrable Securities shall be bound by this Section 2.1.

        2.2   Waivers and Amendments

        With the written consent of the Company and those Holders holding a majority of the Registrable Securities, the obligations of the Company and the rights of the Holders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent, the Company, when authorized by resolution of its board of directors, may amend this Agreement or enter into a supplementary agreement for the purpose of adding any provisions to this Agreement. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing. Any amendment, waiver or supplementary agreement effected in accordance with this paragraph shall be binding upon the Holders and each future holder of Registrable Securities. It shall be deemed an amendment to make subsequent purchasers of Common Stock who purchased such Common Stock directly from the Company parties to this Agreement, or grant other registration rights under a separate agreement, and such an amendment shall require the written consent of the Gores Shareholders holding a majority of the total Registrable Securities held by the Gores Shareholders.

        2.3   Notices

        All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given at the earliest of (i) the date received, or (ii) one Business Day after being sent by a nationally recognized overnight courier for next Business Day delivery, with receipt acknowledged, or (iii) five (5) Business Days after being mailed, postage prepaid, by certified mail, return receipt requested, addressed to the parties hereto as specified in the Annex 1 or to such other address or addresses as a Holder or the Company, as the case may be, may specify by written notice given in accordance with this Section 2.3.

        2.4   Descriptive Headings

        The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

        2.5   Governing Law

        IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

        2.6   Counterparts

        This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

        2.7   Expenses

        If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        2.8   Successors and Assigns

        Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

        2.9   Entire Agreement

        This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

        2.10 Severability

        Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

        2.11 Stock Splits

        All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

        2.12 Waiver of Trial by Jury

        EACH OF THE COMPANY AND THE HOLDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF THE COMPANY OR THE HOLDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

        2.13 Interpretation

        No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:
HYPERSPACE COMMUNICATIONS, INC., a Colorado corporation
By:
Name:
Title:
HOLDERS:
GTG-MICRON HOLDING COMPANY, LLC, a Delaware limited liability company
By:
Its:
By:
Name:
Title:

Michael S. Adkins

Adam Lerner
[INSERT SIGNATURE BLOCKS FOR OTHER MPC SHAREHOLDERS]
[INSERT SIGNATURE BLOCKS FOR EXISTING SHAREHOLDERS]

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

Annex 1

Notice Addresses

If to the Company, to:

  HyperSpace Communications, Inc.
  8480 East Orchard Road, Suite 6600
  Greenwood Village, CO 80111
  Telephone: (303) 566-6500
  Facsimile: (303) 566-6514
  Attention: Chairman

If to the Holders, to:

  GTG-Micron Holding Company, LLC
  c/o Gores Technology Group
  10877 Wilshire Blvd
  18th Floor
  Los Angeles, California 90024
  Attention:
  Telephone: (310) 209-3010
  Telecopier: (310) 209-3310

  [notice address for others to come]

  Telephone:
  Telecopier:

ANNEX D

IRREVOCABLE PROXY AND VOTING AGREEMENT

        THIS IRREVOCABLE PROXY AND VOTING AGREEMENT ("Voting Agreement") is entered into as of March 20, 2005, by and among: GTG PC Holdings, LLC, a Delaware limited liability company (the "Company"); GTG-Micron Holding Company, LLC, a Delaware limited liability company and the sole member of the Company ("Holdings"); and each of John P. Yeros, Mark J. Endry, Mark A. Pougnet, David E. Girard, James M. Gumina, Kent Swanson and BlueStreak 4, LLC (each, a "Stockholder" and, collectively, the "Stockholders").

R E C I T A L S

        WHEREAS, HyperSpace Communications, Inc., a Colorado corporation (the "Parent"), Spud Acquisition Corp. ("Merger Sub") and the Company are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") which provides (subject to the conditions set forth therein) for Parent to acquire the Company by causing Merger Sub to merge with and into the Company (the merger of Merger Sub into the Company being referred to as the "Merger");

        WHEREAS, the Stockholders are the holders of record and the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of certain shares of the Parent; and

        WHEREAS, as a condition to its entering into the Merger Agreement, the Company and Holdings have requested that the Stockholders make certain agreements with respect to the shares of common stock of the Parent ("Parent Common Stock") over which the Stockholders have voting and dispositive power; and to induce the Company to enter into the Merger Agreement, the Stockholders are willing to make certain agreements with respect to such shares as set forth herein.

A G R E E M E N T

        NOW THEREFORE, the parties to this Voting Agreement, intending to be legally bound, agree as follows:

        Section 1. Certain Definitions. For purposes of this Voting Agreement:

            (a)   Each Stockholder shall be deemed to "own" or to have acquired "ownership" of a security if such Stockholder is the record owner of such security.

            (b)   "Subject Securities" shall mean: (i) all securities of the Parent (including all shares of Parent Common Stock and all options, warrants, convertible notes and other rights to acquire shares of Parent Common Stock) owned by the Stockholders as of the date of this Voting Agreement; (ii) all additional securities of the Parent (including all additional shares of Parent Common Stock and all additional options, warrants, convertible notes and other rights to acquire shares of Parent Common Stock) of which any Stockholder acquires ownership during the period from the date of this Voting Agreement through the Termination Date; and (iii) all securities into which any of the securities of the Parent described in clause "(i)" or clause "(ii)" above are exchanged or converted.

            (c)   "Subject Shares" shall mean: (i) all outstanding shares of Parent Common Stock owned by any Stockholder as of the date of this Voting Agreement; (ii) all additional shares of Parent Common Stock that are or become outstanding of which any Stockholder acquires ownership during the period from the date of this Voting Agreement through the Termination Date; and (iii) all securities into which any of any securities of the Parent described in clause "(i)" or clause "(ii)" above are exchanged or converted.

            (d)   "Termination Date" shall mean the earlier of: (i) the date upon which the Merger Agreement is validly terminated in accordance with Section 9.1 of the Merger Agreement; or (ii) the date upon which the Merger becomes effective.

            (e)   A Person shall be deemed to have a effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Company; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than the Company; or (iii) reduces such Person's beneficial ownership of, interest in or risk relating to such security other than by operation of law.

            (f)    Other capitalized terms used but not otherwise defined in this Voting Agreement have the meanings assigned to such terms in the Merger Agreement.

        Section 2. Transfer Of Subject Securities And Voting Rights.

          2.1   Restriction on Transfer of Subject Securities. Subject to Section 2.3, during the period from the date of this Voting Agreement through the Termination Date, such holder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected other than as contemplated by Section 2.3 or by operation of law. Each Stockholder agrees to give, immediately upon execution of this Agreement, irrevocable instructions to any broker holding Subject Securities under a 10b5-1 Plan to terminate sales under such plan.

          2.2   Restriction on Transfer of Voting Rights. During the period from the date of this Voting Agreement through the Termination Date, each Stockholder shall ensure that, other than as contemplated by this Voting Agreement: (a) none of the Subject Securities held by such Stockholder is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities held by such Stockholder.

          2.3   Permitted Transfers. Section 2.1 shall not prohibit a Transfer of Subject Securities by any Stockholder: (a) if such Stockholder is an individual, (i) to any member of such Stockholder's immediate family, or to a trust for the benefit of such Stockholder or any member of such Stockholder's immediate family, or (ii) upon the death of such Stockholder; (b) if such Stockholder is a partnership or limited liability company, to one or more partners or members of such Stockholder or to an affiliated corporation under common control with such Stockholder; or (c) if such Stockholder is the trustee of a trust, to one or more beneficiaries of such trust; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, (1) the transferee agrees in a writing, reasonably satisfactory in form and substance to Company, to be bound by all of the terms of this Voting Agreement and (2) the transferor acknowledges in a writing, reasonably satisfactory in form and substance to Company, to be jointly and severally liable with the transferee for any breach of this Agreement by the transferee.

        Section 3. Voting Of Shares.

          3.1   Voting Covenant. Each Stockholder hereby agrees that, prior to the Termination Date, at any meeting of the stockholders of the Parent, however called, and in any written action by consent of stockholders of the Parent, unless otherwise directed in writing by Company, such Stockholder shall cause the Subject Shares held by such Stockholder to be voted:

            (a)   in favor of the Merger, the execution and delivery by the Parent of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof,

    in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

            (b)   against any action or agreement that would result in a breach of any representation, warranty or covenant of the Parent in the Merger Agreement; and

            (c)   against the following actions (other than in connection with the Merger and the transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Parent or any subsidiary of the Parent; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Parent or any subsidiary of the Parent; (iii) any reorganization, recapitalization, dissolution or liquidation of the Parent or any subsidiary of the Parent; (iv) any change in a majority of the board of directors of the Parent; (v) any amendment to the Parent's certificate of incorporation or bylaws; (vi) any material change in the capitalization of the Parent or the Parent's corporate structure or issuance of shares by the Parent; and (vii) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Voting Agreement.

Prior to the Termination Date, no Stockholder shall enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(a)", clause "(b)" or clause "(c)" of the preceding sentence.

          3.2   Proxy; Further Assurances.

            (a)   Contemporaneously with the execution of this Voting Agreement each Stockholder shall deliver to Holdings a proxy in the form attached to this Voting Agreement as Exhibit A, which shall be irrevocable (at all times prior to the Termination Date) to the fullest extent permitted by law with respect to the shares referred to therein (the "Proxy").

            (b)   Each Stockholder shall, at such Stockholder's own expense, perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in Holdings the power to carry out and give effect to the provisions of this Voting Agreement.

            (c)   No Stockholder shall enter into any tender, voting or other agreement, or grant a proxy or power of attorney, with respect to any of the Subject Securities held by such Stockholder that is inconsistent with this Voting Agreement or otherwise take any other action with respect to any of the Subject Securities held by such Stockholder that would in any way restrict, limit or interfere with the performance of such Stockholder's obligations hereunder or the transactions contemplated hereby.

        Section 4. Waiver Of Appraisal Rights. Each Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that such Stockholder or any other Person may have by virtue of, or with respect to, any Subject Securities held by such Stockholder.

        Section 5. No Solicitation. Each Stockholder agrees that, during the period from the date of this Voting Agreement through the Termination Date, such Stockholder shall not, in his or her capacity as a stockholder of the Parent, directly or indirectly, and such Stockholder shall ensure that such Stockholder's Representatives do not, directly or indirectly: (a) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal; (b) furnish any information regarding the Parent, the Merger Sub or the Company to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could lead to an Acquisition Proposal; (c) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal; (d) approve, endorse or recommend any Acquisition Proposal; or (e) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction. Each Stockholder shall immediately cease and discontinue, and each Stockholder shall ensure that Stockholder's Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Proposal.

        Section 6. Representations And Warranties Of Stockholder. Each Stockholder hereby represents and warrants to the Company and Holdings as follows:

          6.1   Authorization, etc. Such Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform such Stockholder's obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by such Stockholder and constitute legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. If such Stockholder is a corporation, then such Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If such Stockholder is a general or limited partnership, then such Stockholder is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If such Stockholder is a limited liability company, then Stockholder is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If such Stockholder is a trustee of a trust, then such trust is validly existing and such Stockholder is the sole trustee of such trust and has all necessary power and authority, without the Consent or approval of any beneficiary or other Person, to execute and deliver this Voting Agreement.

          6.2   No Conflicts or Consents.

            (a)   The execution and delivery of this Voting Agreement and the Proxy (and any other proxy delivered pursuant to Section 3.2(a)(ii)) do not, and the performance of this Voting Agreement and the Proxy (and any other proxy delivered pursuant to Section 3.2(a)(ii)) will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to such Stockholder or by which such Stockholder or any of such Stockholder's assets is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities held by such Stockholder pursuant to, any Contract to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's affiliates, family members or assets is or may be bound or affected.

            (b)   The execution and delivery of this Voting Agreement and the Proxy by such Stockholder do not, and the performance of this Voting Agreement and the Proxy by such Stockholder will not, require any consent or approval of any Person.

            (c)   Exhibit B identifies each Contract under which such Stockholder or any affiliate or family member of such Stockholder has or may acquire any right against the Parent. Except as disclosed on Exhibit B, neither such Stockholder nor any affiliate of such Stockholder shall have any rights or claims under any such Contract against the Parent, the Company or any other Person after the Effective Time.

          6.3   Title to Securities. As of the date of this Voting Agreement: (a) such Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Parent Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) such Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Parent Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) such Stockholder owns the additional securities of the Parent set forth under the heading "Additional Securities Beneficially owned" on the signature page hereof; and (d) such Stockholder does not directly or indirectly own any shares of capital stock or other securities of the Parent, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Parent, other than the shares and options, warrants and other rights set forth on the signature page hereof.

          6.4   Accuracy of Representations. The representations and warranties contained in this Voting Agreement are accurate in all material respects as of the date of this Voting Agreement, and will be accurate in all material respects at all times through and including the Termination Date as if made as of any of such times.

        Section 7. Additional Covenants Of Stockholder.

          7.1   Stockholder Information. Such Stockholder hereby agrees to permit Parent to publish and disclose in the Proxy Statement and, if approval of the stockholders of the Parent is required in order to permit the consummation of the Merger under the terms of the DGCL, Colorado Business Corporation Act or other applicable law, in the Proxy Statement, such Stockholder's identity and record or beneficial ownership of shares of Parent Common Stock and the nature of such Stockholder's commitments, arrangements and understandings under this Voting Agreement.

          7.2   Further Assurances. From time to time and without additional consideration, each Stockholder shall (at such Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at such Stockholder's sole expense) take such further actions, as Holdings may request for the purpose of carrying out and furthering the intent of this Voting Agreement.

        Section 8. Miscellaneous.

          8.1   Survival of Representations, Warranties and Agreements. All representations, warranties and covenants of each Stockholder in this Voting Agreement shall survive the Merger.

          8.2   Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

          8.3   Notices. Any notice or other communication required or permitted to be delivered to any party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

      if to a Stockholder:

      at the address set forth on the signature page hereof beneath such Stockholder's name; and

      if to Company or Holdings:

      GTG PC Holdings, LLC
      c/o Gores Technology Group
      6260 Lookout Road
      Boulder, CO 80301
      Telephone: (303) 531-3100
      Facsimile: (303) 531-3200
      Attention: Chief Financial Officer

      with a copy to:

      c/o Gores Technology Group
      10877 Wilshire Boulevard, 18th Floor
      Los Angeles, CA 90024
      Telephone: (310) 209-3010
      Facsimile: (310) 443-2149
      Attention: General Counsel

          8.4   Severability. Any term or provision of this Voting Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Voting Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

          8.5   Entire Agreement. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

          8.6   Assignment; Binding Effect. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by any Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon each Stockholder and such Stockholder's heirs, estate, executors and personal representatives and such Stockholder's successors and assigns, and shall inure to the benefit of the Company and Holdings and their respective successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than the Company and Holdings and their respective successors and assigns) any rights or remedies of any nature. This Voting Agreement, and any rights of the Company or Holdings under this Voting Agreement, may be freely assigned by the Company or Holdings without consent of any Stockholder or any other Person.

          8.7   Indemnification. Each Stockholder shall hold harmless and indemnify the Company and Holdings and their respective affiliates from and against, and shall compensate and reimburse the Company and Holdings and their respective affiliates for, any loss, damage, claim, liability, fee (including attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by the Company or Holdings or any of their respective affiliates, or to which the Company or Holdings or any of their respective affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to: (a) any inaccuracy in or breach of any representation or warranty contained in this Voting Agreement; or (b) any failure on the part of Stockholder to observe, perform or abide by, or any other breach of, any restriction, covenant or other provision contained in this Voting Agreement or in the Proxy.

          8.8   Independence of Obligations. The covenants of each Stockholder set forth in this Voting Agreement shall be construed as independent of any other agreement or arrangement between such Stockholder, on the one hand, and the Company and Holdings, on the other. The existence of any claim or cause of action by any Stockholder against the Company and Holdings shall not constitute a defense to the enforcement of any of such covenants against such Stockholder.

          8.9   Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Each Stockholder agrees that, in the event of any breach or threatened breach by such Stockholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, each of the Company and Holdings shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Each Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.9, and such Stockholder irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

          8.10 Non-Exclusivity. The rights and remedies of the Company and Holdings under this Voting Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Company and Holdings under this Voting Agreement, and the obligations and liabilities of the Stockholders under this Voting Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations.

          8.11 Governing Law; Jurisdiction; Waiver of Jury Trial.

            (a)   This Voting Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the parties arising out of or relating to this Voting Agreement or any of the transactions contemplated by this Voting Agreement, each Stockholder irrevocably and unconditionally consents and submits to the jurisdiction and venue of the federal courts located in the Central District of California and the State of Colorado.

            (b)   EACH STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS

    AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT OR THE PROXY.

          8.12 Counterparts; Facsimile Signatures. This Voting Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. This Voting Agreement may be executed by facsimile, and, upon such execution, shall have the same force and effect as an original.

          8.13 Captions. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

          8.14 Attorneys' Fees. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against any Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

          8.15 Waiver. No failure on the part of Holdings to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Holdings in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Holdings shall not be deemed to have waived any claim available to Holdings arising out of this Voting Agreement, or any power, right, privilege or remedy of Holdings under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Holdings; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          8.16 Construction.

            (a)   For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

            (b)   The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

            (c)   As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d)   Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the Company, Holdings and the Stockholders have caused this Voting Agreement to be executed as of the date first written above.

COMPANY:
GTG PC Holdings, LLC, a Delaware limited liability company
by:	GTG-Micron Holding Company, LLC, its Manager
By:	/s/ ERIC R. HATTLER Name: Eric R. Hattler Title: Vice President
HOLDINGS:
GTG Micron Holdings, LLC a Delaware limited liability company
By:	/s/ ERIC R. HATTLER Name: Eric R. Hattler Title: Vice President

STOCKHOLDER:
/s/ JOHN P. YEROS Signature
John P. Yeros Printed Name
Address:
Facsimile:
Shares Held of Record(A)	Options and Other Rights(B)	Additional Securities Beneficially Owned
776,320	50,000

A)
Includes shares over which individual has voting control.

B)
Includes beneficial ownership as of 3/31/05, as defined by the SEC and includes warrants.

STOCKHOLDER:
/s/ MARK ENDRY Signature
Mark Endry Printed Name
Address:
Facsimile:
Shares Held of Record(A)	Options and Other Rights(B)	Additional Securities Beneficially Owned
9,141	50,000
	121,429

A)
Includes shares over which individual has voting control.

B)
Includes beneficial ownership as of 3/31/05, as defined by the SEC and includes warrants.

STOCKHOLDER:
/s/ MARK A. POUGNET Signature
Mark A. Pougnet Printed Name
Address:
Facsimile:
Shares Held of Record(A)	Options and Other Rights(B)	Additional Securities Beneficially Owned
4,484	90,000

A)
Includes shares over which individual has voting control.

B)
Includes beneficial ownership as of 3/31/05, as defined by the SEC and includes warrants.

STOCKHOLDER:
/s/ DAVID E. GIRARD Signature
David E. Girard Printed Name
Address:
Facsimile:
Shares Held of Record(A)	Options and Other Rights(B)	Additional Securities Beneficially Owned
14,769	50,000
	14,286

A)
Includes shares over which individual has voting control.

B)
Includes beneficial ownership as of 3/31/05, as defined by the SEC and includes warrants.

STOCKHOLDER:
/s/ JAMES M. GUMINA Signature
James M. Gumina Printed Name
Address:
Facsimile:
Shares Held of Record(A)	Options and Other Rights(B)	Additional Securities Beneficially Owned
25,907	82,142

A)
Includes shares over which individual has voting control.

B)
Includes beneficial ownership as of 3/31/05, as defined by the SEC and includes warrants.

STOCKHOLDER:
/s/ KENT L. SWANSON Signature
Kent L. Swanson Printed Name
Address:
Facsimile:
Shares Held of Record(A)	Options and Other Rights(B)	Additional Securities Beneficially Owned
44,780	68,429

A)
Includes shares over which individual has voting control.

B)
Includes beneficial ownership as of 3/31/05, as defined by the SEC and includes warrants.

STOCKHOLDER:
/s/ KENT L. SWANSON FOR BLUESTREAK 4, LLC Signature
Kent L. Swanson for BlueStreak 4, LLC Printed Name
Address:
Facsimile:
Shares Held of Record(A)	Options and Other Rights(B)	Additional Securities Beneficially Owned
110,000

A)
Includes shares over which individual has voting control.

B)
Includes beneficial ownership as of 3/31/05, as defined by the SEC and includes warrants.

EXHIBIT A
FORM OF IRREVOCABLE PROXY

        The undersigned stockholder ("Stockholder") of HyperSpace Communications, Inc., a Colorado corporation (the "Parent"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Alec E. Gores, an individual, Catherine Babon Scanlon, an individual and GTG-Micron Holding Company, LLC, a Delaware limited liability company ("Holdings"), and each of them, the attorneys and proxies of Stockholder, with full power of substitution and resubstitution, to the full extent of Stockholder's rights with respect to: (a) the outstanding shares of capital stock of the Parent owned of record by Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy; and (b) any and all other shares of capital stock of the Parent which Stockholder may acquire on or after the date hereof. (The shares of the capital stock of the Parent referred to in clauses "(a)" and "(b)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by Stockholder with respect to any of the Shares are hereby revoked, and Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares.

        This proxy is irrevocable, is coupled with an interest and is granted in connection with, and as security for, the Irrevocable Proxy and Voting Agreement, dated as of the date hereof, among the Company, Holdings and the stockholders party thereto (the "Voting Agreement"), and is granted in consideration of the Company and Holdings entering into the Agreement and Plan of Merger, dated as of the date hereof, among the Parent, Spud Acquisition Corp. ("Merger Sub"), and the Company (the "Merger Agreement"). This proxy will terminate on the Termination Date (as defined in the Voting Agreement).

        The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Merger Agreement or the effective time of the merger contemplated thereby (the "Merger") at any meeting of the stockholders of the Parent, however called, or in connection with any written action by consent of stockholders of the Parent:

        (a)   in favor of the Merger, the execution and delivery by the Parent of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

        (b)   against any action or agreement that would result in a breach of any representation, warranty or covenant of the Parent in the Merger Agreement; and

        (c)   against the following actions (other than in connection with the Merger and the other transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Parent or any subsidiary of the Parent; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Parent or any subsidiary of the Parent; (iii) any reorganization, recapitalization, dissolution or liquidation of the Parent or any subsidiary of the Parent; (iv) any change in a majority of the board of directors of the Parent; (v) any amendment to the Parent's certificate of incorporation or bylaws; (vi) any material change in the capitalization of the Parent or the Parent's corporate structure; and (vii) any other action which is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the Voting Agreement.

        The Stockholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

        This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

        Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Stockholder agrees that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this proxy shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Dated: March 24, 2005	STOCKHOLDER:
/s/ JOHN P. YEROS Signature
John P. Yeros Printed Name
Number of shares of common stock of the Parent owned of record as of the date of this proxy:
776,320
Dated: March 22, 2005	STOCKHOLDER:
/s/ MARK ENDRY Signature
Mark Endry Printed Name
Number of shares of common stock of the Parent owned of record as of the date of this proxy:
9,141

Dated: March 22, 2005	STOCKHOLDER:
/s/ MARK A. POUGNET Signature
Mark A. Pougnet Printed Name
Number of shares of common stock of the Parent owned of record as of the date of this proxy:
4,484
Dated: March 22, 2005	STOCKHOLDER:
/s/ DAVID E. GIRARD Signature
David E. Girard Printed Name
Number of shares of common stock of the Parent owned of record as of the date of this proxy:
14,769
Dated: March 22, 2005	STOCKHOLDER:
/s/ JAMES M. GUMINA Signature
James M. Gumina Printed Name
Number of shares of common stock of the Parent owned of record as of the date of this proxy:
25,907

Dated: March 22, 2005	STOCKHOLDER:
/s/ KENT L. SWANSON Signature
Kent L. Swanson Printed Name
Number of shares of common stock of the Parent owned of record as of the date of this proxy:
44,780
Dated: March 22, 2005	STOCKHOLDER:
/s/ KENT L. SWANSON FOR BLUESTREAK 4, LLC Signature
Kent L. Swanson for BlueStreak 4, LLC Printed Name
Number of shares of common stock of the Parent owned of record as of the date of this proxy:
110,000

EXHIBIT B
CERTAIN CONTRACTS

ANNEX E

HYPERSPACE COMMUNICATIONS, INC.
AUDIT AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Purpose and Authority:

        The Audit and Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") of HyperSpace Communications, Inc. (the "Company") shall assist the Board in oversight of: (1) the integrity of the Company's financial statements and internal controls, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, (4) the performance of the Company's internal audit function (if any) and independent auditor, (5) compliance with the Company's Code of Conduct for Employees, Officers and Directors and the Company's Code of Ethics for Senior Financial Officers, (6) development, updating and recommendation to the Board, as appropriate, of corporate governance policies applicable to the Company, and (7) monitoring of compliance with such policies. The Committee shall have the sole authority and responsibility to appoint, retain, determine funding for, oversee and, where appropriate, replace the independent auditor. The Committee shall also have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board.

        The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. In connection with such investigations or otherwise in the course of fulfilling its responsibilities under this charter, the Committee shall have the authority to retain independent counsel, accounting and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or terms of engagement of any such advisors. In addition, the Committee may request any officer or employee of the Company, its independent legal counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall also have authority to determine appropriate funding from the Company for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

        The responsibilities of a member of the Committee shall be in addition to such member's duties as a member of the Board. The Committee when appropriate may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

Composition:

Independence

        The Committee shall be composed of two or more directors, as determined by the Board, each of whom shall meet the independence requirements established by the Board, the Securities and Exchange Commission, the American Stock Exchange and any other regulations applicable to the Company from time to time, including but not limited to Rule 10A of the Securities Exchange Act of 1934, as amended, and AMEX Rule 121A. Any director who has participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years may not sit on the Committee.

Financial Literacy/Expertise

        Each Committee member must, at a minimum, be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and shall be a "financial expert" in accordance with such regulations as may be applicable to the Company from time to time.

Appointment and Removal of Members

        The members of the Committee shall be appointed by the Board on the recommendation of the Nominating Committee or the full Board. The Board may remove any member from the Committee at any time with or without cause.

Duties and Responsibilities:

        The Committee shall have the following duties and responsibilities, in addition to any duties and responsibilities assigned to the Committee from time to time by the Board.

Audit Related Duties and Responsibilities

Engagement of Independent Auditor

  •
  Select and retain the independent auditor; determine and approve compensation of the independent auditor; resolve disagreements between management and the independent auditor; oversee and evaluate the independent auditor; and, where appropriate, replace the independent auditor, with the understanding that the independent auditor shall report directly to and be overseen by the Committee.

  •
  Pre-approve the retention of the independent auditor for all audit and such non-audit services as the independent auditor is permitted to provide the Company and approve the fees for such services, other than de minimis non-audit services allowed by relevant law. The Committee may pre-approve services by establishing detailed pre-approval policies and procedures as to the particular service; provided that the Committee is informed of each service pre-approved and that no pre-approval shall be delegated to management. In considering whether to pre-approve any non-audit services, the Committee or its delegees shall consider whether the provision of such services is compatible with maintaining the independence of the auditor.

  •
  Ensure that the Committee's approval of any audit services is publicly disclosed pursuant to applicable laws, rules and regulations.

Evaluate Independent Auditor's Qualifications, Performance and Independence

  •
  At least annually, evaluate the independent auditor's qualifications, performance and independence, including that of the lead partner.

  •
  At least annually, obtain and review a report by the independent auditor describing the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to one or more audits carried out by the firm and any steps taken to deal with any such issues.

  •
  At least annually, obtain and review the letter and written disclosures from the independent auditor consistent with Independence Standards Board Standard No. 1, including a formal written statement by the independent auditor delineating all relationships between the auditor and the Company; actively engage in dialogue with the auditor with respect to that firm's independence and any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take, or recommend that the Board take, appropriate action to oversee the independence of the independent auditor.

  •
  Discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, Communications with Audit Committee, SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications, all as amended from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.

  •
  Ensure that the independent auditor's lead partner and reviewing partner are replaced at least once every five years. Consider, from time to time, whether a rotation of the independent auditing firm would be in the best interests of the Company and its shareholders.

Review Financial Statements and Financial Disclosure

  •
  Consider, in consultation with the independent auditor, the audit scope and plan of the independent auditor.

  •
  Meet with management and the independent auditor to review and discuss the annual audited financial statements and quarterly financial statements, including the related footnotes, the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the report of the independent auditor thereon and to discuss any off-balance sheet structures and significant issues encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information, significant disagreements with management or the adequacy of internal controls.

  •
  Regularly review with the independent auditor any audit problems or difficulties and management's response, including adjustments noted or proposed by the independent auditor but not taken (as immaterial or otherwise) by management, communications between the audit team and the national office concerning auditing or accounting issues, and any management or internal control letters issued or proposed to be issued by the auditor. Review and discuss with the independent auditor the responsibilities, budget and staffing of the Company's internal audit function.

  •
  If so determined by the Committee, based on its review and discussion of the audited financial statements with management and the independent auditor, its discussions with the independent auditor regarding the matters required to be discussed by SAS 61, and its discussions regarding the auditor's independence, recommend to the Board whether the audited financial statements should be included in the Company's annual report on Form 10-K.

Periodic Assessment of Accounting Practices and Policies and Risk and Risk Management

  •
  Obtain and review timely reports from the independent auditor regarding: (1) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

  •
  Review changes in promulgated accounting and auditing standards that may materially affect the Company's financial reporting practices.

Internal Audit and Internal Control Review

  •
  From time to time, consider the need for the establishment of an internal audit function, and, if so established, review the responsibilities, functions and performance of the Company's internal audit department (or outsourced provider), including internal audit plans, budget, and the scope and results of internal audits.

  •
  Review any reports by management regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. Review any report issued by the Company's independent auditor regarding the Company's internal controls.

Proxy Statement Report of Audit Committee

  •
  Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

Related-Party Transactions

  •
  Review and approve all related-party transactions, including transactions between the Company and its officers or directors or affiliates of officers or directors.

Complaint Procedures

  •
  Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, pursuant to and to the extent required by regulations applicable to the Company from time to time.

Reports to Board

  •
  Report regularly to the Board any issues that arise with respect to the quality and integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the internal and independent auditors and the performance of the internal audit function, if applicable.

  •
  Provide minutes of Committee meetings to the Board and report to the Board on any significant matters arising from the Committee's work.

Corporate Governance Related Duties and Responsibilities

Board Relationship to Senior Management and Security Holders

  •
  Monitor the process and scope of director access to Company management and employees and communications between directors and Company management and employees.

  •
  Develop and monitor process by which security holders may send communications to the Board or individual directors, as appropriate.

Governance Policies

  •
  Develop, monitor compliance with and periodically review and recommend to the Board appropriate revisions to a code of conduct and ethics applicable to the Company's directors,

    officers and employees pursuant to and to the extent required by laws, regulations and listing requirements applicable to the Company from time to time.

  •
  Develop, monitor compliance with and periodically review and recommend to the Board appropriate revisions to a code of ethics applicable to the Company's senior financial officers pursuant to and to the extent required by laws, regulations and listing requirements applicable to the Company from time to time.

  •
  Monitor compliance with and the effectiveness of the aforementioned codes.

  •
  Monitor other corporate governance policies established by the Board.

Meetings:

        The Committee shall establish a meeting calendar annually, which shall include at least four quarterly meetings for the year. The Committee may hold such other meetings as are necessary or appropriate in order for the Committee to fulfill its responsibilities. In the absence of a member designated by the Board to serve as chair, the members of the Committee may appoint from among their number a person to preside at their meetings.

        The Committee shall meet at least quarterly in separate sessions with management, internal audit personnel and the independent auditor as necessary or appropriate under applicable laws, regulations and listing requirements to discuss matters that the Committee or the other groups believe warrant Committee attention.

Evaluation:

        The Committee shall review and reassess this Charter at least annually and, if appropriate, propose changes to the Board.

        The Committee shall obtain or perform an annual evaluation of the Committee's performance and make applicable recommendations for improvement.

        It is not the responsibility of the Committee to plan or conduct audits or to determine whether the Company's financial statements are complete and accurate or in accordance with generally accepted accounting principles.

Name
Name/Address Name/Address Address Address	☐	Mark this box with an X if you have made changes to your name or address details at left.

Annual Meeting Proxy Card

A	Election of Directors
1.	Election of Directors	For	Withhold
	01—Rina Singer Delmonico	☐	☐
	02—James M. Gumina	☐	☐
B	Proposals	For	Against	Abstain
2.	PROPOSAL 1: APPROVAL OF MERGER AGREEMENT, AS AMENDED, AND THE MERGER, AND ISSUANCE OF SHARES OF COMMON STOCK AND WARRANTS PURSUANT TO THE MERGER AGREEMENT	☐	☐	☐
3.	PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK	☐	☐	☐
4.	PROPOSAL 3: AMENDMENT TO OUR 2004 EQUITY INCENTIVE PLAN	☐	☐	☐
C	Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

  (Please sign EXACTLY as your name appears on your stock certificate(s). If more than one name appears because of joint ownership, all joint owners should sign.)

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

I.

Proxy—HyperSpace Communications, Inc.

        This proxy is solicited by the Board of Directors of HyperSpace Communications, Inc.

        The undersigned holder of Common Stock of HyperSpace Communications, Inc., hereby appoints John P. Yeros and Mark J. Endry, or either of them, as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of HyperSpace Communications, Inc. held of record by the undersigned on                        , at the Annual Meeting of Shareholders to be held on            , or at any adjournment thereof, with respect to the following:

        THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR: THE ELECTION OF RINA SINGER DELMONICO AND JAMES M. GUMINA AS DIRECTORS; AND PROPOSALS (1), (2) AND (3).

        This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise. This Proxy, when properly executed, will be voted as directed above by the undersigned shareholders. If no direction is made, it will be voted FOR the election of Rina Singer Delmonico and James M. Gumina; FOR the approval of Proposal 1, For the approval of Proposal 2 and For the approval of Proposal 3. This Proxy also may be voted, in the Proxies' discretion, on such other business as may properly come before the meeting.

        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

        Internet and Telephone Voting Instructions

        You can vote by telephone OR Internet. Available 24 Hours a day 7 days a week.

        Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you call.

        To vote using the Telephone (within the U.S. and Canada)

        Call Toll Free 1-xxx-xxx-xxxx in the United States or Canada any time on a touch tone telephone. There is NO CHARGE for the call.

        Follow the simple instructions provided by the recorded message.

        To Vote using the Internet

        Go to the following web site:

        www.xxxxxx.xxx/proxy

        Enter the information requested on your computer screen and follow the simple instructions.

        If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

        Proxies submitted by telephone or the Internet must be received by 5:30 p.m. Central Time, on xxxxxxx xx, 200x.

        THANK YOU FOR VOTING.